UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

ALON USA ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 30, 2017
MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT
To the stockholders of Delek US Holdings, Inc. and Alon USA Energy, Inc.:
On January 2, 2017, Delek US Holdings, Inc. (“Delek”), Alon USA Energy, Inc. (“Alon”), Delek Holdco, Inc., a wholly owned subsidiary of Delek (“HoldCo”), Dione Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Delek Merger Sub”) and Astro Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Alon Merger Sub”) entered into an Agreement and Plan of Merger, referred to (as it may be amended from time to time) as the “merger agreement”, providing for a strategic business combination of Delek and Alon.
We are excited to reach this agreement and believe this strategic combination will result in a larger, more diverse company that is well positioned to take advantage of opportunities in the market and better navigate the cyclical nature of our business. We expect to be able to achieve meaningful synergies across the organization and the combination will create a refining system that will be one of the largest buyers of crude from the Permian Basin among the independent refiners.
Under the terms and subject to the conditions set forth in the merger agreement, Delek Merger Sub will merge with and into Delek (the “Delek Merger”), with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek, and Astro Mergeco, Inc. will merge with and into Alon (the “Alon Merger”), with Alon surviving. We refer to the Delek Merger and the Alon Merger together as the “Mergers.” If the Mergers are completed:

•
Delek’s stockholders will receive one share of HoldCo common stock, par value $0.01 per share, referred to as “New Delek common stock”, for each issued and outstanding share of Delek common stock that they own immediately prior to the effective time of the Delek Merger; and

•
Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504 shares, referred to as the “exchange ratio,” of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Mergers.

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After the closing of the Mergers, HoldCo will be the publicly traded parent company of Delek and Alon, and will be named “Delek US Holdings, Inc.”
The market value of the stock consideration will fluctuate with the price of Delek common stock. Based on the closing price of $24.07 per share of Delek common stock on December 30, 2016, the last trading day before the public announcement of the signing of the merger agreement, the value of the consideration payable to holders of Alon common stock upon completion of the Alon Merger was approximately $12.13 per share. Based on the closing price of $25.33 per share of Delek common stock on May 25, 2017, the last practicable date before the date of filing of the joint proxy statement/prospectus accompanying this notice, the value of the consideration payable to holders of Alon common stock upon completion of the Alon Merger was approximately $12.77 per share of Alon common stock. Alon stockholders should obtain current stock price quotations for Delek common stock and Alon common stock. Delek common stock is traded, and after completion of the Mergers, the New Delek common stock is expected to trade, on the New York Stock Exchange, also referred to as the NYSE, under the symbol “DK,” and Alon common stock is traded on the NYSE under the symbol “ALJ.”
The Delek Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code, and the Delek Merger and the Alon Merger, taken together, are intended to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. Assuming the Delek Merger qualifies as a “reorganization” and/or an “exchange” within the meaning of Section 351 of the Internal Revenue Code, Delek stockholders generally are not expected to recognize any gain or loss for U.S. federal income tax purposes upon receipt of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger. Assuming the Alon Merger qualifies as an “exchange” within the meaning of Section 351 of the Internal Revenue Code, (i) U.S. holders of Alon common stock who receive New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger will not recognize any loss and will only recognize gain to the extent of cash received in lieu of a fractional share of New Delek common stock, and (ii) non-U.S. holders of Alon common stock who receive New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger will not recognize any loss in connection with the Alon Merger and will only recognize gain in limited circumstances. See “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 212.

Each of Delek and Alon will hold a special meeting of its stockholders to consider and vote on matters necessary to complete the transactions contemplated by the merger agreement. Delek and Alon cannot complete the proposed Mergers unless, among other things, Delek stockholders approve the issuance of the shares of New Delek common stock in connection with the Alon Merger, and Alon stockholders adopt the merger agreement and approve the transactions contemplated thereby.

In addition, Delek has entered into voting agreements with Alon, and each of David Wiessman, D.B.W. Holdings (2005) Ltd. (an entity controlled by David Wiessman), Jeff Morris, and Karen Morris, each of which are Alon stockholders and collectively hold approximately 6.1% of Alon’s outstanding common stock. Each of these Alon stockholders has agreed to vote in favor of the proposals to be voted on by the Alon stockholders at the Alon special meeting.

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The obligations of Delek and Alon to complete the Mergers are subject to the satisfaction or waiver of the conditions set forth in the merger agreement, a copy of which is included as part of the accompanying joint proxy statement/prospectus. The joint proxy statement/prospectus provides you with detailed information about the special meetings, the proposals to be voted on at each company’s special meeting, the proposed Mergers and other related matters. It also contains or references additional information about Delek and Alon. You are encouraged to read the joint proxy statement/prospectus carefully and in its entirety, including the Annexes and the information incorporated into this joint proxy statement/prospectus by reference. In particular, you should carefully read the section entitled “Risk Factors” beginning on page 49 of the joint proxy statement/prospectus for a discussion of risks you should consider in evaluating the proposed Mergers and the issuance of shares of New Delek common stock in connection with the Mergers and how they will affect you.
Your vote is very important. To ensure your representation at your company’s special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend your company’s special meeting. Submitting a proxy now will not prevent you from being able to vote in person at your company’s special meeting.
Delek’s board of directors has unanimously determined that the merger agreement, the voting agreements, the Mergers and the other transactions contemplated by the merger agreement and the voting agreements are advisable, fair to and in the best interests of Delek and its stockholders; has unanimously approved the merger agreement, the voting agreements, the Mergers and the other transactions contemplated by the merger agreement and the voting agreements, including the issuance of shares of New Delek common stock in connection with the Alon Merger; and unanimously recommends that Delek stockholders vote “FOR” the issuance of New Delek common stock in connection with the Alon Merger and “FOR” each of the other proposals described in the accompanying joint proxy statement/prospectus.
The Special Committee of the Alon Board of Directors (the “Special Committee”) has unanimously determined that the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Alon and its stockholders other than Delek, HoldCo, Delek Merger Sub and Alon Merger Sub (the “Disinterested Stockholders”), and has unanimously approved the merger agreement, the voting agreements and the transactions contemplated thereby. Upon the recommendation of the Special Committee, the Alon Board of Directors, with Messrs. Ezra Uzi Yemin, Assaf Ginzburg, Frederec Green, Mark D. Smith and Avigal Soreq, each an executive officer of Delek, recusing themselves, has determined and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders; has approved the merger agreement, the voting agreements to which Alon is a party, the Alon Merger and the other transactions contemplated by the merger agreement and the voting agreements to which Alon is a party; directed that the merger agreement and the Alon Merger be submitted to Alon’s stockholders for approval; and unanimously recommends that Alon stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the Alon Merger and “FOR” each of the other proposals described in the accompanying joint proxy statement/prospectus.

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Sincerely,

Ezra Uzi Yemin    Alan Moret
Chairman, President and Chief Executive Officer    Interim Chief Executive Officer
Delek US Holdings, Inc.    Alon USA Energy, Inc.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGERS OR THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this joint proxy statement/prospectus is May 30, 2017, and it is first being mailed or otherwise delivered to the stockholders of Delek and Alon on or about May 30, 2017.

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DELEK US HOLDINGS, INC.
7102 Commerce Way
Brentwood, Tennessee 37207

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2017
Dear Stockholders of Delek US Holdings, Inc.:
We are pleased to invite you to attend the special meeting of stockholders of Delek US Holdings, Inc. (“Delek”), which will be held at Franklin Marriott Cool Springs, Arabian Room, 700 Cool Springs Boulevard, Franklin, Tennessee 37067 on June 29, 2017 at 8:30 a.m., local time (the “Delek special meeting”). The Delek special meeting is being called as provided in an Agreement and Plan of Merger, referred to (as it may be amended from time to time) as the “merger agreement”, dated as of January 2, 2017, by and among Delek, Alon USA Energy, Inc. (“Alon”), Delek Holdco, Inc., a wholly owned subsidiary of Delek (“HoldCo”), Dione Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Delek Merger Sub”) and Astro Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Alon Merger Sub”), providing for a strategic business combination of Delek and Alon.
Under the terms and subject to the conditions set forth in the merger agreement, Delek Merger Sub will merge with and into Delek (the “Delek Merger”), with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek, and Astro Mergeco, Inc. will merge with and into Alon (the “Alon Merger”), with Alon surviving. We refer to the Delek Merger and the Alon Merger together as the “Mergers.” If the Mergers are completed:

•
Delek’s stockholders will receive one share of HoldCo common stock, par value $0.01 per share, referred to as “New Delek common stock”, for each issued and outstanding share of Delek common stock that they own immediately prior to the effective time of the Delek Merger; and

•
Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504 shares, referred to as the “exchange ratio,” of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Mergers.

1

After the closing of the Mergers, HoldCo will be the publicly traded parent company of Delek and Alon, and will be named “Delek US Holdings, Inc.”
Accordingly, the Delek special meeting is being called for the following purposes:

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to consider and vote on a proposal to approve the issuance (the “New Delek Share Issuance”) of New Delek common stock to the stockholders of Alon, as consideration for the Alon Merger contemplated by the merger agreement, which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the “New Delek Share Issuance Proposal”);

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to consider and vote on a proposal to adjourn the Delek special meeting, if necessary or appropriate in the judgment of the Delek Board, to solicit additional proxies if there are not sufficient votes to approve the New Delek Share Issuance Proposal (the “Delek Adjournment Proposal”); and

•	to transact such other business as may properly be brought before the Delek special meeting, or any adjournment or postponement thereof, by or at the direction of the Delek Board.
Delek does not plan to transact other business at the special meeting. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the Delek special meeting.
The Delek Board has fixed the close of business on May 26, 2017 as the record date for determination of Delek stockholders entitled to receive notice of, and to vote at, the Delek special meeting or any adjournments or postponements thereof. Only holders of record of shares of Delek common stock at the close of business on the record date are entitled to vote at the special meeting and any adjournment or postponement of the special meeting.
Delek’s board of directors has unanimously determined that the merger agreement, the Mergers and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Delek and its stockholders; has unanimously approved the merger agreement, the Mergers and the other transactions contemplated by the merger agreement, including the New Delek Share Issuance; and unanimously recommends that Delek stockholders vote “FOR” the New Delek Share Issuance Proposal and “FOR” the Delek Adjournment Proposal.
In accordance with the NYSE Listed Company Manual and under Delek's third amended and restated bylaws, approval of the New Delek Share Issuance Proposal requires the affirmative vote of the majority of the votes cast by holders of shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting. Under Delek’s third amended and restated bylaws, approval of the Delek Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting.

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Your vote is important. Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by:
(1)accessing the Internet website specified on your proxy card;
(2)    calling the toll-free number specified on your proxy card; or
(3)    marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Delek special meeting. If your shares are held in the name of a broker, bank, trust company or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.
Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.
The enclosed joint proxy statement/prospectus provides a detailed description of the Mergers and the merger agreement. We urge you to read this joint proxy statement/prospectus, including the Annexes and the documents incorporated by reference, carefully and in their entirety. If you have any questions concerning the Mergers or this joint proxy statement/prospectus, would like additional copies or need help voting your shares of Delek common stock, please contact Delek’s proxy solicitor:
MORROW SODALI, LLC
470 West Avenue
Third Floor
Stamford, CT 06902
Stockholders Call Toll-Free: (800) 662-5200
International Callers: +1 (203) 658-9400
E-mail: DK@morrowsodali.com
THIS NOTICE, TOGETHER WITH THE JOINT PROXY STATEMENT/PROSPECTUS SETTING FORTH THIS NOTICE, IS BEING MAILED ON OR ABOUT MAY 30, 2017.
By Order of the Board of Directors,

Ezra Uzi Yemin
Chairman, President and Chief Executive Officer

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ALON USA ENERGY, INC.
12700 Park Central Drive, Suite 1600
Dallas, Texas 75251

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2017
To the Stockholders of Alon USA Energy, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Alon USA Energy, Inc., or Alon, will be held on June 28, 2017, at 3:00 p.m., local time, at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251, for the following purposes:

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To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 2, 2017 as such agreement may be amended from time to time, which is referred to as the merger agreement, among Alon, Delek US Holdings, Inc., which is referred to as Delek, Delek Holdco, Inc., Dione Mergeco, Inc., and Astro Mergeco, Inc., which is referred to as the Alon merger proposal;

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To consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Alon’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement, which is referred to as the non-binding compensation advisory proposal;

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To consider and vote on a proposal to adjourn the Alon special meeting, if necessary or appropriate in the judgment of the Alon Board, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Alon merger proposal, which is referred to as the Alon adjournment proposal; and

•	To transact such other business as may properly be brought before the Alon special meeting, or any adjournment or postponement thereof, by or at the direction of the Alon Board.

The Alon stockholder proposals are described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully in its entirety before you vote. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.
Alon will transact no other business at the Alon special meeting. The record date for the Alon special meeting has been set as May 26, 2017. Only Alon stockholders of record as of the close of business on such record date are entitled to notice of, and to vote at, the Alon special meeting or any adjournments and postponements thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for inspection at Alon’s principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.
The board of directors of Alon, which we refer to as the Board, formed a committee consisting solely of six directors of Alon that are independent of Delek and its affiliates, referred to herein as the Special Committee, to evaluate the merger and other alternatives available to Alon. The Special Committee unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interest of, Alon and its stockholders (other than Delek or its affiliates), and unanimously recommended that the Board approve, adopt and authorize, and declare advisable, the merger agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus, and the transactions contemplated therein, including the merger, and that the Board recommend that Alon’s stockholders vote for the adoption of the merger agreement. Based in part on that recommendation, the Board, with Messrs. Ezra Uzi Yemin, Assaf Ginzburg, Frederec Green, Mark D. Smith and Avigal Soreq, each an executive officer of Delek, recusing themselves, (i) determined that the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interest of, Alon and its stockholders (other than Delek or its affiliates), (ii) approved, adopted and authorized the merger agreement and the transactions contemplated thereby, including the merger and (iii) directed that the merger agreement be submitted to Alon stockholders for approval. Each of the Special Committee and the Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. Accordingly, our board of directors unanimously recommends that you vote “FOR” the Alon merger proposal, “FOR” the non-binding compensation advisory proposal and “FOR” the Alon adjournment proposal.
Approval of the Alon merger proposal requires the affirmative vote, in person or by proxy, of holders of (i) a majority of the outstanding shares of Alon common stock entitled to vote on the proposal and (ii) a majority of the issued and outstanding shares of Alon common stock beneficially owned by the holders of Alon common stock other than Delek, HoldCo, Delek Merger Sub, Alon Merger Sub and their respective affiliates. Concurrently with the execution of the merger agreement, Delek entered into a voting and support agreement to vote the approximately 47% of shares of Alon common stock it owns in favor of the Alon merger proposal. A copy of the voting agreement is attached as Annex C to the accompanying joint proxy statement/prospectus.
PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ALON SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

Your vote is important. Alon stockholders are requested to complete, date, sign and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes electronically via the Internet or by telephone. Simply follow the instructions provided on the enclosed proxy card. Your abstention, failure to submit a proxy or vote in person at the Alon special meeting, or failure to provide your broker, nominee, fiduciary or other custodian, as applicable, with instructions on how to vote your shares, will have the same effect as a vote “AGAINST” the Alon merger proposal.

THIS NOTICE, TOGETHER WITH THE JOINT PROXY STATEMENT/PROSPECTUS SETTING FORTH THIS NOTICE, IS BEING MAILED ON OR ABOUT MAY 30, 2017.

BY ORDER OF THE BOARD OF DIRECTORS,

James Ranspot
Senior Vice President, General Counsel and Corporate Secretary
Dallas, Texas
Dated: May 30, 2017

ADDITIONAL INFORMATION
Delek Holdco, Inc. has filed a registration statement on Form S-4 of which the joint proxy statement/prospectus is a part. This joint proxy statement/prospectus incorporates important business and financial information about Delek and Alon from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference into the joint proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from Delek or Alon at the following addresses and telephone numbers:

For Delek Stockholders: Delek US Holdings, Inc. 7102 Commerce Way Brentwood, Tennessee 37027 Attention: Corporate Secretary Telephone: (615) 771-6701	For Alon Stockholders: Alon USA Energy, Inc. 12700 Park Central Drive, Suite 1600 Dallas, Texas 75251 Attention: Investor Relations Telephone: (972) 367-3600
In addition, if you have questions about the Mergers or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali, LLC, the proxy solicitor for Delek, toll-free at (800) 662-5200 or international at +1 (203) 658-9400 or by e-mail at: DK@morrowsodali.com, or Morrow Sodali, LLC, the proxy solicitor for Alon, toll-free at (800) 662-5200 or international at +1 (203) 658-9400 or by e-mail at: ALJ@morrowsodali.com.
If you would like to request documents, please do so no later than five business days before the date of the Delek special meeting (which meeting is to be held on June 29, 2017) or five business days before the date of the Alon special meeting (which meeting is to be held on June 28, 2017), as applicable.
For a more detailed description of the information incorporated by reference in the accompanying joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 255 of this joint proxy statement/prospectus.

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ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by HoldCo (File No. 333-216298), constitutes a prospectus under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of New Delek common stock to be issued to Alon stockholders and Delek stockholders pursuant to the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement for Delek and Alon under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Delek stockholders and a notice of meeting with respect to the special meeting of Alon stockholders.
You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated May 30, 2017, and you should assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate only as of such date. Neither our mailing of this joint proxy statement/prospectus to Delek stockholders or Alon stockholders, nor the issuance of New Delek common stock in connection with the Mergers, will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Delek, HoldCo, Delek Merger Sub and Alon Merger Sub has been provided by Delek, and information contained in this joint proxy statement/prospectus regarding Alon has been provided by Alon.
Neither Delek stockholders nor Alon stockholders should construe the contents of this joint proxy statement/prospectus as legal, tax or financial advice. Delek stockholders and Alon stockholders should consult with their own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this joint proxy statement/prospectus are qualified by the full copies of and complete text of such agreements in the forms attached hereto as Annexes, or which are available on the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) of the SEC website at www.sec.gov.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGERS OR THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Unless otherwise indicated or as the context otherwise requires, any reference in this joint proxy statement/prospectus to:

•	“Alon” refers to Alon USA Energy, Inc., a Delaware corporation, and its subsidiaries;

•	“Alon Board” refers to the board of directors of Alon;

•	“Alon common stock” refers to the common stock, par value $0.01 per share, of Alon;

•	“Alon Merger” refers to the merger of Alon Merger Sub with and into Alon, with Alon surviving, in accordance with the merger agreement;

•	“Alon Merger Sub” refers to Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo;

•	“Alon Partners” refers to Alon USA Partners, LP;

•	“combined company” refers collectively to HoldCo, Delek and Alon, following the completion of the Mergers;

•	“Delek” refers to Delek US Holdings, Inc., a Delaware corporation, and its subsidiaries (and, with respect to periods after the completion of the Mergers, refers to HoldCo if the context so requires);

•	“Delek Board” refers to the board of directors of Delek;

•	“Delek common stock” refers to the common stock, par value $0.01 per share, of Delek;

•	“Delek Logistics” refers to Delek Logistics Partners, LP;

•
“Delek Merger” refers to the merger of Delek Merger Sub with and into Delek, with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek, in accordance with the merger agreement;

•	“Delek Merger Sub” refers to Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo;

•	“Disinterested Stockholders” refers to the Alon stockholders other than Delek, HoldCo, Delek Merger Sub and Alon Merger Sub;

•
“exchange ratio” refers the number of shares, fixed at 0.504 shares, of New Delek common stock that Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares;

•	“HoldCo” refers to Delek Holdco, Inc., a Delaware corporation and, prior to the Mergers, a wholly owned subsidiary of Delek;

•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of January 2, 2017, by and among Delek, HoldCo, Delek Merger Sub, Alon Merger Sub and Alon (as it may be amended from time to time), providing for a strategic business combination of Delek and Alon;

•	“merger consideration” refers to the exchange ratio provided for in the Alon Merger of 0.504 shares of New Delek common stock for each outstanding share of Alon common stock;

•	“Mergers” refers to the Delek Merger and the Alon Merger, taken together;

•	“New Delek common stock” refers to HoldCo common stock, par value $0.01 per share, to be issued to holders of Alon common stock and Delek common stock upon completion of the Mergers;

•	“proposed transaction” or “transactions,” unless the context requires otherwise, mean the Mergers and the other transactions contemplated by the merger agreement, taken as a whole;

•	“Special Committee” refers to the Special Committee of the Alon Board; and

•	“we,” “our” and “us” refer to HoldCo, Delek or Alon, or to all of them, as the context requires.

v

Page
EXPERTS	252
FUTURE STOCKHOLDER PROPOSALS	253
OTHER MATTERS	254
WHERE YOU CAN FIND MORE INFORMATION	255

ANNEX A - AGREEMENT AND PLAN OF MERGER
ANNEX B-1 - FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
ANNEX B-2 - SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
ANNEX C - VOTING AGREEMENT (DELEK)
ANNEX D - VOTING AGREEMENT (DAVID WIESSMAN AND D.B.W. HOLDINGS (2005) LTD.)
ANNEX E - VOTING AGREEMENT (JEFF AND KAREN MORRIS)
ANNEX F - FAIRNESS OPINION OF J.P. MORGAN SECURITIES LLC
ANNEX G - FAIRNESS OPINION OF TUDOR, PICKERING & HOLT & CO. SECURITIES, INC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS
The following are brief answers to common questions that you may have regarding the merger agreement, the proposed transactions, the special meetings of stockholders of Delek and Alon and the consideration to be received in the Mergers. The questions and answers in this section may not address all questions that might be important to you as a stockholder of Alon or Delek. To better understand these matters, and for a description of the legal terms governing the proposed transactions, we urge you to read carefully and in its entirety this joint proxy statement/prospectus, including the Annexes to, and the documents incorporated by reference in, this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255.
Q:    What is the proposed transaction?

A:
On January 2, 2017, Delek US Holdings, Inc. (“Delek”), Alon USA Energy, Inc. (“Alon”), Delek Holdco, Inc., a wholly owned subsidiary of Delek (“HoldCo”), Dione Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Delek Merger Sub”) and Astro Mergeco, Inc., a wholly owned subsidiary of HoldCo (“Alon Merger Sub”) entered into an Agreement and Plan of Merger, referred to (as it may be amended from time to time) as the “merger agreement”, providing for a strategic business combination of Delek and Alon.

Under the terms and subject to the conditions set forth in the merger agreement, Delek Merger Sub will merge with and into Delek (the “Delek Merger”), with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek, and Alon Merger Sub will merge with and into Alon (the “Alon Merger”), with Alon surviving. We refer to the Delek Merger and the Alon Merger together as the “Mergers.” If the Mergers are completed:

•
Delek’s stockholders will receive one share of HoldCo common stock, par value $0.01 per share, referred to as “New Delek common stock”, for each issued and outstanding share of Delek common stock that they own immediately prior to the effective time of the Delek Merger; and

•
Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504 shares, referred to as the “exchange ratio,” of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Mergers.

The structure of the transactions contemplated by the merger agreement is intended to preserve Delek’s U.S. federal income tax basis in the Alon common stock acquired by Delek prior to the proposed merger transactions and to allow the Alon stockholders to exchange in the proposed merger transactions their Alon common stock for New Delek common stock on a tax-deferred basis for U.S. federal income tax purposes, except with respect to cash received instead of a fractional share of New Delek common stock.

The market value of the stock consideration will fluctuate with the price of Delek common stock. Based on the closing price of $24.07 per share of Delek common stock on December 30, 2016, the last trading day before the public announcement of the signing of the merger agreement, the value of the consideration payable to holders of Alon common stock upon completion of the Alon Merger was approximately $12.13 per share. Based on the closing price of $25.33 per share of Delek common stock on May 25, 2017, the last practicable date before the date of filing of this joint proxy statement/prospectus, the value of the consideration payable to holders of Alon common stock upon completion of the Alon Merger was approximately $12.77 per share of Alon common stock. It is currently expected that the former Delek stockholders will hold approximately 76%, and the former Alon stockholders will hold approximately 24%, of the outstanding shares of New Delek common stock immediately following the closing of the transaction.
After the closing of the Mergers, HoldCo will be the publicly traded parent company of Delek and Alon, and will be named “Delek US Holdings, Inc.” The New Delek common stock is expected to trade on the New York Stock Exchange under Delek’s ticker symbol, “DK.”
Q:    Why am I receiving this joint proxy statement/prospectus?

A:	You are receiving this joint proxy statement/prospectus because you are a holder of Delek common stock or Alon common stock.
In order to complete the transactions contemplated by the merger agreement:

•
the stockholders of Delek must approve the issuance of shares of New Delek common stock to Alon’s stockholders in the Alon Merger pursuant to the merger agreement, which is referred to as the “New Delek share issuance proposal”; and

•
the stockholders of Alon must adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, and approve the transactions contemplated by the merger agreement, including the Alon Merger, which is referred to as the “Alon merger proposal”.

Delek and Alon will hold separate special stockholders’ meetings to obtain these approvals. We are sending you these materials to help you decide how to vote your shares with respect to the matters to be considered at the special meetings. The Delek and Alon boards of directors are using this joint proxy statement/prospectus to solicit proxies of holders of Delek common stock and Alon common stock pursuant to the merger agreement.
This joint proxy statement/prospectus contains important information about the transaction, including the special meetings of the respective stockholders of Delek and Alon. You should read it carefully and in its entirety. The enclosed proxy cards allow you to authorize the voting of your shares without attending your company’s special meeting.
Your vote is important. We encourage you to submit a proxy as soon as possible.

Q:    What will Delek stockholders receive in the Delek Merger?

A:
As a result of the Delek Merger, Delek’s stockholders will automatically receive one share of New Delek common stock for each issued and outstanding share of Delek common stock that they own immediately prior to the effective time of the Delek Merger.

Q:    What will Alon stockholders receive in the Alon Merger?

A:
Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504 shares, referred to as the “exchange ratio,” of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Mergers.

Q:    When do you expect the transaction to be completed?

A:
As of the date of this joint proxy statement/prospectus, the transaction is expected to close on or about July 1, 2017, but no later than an agreed upon outside date of October 2, 2017. However, the closing of the transaction is subject to various conditions, including the approval of the New Delek share issuance proposal by Delek’s stockholders, and of the Alon merger proposal by the Alon stockholders, as well as necessary regulatory consents and approvals. No assurance can be provided as to when or if the transaction will be completed, and it is possible that factors outside the control of Delek and Alon could result in the transaction being completed at a later time, or not at all. See “The Merger Agreement-Closing and Effective Time of the Mergers” and “The Merger Agreement-Conditions to the Completion of the Mergers” beginning on pages 181 and 201, respectively.

Q:    When and where will the special meetings be held?

A:	The Delek special meeting will be held at Franklin Marriott Cool Springs, Arabian Room, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on June 29, 2017 at 8:30 a.m., local time.
The Alon special meeting will be held at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251, on June 28, 2017 at 3:00 p.m., local time.

Q:	What are the proposals on which the Delek stockholders are being asked to vote and what is the recommendation of the board of directors of Delek with respect to each proposal?

A:	At the special meeting, the Delek stockholders are being asked to:

•	consider and vote on the New Delek share issuance proposal; and

•	consider and vote on a proposal to adjourn the Delek special meeting, if necessary or appropriate in the judgment of the Delek Board, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the New Delek share issuance proposal, which is referred to as the “Delek adjournment proposal.”
The Delek Board unanimously recommends a vote “FOR” each of the proposals referred to above.
Under Delaware law, the Delek Merger, in which the issued and outstanding shares of Delek common stock will be exchanged on a share-for share basis for newly issued shares of New Delek common stock, does not require the approval of Delek’s stockholders.
You may also be asked to act on other business, if any, that may properly come before the Delek special meeting or any adjournment or postponement thereof by or at the direction of the Delek Board. Delek currently does not contemplate that any other business will be presented at the special meeting of Delek stockholders.

Q:	What vote is required to approve the proposals being presented at the special meeting of Delek stockholders?

A:
To be approved at the special meeting, the New Delek share issuance proposal requires the affirmative vote of the majority of the votes cast by holders of shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting. Approval of the Delek adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting.

Q:
Will the Delek stockholders be asked to vote on the New Delek share issuance proposal and the Delek adjournment proposal at the special meeting if the board of directors of Delek has changed its recommendation of such proposals?

A:
Yes. Unless the merger agreement is terminated before the special meeting, Delek will notify its stockholders before the special meeting if the board of directors of Delek has changed its recommendation with respect to the New Delek share issuance proposal and/or the Delek adjournment proposal. Despite any such change of recommendation, Delek’s stockholders will be asked to vote on such proposals at the Delek special meeting.

Q:    Will the Delek stockholders be asked to vote on the Delek Merger?

A:
No. The Delek Merger is a holding company merger not requiring a vote of the stockholders of Delek under the Delaware General Corporation Law. However, Delek’s stockholders will be asked to vote on a proposal to approve the New Delek share issuance as required by the rules of the NYSE.

Q:	What are the proposals on which the Alon stockholders are being asked to vote and what is the recommendation of the board of directors of Alon with respect to each proposal?

A:	At the Alon special meeting, Alon stockholders are being asked to:

•	consider and vote on the Alon merger proposal;

•
consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Alon’s named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement, which is referred to as the “non-binding compensation advisory proposal”; and

•
consider and vote on a proposal to adjourn the Alon special meeting, if necessary or appropriate in the judgment of the Alon Board, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Alon merger proposal, which is referred to as the “Alon adjournment proposal.”

The Special Committee of the Alon Board, referred to as the “Special Committee”, has unanimously determined that the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Alon and its stockholders other than Delek, HoldCo, Delek Merger Sub and Alon Merger Sub (referred to as the “Disinterested Stockholders”), and has unanimously approved the merger agreement and the transactions contemplated thereby. Upon the recommendation of the Special Committee, the Alon Board, with Messrs. Yemin, Ginzburg, Green, Smith and Soreq recusing themselves, has determined and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders; has approved the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement.
The Alon Board unanimously recommends a vote “FOR” each of the proposals referred to above.
You may also be asked to act on other business, if any, that may properly come before the Alon special meeting or any adjournment or postponement thereof by or at the direction of the Alon Board. Alon currently does not contemplate that any other business will be presented at the special meeting of Alon stockholders.

Q:	What vote is required to approve the proposals being presented at the special meeting of Alon stockholders?

A:
Approval of the Alon merger proposal requires the affirmative vote, in person or by proxy, of holders of (i) a majority of the outstanding shares of Alon common stock entitled to vote on the proposal (the “Alon Common Stockholder Approval”) and (ii) a majority of the issued and outstanding shares of Alon common stock beneficially owned by the holders of Alon common stock other than Delek, HoldCo, Delek Merger Sub, Alon Merger Sub and their respective affiliates (the “Alon Disinterested Stockholder Approval”).

Approval of the non-binding compensation advisory proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted.

If a quorum is present, approval of the Alon adjournment proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted. If a quorum is not present, approval of the Alon adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Alon common stock present in person or by proxy and entitled to vote on the proposal.

Q:	Is approval of the “Alon non-binding compensation advisory proposal” a condition to the completion of the Alon Merger?

A:
Approval of the Alon non-binding compensation advisory proposal is not a condition to the completion of the Alon Merger. The vote with respect to the Alon non-binding compensation advisory proposal is an advisory vote and, accordingly, will not be binding on Alon, Delek or HoldCo. Further, the underlying plans and arrangements are contractual in nature and are not, by their terms, subject to Alon stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is adopted by the Alon stockholders and the Alon Merger is completed, Alon’s named executive officers will receive the “golden parachute compensation” to which they may be, or may become, entitled.

Q:	What is the effect if these proposals are not approved by the requisite votes at the special meetings?

A:
If the New Delek share issuance proposal is not approved by the requisite vote at the special meeting of Delek’s stockholders, or if the Alon merger proposal is not approved by the requisite vote at the special meeting of Alon’s stockholders, then the transaction will not occur.

Accordingly, the exchange of Delek common stock and Alon common stock for New Delek common stock described in this joint proxy statement/prospectus would not occur, and Alon would remain an independent public company and its common stock will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, either Delek or Alon (depending on the circumstances) may be required to pay the other party a termination fee, reverse termination fee or other termination-related payment. See the section titled “The Merger Agreement – Termination” of this joint proxy statement/prospectus for a discussion of these and other rights of each of Delek and Alon to terminate the merger agreement.
Q:    Who is entitled to vote at the special meetings?

A:
The board of directors of each of Delek and Alon have fixed May 26, 2017 as the record date for each of the special meetings. If you were a Delek stockholder or a Alon stockholder at the close of business on the record date, you are entitled to receive notice of, and vote at, your company’s special meeting.

Q:    If I am a Delek stockholder, how many votes do I have?

A:
If you are a Delek stockholder, on each of the proposals that will be voted upon at the Delek special meeting, you will be entitled to one vote per share of Delek common stock that you owned as of the record date. As of the close of business on the record date, there were 62,032,476 shares of Delek common stock outstanding and entitled to vote. As of that date, approximately 1.70% of the outstanding shares of Delek common stock were held by the directors and executive officers of Delek.

Q:    If I am an Alon stockholder, how many votes do I have?

A:
If you are a holder of Alon common shares, on each of the proposals that will be voted upon at the Alon special meeting, you will be entitled to one vote per share of Alon common stock that you owned as of the record date. As of the close of business on the record date, there were 71,887,309 shares of Alon common stock outstanding and entitled to vote. As of that date, approximately 8.7% of the outstanding shares of Alon common stock were held by the directors and executive officers of Alon.

Q:	Are any Delek stockholders already committed to vote in favor of the New Delek share issuance proposal?

A:	No. No voting and support agreements known to Delek or Alon have been entered into which require Delek stockholders to vote in favor of the New Delek share issuance proposal.

Q:	Are any Alon stockholders already committed to vote in favor of the Alon merger proposal?

A:
Yes. On January 2, 2017, David Wiessman and Mr. Wiessman’s controlled entity, D.B.W. Holdings (2005) Ltd., entered into a voting and support agreement with Delek. As of that date, Wiessman beneficially owned 175,100 shares of Alon common stock and D.B.W. Holdings (2005) Ltd. owned 2,335,441 shares of Alon common stock, representing approximately 3.5% of the outstanding shares of Alon common stock. In addition, on January 2, 2017, Jeff Morris and his spouse Karen Morris entered into a voting and support agreement with Delek. On that date, Mr. Morris and his spouse beneficially owned 1,669,347 shares of Alon common stock and was deemed to beneficially own an additional 232,694 shares of Alon common stock issuable upon exchange of shares of Alon Assets, Inc., collectively representing approximately 2.65% of the outstanding shares of Alon common stock. Finally, on January 2, 2017, Delek entered into a voting and support agreement with Alon. As of that date, Delek owned 33,691,292 shares of Alon common stock representing approximately 47% of the outstanding shares of Alon common stock. The three voting agreements are attached as Annexes C, D and E to this joint proxy statement/prospectus. Each of the voting agreements requires the Alon stockholder party thereto to vote in favor of the Alon merger proposal.

Q:    What constitutes a quorum for each special meeting?

A:
Holders of a majority of the outstanding shares of Delek common stock entitled to vote at the Delek special meeting, represented in person or by proxy, will constitute a quorum for the Delek special meeting.

Holders of a majority of the outstanding shares of Alon common stock entitled to vote at the Alon special meeting, represented in person or by proxy, will constitute a quorum for the Alon special meeting.
Q:    Who can attend each special meeting?

A:
If you held shares of Delek’s common stock or Alon common shares as of the record date, you may attend your company’s special meeting. If you are a beneficial owner of such shares held in “street name,” you must provide evidence of your ownership of such shares, which you can obtain from your broker, bank or other nominee, in order to attend your company’s special meeting.

Q:    What if my bank, broker or other nominee holds my shares in “street name”?

A:
If a bank, broker or other nominee holds your shares for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in order to instruct the vote of your shares. The availability of telephone and Internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person at your company’s special meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the special meeting in order to vote in person. Your bank, broker or other nominee will not vote your shares unless you provide instructions on how to vote.

Q:	If I am a Delek stockholder, how do I vote?

A:	If you are a holder of record of shares of Delek common stock as of the close of business on the record date, you may submit your proxy before the Delek special meeting in one of the following ways:
By Internet. Use the Internet at http://www.proxyvote.com to transmit your voting instructions and for the electronic delivery of information. To ensure your shares are voted, please transmit your voting instructions by 11:59 P.M. Eastern Time on June 28, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The availability of Internet voting instruction for beneficial owners holding shares of Delek common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Phone. Use any touch-tone telephone to dial 1-800-290-6903 to transmit your voting instructions. To ensure your shares are voted, please transmit your voting instructions by 11:59 P.M. Eastern Time on June 28, 2017. Have your proxy card in hand when you call and then follow the instructions. If you submit a proxy by telephone, do not return your proxy card. The availability of telephone voting instruction for beneficial owners holding shares of Delek common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.
By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
In addition, all stockholders may vote in person at the Delek special meeting. For additional information on voting procedures, see “The Delek Special Meeting of Stockholders” beginning on page 65.
After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit your proxy or voting instructions as soon as possible even if you plan to attend the Delek special meeting.

Q:	If I am a Alon stockholder, how do I vote?

A:	If you are a holder of record of shares of Alon common stock as of the close of business on the record date, you may submit your proxy before the Alon special meeting in one of the following ways:
By Internet. Use the Internet at http://www.proxyvote.com to transmit your voting instructions and for the electronic delivery of information. To ensure your shares are voted, please transmit your voting instructions by 11:59 P.M. Eastern Time on June 27, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The availability of Internet voting instruction for beneficial owners holding shares of Alon common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.
By Phone. Use any touch-tone telephone to dial 1-800-690-6903 to transmit your voting instructions. To ensure your shares are voted, please transmit your voting instructions by 11:59 P.M. Eastern Time on June 27, 2017. Have your proxy card in hand when you call and then follow the instructions. If you submit a proxy by telephone, do not return your proxy card. The availability of telephone voting instruction for beneficial owners holding shares of Alon common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
In addition, all stockholders may vote in person at the Alon special meeting. For additional information on voting procedures, see “The Alon Special Meeting of Stockholders” beginning on page 70.
After reading and carefully considering the information contained in this joint proxy statement/prospectus, please submit your proxy or voting instructions as soon as possible even if you plan to attend the Alon special meeting.
Q:    What do I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are held in more than one name, you will receive more than one proxy card. You may also receive multiple copies of this joint proxy statement/prospectus if you are a stockholder of Delek and Alon. Please complete, sign, date and return each proxy card and voting instruction card you receive, or you may submit a proxy by telephone or Internet by following the instructions on your proxy card.

Q:    How will my proxy be voted?

A:
If you submit a proxy or voting instructions by completing, signing, dating and mailing your proxy card or voting instruction card, or by Internet or by telephone, your shares will be voted in accordance with your instructions. If you are a stockholder of record as of the record date and you sign, date, and return your proxy card but do not indicate how you want to vote on any particular proposal and do not indicate that you wish to abstain with respect to that proposal, the shares of Delek common stock represented by your proxy will be voted as recommended by the Delek Board with respect to that proposal or the shares of Alon common stock represented by your proxy will be voted as recommended by the Alon Board with respect to that proposal.

Q:    What if I mark “abstain” when voting or do not vote on the proposals?

A:
If you fail to vote in person or by proxy any shares for which you are the record owner as of the record date or fail to instruct your broker or other nominee on how to vote the shares you hold in street name in each case with respect to any of the proposals, your shares will not be counted as present in determining whether a quorum is present at your company’s special meeting. “Broker non-votes,” if any-which in the case of each of the special meetings is only expected to occur if you instruct your broker or other nominee on how to vote on one but not all proposals-will be counted as present in determining whether a quorum is present at your company’s special meeting.

If you mark abstain when voting, your shares will still be counted as present in determining whether a quorum is present at your company’s special meeting.
If you are a Delek stockholder, because the New Delek share issuance proposal requires the affirmative vote of the majority of the votes cast by holders of shares of Delek common stock present in person or represented by proxy and entitled to vote at the special meeting, if you fail to vote or abstain from voting on the New Delek share issuance proposal, it will have no effect with respect to the New Delek share proposal. Broker non-votes, if any, will also have no effect on the New Delek share proposal. If you are a Delek stockholder and fail to vote, it will have no effect on the Delek adjournment proposal; however, if you abstain from voting, it and any broker non-votes will have the same effect as a vote against the Delek adjournment proposal.
If you are a holder of Alon common stock, the Alon merger proposal requires (i) the Alon Common Stockholder Approval and (ii) the Alon Disinterested Stockholder Approval. If you fail to vote or abstain with respect to the Alon merger proposal, it and any broker non-votes will have the same effect as a vote “AGAINST” the Alon merger proposal.
Each of the Alon non-binding compensation advisory proposal and the Alon adjournment proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted. If you abstain from voting with respect to either proposal, it and any broker non-votes will have the same effect as a vote “AGAINST” either proposal. If you fail to vote with respect to either proposal, you will not be counted as present for purposes of a quorum with respect to either proposal, and it will have no effect on either proposal, assuming that a quorum is otherwise present.
If a quorum is present, the Alon adjournment proposal requires the affirmative vote of the holders of a majority of all votes cast by holders of Alon common stock. Therefore, if a quorum is present and you fail to vote or abstain from voting on the proposal, it and any broker non-votes will have no effect with respect to the Alon adjournment proposal.
If a quorum is not present, the Alon adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares Alon common stock, present or represented by proxy, and entitled to vote on the proposal. Therefore, if a quorum is not present and you fail to vote, it and any broker non-votes will have no effect with respect to the Alon adjournment proposal. If, however, you abstain from voting on the proposal, it will have the same effect as a vote “AGAINST” the Alon adjournment proposal.

Q:    Can I change my vote after I have submitted a proxy or voting instruction card?

A:
Yes. If you are a stockholder of record as of the record date you can change your vote at any time before your proxy is voted at the special meeting of your respective company. If you are a beneficial owner, please follow the instructions in the materials you receive from your broker, bank or other nominee regarding how to change your vote. Stockholders of record can change their vote in one of three ways:

•	you can send a signed notice of revocation to the Secretary of Delek or Alon, as appropriate;

•
you can submit a revised proxy bearing a later date by mail, or by Internet or telephone as described above, provided that, to ensure your new vote is counted, please submit any revised proxy that is submitted by Internet or telephone within the timeframe described above; or

•
you can attend your company’s special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

Q:	If I am a Delek stockholder, will I be required to exchange my shares in connection with the transaction?

A:
If you hold shares of Delek common stock electronically through a broker, upon completion of the Delek Merger, you will automatically receive “book-entry” securities representing an equal number of shares of New Delek common stock as the number of shares of Delek common stock that you electronically held through your broker prior to the Delek Merger. However, if you hold shares of Delek common stock in certificated form, after completion of the Delek Merger, you will be entitled to the same number of shares of New Delek common stock, but will be requested by the exchange agent, American Stock Transfer & Trust Company LLC, to exchange your Delek common stock certificates for certificates or “book-entry” securities representing an equal number of shares of New Delek common stock.

Q:    What happens if I sell my shares of common stock before the special meeting?

A:
The record dates for the Delek special meeting and the Alon special meeting are earlier than the date that the Mergers will be completed. If you transfer your Delek or Alon shares after the Delek or Alon special meeting record dates but before the Delek or Alon special meetings, you will retain your right to vote at the Delek or Alon special meetings, respectively, but will have transferred the right to receive the merger consideration in the Mergers. In order to receive the merger consideration, you must hold your shares through the effective date of the Mergers.

Q:    Who will solicit and pay the cost of soliciting proxies?

A:
Delek and Alon have each separately retained Morrow Sodali, LLC, which is referred to as Morrow Sodali, to assist in the solicitation process. Delek and Alon will each pay Morrow Sodali a fee of approximately $12,500, plus customary solicitation charges, as well as reasonable and documented out-of-pocket expenses. Delek and Alon each also agreed to indemnify Morrow Sodali against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:    If I am an Alon stockholder, should I send in my certificates now?

A:
No. If you hold certificates representing Alon common stock, American Stock Transfer & Trust Company LLC, the exchange agent selected to handle the exchange of shares of Alon common stock for the merger consideration, will send you written instructions informing you how to exchange your shares.

Q:	Are there any risks that I should consider?

A:
Yes. There are risks associated with all business combinations, including the proposed transaction. There are also risks associated with the combined company’s business and the ownership of shares of the combined company’s common stock. We have described certain of these risks and other risks in more detail under “Risk Factors” beginning on page 49.

Q:	Are Delek or Alon stockholders entitled to appraisal rights?

A:	No.

Q:	What are the material U.S. federal income tax consequences of the Mergers to holders of Delek common stock and Alon common stock?

A:
The obligation of Delek to complete the Mergers is conditioned upon the receipt by Delek of an opinion from Baker Botts L.L.P., counsel to Delek, to the effect that (i) the Delek Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. The obligation of Alon to complete the Mergers is conditioned upon the receipt by Alon of an opinion from Vinson & Elkins LLP, counsel to Alon, to the effect that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. See "Summary—Key Terms of the Merger Agreement—Conditions to the Completion of the Mergers."

Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Mergers,” the U.S. federal income tax consequences of the Mergers to U.S. holders and non-U.S. holders (each as defined in “Material U.S. Federal Income Tax Consequences of the Mergers”) of Delek common stock or Alon common stock will generally be as follows:

•	U.S. holders and non-U.S. holders of Delek common stock will not recognize gain or loss upon the exchange of their Delek common stock for New Delek common stock pursuant to the Delek Merger.

•
U.S. holders of Alon common stock who receive New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger will not recognize any loss and will only recognize gain to the extent of cash received in lieu of a fractional share of New Delek common stock as discussed in “Material U.S. Federal Income Tax Consequences of the Mergers-Tax Consequences to U.S. Holders of Alon Common Stock.”

•
Non-U.S. holders of Alon common stock who receive New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger will not recognize any loss in connection with the Alon merger and will only recognize gain in limited circumstances as discussed in “Material U.S. Federal Income Tax Consequences of the

Mergers-Tax Consequences to Non-U.S. Holders of Alon Common Stock.”

•
Each Delek stockholder and Alon stockholder should read the discussion under “Material U.S. Federal Income Tax Consequences of the Mergers” for a more complete discussion of the U.S. federal income tax consequences of the Mergers. Tax matters can be complicated, and the tax consequences of the Mergers to a particular Delek stockholder or Alon stockholder will depend on such stockholder’s particular facts and circumstances. Delek stockholders and Alon stockholders should consult their own tax advisors to determine the specific consequences to them of the Mergers.

Q:	Who can help answer my questions?

A:
Delek or Alon stockholders who have questions about the Mergers, the New Delek share issuance or the other matters to be voted on at the special meetings or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

If you are a Delek stockholder:
MORROW SODALI, LLC
470 West Avenue
Third Floor
Stamford, CT 06902
Stockholders Call Toll-Free: (800) 662-5200
International Callers: +1 (203) 658-9400
E-mail: DK@morrowsodali.com

If you are an Alon stockholder:
MORROW SODALI, LLC
470 West Avenue
Third Floor
Stamford, CT 06902
Stockholders Call Toll-Free: (800) 662-5200
International Callers: +1 (203) 658-9400
E-mail: ALJ@morrowsodali.com

SUMMARY
This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that may be important to you. Accordingly, we encourage you to read this joint proxy statement/prospectus carefully and in its entirety, including its Annexes and the documents incorporated by reference into this joint proxy statement/prospectus. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See “Where You Can Find More Information” beginning on page 255.
Parties to the Transaction (Page 78)
Delek US Holdings, Inc.
Delek US Holdings, Inc. is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and, prior to August 2016, convenience store retailing. Prior to August 2016, Delek aggregated its operating units into three reportable segments: refining, logistics and retail. However, in November 2016, Delek sold its retail related assets, including MAPCO Express, Inc. and certain related affiliated companies.
Delek’s refining segment operates refineries in Tyler, Texas and El Dorado, Arkansas with a combined design crude throughput capacity of 155,000 barrels per day (“bpd”). Delek’s logistics segment gathers, transports and stores crude oil and markets, distributes, transports and stores refined products in select regions of the southeastern United States and west Texas for its refining segment and third parties.
Delek owns a 60.7% limited partner interest in Delek Logistics Partners, LP (NYSE: DKL) and a 94.9% interest in the entity that owns the entire 2.0% general partner interest in Delek Logistics and all of the incentive distribution rights. A substantial majority of Delek Logistics’ assets are currently integral to Delek’s refining and marketing operations. Delek also owns a non-controlling equity interest of approximately 47% of the outstanding shares of common stock of Alon.
Delek’s common stock is traded on the NYSE under the trading symbol “DK.” Delek’s principal executive office is located at 7102 Commerce Way, Brentwood, Tennessee 37027 (telephone number (615) 771-6701).
Additional information about Delek and its subsidiaries is included in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255.
Alon USA Energy, Inc.
Alon USA Energy, Inc. is an independent refiner and marketer of petroleum products, operating primarily in the South Central, Southwestern and Western regions of the United States. Alon owns 100% of the general partner and 81.6% of the limited partner interests in Alon USA

Partners, LP (NYSE: ALDW), which owns a crude oil refinery in Big Spring, Texas, with a crude oil throughput capacity of 73,000 bpd and an integrated wholesale marketing business. In addition, Alon directly owns a crude oil refinery in Krotz Springs, Louisiana, with a crude oil throughput capacity of 74,000 bpd. Alon also owns crude oil refineries in California, which have not processed crude oil since 2012. Alon owns a majority interest in a renewable fuels project in California, with a throughput capacity of 3,000 bpd. Alon is a marketer of asphalt, which Alon distributes primarily through asphalt terminals located predominately in the Southwestern and Western United States. Alon is the largest 7-Eleven licensee in the United States and operates approximately 300 convenience stores which also market motor fuels in Central and West Texas and New Mexico.
Alon’s common stock is traded on the NYSE under the trading symbol “ALJ.” Alon’s principal executive office is located at 12700 Park Central Drive, Suite 1600, Dallas, Texas 75251 (telephone number (972) 367-3600).
Additional information about Alon and its subsidiaries is included in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255.
Delek Holdco, Inc.
Delek Holdco, Inc., which we refer to as “HoldCo,” is a direct, wholly owned subsidiary of Delek formed solely to effect the combination of Delek and Alon by merging Delek Merger Sub, its direct, wholly owned subsidiary, with and into Delek, and merging Alon Merger Sub, its direct, wholly owned subsidiary, with and into Alon, in each case, as provided for in the merger agreement. HoldCo has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Following the completion of the transaction, HoldCo will be the parent company of Delek and Alon and will be named “Delek US Holdings, Inc.” The New Delek common stock issued by HoldCo in the Mergers is expected to be listed for trading on the NYSE under Delek’s ticker symbol, “DK.”
HoldCo’s principal executive office is located at 7102 Commerce Way, Brentwood, Tennessee 37027 (telephone number (615) 771-6701).
Dione Mergeco, Inc.
Dione Mergeco, Inc., which we refer to as “Delek Merger Sub,” is a direct, wholly owned subsidiary of HoldCo formed solely for the purpose of consummating the merger of Delek Merger Sub with and into Delek, as provided for in the merger agreement. Delek Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Delek Merger Sub’s principal executive office is located at 7102 Commerce Way, Brentwood, Tennessee 37027 (telephone number (615) 771-6701).

Astro Mergeco, Inc.
Astro Mergeco, Inc., which we refer to as “Alon Merger Sub,” is a direct, wholly owned subsidiary of HoldCo formed solely for the purpose of consummating the merger of Alon Merger Sub with and into Alon, as provided for in the merger agreement. Alon Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Alon Merger Sub’s principal executive office is located at 7102 Commerce Way, Brentwood, Tennessee 37027 (telephone number (615) 771-6701).
The Transaction (Page 81)
On January 2, 2017, Delek, Alon, HoldCo, Delek Merger Sub and Alon Merger Sub entered into an Agreement and Plan of Merger, referred to as the “merger agreement”, providing for a strategic business combination of Delek and Alon.
Under the terms and subject to the conditions set forth in the merger agreement, in the Delek Merger, Delek Merger Sub will merge with and into Delek, with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek. In addition, in the Alon Merger, Alon Merger Sub will merge with and into Alon, with Alon surviving. We refer to the Delek Merger and the Alon Merger together as the “Mergers.” If the Mergers are completed:

•
Delek’s stockholders will receive one share of HoldCo common stock, par value $0.01 per share, referred to as “New Delek common stock”, for each issued and outstanding share of Delek common stock that they own immediately prior to the effective time of the Delek Merger; and

•
Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504, which is referred to as the “exchange ratio,” shares of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Mergers.

Each New Delek share will be issued in accordance with, and subject to the rights and obligations of, the amended and restated certificate of incorporation of HoldCo, which will be substantially similar to the second amended and restated certificate of incorporation of Delek immediately prior to the effective time of the Delek Merger.
For a comparison of the rights of a holder of shares of New Delek common stock as compared to a holder of Alon common stock, please see “Comparison of the Rights of Holders of New Delek Common Stock and Alon Common Stock” beginning on page 231.
The Delek surviving entity will have the name “Delek US Holdings, Inc.” and the New Delek common stock is expected to be listed for trading on the NYSE under Delek’s current ticker symbol, “DK.” It is currently expected that the former Delek stockholders will hold approximately 76%, and the former Alon stockholders (other than Delek) will hold approximately 24%, of the outstanding shares of New Delek common stock immediately following the closing of the transaction. The structure of the transaction is depicted below (47% and 53% refer to approximate percentages of outstanding Alon common stock):

Pre-Transaction Structure

Public Stockholders
100%
Public Stockholders
53%
Delek
100%
47%
HoldCo
Alon
100%
100%
Delek Merger Sub
Alon Merger Sub

Alon Merger

Public Stockholders
100%
HoldCo
Public
Stockholders
53%
100%
100%
Delek
Alon Merger Sub
47%
Merge
Alon

Post-Transaction Structure

Public Stockholders
100%
HoldCo[1]
100%
Delek[2]
53%
47%
Alon

[1] To be renamed Delek US Holdings, Inc.
[2] To be renamed Delek US Energy, Inc.

The Delek Special Meeting of Stockholders (Page 65)
The special meeting of Delek stockholders will be held at Franklin Marriott Cool Springs, Arabian Room, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on June 29, 2017 at 8:30 a.m., local time. The purpose of the Delek special meeting is to consider and vote on the New Delek share issuance proposal and the Delek adjournment proposal.
Approval of the New Delek share issuance proposal is a condition to the obligation of Delek and Alon to complete the Mergers. The approval of the Delek adjournment proposal is not a condition to the obligation of either Delek or Alon to complete the Mergers.
Only holders of record of shares of Delek common stock at the close of business on May 26, 2017, the record date for the Delek special meeting, will be entitled to notice of, and to vote at, the Delek special meeting or any adjournments or postponements thereof.
Stockholders who hold at least a majority of the shares of Delek common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Delek special meeting.
Approval of the New Delek share issuance proposal requires the affirmative vote of the majority of the votes cast by holders of shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting. If you fail to vote or abstain from voting on the New Delek share issuance proposal, it and any broker non-votes will have no effect with respect to the New Delek share proposal.
Approval of the Delek adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting. If you are a Delek stockholder and fail to vote, it will have no effect on the Delek adjournment proposal; however, if you abstain from voting, it and any broker non-votes will have the same effect as a vote "AGAINST" the Delek adjournment proposal.
The Alon Special Meeting of Stockholders (Page 70)
The special meeting of Alon stockholders will be held at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251, on June 28, 2017 at 3:00 p.m., local time. The purpose of the Alon special meeting is to consider and vote on the Alon merger proposal, the Alon non-binding compensation advisory proposal and the Alon adjournment proposal.
Approval of the Alon merger proposal is a condition to the obligation of Delek and Alon to complete the Mergers. The approval of the Alon non-binding compensation advisory proposal and the Alon adjournment proposal are not conditions to the obligation of either Delek or Alon to complete the Mergers.
Only holders of record of issued and outstanding shares of Alon common stock as of the close of business on May 26, 2017, the record date for the Alon special meeting, are entitled to notice of, and to vote at, the Alon special meeting or any adjournment or postponement of the Alon special meeting.
A majority of the shares entitled to vote at the special meeting must be present in person or by proxy at the special meeting in order to constitute a quorum. If a stockholder submits a properly executed proxy card or votes by telephone or the Internet, such stockholder will be considered part of the quorum.
Approval of the Alon merger proposal requires (i) the Alon Common Stockholder Approval and (ii) the Alon Disinterested Stockholder Approval.
Approval of the Alon non-binding compensation advisory proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted.
If a quorum is present, approval of the Alon adjournment proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted.
If a quorum is not present, approval of the Alon adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Alon common stock present in person or by proxy and entitled to vote on the proposal.

If you fail to vote or abstain with respect to the Alon merger proposal, it and any broker non-votes will have the same effect as a vote “AGAINST” the proposal.
If you abstain from voting with respect to the Alon non-binding compensation advisory proposal or the Alon adjournment proposal, it and any broker non-votes will have the same effect as a vote “AGAINST” either proposal. If you fail to vote with respect to either proposal, you will not be counted as present for purposes of a quorum with respect to either proposal, and it will have no effect on either proposal, assuming that a quorum is otherwise present.
If a quorum is present, the Alon adjournment proposal requires the affirmative vote of the holders of a majority of all votes cast by holders of Alon common stock. Therefore, if a quorum is present and you fail to vote or abstain from voting on the proposal, it and any broker non-votes will have no effect with respect to the Alon adjournment proposal.
If a quorum is not present, the Alon adjournment proposal requires the affirmative vote of the holders of a majority of shares of Alon common stock present in person or by proxy at the special meeting and entitled to vote on the proposal. Therefore, if a quorum is not present and you fail to vote, it and any broker non-votes will have no effect on Alon adjournment proposal. If a quorum is not present and you abstain from voting, it will have the same effect as a vote “AGAINST” the Alon adjournment proposal.

Delek’s Reasons for the Transaction and Recommendation of the Delek Board (Page 118)

The Delek Board has unanimously determined that the merger agreement, the Mergers and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Delek and its stockholders; has unanimously approved the merger agreement, the Mergers and the other transactions contemplated by the merger agreement, including the issuance of shares of New Delek common stock in connection with the Alon Merger; and unanimously recommends that Delek stockholders vote “FOR” the issuance of New Delek common stock in connection with the Alon Merger and “FOR” the Delek adjournment proposal, each described further in this joint proxy statement/prospectus.
The Delek Board considered many factors in making its determination that the merger agreement, the Merger and the others transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Delek and its stockholders. For a more complete discussion of these factors, see “The Mergers—Delek’s Reasons for the Mergers and New Delek Share Issuance; Recommendation of the Delek Board” beginning on page 118.

Alon’s Reasons for the Transaction; Recommendations of the Special Committee and the Alon Board (Page 135)
On January 2, 2017, the Special Committee, consisting of directors of Alon who are independent from Delek, and with the advice and assistance of its financial and legal advisors, unanimously determined that the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders and unanimously approved, and recommended that the Alon Board approve, the merger agreement, the voting agreement to which Alon is a party and the transactions contemplated thereby. On the unanimous recommendation of the Special Committee, the Alon Board, with Messrs. Ezra Uzi Yemin, Assaf Ginzburg, Frederec Green, Mark D. Smith and Avigal Soreq, each an executive officer of Delek, recusing themselves, determined and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders; approved the merger agreement, the voting agreement to which Alon is a party, the Alon Merger and the other transactions contemplated by the merger agreement and the voting agreements to which Alon is a party; directed that the merger agreement and the Alon Merger be submitted to Alon’s stockholders for approval; and resolved to recommend that Alon stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the Alon Merger, and “FOR” each of the other proposals described in this joint proxy statement/prospectus.
The Special Committee considered many factors in making its determination that the merger agreement, the Alon Merger and the others transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders. For a more complete discussion of these factors, see “The Mergers—Alon’s Reasons for the Transaction; Recommendations of the Special Committee and the Alon Board” beginning on page 135.
Opinion of Delek’s Financial Advisor (Page 122)
The Delek Board engaged Tudor, Pickering, Holt & Co. Securities, Inc. (“TPH”) to act as Delek’s financial advisor for purposes of the proposed transactions. On December 29, 2016, TPH delivered an opinion to the Delek Board as to the fairness, from a financial point of view, to Delek of the merger consideration to be paid pursuant to the merger agreement. For purposes of TPH’s opinion, the term “merger consideration” means the exchange ratio provided for in the Alon Merger of 0.504 shares of New Delek common stock for each outstanding share of Alon common stock (other than Alon common stock held by Delek or any subsidiary of Delek).
The full text of TPH’s written opinion, dated December 29, 2016, is attached as Appendix F to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. We encourage you to read the opinion carefully in its entirety for a description of, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken. TPH’s opinion was provided to the Delek Board in connection with the Delek Board’s consideration of the merger agreement, does not address any other aspect of the merger agreement or the transactions and does not constitute a recommendation as to how Delek, the Delek Board, Alon, the Alon Board or any committee thereof, any holder of interests in Delek,

HoldCo or Alon or any other person should act or vote with respect to such transactions or any other matter. See “The Mergers—Opinion of Delek’s Financial Advisor” beginning on page 122.
Opinion of Alon’s Financial Advisor (Page 141)
Alon retained J.P. Morgan Securities LLC (“J.P. Morgan”) to act as financial advisor to the Special Committee in connection with the proposed Mergers. At the meeting of the Special Committee on January 2, 2017, J.P. Morgan rendered its oral opinion to the Special Committee that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the exchange ratio in the proposed Mergers was fair, from a financial point of view, to the holders of Alon common stock. J.P. Morgan confirmed this oral opinion by delivering its written opinion to the Special Committee, dated January 2, 2017.
The full text of the written opinion of J.P. Morgan, dated January 2, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan, is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference. Alon’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Special Committee (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers and was directed only to the exchange ratio in the proposed Mergers and did not address any other aspect of the proposed Mergers. Further, the opinion does not constitute a recommendation to any stockholder of Alon as to how such stockholder should vote or act with respect to the proposed Mergers or any other matter. For a description of the opinion that the Special Committee received from J.P. Morgan, see “The Mergers—Opinion of Financial Advisor to the Alon Special Committee” beginning on page 141 of this joint proxy statement/prospectus.

Key Terms of the Merger Agreement (Page 179)
Conditions to the Completion of the Mergers
Under the merger agreement, the respective obligations of Delek, Alon, HoldCo, Delek Merger Sub and Alon Merger Sub to complete the Mergers are subject to the satisfaction at or prior to the effective time of the Delek Merger, of the following conditions:

•
Stockholder Approval. The New Delek share issuance proposal must have been approved in accordance with the stockholder approval requirement Section 312.03 of the NYSE Listed Company Manual, and the Alon merger proposal must have been approved by (i) the Alon Common Stockholder Approval and (ii) the Alon Disinterested Stockholder Approval.

•
Regulatory Approval. All applicable waiting and other time periods under antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act, or “HSR Act,” must have expired, lapsed or been terminated and all regulatory clearances must have been obtained.

•
Governmental Approvals. All necessary filings, consents or approvals from any governmental authority required to be made or obtained in connection with the execution and delivery of the merger agreement and the consummation of the Mergers must have been made or obtained, except where the failure to do so could not be reasonably likely to result in a material adverse effect with respect to Delek or Alon.

•	NYSE Listing. The New Delek common stock to be issued in connection with the Mergers must have been approved for listing on the NYSE.

•	Effective Registration Statement. The registration statement of which this joint proxy statement/prospectus forms a part must be effective as declared by the SEC.

•
No Injunction. No order of any court or agency can be in effect, and no law or other legal proceeding by a government authority can prohibit the Mergers or impose any material restriction on the Mergers, Delek or Alon.

Under the merger agreement, the obligations of Delek, HoldCo, Delek Merger Sub and Alon Merger Sub to complete the Mergers are subject to the satisfaction or waiver of the following additional conditions:

•
specified representations and warranties of Alon regarding aspects of its capitalization, the absence of certain changes, and the approvals required under state takeover laws must be true and correct as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date), except for such inaccuracies as would not in the aggregate be material in amount or effect;

•
the remaining representations and warranties of Alon regarding its capitalization must be true and correct, other than small inaccuracies, as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
specified representations and warranties of Alon regarding due organization, corporate authority, and accuracy of certain information provided about Alon must be true and correct in all material respects as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
the other representations and warranties of Alon must be true and correct, without regard to materiality, material adverse effect, or similar qualifiers, as of the date of the merger agreement and as of the closing as though made on and as of such date and time (except to the extent expressly made as of another date, in which case as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect;

•	Alon must have performed and complied with in all material respects all of its obligations under the merger agreement;

•	Delek must have received a certificate signed by an executive officer of Alon that the foregoing closing conditions have been satisfied; and

•
Delek must have received a tax opinion to the effect that (i) the Delek Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. In the event that Delek waives the condition to receive such tax opinion and the consequences of not receiving such opinion would be material to the Delek stockholders, Delek will call an additional special meeting in order to resolicit the vote of the Delek stockholders to approve the New Delek share issuance proposal. Additionally, in the event that Delek waives the condition to receive such tax opinion, Delek will request a revised fairness opinion from TPH.

Under the merger agreement, the obligation of Alon to complete the Mergers is subject to the satisfaction or waiver of the following additional conditions:

•
specified representations and warranties of Delek regarding the absence of certain changes, and the approvals required under state takeover laws must be true and correct as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date), except for such inaccuracies as would not in the aggregate be material in amount or effect;

•
the representations and warranties of Delek regarding its capitalization must be true and correct, other than small inaccuracies, as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
certain representations and warranties of Delek regarding due organization, organizational documents and corporate authority must be true and correct in all material respects as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
the other representations and warranties of Delek must be true and correct, without regard to materiality, material adverse effect, or similar qualifiers, as of the date of the merger agreement and as of the closing as though made on and as of such date and time (except to the extent expressly made as of another date, in which case as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect;

•	Delek must have performed and complied with in all material respects all of its obligations under the merger agreement;

•	Alon must have received a certificate signed by an executive officer of Delek that the foregoing closing conditions have been satisfied; and

•
Alon must have received a tax opinion to the effect that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. In the event that Alon waives the condition to receive such tax opinion and the consequences of not receiving such opinion would be material to the Alon stockholders, Alon will call an additional special meeting in order to resolicit the vote of the Alon stockholders to approve the Alon merger proposal and the non-binding compensation advisory proposal. Additionally, in the event that Alon waives the condition to receive such tax opinion, Alon will request a revised fairness opinion from J.P. Morgan.

See “The Merger Agreement—Conditions to the Completion of the Mergers.”
Non-Solicitation
The merger agreement contains detailed provisions outlining the circumstances in which Delek and Alon may respond to acquisition proposals received from third parties. Under these provisions, each of Delek and Alon has agreed that it and its subsidiaries will (and will use commercially reasonable efforts to cause their respective directors, officers, employees, agents, advisors, and representatives, including investment bankers, financial advisors, attorneys, accountants, collectively referred to as representatives, to) immediately cease discussions with any other person relating to an acquisition proposal (as described in “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Change of Recommendation—Definition of Acquisition Proposal”) and instruct such other person to return or destroy all related confidential information. Furthermore, neither Delek nor Alon nor such persons may, directly or indirectly:

•	initiate, solicit or knowingly encourage or facilitate the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as described below);

•	participate in any discussions or negotiations relating to an acquisition proposal;

•
make available to any third party that is reasonably likely to be considering or seeking to make, an acquisition proposal, any non-public information or data relating to Delek or Alon as applicable or their respective business, properties, assets or bylaws (other than as required by law); or

•	enter into any agreement (whether written or oral, binding or non-binding) providing for or intended to facilitate, an acquisition proposal.

At any time prior to the approval of the Delek issuance proposal by the Delek stockholders or the merger agreement and the Mergers by the Alon stockholders, if either Delek or Alon receives a bona fide unsolicited written acquisition proposal that did not result from a breach of the no-shop provisions of the merger agreement, Delek or Alon, as applicable, may participate in discussions and negotiations regarding such proposal and make available non-public information and data if the party follows certain procedures set forth in the merger agreement despite the non-solicitation provisions described above. In such a case, the applicable board of directors must determine in good faith after consultation with outside counsel and financial advisors that the proposal constitutes or is reasonably likely to constitute a superior proposal (as described in “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Change of Recommendation—Definition of Superior Proposal”) and failure to take such actions would be inconsistent with their fiduciary duties under Delaware law. The applicable board of directors must also obtain an executed confidentiality agreement from the third party, advise the other party of any request for non-public information, inquiry or request for discussions or negotiations, provide the other party with a copy and any non-public information not previously provided, the material terms of any requests for negotiations, and copies of written materials received in connection therewith (in each case promptly or within 24 hours).
At any time prior to the approval of the Delek issuance proposal by the Delek stockholders or the merger agreement and the Mergers by the Alon stockholders, if either Delek or Alon receives a bona fide acquisition proposal that did not result from a breach of the no-shop provisions of the merger agreement, Delek or Alon, as applicable, may make a change in recommendation if its board of directors (and, in the case of Alon, its independent director committee) determines in good faith after consultation with outside counsel and financial advisors that (a) failure to take such actions would be inconsistent with their fiduciary duties under Delaware law and (b) the proposal is a superior proposal or would be reasonably expect to result in a superior proposal.
Prior to effecting a change in recommendation, Delek or Alon, as applicable, is required to comply with certain “match right” obligations. Specifically, the party wishing to make a change in recommendation must (i) provide the other party written notice three days in advance stating that such action will be taken which includes certain specified information about the superior proposal, (ii) have negotiated in good faith during such three day period to revise the terms of the merger agreement in such a way as may obviate the need for making a change in recommendation, and (iii) following such negotiations, have determined that a failure to effect such a change in recommendation in response to the superior proposal, taking into account any changes proposed by the other party to the merger agreement, continues to be inconsistent with the fiduciary duties of the board of directors under Delaware law.
Termination of the Merger Agreement
Delek and Alon may terminate the merger agreement and abandon the Mergers at any time prior to the effective time of the Delek Merger by mutual written consent. The merger agreement may also be terminated by either Delek or Alon at any time prior to the effective time of the Delek Merger in any of the following situations:

•
the Mergers do not occur by October 2, 2017, which is referred to as an outside date termination event, provided that a party may not terminate the merger agreement if such party has materially breached the merger agreement and such breach was the cause of the failure to meet the deadline;

•
the Delek special meeting is held and the Delek stockholders do not approve the Delek issuance proposal at such meeting or at any permitted adjournment or postponement of such meeting, which is referred to as a failed Delek vote termination event, provided that Delek may not terminate if the failure to obtain approval is caused by Delek breaching the merger agreement;

•
the Alon special meeting is held and the Alon stockholders do not approve the Alon merger proposal (including the approval by the stockholders other than Delek and its affiliates) at such meeting or at any permitted adjournment or postponement of such meeting, which is referred to as a failed Alon vote termination event, provided that Alon may not terminate if the failure to obtain approval is caused by Alon breaching the merger agreement; or

•
any law or order permanently restraining, enjoining or otherwise prohibiting the completion of the merger becomes final and non-appealable, provided that the terminating party has met its obligations to cooperate and use reasonable best efforts to bring about the closing.

In addition, the merger agreement may be terminated by Delek:

•
if Alon has breached the merger agreement in such a way that the conditions relating to representations and warranties and performance of material obligations cannot be satisfied or is not satisfied within 30 days of written notice or the fifth business day prior to October 2, 2017, which is referred to as an Alon breach termination event;

•	if a change in recommendation by Alon occurs and the necessary approval of Alon stockholders (including the approval by the stockholders other than Delek and its affiliates) is not obtained;

•	if Alon breaches its obligations with respect to terminating or initiating acquisition proposal discussions or any of its other “no shop” obligations;

•
if the Delek Board approves, and Delek enters into, a definitive agreement implementing a superior proposal (as described under “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”) and has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Delek stockholders; or

•
if Alon has not obtained certain third-party consents prior to the 90th day following the date of the merger agreement, provided that such termination may only occur within five business days after such deadline passes.

As of April 2, 2017, the 90th day following the date of the merger agreement, Alon has obtained (or Delek has waived its right to terminate the merger agreement with respect to) each of the third party consents referenced in the Delek termination right discussed immediately above.
Further, the merger agreement may be terminated by Alon:

•
if Delek, HoldCo, Delek Merger Sub or Alon Merger Sub has breached the merger agreement in such a way that the conditions relating to representations and warranties and performance of material obligations cannot be satisfied or is not satisfied within 30 days of written notice or the fifth business day prior to October 2, 2017, which is referred to as a Delek breach termination event;

•	if a change in recommendation by Delek occurs and the necessary approval of Delek stockholders is not obtained;

•	if Delek breaches its obligations with respect to terminating or initiating acquisition proposal discussions or any of its other “no shop” obligations; or

•
if the Alon Board approves, and Alon enters into, a definitive agreement implementing a superior proposal (as described under “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”) and has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Alon stockholders.

Termination Fee Payable by Alon
The merger agreement requires Alon to pay Delek a termination fee of $15 million, which is referred to as the termination fee, if any of the following occurs:

•
the merger agreement is terminated due to (i) an outside date termination event provided certain other conditions have been met, (ii) a failed Alon vote termination event, or (iii) an Alon breach termination event; and

◦
an acquisition proposal with respect to Alon involving 50% or more of the non-“cash or cash equivalent” assets of Alon and its subsidiaries or acquisition of more than 50% of the outstanding shares of Alon common stock has been made directly to the stockholders of Alon generally or has otherwise become publicly known and remains outstanding prior to the Alon special meeting; and

◦	within 12 months following termination of the merger agreement, Alon enters into an agreement for or consummates such transaction;

•
the merger agreement is terminated by Delek due to a change in recommendation by Alon that occurs before the necessary approval of Alon stockholders (including the approval by the stockholders other than Delek and its affiliates) has been obtained; or

•
the merger agreement is terminated by Alon due to the Alon Board approving, and Alon entering into, a definitive agreement implementing a superior proposal (as described in “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”), and Alon has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Alon stockholders.

Termination Fee Payable by Delek
The merger agreement requires Delek to pay Alon a termination fee of $20 million, which is referred to as the reverse termination fee, if any of the following occurs:

•
the merger agreement is terminated due to (i) an outside date termination event provided certain other conditions have been met, (ii) a failed Delek vote termination event, or (iii) a Delek breach termination event; and

o
an acquisition proposal with respect to Delek involving 50% or more of the non-“cash or cash equivalent” assets of Delek and its subsidiaries or acquisition of more than 50% of the outstanding shares of Delek common stock has been made directly to the stockholders of Delek generally or has otherwise become publicly known and remains outstanding prior to the Delek special meeting; and

o	within 12 months following termination of the merger agreement, Delek consummates such transaction; and

•	the merger agreement is terminated by Alon due to a change in recommendation by Delek that occurs before the necessary approval of Delek stockholders has been obtained; or

•
the merger agreement is terminated by Delek due to the Delek Board approving, and Delek entering into, a definitive agreement implementing a superior proposal (as described in “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”), and Delek has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Alon stockholders.

Listing of New Delek Common Stock (Page 179)
HoldCo intends to apply to list the shares of New Delek common stock to be issued to the stockholders of Delek in the Delek Merger and to the stockholders of Alon in the Alon Merger on the NYSE, to be traded after the completion of the Mergers under Delek’s ticker symbol, “DK.”

Voting Agreements (Page 207)
In connection with the execution of the merger agreement, and as a condition to Delek’s willingness to enter into the merger agreement, Jeff Morris and his spouse Karen Morris and David Wiessman and Mr. Wiessman’s controlled entity D.B.W. Holdings (2005) Ltd. entered into two separate voting and support agreements with Delek. Based on information provided by each of them to Delek and Alon, as of the date of the voting agreements:

•
Wiessman beneficially owned 175,100 shares of Alon common stock and D.B.W. Holdings (2005) Ltd., an entity controlled by Mr. Wiessman, owned 2,335,441 shares of Alon common stock representing approximately 3.5% of the outstanding shares of Alon common stock; and

•
Mr. Morris and his spouse beneficially owned 1,669,347 shares of Alon common stock and may be deemed to beneficially own an additional 232,694 shares of Alon common stock issuable upon exchange of shares of Alon Assets, Inc., collectively representing approximately 2.65% of the outstanding shares of Alon common stock.

In connection with the execution of the merger agreement, and as a condition to Alon’s willingness to enter into the merger agreement, Delek entered into a voting and support agreement with Alon. As of the date of that voting agreement, Delek owned 33,691,292 shares of Alon common stock representing approximately 47% of the outstanding shares of Alon common stock.
Each of the voting agreements requires the Alon stockholder party thereto to vote in favor of the Alon merger proposal. The three voting agreements are attached as Annexes C, D and E to this joint proxy statement/prospectus.
Regulatory Approvals and Third-Party Consents (Page 177)
Delek and Alon have agreed in the merger agreement to cooperate with each other and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable to permit prompt consummation of the Mergers, including using reasonable best efforts to lift injunctions, defend litigation seeking to delay or prevent the Mergers, and prepare documentation, effecting filings, and obtain consents of governments and third parties. Delek is also required to use reasonable best efforts to enter into necessary guarantees in connection with Alon’s effort to obtain certain third-party consents and waivers. Furthermore, Delek and Alon have agreed to consult with each other to obtain material permits, consents and approvals and to keep each other apprised of the status thereof, make an appropriate filing necessary under the HSR Act to renew an existing approval if the closing of the Mergers is not likely to occur prior to May 2, 2017 (which filing has been made and early termination of the HSR waiting period has been granted), notify and consult with each other regarding communications to any governmental authority, and share information necessary for governmental filings or received from governmental authorities in connection with the merger agreement to the extent permitted by law.

Material U.S. Federal Income Tax Consequences of the Mergers (Page 212)
The obligation of Delek to complete the Mergers is conditioned upon the receipt by Delek of an opinion from Baker Botts L.L.P., counsel to Delek, to the effect that (i) the Delek Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. The obligation of Alon to complete the Mergers is conditioned upon the receipt by Alon of an opinion from Vinson & Elkins LLP, counsel to Alon, to the effect that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code.
Subject to the limitations and qualifications described in “Material U.S. Federal Income Tax Consequences of the Mergers,” the U.S. federal income tax consequences of the Mergers to U.S. holders and non-U.S. holders (each as defined in “Material U.S. Federal Income Tax Consequences of the Mergers”) of Delek common stock or Alon common stock will generally be as follows:

•	U.S. holders and non-U.S. holders of Delek common stock will not recognize gain or loss upon the exchange of their Delek common stock for New Delek common stock pursuant to the Delek Merger.

•
U.S. holders of Alon common stock who receive New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger will not recognize any loss and will only recognize gain to the extent of cash received in lieu of a fractional share of New Delek common stock as discussed in “Material U.S. Federal Income Tax Consequences of the Mergers-Tax Consequences to U.S. Holders of Alon Common Stock.”

•
Non-U.S. holders of Alon common stock who receive New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger will not recognize any loss in connection with the Alon merger and will only recognize gain in limited circumstances as discussed in “Material U.S. Federal Income Tax Consequences of the Mergers-Tax Consequences to Non-U.S. Holders of Alon Common Stock.”

Each Delek stockholder and Alon stockholder should read the discussion under “Material U.S. Federal Income Tax Consequences of the Mergers” for a more complete discussion of the U.S. federal income tax consequences of the Mergers. Tax matters can be complicated, and the tax consequences of the Mergers to a particular Delek stockholder or Alon stockholder will depend on such stockholder’s particular facts and circumstances. Delek stockholders and Alon stockholders should consult their own tax advisors to determine the specific tax consequences to them of the Mergers.

Officers and Directors of HoldCo after the Transaction (Page 199)
Prior to the closing of the transactions contemplated in the merger agreement, Delek will elect the board of directors of Delek to be the board of directors of HoldCo and appoint the officers of Delek to be the officers of HoldCo, each to serve until his or her death, permanent disability, resignation or removal or until his or her successor is duly elected or appointed, as applicable, and qualified in accordance with the HoldCo certificate of incorporation and bylaws. Pursuant to the merger agreement, the Special Committee has designated Mr. Wiessman to be appointed to Holdco's board of directors and Ron Haddock to be appointed to Delek Logistics' board of directors. Within 30 days after the closing of the transaction, HoldCo will increase the size of the HoldCo board of directors by one seat and appoint Mr. Wiessman to such newly created seat and will cause the board of directors of Delek Logistics to increase the size of its board of directors by one seat and appoint Mr. Haddock to such newly created seat.
For a further description of the governance of HoldCo following the closing of the transaction, see “Description of HoldCo Capital Stock” beginning on page 238, “Comparison of the Rights of Holders of New Delek Common Stock and Alon Common Stock” beginning on page 231 and “The Merger Agreement—Organizational Documents; Directors, Managers and Officers; NYSE Listing” beginning on page 184.
Interests of Delek’s Directors and Officers in the Mergers (Page 164)
In considering the recommendations of the Delek Board, Delek stockholders should be aware that some of the directors and executive officers of Delek may have interests in the transaction that are different from, or are in addition to, the interests of Delek’s stockholders generally. These interests may present such executive officers and directors with actual or potential conflicts of interest. These interests include their designation as directors or executive officers of HoldCo following the completion of the transactions, and the service of executive officers and directors of Delek on the Alon Board since May 2015. The Delek Board was aware of these interests during its deliberations on the merits of the transaction and in deciding to recommend that Delek stockholders vote for the New Delek share issuance proposal. See “The Mergers—Background of the Mergers” and “The Mergers—Delek’s Reasons for the Mergers and New Delek Share Issuance; Recommendation of the Delek Board” beginning on pages 81 and 118, respectively.
Interests of Alon’s Directors and Officers in the Mergers (Page 165)
In considering the recommendation of the Alon Board that the Alon stockholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the Alon Merger, Alon’s stockholders should be aware that aside from their interests as stockholders of Alon, Alon’s directors and executive officers have interests in the Alon Merger that may be different from, or in addition to, those of other stockholders of Alon generally. The members of the Alon Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the Alon Merger, and in recommending to the stockholders of Alon that the merger agreement be approved. See “The Mergers—Background of the Mergers” and “The Mergers—Alon’s Reasons for the Transaction; Recommendations of the Special Committee and the Alon Board” beginning on pages 81 and 135, respectively.

Voting by Delek’s Directors and Executive Officers (Page 65)
As of May 26, 2017, the directors and executive officers of Delek beneficially owned, in the aggregate, 1,054,777 shares (or approximately 1.70%) of the Delek common stock. For additional information regarding the votes required to approve the proposals to be voted on at the Delek special meeting, see “The Delek Special Meeting of Stockholders” beginning on page 65. The directors and executive officers of Delek have informed Delek that they currently intend to vote all of their shares of Delek common stock for the proposals to be voted on at the Delek special meeting.
Voting by Alon’s Directors and Executive Officers (Page 70)
As of May 26, 2017, the directors and executive officers of Alon beneficially owned, in the aggregate, 6,275,599 shares (or approximately 8.7%) of the Alon common stock. For additional information regarding the voting required to approve the proposals to be voted on at the Alon special meeting, see “The Alon Special Meeting of Stockholders” beginning on page 70. The directors and executive officers of Alon have informed Alon that they currently intend to vote all of their Alon common stock for the proposals to be voted on at the Alon special meeting. In addition, pursuant to the voting agreements, David Wiessman, D.B.W. Holdings (2005) Ltd., Jeff Morris, Karen Morris and Delek, who collectively hold approximately 53.0% of the issued and outstanding Alon common stock, agreed to vote their shares of Alon common stock in favor of the Alon merger proposal being presented at the Alon special meeting. For additional information regarding the voting agreements, see “The Voting Agreements” beginning on page 207.
Appraisal Rights (Page 250)
Neither the Alon stockholders nor the Delek stockholders will have appraisal rights under the Delaware General Corporation Law with respect to Mergers. For additional information regarding appraisal rights, see “No Appraisal Rights” beginning on page 250.
Comparison of the Rights of Holders of New Delek Common Stock and Alon Common Stock (Page 231)
The rights of Alon stockholders who receive shares of New Delek common stock in the Mergers will be governed by the certificate of incorporation of HoldCo and the bylaws of HoldCo rather than by the second amended and restated certificate of incorporation of Alon and the amended and restated bylaws of Alon. As a result, Alon stockholders will have different rights once they become stockholders of HoldCo due to the differences in the governing documents of Alon and HoldCo. The key differences are described in the section entitled “Comparison of the Rights of Holders of New Delek Common Stock and Alon Common Stock” beginning on page 231.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DELEK
The following table sets forth selected historical consolidated financial data for Delek, adjusted in respect of all periods for Delek’s sale, in November 2016, of its retail related assets, including MAPCO Express, Inc. and certain related affiliated companies. The historical consolidated financial information for each of the years in the five-year period ended December 31, 2016 is derived from the consolidated financial statements of Delek as of and for each of the years in the five-year period ended December 31, 2016. The historical consolidated financial information for each of the three months ended March 31, 2017 and 2016 is derived from the recasted condensed consolidated financial statements of Delek as of and for each of the three months ended March 31, 2017 and 2016. You should not assume the results of operations for any past periods indicate results for any future period, including with respect to the future performance of Delek following the date of this joint proxy statement/prospectus or following the completion of the Mergers. You should read this information in conjunction with Delek’s consolidated financial statements and related notes thereto included in Delek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Delek's condensed consolidated financial statements and related notes thereto included in Delek's Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255. For financial information giving effect to the Mergers and the transactions contemplated by the merger agreement, see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 219.

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Consolidated Statements of Income Data:	(In millions, except share and per share data)
Net sales	$1,182.2	$886.1	$4,197.9	$4,782.0	$7,019.2	$7,184.2	$6,977.0
Insurance proceeds — business interruption	$—	$(42.4)	$(42.4)	$—	$—	$—	$—
Income (loss) from continuing operations	$15.3	$(21.5)	$(219.7)	$37.1	$225.3	$136.4	$279.5
Income (loss) from discontinued operations, net of tax	$—	$(2.4)	$86.3	$6.6	$0.7	$(0.7)	$(3.5)
Net income (loss) attributable to Delek	$11.2	$(29.2)	$(153.7)	$19.4	$198.6	$117.7	$272.8

Total basic earnings (loss) per share	$0.18	$(0.47)	$(2.49)	$0.32	$3.38	$1.99	$4.65

Total diluted earning (loss) per share	$0.18	$(0.47)	$(2.49)	$0.32	$3.34	$1.96	$4.57
Weighted average common shares outstanding:
Basic	61,978,072	62,132,007	61,921,787	60,819,771	58,780,947	59,186,921	58,719,968
Diluted	62,589,210	62,132,007	61,921,787	61,320,570	59,355,120	60,047,138	59,644,798
Dividends declared per common share outstanding	$0.15	$0.15	$0.60	$0.60	$1.00	$0.95	$0.60

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Consolidated Balance Sheet Data:	(In millions)
Cash and cash equivalents	$591.4	$342.8	$689.2	$287.2	$429.8	$383.2	$589.6
Assets of discontinued operations held for sale	—	463.8	—	478.8	485.9	480.6	437.9
Total current assets	1,367.3	1,399.1	1,402.2	1,397.5	1,656.0	1,810.3	1,715.0
Property, plant and equipment, net	1,089.8	1,155.6	1,103.3	1,177.4	1,099.2	944.3	834.2
Total assets	2,958.0	3,296.8	2,985.1	3,324.9	2,888.7	2,840.4	2,623.7
Liabilities of discontinued operations held for sale	—	285.9	—	302.8	259.1	235.5	266.4
Total current liabilities	918.9	1,053.5	940.5	1,004.1	1,057.5	1,250.3	1,168.3
Total debt, including current maturities	824.9	799.2	832.9	805.2	464.8	313.1	249.7
Total non-current liabilities	856.7	927.1	862.1	966.9	632.8	469.7	377.4
Total shareholders' equity	1,182.4	1,316.2	1,182.5	1,353.9	1,198.4	1,120.4	1,078.0
Total liabilities and shareholders' equity	2,958.0	3,296.8	2,985.1	3,324.9	2,888.7	2,840.4	2,623.7

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALON
The following table sets forth selected historical consolidated financial data for Alon. The historical consolidated financial information for each of the years in the five-year period ended December 31, 2016 is derived from the audited consolidated financial statements of Alon as of and for each of the years in the five-year period ended December 31, 2016. The historical consolidated financial information for each of the three months ended March 31, 2017 and 2016 is derived from the condensed consolidated financial statements of Alon as of and for each of the three months ended March 31, 2017 and 2016. You should not assume the results of operations for any past periods indicate results for any future period, including with respect to the future performance of Alon following the date of this joint proxy statement/prospectus or following the completion of the Mergers. You should read this information in conjunction with Alon’s consolidated financial statements and related notes thereto included in Alon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Alon's condensed consolidated financial statements and related notes thereto included in Alon's Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255. For financial information giving effect to the Mergers and the transactions contemplated by the merger agreement, see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 219.

	Three Months Ended March 31,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in millions, except share and per share data)
STATEMENTS OF OPERATIONS DATA:
Net sales	$1,150.6	$850.0	$3,913.4	$4,338.2	$6,779.5	$7,046.4	$8,017.7
Loss on impairment of goodwill(1)	$—	$—	$—	$(39.0)	$—	$—	$—
Operating income (loss)	$28.2	$(39.4)	$(67.4)	$203.4	$201.6	$149.4	$269.5
Net income (loss) available to stockholders	$7.3	$(35.5)	$(82.8)	$52.8	$38.5	$23.0	$79.1
Earnings (loss) per share, basic	$0.10	$(0.51)	$(1.17)	$0.76	$0.56	$0.33	$1.29
Weighted average shares outstanding, basic	71,490,000	70,143,000	70,739,000	69,772,000	68,985,000	63,538,000	57,501,000
Earnings (loss) per share, diluted	$0.10	$(0.51)	$(1.17)	$0.75	$0.55	$0.32	$1.24
Weighted average shares outstanding, diluted	71,577,000	70,143,000	70,739,000	70,714,000	69,373,000	64,852,000	63,917,000
Cash dividends per common share	$0.15	$0.15	$0.60	$0.55	$0.53	$0.38	$0.16

BALANCE SHEET DATA:
Cash and cash equivalents	$186.1	$193.4	$136.3	$234.1	$215.0	$224.5	$116.3
Working capital	$3.0	$45.3	$40.6	$78.7	$126.7	$60.9	$87.2
Total assets	$2,112.2	$2,213.2	$2,110.2	$2,176.1	$2,191.6	$2,235.0	$2,211.1
Total debt	$516.3	$554.1	$528.0	$556.0	$554.5	$602.1	$574.5
Total debt less cash and cash equivalents	$330.2	$360.7	$391.7	$321.8	$339.5	$377.6	$458.2
Total equity	$581.3	$659.5	$582.4	$664.2	$673.8	$625.4	$621.2

(1)	During the year ended December 31, 2015, Alon recognized a goodwill impairment loss of $39,028 related to its California refining reporting unit.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following table presents selected unaudited pro forma combined financial information about Delek’s consolidated balance sheet and consolidated statement of operations, after giving effect to the Mergers. The pro forma condensed combined balance sheet gives effect to the Mergers as if the transactions had occurred on March 31, 2017. The pro forma combined statement of operations for the year ended December 31, 2016 and three months ended March 31, 2017 gives effect to the Mergers as if the transactions had become effective on January 1, 2016.
The unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing or other restructuring that may result from the Mergers. The information presented below should be read in conjunction with the historical consolidated financial statements of each of Delek and Alon, including the related notes, filed by each of them with the SEC, and with the pro forma condensed combined financial statements of Delek and Alon, including the related notes, appearing elsewhere in this joint proxy statement/prospectus. See “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Information,” beginning on pages 255 and 219, respectively, for more information. The unaudited pro forma condensed combined financial data are not necessarily indicative of results that actually would have occurred or that may occur in the future had the Mergers been completed on the dates indicated.

(In millions, except share and per share data)	Three Months Ended March 31, 2017	Year Ended December 31, 2016
Pro Forma Statement of Combined Operations Information:
Net sales	$2,324.9	$8,100.9
Net income (loss) from continuing operations	$34.7	$(73.8)
Net income (loss) from continuing operations attributable to Delek	$27.6	$(97.1)
Basic & diluted earnings (loss) per share:
Basic	$0.34	$(1.20)
Diluted	$0.34	$(1.20)

(In millions)	As of March 31, 2017
Pro Forma Combined Balance Sheet Information:
Total current assets	$1,838.3
Total assets	$5,205.7
Debt	$1,341.2
Total liabilities	$3,404.8
Shareholders' equity	$1,800.9
Non-controlling interest	$290.0

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE FINANCIAL DATA
The following table sets forth, for the year ended December 31, 2016 and the three months ended March 31, 2017, selected per share information for Delek common stock on a historical and pro forma combined basis and, for the year ended December 31, 2016 and the three months ended March 31, 2017, selected per share information for Alon common stock on a historical and pro forma equivalent basis. Except for the historical information as of and for the year ended December 31, 2016, which is derived from the audited financial statements, the information in the table is unaudited. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Mergers and the other transactions contemplated by the merger agreement had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of Delek or Alon following the date of this joint proxy statement/prospectus or following the completion of the Mergers. You should read the data with the historical consolidated financial statements and related notes of Delek and Alon contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, all of which are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255.
The pro forma combined data and Alon equivalent pro forma data for book value per share gives effect to the Mergers as if the Mergers had been effective as of March 31, 2017 and December 31, 2016, and as if the Mergers had been effective as of January 1, 2016 in the case of the net income (loss) per share data. The unaudited pro forma data combines the historical results of Alon into Delek’s consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other activity related to the Mergers, they are not indicative of what could have occurred had the Mergers taken place on January 1, 2016.
The pro forma combined net income (loss) per share of common stock set forth below were calculated using the methodology as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 219. Both Delek and Alon have declared dividends on account of their respective common stock during the periods presented in the following table, as shown in the section entitled “Comparative Per Share Market Price and Dividend Information.” The pro forma combined book value per share was calculated by dividing total combined Delek and Alon pro forma common stockholders’ equity by pro forma equivalent shares of common stock. The pro forma Alon equivalent per common share amounts were calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 0.504.
The unaudited pro forma adjustments are based upon available information and certain assumptions that Delek and Alon management believe are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the Mergers or consider any potential impacts of current market conditions or the Mergers on revenues, expense efficiencies, debt refinancing or restructuring, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Upon completion of the Mergers, the operating results of Alon will be reflected in the consolidated financial statements of Delek on a prospective basis.

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
Delek historical data
Net income (loss) per share, diluted	$0.18	$(3.88)
Book value per share	$14.84	$14.77
Cash dividends per share	$0.15	$0.60

Alon historical data
Net income (loss) per share, diluted	$0.10	$(1.17)
Book value per share	$7.22	$7.28
Cash dividends per share	$0.15	$0.60

Delek unaudited pro forma combined data
Net income (loss) per share, diluted	$0.34	$(1.20)
Book value per share	$18.59	$17.85
Cash dividends per share	$0.25	$0.99

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Delek common stock is listed on NYSE under the symbol “DK,” and Alon common stock is listed on NYSE under the symbol “ALJ.” The following table sets forth the high and low reported sale prices per share of Delek common stock and Alon common stock, and the dividends per share declared by Delek and Alon, for the calendar quarters indicated, including special dividends declared by Delek for each calendar quarter of 2014 and by Alon for the fourth quarter of 2014.

	Delek common stock			Alon common stock
	High	Low	Dividend Declared	High	Low	Dividend Declared
2014
First Quarter	$35.11	$26.39	$0.25	$17.04	$12.92	$0.06
Second Quarter	$34.07	$27.77	$0.25	$17.58	$12.43	$0.06
Third Quarter	$36.05	$27.48	$0.25	$17.31	$12.08	$0.10
Fourth Quarter	$34.56	$25.15	$0.25	$17.17	$11.64	$0.31
2015
First Quarter	$40.22	$25.38	$0.15	$17.15	$10.28	$0.10
Second Quarter	$41.15	$34.96	$0.15	$19.09	$15.41	$0.15
Third Quarter	$40.47	$27.32	$0.15	$23.29	$16.95	$0.15
Fourth Quarter	$29.90	$22.11	$0.15	$19.84	$14.65	$0.15
2016
First Quarter	$24.74	$12.54	$0.15	$15.09	$9.20	$0.15
Second Quarter	$17.39	$11.41	$0.15	$11.75	$5.93	$0.15
Third Quarter	$18.57	$11.66	$0.15	$8.74	$5.86	$0.15
Fourth Quarter	$25.14	$14.76	$0.15	$11.94	$6.98	$0.15
2017
First Quarter	$26.06	$21.30	$0.15	$13.01	$10.75	$0.15
Second Quarter (through May 25, 2017)	$26.42	$21.22	$0.15	$13.32	$10.67	$0.15

The following table presents trading information for Delek common stock and Alon common stock on December 30, 2016, the last full trading day before the public announcement of the proposed acquisition of Alon by Delek, and May 25, 2017, the latest practicable trading day before the date of this joint proxy statement/prospectus.

	Delek common stock			Alon common stock
	High	Low	Close	High	Low	Close
December 30, 2016	$24.69	$23.83	$24.07	$11.75	$11.30	$11.38
May 25, 2017	$26.13	$25.19	$25.33	$13.14	$12.66	$12.70
For illustrative purposes, the following table provides equivalent per share information for Alon common stock on December 30, 2016, the last full trading day before the public announcement of the proposed acquisition of Alon by Delek, and May 25, 2017, the latest practicable trading day before the date of this joint proxy statement/prospectus. Equivalent per share amounts for Alon common stock are calculated by multiplying per share information for Delek common stock by the exchange ratio of 0.504, rounded to the nearest whole cent.

	Delek common stock			Alon common stock
	High	Low	Close	High	Low	Close
December 30, 2016	$24.69	$23.83	$24.07	$12.44	$12.01	$12.13
May 25, 2017	$26.13	$25.19	$25.33	$13.17	$12.70	$12.77

Delek stockholders and Alon stockholders are advised to obtain current market quotations for Delek common stock and Alon common stock. The market price of Delek common stock and Alon common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the Mergers. No assurance can be given concerning the market price of Delek common stock or Alon common stock before the completion of the Mergers or the market price of New Delek common stock after the effective time of the Mergers. Changes in the market price of Delek common stock prior to the completion of the Mergers will affect the market value of the merger consideration that Alon stockholders will receive upon completion of the Alon Merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events in relation to each of Delek, Alon and the combined company, and other statements, concerns or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are found at various places throughout this joint proxy statement/prospectus, including in the section entitled “Risk Factors” beginning on page 49. These forward-looking statements, wherever they occur in this joint proxy statement/prospectus or the documents incorporated by reference, include, but are not limited to, statements regarding the proposed Mergers, integration and transition plans, synergies, opportunities, anticipated future performance and financial position and other factors. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Delek’s and Alon’s filings with the SEC, including their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2016, as well as, among others, risks and uncertainties relating to:

•
the expected timing and likelihood of completion of the proposed Mergers, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed Mergers that could reduce anticipated benefits or cause the parties to abandon the transaction;

•	the ability to successfully integrate the businesses;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the possibility that stockholders of Delek may not approve the issuance of shares of New Delek common stock in the Alon Merger or that stockholders of Alon may not approve the merger agreement;

•	the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all;

•	disruption of management time from ongoing business operations due to the proposed transaction;

•	any announcements relating to the proposed transaction could have adverse effects on the market price of Delek’s common stock or Alon’s common stock;

•
the proposed transaction and its announcement could have an adverse effect on the ability of Delek and Alon to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally;

•	problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected;

•	the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies;

•	the results of any merger-related litigation, settlements and investigations;

•	uncertainty related to timing and amount of future Delek share repurchases and dividend payments;

•	risks and uncertainties with respect to the quantities and costs of crude oil Delek is able to obtain and the price of the refined petroleum products Delek ultimately sells;

•	gains and losses from derivative instruments;

•	Delek management’s ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions;

•	acquired assets may suffer a diminishment in fair value as a result of which Delek may need to record a write-down or impairment in carrying value of the asset;

•	changes in the scope, costs, and/or timing of capital and maintenance projects;

•	operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products;

•	Delek’s competitive position and the effects of competition;

•	the projected growth of the industries in which we operate;

•	general economic and business conditions affecting the southern United States; and

•	other developments in the markets in which Delek and Alon operate, as well as management’s response to any of the aforementioned factors.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.
The parties undertake no obligation to publicly update or revise any such forward-looking statements, except as required by applicable law or regulation.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 46 of this joint proxy statement/prospectus, Delek stockholders should carefully consider the following risks in deciding whether to vote for the approval of the Delek proposals, and Alon stockholders should carefully consider the following risk factors in deciding whether to vote for the Alon proposals. In addition, stockholders of Delek and stockholders of Alon should read and consider the risks associated with each of the businesses of Delek and Alon because these risks will relate to the combined company. Certain of these risks can be found in Delek’s and Alon’s respective Annual Reports on Form 10-K for the year ended December 31, 2016, both of which are incorporated by reference into this joint proxy statement/prospectus. You should carefully read this entire joint proxy statement/prospectus and its Annexes and the other documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255 of this joint proxy statement/prospectus.
Risks Related to the Mergers
The exchange ratio is fixed and will not be adjusted in the event of any change in the stock prices of either Delek or Alon.
Upon closing of the Alon Merger, each issued and outstanding share of Alon common stock (other than Alon common stock held by Delek or any subsidiary of Delek) will be converted into the right to receive 0.504 shares of New Delek common stock with cash paid in lieu of fractional shares. This exchange ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of either Delek common stock or Alon common stock prior to the completion of the Mergers. Because the exchange ratio is fixed, changes in the price of Delek common stock prior to the Alon Merger will affect the value of the merger consideration that Alon stockholders will receive on the date of the Alon Merger. In addition, HoldCo will issue an amount of shares of New Delek common stock in the Alon Merger based on the number of shares of Alon common stock outstanding as of the effective time of the Alon Merger, and the amount of shares of New Delek common stock issued in the Alon Merger will not change based on the price of the shares of Delek common stock or Alon common stock as of the date of the Alon Merger or their relative price, or any changes in their price or relative price prior to the Alon Merger.
Stock price changes may result from a variety of factors (many of which are beyond our control), including the following:

•	changes in our respective businesses, operations and prospects;

•	changes in market assessments of the business, operations, and prospects of either company;

•	investor behavior and strategies, including market assessments of the likelihood that the Mergers will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Delek’s and Alon’s common stock; and

•	federal, state, and local legislation, governmental regulation, and legal developments in the jurisdictions in which Alon and Delek operate.
The price of Delek common stock at the closing of the Mergers may vary from its price on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus, and/or on the dates of the special meetings of Delek and Alon. As a result, the market value represented by the exchange ratio will also vary. For example, based on the range of closing prices of Delek common stock during the period from December 30, 2016, the last full trading day before Delek’s public announcement of the merger agreement to acquire Alon, through May 25, 2017, the latest practicable date before the date of this joint proxy statement/prospectus, the exchange ratio represented a market value ranging from a low of $10.74 to a high of $13.23 for each share of Alon common stock.
The ability of Delek and Alon to complete the Mergers is subject to a number of conditions which could delay the completion of the Mergers or result in the termination of the merger agreement in accordance with its terms.
The completion of the Mergers is subject to the fulfillment of a number of conditions which make the completion and timing of the transaction uncertain. These conditions include, among others, conditions that the New Delek share issuance proposal be approved by the affirmative vote of a majority of the votes cast by holders of shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting; that the Alon merger proposal be approved by the Alon Common Stockholder Approval and the Alon Disinterested Stockholder Approval; the registration statement on Form S-4 of which this joint proxy statement/prospectus is part, registering the shares of New Delek common stock to be issued in connection with the transaction, be declared effective by the SEC and no stop order suspending effectiveness of the registration be in effect; the NYSE approve the listing of such shares for trading on the NYSE; and no order, decree or injunction of any court or agency of competent jurisdiction or law be in effect that enjoins or otherwise prohibits the Mergers. These conditions to the closing of the Mergers may not be fulfilled in a timely manner or at all, and, accordingly, the Mergers may be delayed or may not be completed. In addition, if the Mergers are not completed by October 2, 2017, either Delek or Alon may choose not to proceed with the Mergers, and the parties can mutually decide to terminate the merger agreement at any time prior to the consummation of the Mergers, before or after stockholder approval. In addition, Delek or Alon may elect to terminate the merger agreement in certain other circumstances. See “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 201 and “The Merger Agreement—Termination—Termination Rights” beginning on page 203 for a fuller description of these circumstances.
Any delay in completing the Mergers may reduce or eliminate the expected benefits from the transaction.
The Mergers are subject to a number of conditions beyond Delek’s and Alon’s control that may prevent, delay or otherwise materially adversely affect its completion. Delek and Alon cannot predict whether and when these other conditions will be satisfied. There can be no assurance that either Delek or Alon or both parties will waive any condition to closing that is not satisfied. Furthermore, the requirements for obtaining the required clearances and approvals and the time required to satisfy any other conditions to the closing could delay the completion of the Mergers for a significant period of time or prevent the transaction from occurring. Any delay in completing the Mergers could cause Delek not to realize some or all of the benefits that it expects to achieve if the Mergers are successfully completed within the expected timeframe. See “The Merger Agreement—Conditions to the Completion of the Mergers” beginning on page 201.
Failure to complete the Mergers could negatively impact the stock prices and the future business and financial results of Delek and Alon.
The merger agreement contains a number of conditions that must be satisfied or waived prior to the completion of the Mergers. There can be no assurance that all of the conditions to the Mergers will be so satisfied or waived. If the conditions to the Mergers are not satisfied or waived, Delek and Alon will be unable to complete the merger.

If the Mergers are not completed for any reason, including the failure to receive the required approvals of Delek’s and Alon’s respective stockholders, the respective ongoing businesses of Delek or Alon may be adversely affected and Delek and Alon will be subject to several risks, including the following:

•
being required, under certain circumstances, to pay a termination fee of $20 million, in the case of a payment by Delek to Alon, and $15 million, in the case of a payment by Alon to Delek (see “The Merger Agreement—Termination—Termination Fee Payable by Alon” and “The Merger Agreement—Termination—Termination Fee Payable by Delek” beginning on page 205);

•	having to pay certain costs relating to the proposed Merger, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•
having expended the time, resources and focus of management of each of the companies on the Mergers that could otherwise have been spent on Delek’s and Alon’s existing businesses and the pursuit of other opportunities that could have been beneficial to each company.

If the Mergers do not occur, Delek and Alon may incur these costs without realizing any of the benefits of the Mergers being completed. In addition, if the Mergers are not completed, Delek and/or Alon may experience negative reactions from the financial markets and from their respective customers and employees. Delek and/or Alon could also be subject to litigation related to any failure to complete the Mergers or to enforcement proceedings commenced against Delek or Alon to perform their respective obligations under the merger agreement. If the Mergers are not completed, Delek and Alon cannot assure their respective stockholders that these risks will not materialize or will not materially affect the business, financial results and stock prices of Alon or Delek.

Furthermore, if the Mergers are terminated and either party’s board of directors seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the Mergers. If the merger agreement is terminated under specified circumstances, either Alon or Delek may be required to pay the other party a termination fee. See the section entitled “The Merger Agreement—Termination” beginning on page 203 for a description of these circumstances.
The merger agreement contains provisions that could discourage a potential competing acquiror from making a competing acquisition proposal.
The merger agreement contains “no shop” provisions that, subject to limited exceptions, restrict the ability of Delek and Alon to initiate, solicit, knowingly encourage or facilitate competing third-party proposals of offers regarding certain acquisition proposals or offers for competing transactions. Further, even if the Alon Board or Delek Board withdraws or modifies its recommendation of the Alon merger proposal or the New Delek share issuance proposal, as applicable, it will still be required to submit the matter to a vote of the Alon stockholders at the Alon special meeting or the vote of the Delek stockholders at the Delek special meeting, as applicable, unless the merger agreement is terminated in accordance with its terms. In addition, Delek generally has an opportunity to offer to modify the terms of the Alon Merger and the merger agreement in response to any competing acquisition proposals (as defined in the merger agreement) that may be made before the Alon Board may withdraw or modify its recommendation. In some circumstances, upon termination of the merger agreement, one of the parties may be required to pay a termination fee to the other party. For additional information, see “The Merger Agreement—Non-Solicitation or Acquisition Proposals; Changes In Recommendation” beginning on page 193 and “—Termination” beginning on page 203.
These provisions could discourage a third party from considering or submitting a potential, competitive acquisition proposal, even if it were prepared to pay consideration with a higher per share cash or market value than that market value proposed to be received or realized in the Mergers, or might result in a potential competing acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.
Delek and Alon will incur significant transaction and merger-related costs in connection with the Mergers, which may be in excess of those anticipated by Delek and Alon.
Delek and Alon have incurred and expect to continue to incur substantial costs and expenses relating directly to the Mergers, including fees and expenses payable to financial advisors, other professional fees and expenses, insurance premium costs, fees and costs relating to integration planning activities, regulatory filings and notices, SEC filing fees, printing and mailing costs and other transaction-related costs, fees and expenses. Delek and Alon expect to continue to incur a number of non-recurring costs associated with completing the Mergers, combining the operations of the two companies and achieving desired synergies. These fees and costs have been, and will continue to be, substantial.

The costs described above, as well as other unanticipated costs and expenses, could have an adverse effect on the financial condition and operating results of New Delek following the completion of the Mergers. If the Mergers are not completed, Delek and Alon will have incurred substantial expenses and devoted substantial management time for which no ultimate benefit will have been received by either company.
The pendency of the Mergers and related uncertainty could adversely affect the relationships of Delek and Alon with employees, customers, commercial partners, financing parties and other third parties.
Uncertainty about the effect of the Mergers on employees, customers, commercial partners and other third parties may have an adverse effect on Alon and Delek. These uncertainties may cause customers, suppliers, commercial partners, financing parties and others that deal with Alon or Delek to seek to change, delay or defer decisions with respect to existing or future business relationships. These uncertainties may impair Alon and Delek’s ability to retain, hire and motivate certain current and prospective employees while the Mergers are pending and for a period of time thereafter, as they may experience uncertainty about their respective future roles with Alon or Delek. These uncertainties may result in the need to offer retention compensation that exceeds the currently accrued amounts. If key employees, customers, suppliers, commercial partners, financing parties and other third parties terminate or change, or seek to terminate or change, their existing relationships with Alon or Delek, Alon’s business or Delek’s business, and the combined company’s business as a result, could be harmed.
In addition, the merger agreement restricts Alon and Delek from entering into certain corporate transactions and taking other specified actions without the consent of the other party, and generally requires the parties to continue their respective operations in the ordinary course, until completion of the Mergers. These restrictions may prevent Delek and Alon from pursuing attractive business opportunities that may arise prior to the completion of the Mergers. Please see the section entitled “The Merger Agreement—Interim Operations of Alon and Delek Pending the Mergers,” beginning on page 188, for a description of the restrictive covenants to which Delek and Alon are subject.
The consummation of the Mergers may permit counterparties to other agreements to terminate those agreements.
Alon and Delek are parties to certain agreements that give the counterparties to such agreements, including investors and commercial partners, certain rights, including notice, consent and other rights in connection with “change of control” transactions or otherwise, that may give rise to a default by Alon or Delek, as applicable, under the agreements or a right by the counterparty to terminate the agreement. Under certain of these agreements, the Mergers may constitute a “change of control” or otherwise give rise to consent or termination rights and, therefore, the counterparties may assert their rights in connection with the Mergers and claim a default of the agreement by Alon or Delek, as applicable, and/or terminate the agreements, which may adversely affect business and operations of the Combined Company and the value of the New Delek common stock following the Mergers.

The opinions of Delek’s and Alon’s respective financial advisors will not reflect changes in circumstances that may have occurred after the date of the opinions.
Delek and Alon have received opinions from their respective financial advisors in connection with the signing of the merger agreement. The opinions delivered to the Delek Board and Alon Special Committee, respectively, state that as of the date of the opinion, based on and subject to the assumptions, limitations and qualifications set forth in the opinion and based on such other matters as each financial advisor considered relevant, the merger consideration to be paid pursuant to the merger agreement was fair from a financial point of view to the parties. The financial advisors’ opinions speak only as of the time each was rendered and not as of the closing of the proposed sale or any other time. Changes in circumstances that have occurred or may occur after the date of the opinions could significantly alter the value, facts or elements on which each opinion was based.
Because Delek and Alon do not currently anticipate asking their respective financial advisors to update their opinions, the opinions will not address the fairness of the per share merger consideration from a financial point of view at the time the Mergers are completed. The Delek Board’s recommendation that Delek stockholders vote “FOR” the New Delek share issuance proposal and the Alon Board’s recommendation that Alon stockholders vote “FOR” the adoption of the merger agreement and the other merger-related matters, however, is made as of the date of this joint proxy statement/prospectus. For a description of the opinions that Delek and Alon received from their respective financial advisors, please see the sections entitled “The Mergers—Opinion of Delek’s Financial Advisor” and “The Mergers—Opinion of Financial Advisor to the Alon Special Committee” beginning on pages 122 and 141, respectively. A copy of the opinion of TPH, Delek’s financial advisor, is attached as Annex G to this joint proxy statement/prospectus, and a copy of the opinion of J.P. Morgan, the financial advisor to the Alon Special Committee, is attached as Annex F to this joint proxy statement/prospectus, and each is incorporated by reference herein in its entirety.

Certain directors and executive officers of Delek and Alon have interests in the Mergers that may be different from, or in addition to, the interests of Delek’s stockholders and Alon’s stockholders generally.
Certain executive officers of Delek and Alon participated in the negotiation of the terms of the merger agreement. The Delek Board approved the merger agreement and the New Delek share issuance and determined that the merger agreement and the transactions contemplated thereby, including the New Delek share issuance, are advisable and in the best interests of Delek and its stockholders. The Special Committee and the Alon Board, upon the recommendation of the Special Committee approved the merger agreement and determined that the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Alon and its stockholders. In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that certain of Delek’s directors and executive officers and certain of Alon’s directors and executive officers have interests in the Mergers that may be different from, or in addition to, the interests of Delek’s or Alon’s stockholders. For example, some Delek directors and executive officers serve on the Alon Board and certain Alon officers are entitled to retention compensation. These interests are described in more detail in the sections entitled “Stock Ownership of Certain Beneficial Owners and Directors and Executive Officers of Delek” beginning on page 244, “The Mergers—Interests of Delek’s Directors and Executive Officers in the Mergers” beginning on page 164, “Stock Ownership of Certain Beneficial Owners and Directors and Executive Officers of Alon” beginning on page 247 and “The Mergers—Interests of Alon’s Directors and Executive Officers in the Mergers” beginning on page 165.
Alon and Delek stockholders will not be entitled to dissenters’ or appraisal rights in the Mergers.
Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from an extraordinary transaction, such as the Mergers, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a)-(c).
Because Alon common stock is listed on NYSE, a national securities exchange, and is expected to continue to be so listed on the record date, and because the Alon Merger otherwise satisfies the foregoing requirements, holders of Alon common stock will not be entitled to dissenters’ or appraisal rights in the Alon Merger with respect to their shares of Alon common stock. Similarly, holders of Delek common stock will not be entitled to dissenters’ or appraisal rights in the Delek Merger.
Legal proceedings against Delek or Alon could result in an injunction preventing the completion of the Mergers or a judgment resulting in the payment of damages.
Potential plaintiffs may file lawsuits challenging the proposed Mergers. The outcome of any such litigation is uncertain. If any litigation challenging the Mergers is not resolved, the lawsuits could prevent or delay completion of the Mergers and result in substantial costs to Delek and Alon, including any costs associated with the indemnification of its respective directors and officers. One condition to closing the Mergers is that no order, decree or injunction of any court or agency of competent jurisdiction be in effect that enjoins, prohibits or makes illegal consummation of any of the transactions, and no legal proceeding by any governmental authority with respect to the Mergers or other transactions be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Mergers or imposes any material restrictions on the transactions contemplated by the merger agreement. If any lawsuit is filed challenging the Mergers and is successful in obtaining an injunction preventing the parties to the merger agreement from consummating the Mergers, such injunction may delay or prevent the Mergers. As such, if plaintiffs are successful in obtaining an injunction prohibiting the consummation of the Mergers or the other transactions contemplated by the merger agreement, then such injunction may prevent the Mergers from being completed, or from being completed within the expected timeframe.
The defense or settlement of any legal proceedings or future litigation could be time-consuming and expensive, divert the attention of Delek management and/or Alon management away from their regular business, and, if any one of these legal proceedings or any future litigation is adversely resolved against either Delek or Alon, could have a material adverse effect on their respective financial condition, results of operations or liquidity of Delek or the combined company if resolved after the Mergers are completed.
Until the completion of the Mergers or the termination of the merger agreement in accordance with its terms, in consideration of the agreements made by the parties in the merger agreement, Delek and Alon are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Delek or Alon and their respective stockholders.
Until the Mergers are completed, the merger agreement restricts each of Delek and Alon from taking specified actions without the consent of the other party, and requires each of Delek and Alon to operate in the ordinary and usual course of business consistent with past practice. Alon is subject to a number of customary interim operating covenants relating to, among other things, its capital expenditures, incurrence of indebtedness, entry into or amendment of certain types of agreements, equity grants and changes in director, employee, independent contractor and consultant compensation. These restrictions may prevent Delek and/or Alon from making appropriate changes to their respective businesses or pursuing attractive business opportunities that may arise prior to the completion of the Mergers. See “The Merger Agreement—Interim Operations of Alon and Delek Pending the Mergers” beginning on page 188 for a description of the restrictive covenants applicable to Delek and Alon, respectively.

If the Delek Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and the Mergers, taken together, are not treated as an “exchange” within the meaning of Section 351 of the Internal Revenue Code, the Delek stockholders and the Alon stockholders may be required to pay substantial U.S. federal income taxes.
The obligation of Delek to complete the Mergers is conditioned upon the receipt by Delek of an opinion from Baker Botts L.L.P., counsel to Delek, to the effect that (i) the Delek Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. The obligation of Alon to complete the Mergers is conditioned upon the receipt by Alon of an opinion from Vinson & Elkins LLP, counsel to Alon, to the effect that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code.
These opinions will be based on customary assumptions and representations from Delek and Alon, as well as certain covenants and undertakings by Delek and Alon. If any of the representations, assumptions, covenants, or undertakings upon which the opinions are based is incorrect, incomplete, inaccurate, or violated, the validity of the opinions may be affected and the U.S. federal income tax consequences of the Mergers could differ from those described in this joint proxy statement/prospectus. An opinion of counsel represents such counsel’s best legal judgment but is not binding on the Internal Revenue Service, which we refer to as the “IRS,” or any court. Neither Delek nor Alon intends to obtain a ruling from the IRS with respect to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to these opinions. In such case, upon a holder’s exchange of Delek common stock and Alon common stock pursuant to the Mergers for New Delek common stock, such holder would recognize taxable gain or loss as if it sold its Delek common stock or Alon common stock, as applicable.
Risks Related to the Business of the Combined Company Following the Mergers
Delek is expected to incur substantial expenses related to the integration of Delek and Alon.
Delek is expected to incur substantial expenses in connection with the integration of the business, policies, procedures, operations, technologies and systems of Alon with those of Delek. There are a large number of systems that must be integrated, including management information, purchasing, administrative, accounting and finance, sales, marketing, billing, payroll and benefits, installation, engineering, infrastructure and regulatory compliance, among others. While Delek has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of all of the expected integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately at the present time. These integration expenses likely will result in Delek taking significant charges against earnings following the completion of the Merger, but the amount and timing of such charges are uncertain at present, and if such charges are greater than expected, they could offset the cost synergies that Delek expects to achieve from the Alon Merger.
Following the Mergers, the combined company may be unable to integrate successfully the businesses of Delek and Alon and realize the anticipated benefits of the Mergers.
The Mergers involve the combination of two companies which currently operate as independent public companies (except to the extent of Delek’s stock ownership in Alon and representation on the Alon Board since May 2015). Following the Mergers, the combined company will be required to devote significant management attention and resources to integrating its business practices and operations. The combined company may fail to realize some or all of the anticipated benefits of the Mergers if the integration process takes longer than expected or is more costly than expected. Potential difficulties the combined company may encounter in the integration process include the following:

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the inability to successfully combine the businesses of Delek and Alon in a manner that permits the combined company to achieve the synergies anticipated to result from the Mergers, which would result in the anticipated benefits of the Mergers not being realized partly or wholly in the time frame currently anticipated or at all;

•	lost sales and customers as a result of certain customers of either of the two companies deciding not to do business with the combined company;

•	complexities associated with managing the combined businesses;

•	integrating personnel from the two companies;

•	creation of uniform standards, controls, procedures, policies and information systems;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Mergers; and

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Mergers and integrating the companies’ operations.
In addition, Delek and Alon have operated and, until the completion of the Mergers, will continue to operate, independently (except to the extent of Delek’s stock ownership in Alon and representation on the Alon Board since May 2015). It is possible that the integration process could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, suppliers and employees or our ability to achieve the anticipated benefits of the Mergers, or could reduce the earnings or otherwise adversely affect the business and financial results of the combined company.
Activities undertaken during the pendency of the Mergers to complete the Mergers and the other transactions contemplated by the merger agreement may divert management attention and resources.
If the efforts and actions required of Delek and Alon in order to consummate the Mergers and the other transactions contemplated by the merger agreement are more difficult, costly or time consuming than expected, such efforts and actions could result in the diversion of each company’s management’s attention and resources or the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses, which could adversely affect the business and financial results of Delek or Alon, as applicable.
In connection with the continuing operations of the combined company following the Mergers, Delek may refinance a significant amount of indebtedness and otherwise require additional financing; it cannot guarantee that it will be able to obtain the necessary funds on favorable terms or at all.
Delek may elect to refinance certain of its own or Alon’s indebtedness even if not required to do so by the terms of such indebtedness. In addition, Delek may need or want to raise additional funds for the operations of the combined company following the Mergers. Delek and Alon have been and may continue to be engaged in discussions with certain potential financing sources, funds from which would be used in part to make any such refinancing and to provide a source of additional funds and liquidity for the operations of the combined company following the Mergers. However, the ability of the combined company to obtain such financing will depend on, among other factors, prevailing market conditions at the time of the proposed financing and other factors beyond the control of the combined company. There is no assurance that the combined company will be able to obtain additional financing on terms acceptable to the combined company, or at all.
In connection with the Alon Merger, Delek or one of its subsidiaries will be subject to significant additional indebtedness, which could adversely affect Delek, including by decreasing Delek’s business flexibility and increasing Delek’s interest expense.
As of March 31, 2017, Delek’s consolidated indebtedness was approximately $824.9 million, and Alon’s consolidated indebtedness was approximately $516.3 million. If the Alon Merger is completed, Delek expects that certain entities forming part of the combined company will be subject to substantially all of the consolidated indebtedness of Alon, and the combined company may have to incur additional indebtedness in connection with any extinguishment of such debt, as well as for its ongoing business needs. As a result, it is expected that the combined company will be subject to substantially increased indebtedness in comparison to Delek’s indebtedness on a recent historical basis. This increased indebtedness could have the effect, among other things, of reducing Delek’s flexibility to respond to changing business and economic conditions and increasing Delek’s interest expense. In addition, the amount of cash required to pay interest on the combined company’s indebtedness following completion of the Mergers, and thus the demands on the combined company’s cash resources, will be greater than the amount of cash required to service the indebtedness of Delek prior to the transaction. The increased levels of indebtedness following completion of the Mergers could therefore reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes.
Delek’s and Alon’s operations require substantial ongoing capital, and if financing is not available to the combined company on acceptable terms, if and when needed, its operations, growth and prospects could be negatively affected.
Delek’s and Alon’s respective businesses are capital intensive. Following the Mergers, the combined company is expected to incur significant costs on an ongoing basis to continue its operations, produce its current or future products, and to pay any significant unplanned or accelerated expenses or for new significant strategic investments.
Delek may also need or want to raise additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes following the Mergers. Delek’s ability to raise capital from third-party fund investors and lenders to fund its operations and growth, or to refinance its existing indebtedness, will depend on, among other factors, Delek’s financial position and performance, as well as prevailing market conditions and other factors beyond Delek’s control, such as any decisions by credit ratings agencies with respect to credit ratings that they may maintain with respect to Delek. Any concerns regarding Delek’s business and liquidity and the capital structure of Alon and Delek following the Mergers and general market conditions could negatively impact Delek’s ability to access the capital markets or to raise funds on acceptable terms, or at all.
Current Delek and Alon stockholders will have a reduced ownership and voting interest in the combined company after the Mergers and will exercise less influence over the combined company’s management.
Current Delek stockholders currently have the right to vote in the election of the Delek Board and the power to approve or reject any matters requiring stockholder approval under Delaware law and Delek’s certificate of incorporation and bylaws. Current Alon stockholders currently have the right to vote in the election of the Alon Board and the power to approve or reject any matters requiring stockholder approval under Delaware law and Alon’s certificate of incorporation and bylaws. Upon completion of the Mergers, each Delek and Alon stockholder who receives shares of New Delek common stock in the merger will become a stockholder of New Delek with a percentage ownership of New Delek that is smaller than each stockholder’s current percentage ownership of Delek or Alon, respectively. Based on the number of issued and outstanding shares of New Delek common stock and shares of Delek and Alon common stock as of May 25, 2017 and on the exchange ratio of 0.504, after the Mergers the former Delek stockholders are expected to become owners of approximately 76% of the outstanding shares of New Delek common stock immediately following the closing of the transaction, and the former Alon stockholders (other than Delek) are expected to become owners of approximately 24% of the outstanding shares of New Delek common stock immediately following the closing of the transaction.
As a result of the Mergers, current Delek and Alon stockholders will have less influence on the combined company’s management and policies than they now have on the management and policies of Delek and Alon, respectively.

Future equity issuances could result in dilution of New Delek common stock, which could cause the price of New Delek common stock to decline, and future sales of New Delek common stock could depress the market price of New Delek common stock.
HoldCo may from time to time issue additional shares of New Delek common stock after the completion of the Mergers, including to finance the business of the combined company following the Mergers. Such future issuances may be at prices that are below the prevailing or historical market price of Delek or New Delek common stock. Actual or anticipated issuances or sales of substantial amounts of common stock could cause the market price of New Delek common stock to decline and make it more difficult for HoldCo to sell equity securities in the future at a time and on terms that HoldCo deems appropriate. Further, HoldCo’s ability to complete any future capital raise, including any offering of shares of New Delek common stock, on commercially reasonable terms is dependent on market conditions and factors which may be beyond HoldCo’s control, including actual or anticipated fluctuations in HoldCo’s operating results, changes in earnings estimated by securities analysts or HoldCo’s ability to meet those estimates, the operating performance and stock price of comparable companies, changes to the regulatory and legal environment under which HoldCo operates, and domestic and worldwide economic conditions.
The unaudited pro forma condensed combined financial data for Delek included in this joint proxy statement/prospectus is preliminary, and the combined company’s actual financial position and operations after the Mergers may differ materially from the unaudited pro forma financial data included in this joint proxy statement/prospectus.
The unaudited pro forma financial data for Delek included in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or operations would have been had the Mergers been completed within the expected time frame. The combined company’s actual results and financial position after the Mergers may differ materially and adversely from the unaudited pro forma financial data included in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon preliminary estimates, to record the Alon identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Alon as of the date of the completion of the Mergers. For more information see “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 219.
The prospective financial forecasts for Alon included in this joint proxy statement/prospectus reflect Alon management estimates and Alon’s actual performance may differ materially from the prospective financial forecasts included in this joint proxy statement/prospectus.
The prospective financial forecasts for Alon included in this joint proxy statement/prospectus are based on assumptions of, and information available to, Alon at the time such prospective financial forecasts were prepared. Alon does not know whether the assumptions made will prove correct. Any or all of such information may turn out to be wrong. Such information can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond Alon’s control. Further, prospective financial forecasts of this type are based on estimates and assumptions that are inherently subject to factors such as company performance, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Alon, including the factors described under “—Other Risk Factors of Delek and Alon” beginning on page 64 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 46, which factors and changes may cause the prospective financial forecasts or the underlying assumptions to be inaccurate. As a result of these contingencies, there can be no assurance that the prospective financial forecasts of Alon will be realized or that actual results will not be significantly higher or lower than projected. In view of these uncertainties, the inclusion of the prospective financial forecasts of Alon in this joint proxy statement/prospectus should not be regarded as an indication that the Delek Board, the Alon Board, Delek, Alon, HoldCo, TPH, J.P. Morgan or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.
The prospective financial forecasts were not prepared with a view toward public disclosure or toward compliance with U.S. GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
In addition, the prospective financial forecasts have not been updated or revised to reflect information or results after the date the prospective financial forecasts were prepared or as of the date of this joint proxy statement/prospectus. For more information see “The Mergers—Certain Delek and Alon Unaudited Prospective Financial Information” beginning on page 151.
The combined company’s future results will suffer if it does not effectively manage its expanded operations following the Mergers.
Following the Mergers, the size and scope of operations of the business of the combined company will increase beyond the current size and scope of operations of either Delek’s or Alon’s current businesses. In addition, Delek may continue to expand its size and operations through additional acquisitions or other strategic transactions. Delek’s future success depends, in part, upon its ability to manage its expanded business, which may pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurance that Delek will be successful or that it will realize the expected economies of scale, synergies and other benefits currently anticipated from the Mergers or anticipated from any additional acquisitions or strategic transactions.
The trading price of Delek and New Delek common stock is likely to continue to be volatile.
The trading price of Delek common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond Delek’s control. Delek common stock has experienced an intra-day trading high of $26.06 per share and a low of $11.41 per share since January 1, 2016. The stock market in general, and the market for energy companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including Delek’s, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Any such stockholder litigation could result in substantial costs and a diversion of the attention and resources of Delek’s management.
Delek’s stock price may be negatively impacted by risks and conditions that apply to Delek, which differ from the risks and conditions applicable to Alon.
Upon completion of the Alon Merger, Alon stockholders will become holders of New Delek common stock. The businesses and markets of Delek and its subsidiaries differ from those of Alon. There is a risk that various factors, conditions and developments that would not affect the price of Alon common stock could negatively affect the price of Delek common stock. Please see Delek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this joint proxy statement/prospectus, and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 46 of this joint proxy statement/prospectus for a summary of some of the key factors that might affect Delek and the prices at which Delek or New Delek common stock may trade from time to time.
The shares of New Delek common stock to be received by Alon stockholders as a result of the Alon Merger will have different rights from the shares of Alon common stock currently held by Alon stockholders.
Upon completion of the Alon Merger, Alon stockholders will become holders of New Delek common stock and their rights as stockholders will be governed by HoldCo’s amended and restated certificate of incorporation and amended and restated bylaws, which will be substantially identical to the second amended and restated certificate of incorporation and third amended and restated bylaws of Delek. The rights associated with New Delek common stock are different from the rights associated with Alon common stock. See “Comparison of the Rights of Holders of New Delek Common Stock and Alon Common Stock” beginning on page 231 for a discussion of the different rights associated with New Delek common stock.
The market price of New Delek common stock may decline in the future as a result of the Mergers.
The market price of New Delek common stock may decline in the future as a result of the Mergers for a number of reasons, including if the integration of Delek and Alon is unsuccessful (including for the reasons set forth in the preceding risk factors) or if the combined company fails to achieve the perceived benefits of the Mergers, including financial results, as rapidly as or to the extent anticipated by financial or industry analysts. In addition, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have an adverse effect on the market for, or liquidity of, New Delek common stock, regardless of New Delek’s actual operating performance. These factors are, to some extent, beyond the control of Delek.
The Alon Merger may not be as accretive to Delek’s earnings per share as anticipated, which may negatively affect the market price of New Delek common stock.

Delek currently anticipates that the Alon Merger will be accretive to earnings per share in 2018, assuming certain pre-tax synergies are realized. This expectation, however, is based on preliminary estimates which may materially change, including the currently expected timing of the Alon Merger. Delek could encounter additional transaction-related costs or other factors such as a delay in the closing of the Alon Merger and/or the failure to realize all of the benefits anticipated in the Alon Merger. All of these factors could decrease or delay the expected accretive effect of the Alon Merger and cause a decrease in the market price of New Delek common stock.
HoldCo will record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.
The Mergers will be accounted for as an acquisition by HoldCo in accordance with accounting principles generally accepted in the United States. Under the acquisition method of accounting, the assets and liabilities of Alon and its subsidiaries will be recorded, as of the completion of the Mergers, at their respective fair values and added to those of HoldCo.
Under the acquisition method of accounting, the total purchase price will be allocated to Alon’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Mergers. The excess of the purchase price over those fair values will be recorded as goodwill. To the extent the value of goodwill or intangibles becomes impaired, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.
Other Risk Factors of Delek and Alon
Delek’s and Alon’s businesses are and will be subject to the risks described above. In addition, Delek and Alon are, and will continue to be, subject to the risks described in Delek’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Alon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, respectively, as, in each case, updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255 for the location of information incorporated by reference in this joint proxy statement/prospectus.

THE DELEK SPECIAL MEETING OF STOCKHOLDERS
Date, Time and Place of the Delek Special Meeting of Stockholders
The special meeting of Delek stockholders will be held at Franklin Marriott Cool Springs, Arabian Room, 700 Cool Springs Boulevard, Franklin, Tennessee 37067, on June 29, 2017 at 8:30 a.m., local time.
Purpose of the Delek Special Meeting of Stockholders
At the Delek special meeting, Delek stockholders will be asked:

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to consider and vote on a proposal to approve the issuance of New Delek common stock to the stockholders of Alon, as consideration for the Alon Merger contemplated by the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus (this proposal is referred to as the “New Delek share issuance proposal”); and

•
to consider and vote on a proposal to adjourn the Delek special meeting, if necessary or appropriate in the judgment of the Delek Board, to solicit additional proxies if there are not sufficient votes to approve the New Delek share issuance proposal (this proposal is referred to as the “Delek adjournment proposal”).

Delek will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Delek Board.
Recommendation of the Delek Board of Directors
On December 29, 2016, the Delek Board unanimously determined that the merger agreement, the Mergers and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Delek and its stockholders and unanimously approved the merger agreement, the Mergers and the other transactions contemplated by the merger agreement, including the issuance of shares of New Delek common stock in connection with the Alon Merger.
The Delek Board accordingly recommends that the Delek stockholders vote “FOR” each of the New Delek share issuance proposal and the Delek adjournment proposal.
Delek Record Date; Stockholders Entitled to Vote
Only holders of record of shares of Delek common stock at the close of business on May 26, 2017, the record date for the Delek special meeting, will be entitled to notice of, and to vote at, the Delek special meeting or any adjournments or postponements thereof. A list of stockholders of record entitled to vote at the special meeting will be available beginning at least 10 days before and continuing through the special meeting, at our executive offices and principal place of business at 7102 Commerce Way, Brentwood, Tennessee 37027 for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting. The list will also be available at the special meeting for examination by any stockholder of record present at the special meeting.

As of the close of business on the record date, there were outstanding a total of 62,032,476 shares of Delek common stock entitled to vote at the Delek special meeting. As of the close of business on the record date, approximately 1.70% of the outstanding Delek common shares were held by Delek directors and executive officers and their affiliates. We currently expect that Delek’s directors and executive officers will vote their shares in favor of the above-listed proposals, though they are under no obligation to do so.
Quorum
Stockholders who hold at least a majority of the shares of Delek common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Delek special meeting. Shares of Delek common stock represented at the Delek meeting and entitled to vote but not voted, including shares for which a stockholder directs an “abstention” from voting and broker non-votes (shares held by banks, brokerage firms or nominees that are present in person or by proxy at the Delek special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will be counted as present for purposes of establishing a quorum. Shares of Delek common stock held in treasury will not be included in the calculation of the number of shares of Delek common stock represented at the meeting for purposes of determining whether a quorum is present.
Required Vote
In accordance with the provisions of the NYSE Listed Company Manual and Delek's third amended and restated bylaws, approval of the New Delek share issuance proposal requires the affirmative vote of the holders of a majority of the total votes of shares of Delek common stock cast in person or by proxy at the special meeting to approve the New Delek share issuance. Under Delek’s third amended and restated bylaws, approval of the Delek adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Delek common stock present in person or represented by proxy and entitled to vote at the Delek special meeting to approve the Delek adjournment proposal.
Abstentions and Broker Non-Votes
If you are a Delek stockholder and fail to vote or fail to instruct your broker or nominee to vote, or abstain from voting, it will have no effect on the New Delek share issuance proposal, assuming a quorum is present. If you are a Delek stockholder and fail to vote or fail to instruct your broker or nominee to vote with respect to any proposal, it will have no effect on the Delek adjournment proposal; however, if you abstain from voting, it and any broker non-votes will have the same effect as a vote against the Delek adjournment proposal.

Voting on Proxies; Incomplete Proxies
A proxy card is enclosed for your use. Delek requests that you follow the instructions contained on the proxy card and vote via the Internet, by telephone, or mark, sign and date the accompanying proxy and return it promptly in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Delek common stock represented by it will be voted at the Delek special meeting or any adjournment thereof in accordance with the instructions contained in the proxy.
If a proxy is returned without an indication as to how the shares of Delek common stock represented are to be voted with regard to a particular proposal, the Delek common stock represented by the proxy will be voted in favor of each such proposal. At the date hereof, management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related Delek proxy card other than the matters set forth in Delek’s Notice of Special Meeting of Stockholders included in this joint proxy statement/prospectus. If any other matter is properly presented at the Delek special meeting for consideration, the enclosed form of proxy will authorize the proxies named therein to, and it is anticipated that such persons will, vote in accordance with their best judgment on such matter.
Your vote is important. Accordingly, please vote today following the instructions contained on the enclosed proxy card whether or not you plan to attend the Delek special meeting in person.
Shares Held in “Street Name”
If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in “street name”), your broker, bank, trust company or other nominee cannot vote your shares on “non-routine” matters without instructions from you. All of the proposals to be voted on at the Delek special meeting are non-routine. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions from your broker, bank, trust company or other nominee provided to you. Please check the voting form used by your broker, bank, trust company or other nominee. Note, a broker non-vote occurs when there are shares held in “street name” by a broker or other nominee that are present in person or represented by proxy at the meeting but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. However, because, as described above, all proposals for the special meeting are non-routine, broker non-votes will only occur with respect to a proposal in the event that a broker receives voting instructions for at least one proposal but not with respect to another proposal. In such an event the shares will not be voted for the uninstructed proposal(s) and such shares will represent broker non-votes with respect to the uninstructed proposal(s).
Please note that you may not vote shares held in street name by returning a proxy card directly to Delek or by voting in person at the Delek special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust company or other nominee.

Revocability of Proxies and Changes to a Delek Stockholder’s Vote
You have the power to revoke your proxy at any time before your proxy is voted at the Delek special meeting. If you are a stockholder of record, you can revoke your proxy in one of three ways:

•	you can send a signed notice of revocation;

•
you can grant a new, valid proxy bearing a later date (including by telephone or through the Internet), provided that to ensure your new proxy is voted, any revised proxy submitted by telephone or Internet should be submitted within the timeframe previously described; or

•
you can attend the Delek special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Delek’s Corporate Secretary at 7102 Commerce Way, Brentwood, Tennessee 37027, no later than the beginning of the Delek special meeting. If your shares are held in “street name” by your bank or broker, you should contact your broker to change your vote or revoke your proxy.

Solicitation of Proxies
In accordance with the merger agreement, the cost of proxy solicitation for the Delek special meeting will be borne by Delek. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Delek, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Delek will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. Delek has retained Morrow Sodali, LLC to assist in its solicitation of proxies and has agreed to pay them a fee of $12,500, plus customary solicitation charges and reasonable expenses, for these services.
Attending the Delek Special Meeting of Stockholders
If you plan to attend the Delek special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the special meeting, you must bring to the special meeting a “legal proxy” executed in your favor from the record holder (your broker, bank, trust company or other nominee) of the shares authorizing you to vote at the special meeting.
In addition, if you are a registered stockholder, please be prepared to provide proper identification, such as a driver’s license or passport. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank, trust company or other nominee proving ownership on the Delek record date, along with proper identification. Stockholders will not be allowed to use cameras, recording devices and other similar electronic devices at the meeting.
Results of the Delek Special Meeting

The preliminary voting results will be announced at the Delek special meeting. In addition, within four business days following (and including) the date of the Delek special meeting, Delek intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business day period, Delek will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.
DELEK STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE NEW DELEK SHARE ISSUANCE PROPOSAL AND THE OTHER MATTERS TO BE VOTED ON AT THE DELEK SPECIAL MEETING.

Assistance
If you need assistance in completing your proxy card or have questions regarding the Delek special meeting, please contact Delek’s proxy solicitor, Morrow Sodali, LLC at 470 West Avenue, Third Floor, Stamford, CT 06902, call toll-free at (800) 662-5200 or international at +1 (203) 658-9400 or e-mail at DK@morrowsodali.com.

THE ALON SPECIAL MEETING OF STOCKHOLDERS
Date, Time and Place of the Special Meeting
This proxy statement/prospectus is being furnished to Alon stockholders as part of the solicitation of proxies by the Alon board for use at the special meeting to be held on June 28, 2017 at 3:00 p.m. local time, at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251, or at any postponement or adjournment thereof.
Purpose of the Alon Special Meeting of Stockholders
The purpose of the Alon special meeting is as follows:

•	to consider and vote on the Alon merger proposal;

•	to consider and vote on the Alon non-binding compensation advisory proposal; and

•	to consider and vote on the Alon adjournment proposal.
Alon will transact no other business at the Alon special meeting.
Recommendation of the Alon Board of Directors
The Alon board unanimously recommends that Alon stockholders vote:
1. “FOR” the approval of the Alon merger proposal (provided that Messrs. Ezra Uzi Yemin, Assaf Ginzburg, Frederec Green, Mark D. Smith and Avigal Soreq, each an executive officer of Delek, recused themselves in the recommendation of the Alon merger proposal);
2. “FOR” the approval of the Alon non-binding compensation advisory proposal; and
3. “FOR” the approval of the Alon adjournment proposal.
See the section entitled “The Mergers—Recommendation of Alon’s Board of Directors and Reasons for the Merger”.
Alon Record Date; Stockholders Entitled to Vote
Only holders of record of issued and outstanding shares of Alon common stock as of the close of business on May 26, 2017, the record date for the Alon special meeting, are entitled to notice of, and to vote at, the Alon special meeting or any adjournment or postponement of the Alon special meeting.
As of the close of business on the record date, there were 71,887,309 shares of Alon common stock issued and outstanding and entitled to vote at the special meeting. Each Alon stockholder is entitled to one vote for each share of Alon common stock owned as of the record date.

A complete list of Alon stockholders entitled to vote at the special meeting will be available for inspection, for any purpose germane to the meeting, at Alon’s principal place of business during regular business hours for a period of no less than 10 days before the special meeting and, during the special meeting, at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251.
Quorum
A majority of the shares entitled to vote at the Alon special meeting must be present in person or by proxy at the special meeting in order to constitute a quorum. If you submit a properly executed proxy card or vote by telephone or the Internet, you will be considered part of the quorum.
Abstentions and broker non-votes, if any, will be deemed present and entitled to vote at the special meeting for the purpose of determining the presence of a quorum. Alon common stock held in “street name” with respect to which the beneficial owner fails to give voting instructions to the bank, broker or other nominee with respect to any proposal, and Alon common stock with respect to which the beneficial owner otherwise fails to vote, will not be considered present and entitled to vote at the special meeting for the purpose of determining the presence of a quorum.
If a quorum is not present or if there are not sufficient votes for the approval of the Alon merger proposal, Alon expects that the special meeting will be adjourned to solicit additional proxies. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

Required Vote
Approval of the Alon merger proposal requires (i) the Alon Common Stockholder Approval and (ii) the Alon Disinterested Stockholder Approval. Therefore, if you do not vote your shares of Alon common stock, abstain from voting or fail to instruct your bank, broker or other nominee to vote on the Alon merger proposal, it will have the same effect as a vote “AGAINST” the Alon merger proposal.
Approval, on an advisory basis, of the non-binding compensation advisory proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted. If you fail to vote, abstain from voting, or fail to submit any instruction to your bank, broker or other nominee with respect to the Alon advisory compensation proposal (i.e., a non-broker vote), it will have no effect on the advisory compensation proposal. The vote on the advisory compensation proposal will not be binding on Delek, Alon, the Alon Board or any of its committees.
If a quorum is present, approval of the Alon adjournment proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of Alon common stock entitled to vote on the proposal which have actually been voted. If a quorum is present and you fail to vote, abstain from voting or fail to submit any instruction to your bank, broker or other nominee with respect to the Alon adjournment proposal (i.e., a broker non-vote), it will have no effect on the Alon adjournment proposal.
If a quorum is not present, approval of the Alon adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Alon common stock present in person or by proxy and entitled to vote on the proposal. If a quorum is not present and you abstain from voting on the Alon adjournment proposal, it will have the same effect as a vote “AGAINST” the Alon adjournment proposal. If a quorum is not present and you fail to vote or fail to submit any instruction to your bank, broker or other nominee with respect to the Alon adjournment proposal (i.e., a broker non-vote), it will have no effect on the Alon adjournment proposal.
The matters to be voted on at the Alon special meeting are described in the section entitled “-Alon Proposals” beginning on page 75.

Methods of Voting
Registered stockholders, whether holding shares directly as stockholders of record or beneficially in “street name,” may vote via the Internet by going to the web address provided on the enclosed proxy card and following the instructions for Internet voting; by telephone using the toll-free telephone number listed on the enclosed proxy card; or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Stockholders of record may vote in person by ballot at the Alon special meeting or by submitting their proxies:

•
via the Internet by going to the website shown on your proxy card and following the instructions outlined on the secured website using certain information provided on your proxy card or voting instruction form;

•	by telephone by using the toll-free number shown on your proxy card, or by following the instructions on your proxy card; or

•	by completing, signing and returning your proxy or voting instruction card in the accompanying prepaid reply envelope.
Alon stockholders who hold their shares in “street name” by a broker, nominee, fiduciary or other custodian should refer to the proxy card or other information forwarded by their broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.
If you wish to submit your proxy by the Internet or telephone, to ensure your shares are voted please submit your Internet or telephone proxy by 11:59 p.m. Eastern Time, on June 27, 2017. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with Alon’s Corporate Secretary by the time the special meeting begins.

Voting in Person

Shares held directly in your name as stockholder of record may be voted in person at the Alon special meeting. If you choose to vote your shares in person at the Alon special meeting, please bring your enclosed proxy card and proof of identification. Even if you plan to attend the Alon special meeting, the Alon Board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Alon special meeting.
If you are a beneficial holder, you will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held in “street name” by a broker, bank or other nominee and you wish to vote at the Alon special meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record owner. You are encouraged to request a legal proxy from your broker, bank or other nominee promptly as the process can be lengthy.
Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your shares of Alon common stock, you may contact Morrow Sodali, LLC, Alon’s proxy solicitor, at:
MORROW SODALI, LLC
470 West Avenue
Third Floor
Stamford, CT 06902
Stockholders Call Toll-Free:
(800) 662-5200
International Callers: +1 (203) 658-9400
Email: ALJ@morrowsodali.com

Revocability of Proxies
If you are a stockholder of record of Alon, whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	submit a new proxy card bearing a later date;

•	vote again by telephone or the Internet at a later time, provided that, to ensure your new vote is counted, you should submit your vote within the timeframe noted above;

•	give written notice before the meeting to the Alon Corporate Secretary stating that you are revoking your proxy; or

•	attend the Alon special meeting and vote your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Proxy Solicitation Costs
The enclosed proxy card is being solicited on behalf of the Alon Board. In addition to solicitation by mail, Alon’s directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
Alon has retained Morrow Sodali, LLC to assist in the solicitation process. Alon will pay Morrow Sodali, LLC a fee of approximately $12,500, as well as reasonable and documented out-of-pocket expenses. Alon also has agreed to indemnify Morrow Sodali, LLC against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Alon will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of Alon common stock held of record by such nominee holders. Alon will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
No Appraisal Rights
Because holders of Alon common stock are not required to receive consideration other than stock consideration in the Alon Merger, or cash in lieu of fractional shares, and shares of Delek common stock are and the New Delek common stock to be issued as merger consideration will be listed on the NYSE, holders of shares of Alon common stock are not entitled to exercise appraisal rights under Delaware law in connection with the Alon Merger.
Vote of Alon’s Directors, Executive Officers and Significant Stockholders

As of May 26, 2017, Alon directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 6,275,599 shares of Alon common stock, or approximately 8.7% of the total outstanding shares of Alon common stock as of the record date. In addition, as of May 26, 2017, Delek owned and was entitled to vote 33,691,292 shares of Alon common stock, or approximately 47% of the total outstanding shares of Alon common stock as of the record date.
Concurrently with the execution of the merger agreement, Alon, Delek and each of David Wiessman, D.B.W. Holdings (2005) Ltd. (an entity controlled by David Wiessman), Jeff Morris and Karen Morris entered into voting agreements pursuant to which they have agreed, among other things, to vote all of the shares of Alon common stock beneficially owned by them in favor of the adoption of the merger agreement, on the terms and subject to the conditions set forth in the Alon voting agreements. See “The Voting Agreements.”
Alon currently expects that all of its directors and executive officers and Delek will vote their shares “FOR” the Alon merger proposal, “FOR” the non-binding compensation advisory proposal and “FOR” the Alon adjournment proposal.

Attending the Alon Special Meeting of Stockholders
You are entitled to attend the Alon special meeting only if you were a stockholder of record of Alon at the close of business on the record date or you held your shares of Alon beneficially in the name of a broker, bank or other nominee as of the record date, or you hold a valid proxy for the Alon special meeting.
If you were a stockholder of record of Alon at the close of business on the record date and wish to attend the Alon special meeting, please so indicate on the appropriate proxy card or as prompted by the Internet or telephone voting system. Your name will be verified against the list of stockholders of record prior to your being admitted to the Alon special meeting.
If a broker, bank or other nominee is the record owner of your shares of Alon common stock, you will need to have proof that you are the beneficial owner as of the record date to be admitted to the Alon special meeting. A recent statement or letter from your broker, bank or other nominee confirming your ownership as of the record date, or presentation of a valid proxy from a broker, bank or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.
You should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you might not be admitted to the Alon special meeting.
Results of the Alon Special Meeting
The preliminary voting results will be announced at the Alon special meeting. In addition, within four business days following (and including) the date of the Alon special meeting, Alon intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business day period, Alon will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.
ALON STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE ALON MERGER PROPOSAL AND THE OTHER MATTERS TO BE VOTED ON AT THE ALON SPECIAL MEETING.
ALON PROPOSALS
Alon Merger Proposal
It is a condition to the completion of the Mergers that Alon stockholders adopt the merger agreement. In the Delek Merger, each issued and outstanding share of common stock of Delek, or fraction thereof, will be converted into the right to receive one validly issued, fully paid and non-assessable share of HoldCo common stock, par value $0.01 per share, referred to as New Delek common stock, or such fraction thereof equal to the fractional share of New Delek common stock, upon the terms and subject to the conditions set forth in the merger agreement. In the Alon Merger, each issued and outstanding share of common stock of Alon, par value $0.01 per share, other than Alon common stock held by Delek or any subsidiary of Delek, will be converted into the right to receive 0.504 validly issued, fully paid and non-assessable shares of New Delek common stock, upon the terms and subject to the conditions set forth in the merger agreement, which are described in the section entitled “The Merger Agreement—Merger Consideration” beginning on page 182.
The approval of this proposal by holders of Alon common stock is required by Section 251 of the DGCL. Approval of the Alon merger proposal requires the Alon Common Stockholder Approval. Abstentions and broker non-votes and any other failure to vote or failure to instruct your broker, bank or other nominee how to vote on the Alon merger proposal will have the same effect as a vote “AGAINST” the proposal. In addition, pursuant to the merger agreement, the Alon Disinterested Stockholder Approval is a condition to the completion of the Alon Merger.

The Alon board of directors recommends a vote “FOR” the Alon merger proposal.
Non-Binding Compensation Advisory Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, Alon is required to provide its stockholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Alon’s named executive officers that is based on or otherwise relates to the Alon Merger, as described in the section entitled “The Mergers—Interests of Alon’s Directors and Executive Officers in the Mergers” beginning on page 165. Accordingly, Alon stockholders are being provided the opportunity to cast an advisory vote on such payments.
As an advisory vote, this proposal is not binding upon Alon or the Alon Board, and approval of this proposal is not a condition to completion of the Alon Merger. Because such compensation is payable pursuant to pre-existing contractual arrangements with Alon’s named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, and regardless of whether the merger agreement is adopted (subject only to the contractual conditions applicable thereto). However, Alon seeks the support of its stockholders and believes that stockholder support is appropriate because Alon has a comprehensive executive compensation program designed to link the compensation of its executives with Alon’s performance and the interests of Alon stockholders. Accordingly, holders of Alon common stock are being asked to vote on the following resolution:
“RESOLVED, that the Alon stockholders approve, on an advisory, non-binding basis, certain compensation that may be paid or become payable to the named executive officers of Alon that is based on or otherwise relates to the Alon Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “Interests of Alon’s Directors and Executive Officers in the Mergers.”
Approval of the non-binding compensation advisory proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the shares of Alon common stock outstanding and entitled to vote on the proposal which have actually been voted. Abstentions and broker non-votes and any other failure to vote or failure to instruct your broker, bank or other nominee how to vote on the non-binding compensation advisory proposal will have no effect on the outcome of the vote.
The Alon board of directors recommends a vote “FOR” the non-binding compensation advisory proposal.
Alon Adjournment Proposal

Alon stockholders are also being asked to approve a proposal to adjourn the Alon special meeting, if necessary or appropriate in the judgment of the Alon Board, to solicit additional proxies in favor of the Alon merger proposal if there are not sufficient votes at the time of the Alon special meeting to approve the Alon merger proposal. If the Alon special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise.
If a quorum is present, approval of the Alon adjournment proposal requires the affirmative vote, in person or by proxy, of holders of a majority of the shares of Alon common stock outstanding and entitled to vote on the proposal which have actually been voted. Abstentions and broker non-votes and any other failure to vote or failure to instruct your broker, bank or other nominee how to vote on the Alon adjournment proposal will have no effect on the outcome of the vote.
If a quorum is not present, approval of the Alon adjournment proposal requires the affirmative vote of holders of a majority of the shares of Alon common stock present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes and any other failure to vote or failure to instruct your broker, bank or other nominee how to vote on the adjournment proposal will have no effect on the outcome of the vote.
Approval of the Alon adjournment proposal is not required in order for the Alon special meeting to be adjourned. Under the Alon bylaws, if a quorum is not established with respect to a particular subject matter, stockholders entitled to vote at the Alon special meeting, whether present in person or represented by proxy, have the power to adjourn the Alon special meeting from time to time, without notice other than announcement at the Alon special meeting, until a quorum is present with respect to that subject matter.

The Alon board of directors recommends a vote “FOR” the Alon adjournment proposal.

INFORMATION ABOUT THE PARTIES
Delek US Holdings, Inc.
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Phone: (615) 37027
Delek US Holdings, Inc. is a Delaware corporation formed in April 2001.
Delek is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and, prior to August 2016, convenience store retailing. Prior to August 2016, Delek aggregated its operating units into three reportable segments: refining, logistics and retail. However, in November 2016, Delek sold its retail related assets, including MAPCO Express, Inc. and certain related affiliated companies (together “MAPCO”), to a U.S. subsidiary of Compañía de Petróleos de Chile COPEC S.A. for total cash consideration of $535.0 million, plus MAPCO’s estimated cash on hand and a working capital adjustment, totaling approximately $16.3 million. At closing, $156.0 million of debt associated with MAPCO was repaid, along with a debt prepayment fee of $13.4 million and an estimated $4.6 million of transaction related costs.
Delek’s refining segment operates refineries in Tyler, Texas and El Dorado, Arkansas with a combined design crude throughput capacity of 155,000 barrels per day. Delek’s logistics segment gathers, transports and stores crude oil and markets, distributes, transports and stores refined products in select regions of the southeastern United States and west Texas for its refining segment and third parties.
Delek owns a 61.2% limited partner interest in Delek Logistics Partners, LP (NYSE: DKL) and a 94.9% interest in the entity that owns the entire 2.0% general partner interest in Delek Logistics and all of the incentive distribution rights. Delek Logistics was formed by Delek in 2012 to own, operate, acquire and construct crude oil and refined products logistics and marketing assets. Delek Logistics’ initial assets were contributed by Delek and included certain assets formerly owned or used by certain of Delek’s subsidiaries. A substantial majority of Delek Logistics’ assets are currently integral to Delek’s refining and marketing operations.
Delek also owns a non-controlling equity interest of approximately 47% of the outstanding shares of common stock of Alon. Delek’s investment in Alon is accounted for as an equity method investment and the earnings from this equity method investment reflected in Delek’s consolidated statements of income include Delek’s share of net earnings directly attributable to this equity method investment, and amortization of the excess of Delek’s investment balance over the underlying net assets of Alon.
Delek’s common stock is traded on the NYSE under the trading symbol “DK.”

Additional information about Delek and its subsidiaries is included in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255.
Alon USA Energy, Inc.
Alon USA Energy, Inc.
12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
Phone: (972) 367-3600
Alon USA Energy, Inc. is a Delaware corporation formed in 2000.
Alon is an independent refiner and marketer of petroleum products, operating primarily in the South Central, Southwestern and Western regions of the United States. Alon owns 100% of the general partner and 81.6% of the limited partner interests in the Alon USA Partners, LP (NYSE: ALDW), which owns a crude oil refinery in Big Spring, Texas, with a crude oil throughput capacity of 73,000 barrels per day (“bpd”) and an integrated wholesale marketing business. In addition, Alon directly owns a crude oil refinery in Krotz Springs, Louisiana, with a crude oil throughput capacity of 74,000 bpd. Alon also owns crude oil refineries in California, which have not processed crude oil since 2012. Alon owns a majority interest in a renewable fuels project in California, with a throughput capacity of 3,000 bpd. Alon is a marketer of asphalt, which Alon distributes primarily through asphalt terminals located predominately in the southwestern and western United States. Alon is the largest 7-Eleven licensee in the United States and operates approximately 300 convenience stores which also market motor fuels in Central and West Texas and New Mexico.
Alon’s common stock is traded on the NYSE under the trading symbol “ALJ.”
Additional information about Alon and its subsidiaries is included in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 255.
Delek Holdco, Inc.
Delek Holdco, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Phone: (615) 771-6701
Delek Holdco, Inc. is Delaware corporation formed in December 2016 and a direct, wholly owned subsidiary of Delek. HoldCo was formed solely to effect the combination of Delek and Alon by merging Delek Merger Sub, its direct, wholly owned subsidiary, with and into Delek, and merging Alon Merger Sub, its direct, wholly owned subsidiary, with and into Alon, in each case, as provided for in the merger agreement. HoldCo has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Following the completion of the transaction, HoldCo will be the parent company of Delek and Alon and will be named “Delek US Holdings, Inc.” The New Delek common stock issued by HoldCo in the Mergers is expected to be listed for trading on the NYSE under Delek’s ticker symbol, “DK.”
Dione Mergeco, Inc.

Dione Mergeco, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Phone: (615) 771-6701
Dione Mergeco, Inc. is a Delaware corporation formed in December 2016 and a direct, wholly owned subsidiary of HoldCo. Delek Merger Sub was formed solely for the purpose of consummating the merger of Delek Merger Sub with and into Delek, as provided for in the merger agreement. Delek Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Astro Mergeco, Inc.

Astro Mergeco, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Phone: (615) 771-6701
Astro Mergeco, Inc. is a Delaware corporation formed in December 2016 and a direct, wholly owned subsidiary of HoldCo. Alon Merger Sub was formed solely for the purpose of consummating the merger of Alon Merger Sub with and into Alon, as provided for in the merger agreement. Alon Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

THE MERGERS
This discussion of the Mergers is qualified in its entirety by reference to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Mergers that is important to you. You should read the entire merger agreement carefully as it is the legal document that governs the Mergers. This section is not intended to provide you with any factual information about Delek or Alon. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings Delek or Alon make with the SEC that are incorporated by reference into this joint proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 255 of this joint proxy statement/prospectus.
Structure of the Mergers
At the effective time of the Delek Merger, Delek Merger Sub will merge with and into Delek, with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek. At the effective time of the Alon Merger, Alon Merger Sub will merge with and into Alon, with Alon surviving.
Merger Consideration
In the Delek Merger, Delek’s stockholders will receive one share of New Delek common stock for each issued and outstanding share of Delek common stock that they own immediately prior to the effective time of the Delek Merger.
In the Alon Merger, Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504 shares, referred to as the “exchange ratio,” of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing of the Mergers.
Background of the Mergers
On February 2, 2015, Avigdor Kaplan, then the Chief Executive Officer of Alon Israel Oil Company Ltd. (“Alon Israel”), telephoned Ezra Uzi Yemin, the Chief Executive Officer of Delek. Mr. Kaplan advised Mr. Yemin of a potential opportunity for Delek to purchase Alon Israel’s shareholdings in Alon, then representing approximately 55% of Alon’s outstanding common stock. During February 2015, Delek conducted its own preliminary due diligence concerning Alon based upon publicly available information. The opportunity interested Delek for several reasons, including Delek’s desire to grow, the fact that Delek was already familiar with Alon given that both companies were previously associated with Israeli oil and gas companies and had completed their initial public offerings in the United States in the same timeframe, the similarity in size of the two companies, Delek’s interest in achieving greater geographic diversity in its business and greater exposure to the Permian Basin and Delek’s previous success in acquiring and integrating Lion Oil Company in a staged manner that began with an initial purchase of a minority equity interest.
Also during February 2015, representatives of Delek, including Assaf Ginzburg, Delek’s Chief Financial Officer, and Frederec Green, Delek’s Executive Vice President, engaged outside counsel, including Norton Rose Fulbright US LLP (“Norton Rose Fulbright”) and Morris, Nichols, Arsht & Tunnell LLP (“Morris Nichols”), to discuss legal considerations associated with a potential purchase of Alon Israel’s shares of Alon common stock.
On February 12, 2015, Alon Israel filed a Form 4 with the SEC reflecting its sale of over 3.8 million shares of Alon common stock from February 10, 2015 through February 12, 2015, representing approximately 7% of the Alon common stock then outstanding.
On February 27, 2015, Messrs. Yemin and Ginzburg, along with Delek Vice President Avigal Soreq, met in New York with Mr. Kaplan, Yonel Cohen, then a director of Alon and Chairman of the Board of Alon Israel’s largest shareholder, and Shraga Biran, then a director of Alon and the controlling person of Alon Israel’s largest shareholder. They engaged in a high-level discussion of the opportunity for Delek to purchase Alon Israel’s remaining shares of Alon common stock, without negotiating any terms or reaching an agreement, arrangement or understanding with respect to those shares. Mr. Ginzburg advised Messrs. Kaplan, Cohen and Biran that a purchase would need to occur only with the prior approval of the Alon Board as contemplated by Section 203 of the Delaware General Corporation Law (“Section 203”).
On March 2, 2015, Delek delivered a letter to the Alon Board requesting approval for purposes of Section 203 with respect to the potential purchase by Delek of some or all of the Alon shares held by Alon Israel. In response, the Alon Board formed a special committee consisting of independent directors (the “203 Special Committee”) and authorized it to review, negotiate and evaluate Delek’s request and make a recommendation to the Alon Board.
From March 9, 2015 through March 19, 2015, representatives of Delek and the 203 Special Committee negotiated a stockholder agreement (the “Stockholder Agreement”). Based on the recommendation of the 203 Special Committee, on March 19, 2015, the Alon Board approved Delek’s purchases of the shares of Alon common stock from Alon Israel for purposes of Section 203, and the Stockholder Agreement was executed by the parties later that day.
On March 23 and 24, 2015, Messrs. Yemin, Ginzburg, Green and Soreq, accompanied by Delek Executive Vice President Mark D. Smith, met with Messrs. Kaplan, Cohen and Biran, who were joined by Boaz Biran, then a member of the Alon Board and a director of Alon Israel’s largest shareholder, and Amit Ben Itzhak, then a member of the Alon Board and Chairman of the Board of Alon Israel. They negotiated a confidentiality agreement and a term sheet for Delek’s purchase of all of the shares of Alon common stock then owned by Alon Israel, which were signed on March 24, 2015.
Between March 24, 2015 and April 14, 2015, Delek and Alon Israel negotiated the terms of a stock purchase agreement (the “Stock Purchase Agreement”). On April 14, 2015, the Delek Board discussed and approved a proposal for Delek to purchase the entirety of Alon Israel’s 48% equity interest in Alon.  Members of Delek’s management presented to the Delek Board a summary of the key terms of the proposed Stock Purchase Agreement, including the total consideration of approximately $583 million, a prohibition of the solicitation of competing bids in the period prior to closing, the obligation that Delek reimburse Alon Israel for expenses for five years at $1 million per year, the right of Alon Israel to nominate one seat on the Delek Board so long as it held 7.5% of Delek’s common stock and the registration rights associated with the Delek common stock to be issued to Alon Israel as part of the purchase price consideration. Later the same day, following the Delek Board’s approval of the proposed transaction, Delek entered into the Stock Purchase Agreement with Alon Israel, which provided for Delek’s acquisition of all of the 33,691,292 shares of Alon common stock owned by Alon Israel.
In addition, during early April 2015, Delek negotiated with the 203 Special Committee certain revisions and amendments to the Stockholders Agreement, including a “standstill” provision prohibiting Delek from acquiring additional shares that would result in Delek owning more than 49.99% of the outstanding Alon common stock before the 12-month anniversary of the closing of Delek’s purchase of the Alon shares from Alon Israel. The Amended and Restated Stockholder Agreement, entered into on April 14, 2015, also permitted Delek to nominate its own slate of directors, if it chose to do so, for Alon’s 2016 annual meeting of stockholders.
On May 3, 2015, the Delek Board held a meeting during which the board members discussed the upcoming closing of the purchase of the 48% stake in Alon from Alon Israel.  That acquisition was viewed by the Delek Board as consistent with Delek’s growth objective and desire to achieve greater economies of scale. The closing of the purchase occurred on May 14, 2015.
In connection with the closing of the acquisition, five Alon directors who were affiliated with Alon Israel resigned and were replaced as directors by five directors who were affiliated with Delek, Messrs. Yemin, Ginzburg, Green, Smith and Soreq. Additionally, David Wiessman resigned from the position of Executive Chairman of the Alon Board and Jeffrey D. Morris resigned from the position of Vice Chairman of the Alon Board. Messrs. Wiessman and Morris remained on the Alon Board. The Alon Board appointed Mr. Yemin as Chairman of the Alon Board.
On May 26, 2015, Delek filed a Schedule 13D with the SEC disclosing its acquisition of 48% of the Alon common stock and the Stockholder Agreement with Alon.
On May 28, 2015, pursuant to the terms of the Stock Purchase Agreement, Delek increased the size of its board from five to six members and elected Yonel Cohen, Alon Israel’s designee, to the Delek Board. On October 25, 2015, Mr. Cohen resigned from the Delek Board to pursue other business opportunities. The Delek Board seat left vacant by Mr. Cohen’s resignation has not been filled.
On Delek’s earnings conference calls in early May and early August 2015, Mr. Yemin responded to questions regarding Delek’s intentions with respect to a potential acquisition of the remaining outstanding shares of Alon common stock. Mr. Yemin stated that Delek would “need to think seriously” about acquiring the remainder of the Alon shares and that Delek was “not in the business of holding 48% in a company.”

On July 31, 2015, the Alon Board met in person. At the meeting, Mr. Wiessman made reference to Mr. Yemin’s public remarks as well as market rumors and increased communications from stockholders and hedge funds following Delek’s acquisition of its 48% stake. In light of these referenced events, Mr. Wiessman proposed that the Alon Board form the Special Committee, consisting of directors not affiliated with Delek and delegated the authority to be prepared to respond quickly to any offers received with respect to a potential transaction with Delek. Specifically, such Special Committee would consist of Messrs. Wiessman, Morris, Haddock, Yeshayahu Pery, Zalman Segal and Ilan Cohen. Following this meeting, the Special Committee interviewed potential financial and legal advisors, discussed the qualifications of these candidates, solicited the perspectives of members of Alon management on those candidates and determined to engage J.P. Morgan Securities LLC (“J.P. Morgan”) as the Special Committee’s financial advisor and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) as the Special Committee’s legal counsel.
At a meeting of the Delek Board on August 2, 2015, Mr. Yemin presented Delek’s strategic update to the Delek Board, including a discussion concerning the potential acquisition of the Alon common stock held by the Disinterested Stockholders (as defined above) and the purchase of common units of Alon Partners from its public stockholders.
On September 29, 2015, the Special Committee held a telephonic meeting, and representatives of J.P. Morgan and a representative of Gibson Dunn participated. The Special Committee members determined that Mr. Wiessman would serve as Chairman of the Special Committee and confirmed the engagement of J.P. Morgan and Gibson Dunn. The Special Committee members reviewed and discussed Alon’s current ownership status and the history of Delek’s acquisition of its stock holdings in Alon, as well as their perception of an “overhang” caused by the uncertainty as to whether Delek might acquire the remaining Alon shares. The Special Committee members discussed process considerations for exploring Delek’s possible interest in engaging as part of a review of strategic alternatives. The representative of Gibson Dunn discussed with the Special Committee members their legal and fiduciary duties, as well as best practices regarding process, in connection with the consideration of any transaction. The Special Committee members concluded that Mr. Wiessman should reach out to Mr. Yemin to let him know that the Special Committee was beginning the process of assessing strategic alternatives and would like to know if the Special Committee should be aware of any transaction that Delek would contemplate in the near term.
On October 8, 2015, Mr. Wiessman contacted Mr. Yemin, in Mr. Yemin’s capacity as Chief Executive Officer and Chairman of the Delek Board, regarding the Special Committee process of analyzing strategic alternatives. Mr. Wiessman noted that a transaction between Delek and Alon would be an obvious strategic alternative to analyze and inquired whether there was a transaction that Delek would contemplate in the near term of which the Special Committee should be aware.
Although the Special Committee had been operating on the understanding that the Alon Board had established the Special Committee at its meeting on July 31, 2015, questions arose among the Alon Board members regarding the establishment of the Special Committee. Because of those questions, on October 30, 2015, the Alon Board formally approved the formation of the Special Committee and the authority of the Special Committee to engage financial and legal advisors and agreed that further resolutions delineating the powers and duties of the Special Committee would subsequently be drafted and approved.
Also on October 30, 2015, Mr. Wiessman and Mr. Yemin, in his capacity as an officer of Delek, met in person. Mr. Yemin told Mr. Wiessman that any deal between Delek and Alon would need to be a stock-for-stock deal due to leverage limitations but that, given the relative movement in the companies’ stock prices since Delek’s purchase of its 48% equity interest in Alon from Alon Israel, it might be difficult for Delek to propose an exchange ratio that would be attractive to the Disinterested Stockholders.
Later that day, the Special Committee met in person, along with representatives of J.P. Morgan and a representative of Gibson Dunn. Representatives of J.P. Morgan made a presentation regarding a potential process timeline, other process considerations and certain preliminary considerations regarding alternatives that could be considered by the Special Committee, including maintaining the status quo, formation of a logistics master limited partnership, the dropdown of the Krotz Springs refinery into Alon Partners, a retail separation, share buybacks, dividend increases and potential transactions with Delek or other potential strategic parties. The representatives of J.P. Morgan emphasized the preliminary nature of their analysis at that point, given that Alon would be finalizing a new financial plan in December as part of its normal year-end strategic planning process. A representative of Gibson Dunn discussed a number of matters relating to fiduciary duties, the provisions of the Stockholder Agreement (including the standstill then applicable to Delek and the expiration date of such standstill), Delek’s board nomination rights and alternatives that might be considered by the Special Committee. The Special Committee members discussed the relative movements in the stock prices of Alon and Delek since the acquisition by Delek of its interest in Alon and potential challenges that might be posed by a stock-for-stock merger with Delek, as well as whether adding a special dividend to Alon stockholders might be helpful in dealing with the relative stock price issue.
On November 20, 2015, members of the Alon Board again considered the adoption of resolutions delineating the power and authority of the Special Committee, including the authority to evaluate other transactions that may be alternatives to a transaction with Delek and the authority to reject any transaction with Delek. The Alon Board did not act to adopt such resolutions at that time.
At a meeting of the Delek Board on December 7, 2015, Mr. Yemin presented Delek’s strategic update to the Delek Board, including a discussion of potential synergy opportunities in a transaction between Delek and Alon.
On or about December 15, 2015, Mr. Wiessman and Mr. Haddock (another member of the Special Committee) met in person with Messrs. Yemin, Ginzburg and Green, in their capacities as officers of Delek. Mr. Yemin stated that he believed any deal with Alon would need to be at an exchange ratio reflecting a discount to current Alon market price. Mr. Wiessman stated that such exchange ratio would not be acceptable unless the Disinterested Stockholders were to receive substantial additional value and suggested that Mr. Yemin consider a one-time cash dividend to Alon stockholders. Mr. Yemin stated that, due to market conditions, Delek was unlikely to favor a special dividend.

An in-person meeting of the Special Committee took place on December 16, 2015. A representative of Gibson Dunn attended the meeting. The Special Committee members discussed the terms of certain of Alon’s convertible debt, which included very significant economic “make whole” payment provisions that would be triggered if Delek’s ownership exceeded 50% (except in the case of a merger with at least 90% stock consideration). The representative of Gibson Dunn and the Special Committee members discussed the possibility of putting in place a stockholder rights plan to “freeze” Delek’s ownership after the expiration of the standstill limitations on May 14, 2016, including the fact that the Alon Board could put a stockholder rights plan in place within a few days if one were deemed necessary.
Representatives of J.P. Morgan then joined the meeting. Mr. Wiessman gave an update regarding the meeting with Mr. Yemin. Representatives of J.P. Morgan discussed the feasibility of a one-time cash dividend to Alon stockholders in connection with a transaction with Delek. The J.P. Morgan representatives gave a presentation regarding strategy and process points and reiterated that the unique synergy opportunities in a transaction between Delek and Alon, as well as current market and other challenges that Alon may face if it attempted to implement certain alternative transactions, meant that a transaction with Delek appeared attractive if it could be achieved on appropriate terms. The Special Committee members discussed the potential synergies of a transaction with Delek, as well as potential alternatives and agreed that, if it could be achieved on appropriate terms, a transaction with Delek appeared likely to be more advantageous than other alternatives. The Special Committee members then discussed talking points for further communications with Delek. The Special Committee members agreed that such talking points should emphasize (i) that the Special Committee is not interested in a transaction at a discount, (ii) the possibility that the Disinterested Stockholders could receive a $4 per share special dividend in connection with any transaction, (iii) the Special Committee’s views as to potential synergies and the potential attractiveness of a transaction to stockholders of both companies, (iv) the adverse debt “make whole” impact if Delek increased its ownership above 50% other than in a stock-for-stock merger and (v) the Special Committee's consideration of a stockholder rights plan.
On December 23, 2015, Alon and Delek entered into a confidentiality agreement to permit the exchange of certain non-public information. Delek filed an amendment to its Schedule 13D on December 23, 2015 to report the entry into such agreement and Delek’s evaluation of potential transactions. Alon thereafter began sharing certain information with Delek to assist Delek in evaluating potential synergies.
On December 31, 2015, Mr. Wiessman and Mr. Yemin, in his capacity as an officer of Delek, met in person. At the meeting, Mr. Wiessman at the Special Committee’s direction discussed with Mr. Yemin the talking points prepared at the December 16, 2015 meeting.
The Special Committee held a telephonic meeting on January 6, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. Mr. Wiessman gave an update regarding his December 31 meeting with Mr. Yemin.
In early January 2016, Delek released an investor presentation that included some material regarding its investment in Alon. Specifically, the presentation revealed that potential next steps could include an acquisition of the remaining 52% interest in Alon or an acquisition of only enough shares of Alon common stock to increase Delek’s ownership stake to above 50% to give Delek effective control of Alon.
On January 14, 2016, Delek hired PricewaterhouseCoopers LLP (“PWC”) to act as a consultant to Delek for purposes of integration strategy and planning and identifying, validating and quantifying integration synergy opportunities.
Also in January 2016, in connection with the Delek Board’s strategic review of the company, Delek commenced a disposition process with respect to its retail business. The Delek Board believed that market conditions in the retail space would support a disposition at an attractive valuation, and that the disposition of the retail business would generate liquidity for Delek and be a viable alternative to a dropdown of retail assets to Delek Logistics.
On January 27, 2016, Mr. Wiessman met in person with Mr. Yemin, in his capacity as an officer of Delek. Mr. Yemin told Mr. Wiessman that, because of the relative stock price performance of the two companies, he did not believe a stock-for-stock deal was attractive to Delek unless the exchange ratio was at a significant discount to Alon’s stock price.
Also during the meeting of Mr. Wiessman and Mr. Yemin on January 27, 2016, Mr. Yemin stated that he thought it would be in the best interest of Alon for Delek not to nominate its own slate of directors as permitted by the Stockholder Agreement. He proposed instead that further to Delek's rights under the Stockholder Agreement, the current Alon Board largely be renominated, with two new independent directors replacing two of the current members of the Alon Board at such time. As a result of the sale of 3,810,747 shares of Alon by its controlling stockholder, Alon Israel, in February 2015, Alon had transitioned from being a controlled company and, as a result, would no longer be exempt from certain NYSE listing standards requiring that a majority of the members of the Alon Board be independent. In an effort to ensure compliance with such NYSE listing standards, Mr. Wiessman and Mr. Yemin discussed replacing Mr. Morris on Alon's Board because, as an employee of Alon, Mr. Morris would not satisfy the NYSE's independence standards.  Additionally, the Alon Board had a desire to find a board candidate that had extensive public company audit experience. Mr. Pery did not have extensive public company audit experience and his industry experience was less extensive than that of other Alon Board members. Mr. Yemin provided Mr. Wiessman with the names of two individuals, William Kacal and Franklin Wheeler, who had been recommended to Delek through industry contacts and Delek Board members. Each of Messrs. Kacal and Wheeler were expected to satisfy the NYSE's independence standards and possessed desirable professional experience. Mr. Kacal had over 40 years of accounting and management experience with Deloitte & Touche LLP and during such time had worked extensively with companies in the oil and natural gas industry. Mr. Wheeler had over 35 years of experience in the refining industry. After such discussion, the nominating and corporate governance committee of the Alon Board went through its internal evaluation process with respect to such individuals and determined that each had extensive experience that would add value to the Alon Board and were independent from Delek. The Special Committee and its advisors also evaluated Messrs. Kacal and Wheeler and determined that both were independent from Delek. At the suggestion of Mr. Wiessman, Mr. Yemin agreed that for one year following the termination of the current standstill restriction, Delek would agree to give 14 days’ prior notice before purchasing any Alon shares that would increase its ownership stake above 50%.
On January 29, 2016, Delek and Alon amended the Stockholder Agreement to provide for the nomination of the directors discussed by Mr. Yemin and Mr. Wiessman. Also on that date, Delek delivered a letter to Mr. Wiessman in his capacity as the Chairman of the Special Committee providing that, during the period from the expiration of Delek’s standstill obligation until May 14, 2017, Delek would provide at least 14 days’ notice prior to any purchases that would increase its Alon ownership stake to above 50% of outstanding shares.
On February 1, 2016, Messrs. Wiessman, Haddock and Morris, as members of the Special Committee, had a telephone conference with representatives of J.P. Morgan and a representative of Gibson Dunn during which Mr. Wiessman provided an update regarding his January 27 meeting with Mr. Yemin and related events. The participants discussed the need to have stockholder rights plan documents ready on short notice after the expiration of the Delek standstill, in case Delek were to deliver notice of its intention to increase its ownership stake above 50%. The Gibson Dunn representative was instructed to prepare such documents to have “on the shelf” and to present them to the Special Committee.
On February 3, 2016, Delek filed an amendment to its Schedule 13D reporting the January 29, 2016 amendment to the Stockholder Agreement.
In mid-February 2016, Mr. Wiessman and Mr. Yemin, in his capacity as an officer of Delek, had a discussion. Mr. Yemin told Mr. Wiessman that Delek was exploring the possibility of an offer that would limit the number of Delek shares to be issued as consideration to approximately 20%, with the remainder of the consideration payable in cash. Mr. Wiessman informed Mr. Yemin that the Special Committee would expect a substantial premium for any Alon shares purchased for cash because a cash purchase would not provide the Disinterested Stockholders with the opportunity to participate in future benefits from expected synergies at the combined company.
The Special Committee met in person on February 23, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. Mr. Wiessman provided an update about his discussion with Mr. Yemin. The Special Committee members and representatives of J.P. Morgan discussed the substantial synergies from a stock-for-stock merger and the possibilities as to whether such synergies would mean that Delek stockholders might favor an “at market” stock-for-stock transaction despite the current relative stock prices of the two companies. The Special Committee members discussed drafting a letter, referred to as the Special Committee Proposal Letter, that could be delivered to Delek emphasizing the synergies and the potential benefits of a stock-for-stock transaction at an exchange ratio based on current market prices and maintaining the option for the Special Committee to decide to make the Special Committee Proposal Letter public. Because Mr. Wiessman was planning to meet with Mr. Yemin in the near future, the Special Committee members agreed that the Special Committee Proposal Letter should be finalized but not yet delivered, with Mr. Wiessman being authorized to determine whether to deliver the letter based on the outcome of his meeting with Mr. Yemin.

On February 24, 2016, at its quarterly meeting, the Delek Board discussed strategic alternatives with respect to Delek’s 48% stake in Alon. The Delek Board also discussed changes in market conditions since the purchase of the 48% stake in Alon and the potential impact of these market conditions on the desirability of purchasing the Alon common stock owned by the Disinterested Stockholders. In addition, the Delek Board discussed Delek’s financing options for the acquisition of the Alon common stock owned by the Disinterested Stockholders, alternatives to acquiring the Alon common stock owned by the Disinterested Stockholders and the possible timing of these alternatives.
On March 14, 2016, Delek engaged Tudor Pickering Holt & Co. (“TPH”) to act as a financial advisor with respect to various potential transactions, including a potential transaction involving Alon .
On March 22, 2016, Mr. Wiessman met with Mr. Yemin, in his capacity as an officer of Delek. Mr. Yemin told Mr. Wiessman that Delek was considering a 50% stock/50% cash offer and that Delek understood that such a structure would require a premium for the cash purchase. Mr. Wiessman pointed out that such a structure would trigger significant “make whole” obligations on the part of Alon and would have adverse tax consequences to the Alon stockholders. Mr. Wiessman again raised the possibility of a significant special dividend to Alon stockholders in connection with a transaction, and Mr. Yemin advised that, due to market conditions, he did not see a dividend as something that Delek was likely to favor.
On April 1, 2016, Mr. Wiessman delivered the Special Committee Proposal Letter, to Delek’s CEO:
Ezra Uzi Yemin
Chairman, President and Chief Executive Officer
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Dear Uzi,
As you are aware, the Board of Alon Energy, Inc. (“Alon”) has formed a Special Committee (the “Committee”) to assess various strategic alternatives available to Alon including a potential business combination with Delek US Holdings, Inc. (“Delek US”). The Committee has retained both financial and legal advisors in our effort to evaluate how to maximize value for all of Alon’s shareholders. Based on our analysis of publicly available information and our preliminary synergy analysis, the Committee believes that a combination of Alon and Delek US would create meaningful value for both companies’ shareholders, particularly given the significant crossover between the two sets of shareholders.
Since Delek US’ initial purchase of the ~48% stake in Alon, there has been significant speculation in the marketplace surrounding a potential subsequent transaction to combine the two companies. Our view is that this uncertainty regarding a potential transaction is a distraction to both management teams, both sets of customers and all shareholders. The Committee believes that the current lack of clarity regarding a potential integration between Alon and Delek US and the current partial ownership structure continue to impair operations at both companies and fails to maximize value for our collective shareholders.

Over the past months, we have engaged in constructive discussions with Delek US, including executing a confidentiality agreement, sharing confidential information and also making members of our management team available. All of this had the goal of better assessing the synergy opportunity available in a combination of our businesses. Unfortunately, we have not received any definitive feedback from Delek US, but our understanding is that based on preliminary work by your team, the annual synergy opportunity is estimated to be in excess of $100 million of savings. Additional work with both of our management teams and advisory teams is required to finalize these estimates, but it is clear that the size of the opportunity is substantial. These synergies represent a unique opportunity to create value for our shareholders that neither company is able to produce without the other.
Also, as part of our discussions, we have requested a proposed structure under which Delek US would be willing to enter into a combination. However, we have not received any substantive proposal from Delek US to date. Given the current operating conditions of our industry and the size of the synergy opportunity that is waiting to be captured, we therefore feel compelled to outline the structure under which we think a transaction could be completed. We are open to market-based suggestions to this structure that will help our collective shareholders capture the value available in a combination of our businesses.
Proposed Transaction Structure:

•
Consideration: 100% all stock exchange of Alon shares of Delek US. The exchange ratio would be at a market rate based on the 20 trading days volume weighted average price of each stock. As of March 30, 2016, this methodology would equate to a 0.687x exchange ratio of shares and pro forma ownership of approximately 70.77% for Delek US and approximately 29.23% for non-Delek US affiliated shareholders of Alon. We are open to evaluating alternative structures including considerations with a cash component or special dividends to Alon shareholders, but would note that a corresponding premium would be expected if cash is included given the synergy participation that our shareholders would be foregoing.

•
Governance: We would expect the combined company to have membership on the combined board of directors consistent with the pro forma ownership that each group of shareholders would represent. Additionally, we are committed to finding the best talent from our two management teams to run the combined company, but would expect Ezra Uzi Yemin to be the combined company CEO.

•
Diligence: We both operate in the same industry, and as such would expect reciprocal confirmatory diligence could be completed in a matter of weeks. Reciprocal diligence of both companies’ business plans and collaborative evaluation of the full synergy opportunities would be the key areas of focus in the diligence process.

We feel that the outlined transaction structure would be favorably received by both sets of shareholders as market-based and value-creating, and we would expect that, if publicly shared, a combination along these lines would be supported by the public markets. As mentioned, we are open to constructive, market-based feedback regarding this proposed structure, but the value that we believe is available to be captured for our shareholders is so significant that we felt we could not continue to wait for a proposal from Delek US.

The Special Committee has authorized this letter, and we are prepared to immediately commence mutual confirmatory due diligence. Our proposal is conditional upon completion of our confirmatory due diligence and the entry into definitive documentation. Of course, any business combination between Alon and Delek US will require the affirmative vote of holders of a majority of the Alon shares not owned by Delek US or its affiliates, as well as approval by the Special Committee and Alon’s Board of Directors.
This letter is an expression of interest to be used only as a basis for discussion, and does not, and in no event shall be deemed to, constitute a commitment or agreement to consummate any proposed combination or any other transaction, and the parties will not be legally obligated by any of the terms contained in this letter (other than those relating to confidentiality) unless and until we enter into definitive documentation in form and substance satisfactory to the parties.
The Special Committee remains enthusiastic about working with Delek US to complete the proposed transaction, and we look forward to receiving your response so that value can be created for all of our shareholders as quickly as possible.
Best Regards,
/s/ David Wiessman
David Wiessman on behalf of the Special Committee
On April 6, 2016, the Delek Board held a meeting, during which the Special Committee Proposal Letter was discussed. After discussing Delek management’s ongoing assessment of market conditions at that time, Delek’s management and the Delek Board discussed the potential inclusion of a cash component to the transaction consideration.  Management advised the Delek Board that management was continuing to develop a detailed analysis of the Special Committee Proposal Letter and would present its analysis to the Delek Board at an upcoming meeting. As a result, the Delek Board determined that it should defer a response to the Special Committee Proposal Letter until such further analysis was completed.
On April 19, 2016, Mr. Wiessman and Mr. Yemin, in his capacity as an officer of Delek, had a discussion during which Mr. Yemin said that the companies’ relative stock prices continued to make a transaction difficult. He also stated that the synergy analysis conducted thus far by Delek led Delek to believe that the annual synergies might be less than the $100 million amount included in the Special Committee Proposal Letter to Delek.
On May 3, 2016, Alon held its annual stockholders meeting, at which Messrs. William Kacal and Frank Wheeler were elected as new independent directors to replace the two directors who were not nominated for reelection. That same day, at the request of Mr. Wiessman, the Alon Board met in person and appointed Messrs. Kacal and Wheeler to replace the two outgoing members on the Special Committee.
Later that day, the Special Committee met in person, and representatives of J.P. Morgan and Gibson Dunn participated. At the request of Mr. Wiessman, the Special Committee invited Messrs. Yemin and Green, in their capacities as officers of Delek, to the first portion of the meeting. Mr. Wiessman requested that Mr. Yemin briefly address the Special Committee. Mr. Wiessman advised that the Special Committee would be in “listen only” mode. Mr. Yemin stated that, based on work done thus far, Delek believed that synergies from a potential business combination with Alon might be less than the $100 million figure suggested by the Special Committee in its prior letter. He stated that market prices made a deal very difficult and that, at this time, Delek could not support a stock-for-stock deal at an exchange ratio implied by current market prices. He stated that Delek also was concerned with there being adequate liquidity for the combined businesses and that Delek was exploring certain alternatives that could provide liquidity. Mr. Yemin also stated that he hoped that Delek could respond in some fashion to Alon’s letter in the near future, but such response might be somewhat generic.
After Messrs. Yemin and Green left the meeting, the Special Committee members and representatives of J.P. Morgan discussed the points raised by Mr. Yemin, including the desired liquidity levels. A representative of Gibson Dunn then delivered a presentation regarding the “on the shelf” stockholder rights plan documents that were being presented to the Special Committee, along with a discussion of fiduciary duties and other implications of presenting the stockholder rights plan to the Alon Board and implementing the plan if the Special Committee received notice from Delek that it was about to increase its ownership of Alon to more than 50%.
On May 4, 2016, the Delek Board met and discussed, among other things, the Special Committee Proposal Letter.  After discussion, the Delek Board determined that it was in the best interest of the Delek stockholders to wait for more favorable market conditions and the creation of additional liquidity before pursuing a business combination with Alon.
On May 6, 2016, Delek held its first quarter earnings call. In response to questions, Mr. Yemin stated that Delek believed with some certainty that a deal could be done with Alon at no premium to the current ratio, but that Delek did not want to do a deal at that ratio. He also said that he believed that the independent directors of Alon understood that it “doesn’t make sense” for there to be a transaction at an exchange ratio based on current market prices. Mr. Yemin suggested that Delek would work with Alon’s independent directors toward a potential transaction.
On May 13, 2016, Mr. Yemin, in his capacity as an officer of Delek, and Mr. Wiessman met in person. Mr. Yemin again emphasized that, in order to ensure adequate liquidity for a combined company, Delek would need to finalize another transaction prior to any deal with Alon. He told Mr. Wiessman that he expected that Delek would need approximately two months to finalize such a transaction. He also advised that Delek believed that the stock component of any transaction would need to involve an exchange ratio that represented a discount to Alon’s stock price. Mr. Wiessman said that such a discount would be unacceptable to the Special Committee.
On May 18, 2016, the Special Committee received a letter from Delek that read as follows:
May 18, 2016
Copy Via Email
Original Via FedEx
David Wiessman
Special Committee of the Board of Directors
Alon Energy, Inc.
12700 Park Central Drive, Suite 1600

Dallas, TX 75251
Re:    Strategic Alternatives
Dear David:
Thank you for your letter that we received on April 1, 2016 which you sent on behalf of the special committee (the “Special Committee”) of the board of directors of Alon Energy, Inc. (“Alon”). Your correspondence stated that the Special Committee has been tasked with assessing various strategic alternatives that may be available to Alon including a potential business combination with Delek US Holdings, Inc. (“Delek”).
We have shared your letter with Delek’s board of directors and discussed the proposal set forth therein. Without commenting on statements contained in your letter, Delek continues to monitor market and company conditions and evaluate opportunities to combine the companies. We will contact you once we believe conditions are more supportive of a discussion regarding this matter.
Sincerely,
DELEK US HOLDINGS, INC.
By:    /s/ Ezra Uzi Yemin
Ezra Uzi Yemin
Chairman / President / CEO
On May 22, 2016, Mr. Wiessman sent an email to Delek’s CEO that attached statements made by Mr. Yemin on Delek’s May earnings call. The email read as follows:
Uzi,
Thank you for your letter dated May 18th, 2016 responding to our April 1st, 2016 letter. As you know, the committee members were disappointed that there was no specificity in your response regarding potential next steps. We had no progress for some time now. Because of the lack of clarity around a reasonably path forward, as we discussed, Alon management stopped sharing synergy information that they have been sharing with your team. We would be happy to recommence that work once a reasonable path forward is outlined and to get synergy information from Delek that will move us forward in the process.
I would also like to highlight for you that your recent public comments regarding our discussions and your views on a potential transaction are not conducive to us finding a way toward a transaction that creates value for all of the shareholders. In our view your comments have caused undue volatility in the stocks and because of those public comments the committee advisors are telling us that we should publicly communicate directly with our shareholders as well. With all of this, I would ask that you be much more cautious in your public statements in the future (attached).
I am meeting with the Special Committee next week. I’m not sure exactly where things will go from there but I’m sure we’ll have some form of a formal response to your letter.
See you in your next visit

The Special Committee met telephonically on May 24, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. The Special Committee members discussed recent events and possible next steps. Representatives of J.P. Morgan made a presentation summarizing recent share prices and discussed the possibility of sending another letter to Delek that would reiterate many of the points in the Special Committee’s earlier letter but that would potentially propose an exchange ratio to attempt to minimize “play” that arbitrageurs could attempt with Alon’s stock in the event the letter was made public. The Special Committee members discussed the possibility of making the letter public and determined to deliver the letter but refrain from public disclosure of it pending further consideration.
On May 25, 2016, Mr. Wiessman sent the following letter to Mr. Yemin:
May 25, 2015
Ezra Uzi Yemin
Chairman, President and Chief Executive Officer
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Dear Uzi,
We received your letter dated May 18th, 2016 responding to our April 1st, 2016 letter. We have reviewed the letter with The Special Committee and are disappointed that there was no specificity in your response regarding potential next steps. Since October 2015, The Special Committee has made multiple attempts to engage Delek US in meaningful dialogue in order to seriously evaluate a transaction; however, we have yet to see a credible path forward.
Since Delek US’ initial purchase of the ~48% stake of Alon, there continues to be significant speculation in the marketplace regarding a potential transaction to combine the two companies. This continued uncertainty is a distraction to both management teams, both sets of customers and all shareholders.
We have attempted to engage in constructive discussions with Delek US over the past months, including executing a confidentiality agreement, sharing confidential information and also making members of our management team available. All of this had the goal of better assessing the synergy opportunity available in a combination of our businesses and allowing time for Delek US to craft a formal proposal and path forward. However, given delays by Delek US, the current operating conditions in our industry and the size of the potential synergies, we felt compelled to outline a structure that we think could be executed and deliver significant value to our collective shareholders and sent you a transaction outlined in a letter on April 1, 2016. Consistent with our letter dated April 1st, 2016 we believe a market-based approach provides an opportunity for both sets of shareholders to immediately capture the value of synergies. As such, we would re-iterate our desire to move forward with a transaction on market-based terms and propose the following transaction structure:
•Consideration: 100% all stock exchange of Alon shares for shares of Delek US. The exchange ratio would be at a market rate based on the 20 trading days volume weighted average price of each stock fixed as of May 24, 2016. The 20-trading-day volume-weighted exchange ratio of 0.615x would equate to pro forma ownership of approximately 72% for

Delek US and approximately 28% for non-Delek US affiliated shareholders of Alon. We view this approach to the exchange ratio as market based and consistent with the average exchange ratio of 0.601x since Delek US’ original investment in Alon as well as the current exchange ratio of 0.582x as of market close on May 24, 2016. We continue to be open to evaluating alternative structures including consideration with a cash component or a special dividend to Alon shareholders, but would note that a corresponding premium would be expected if cash is included given the synergy participation that our shareholders would be foregoing and potential tax implications.
•Governance: We continue to expect the combined company to have membership on the combined board of directors consistent with the pro forma ownership that each group of shareholders would represent. Additionally, we are committed to finding the best talent from our two management teams to run the combined company, but would expect the combined Company CEO to be Ezra Uzi Yemin or to be named by Delek US.
•Diligence: We both operate in the same industry, and as such remain committed to completing reciprocal confirmatory diligence in a matter of weeks. Reciprocal diligence of both companies’ business plans and collaborative evaluation of the full synergy opportunities would continue to be key areas of focus in the diligence process.
We feel that the outlined transaction structure would be favorably received by both sets of shareholders as market-based and value-creating. As mentioned, we are open to constructive, market-based feedback regarding this proposed structure, but the value that we believe is available to be captured for our shareholders is so significant that we felt we could not continue to wait for a more specific proposal from Delek US.
Unfortunately, despite the significant investment of Alon time and resources to help Delek US quantify the synergy potential, The Special Committee never received any detailed feedback on the conclusions of the working team. As a result of the unwillingness of Delek US to share any detailed findings related to synergies and in conjunction with lack of clarity around a reasonable path forward, Alon stopped sending synergy information to Delek US. As such, additional work with both of our management and advisory teams will be required, but based on our preliminary assessment it is clear that size of this synergy opportunity is substantial. These synergies represent a unique opportunity to create value for our collective shareholders that neither company would be able to realize without the other and we remain committed to working together to assess the synergy value collectively. We would be happy to recommence the synergy work once a reasonable path forward is outlined and move forward on a mutual basis to assess potential synergies in greater detail.
We would prefer to continue our discussions privately; however, due to the lack of clarity we have on a reasonable path forward and previous public statements made by Delek US, we reserve the right to release our proposal publicly. Should Delek US have a more specific proposal The Special Committee should consider, we remain open-minded and ready to listen.
Of course, any business combination between Alon and Delek US will require the affirmative vote of holders of a majority of the Alon shares not owned by Delek US or its affiliates, as well as approval by The Special Committee and Alon’s Board of Directors.
This letter is to be used only as a basis for discussion, and does not, and in no event shall be deemed to, constitute a commitment or agreement to consummate any proposed combination or any other transaction, and the parties will not be legally obligated by any of the terms contained in this letter (other than those relating to confidentiality) unless and until we enter into definitive documentation in form and substance satisfactory to the parties.
Best Regards,
David Wiessman on behalf of the Special Committee
At a June 1, 2016 meeting of the Delek Board, Mr. Wiessman's letter from May 25, 2016 was discussed. The Delek Board determined that market conditions continued to be similar to those in existence on May 4, 2016 when the Delek Board had previously considered the Special Committee Proposal Letter and that Delek should continue to wait for more favorable market conditions.
On June 9, 2016, Mr. Yemin sent the following response letter to Mr. Wiessman:
June 9, 2016
Via Electronic Mail
David Wiessman
on behalf of the Special Committee of Alon Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251
Dear David:
Thank you for your letter dated May 25, 2016. We appreciate Alon Energy, Inc.’s (“Alon”) continued interest in pursuing a combination with Delek US Holdings, Inc. (“Delek”), and we remain open to exploring the merits of a potential transaction.
We agree that synergies represent a key potential benefit of a transaction. We have made meaningful progress in assessing potential synergies and would be happy to share the results of our review thus far. While significant review and analysis remains to be done with respect to potential commercial synergies, our initial work indicates that potential synergies may be smaller than we anticipated. However, we are hopeful that, upon obtaining access to data necessary to complete our review, further incremental synergy opportunities can be identified. We respectfully request that Alon resume providing synergy information to Delek so that we may continue our work.
Additionally, we are closely monitoring challenging fundamentals currently facing our industry. Companies in our industry broadly, and both Alon and Delek in particular, experienced challenging first quarter operating and financial results. At present, market conditions do not appear to be improving. Further, tight conditions in the credit markets, particularly for refining companies and master limited partnerships, add another layer of uncertainty to our analysis of a transaction. As we highlighted on our first quarter earnings call, our long-term strategy is not to merely maintain our current stake in Alon. However, we also stated that we believe preserving liquidity and financial flexibility are of paramount importance and in the best interests of Delek’s shareholders. We will require a high degree of comfort with respect to pro forma capital needs and available liquidity in connection with any significant transaction or strategic initiative.
Despite these challenges, Delek has retained financial advisors and legal counsel and will continue assessing a potential transaction. We remain highly focused on preserving and enhancing our liquidity and financial flexibility, and we are currently evaluating a variety of options to do so, including the sale of our retail assets to Delek Logistics Partners, LP or others.
Finally, we share Alon’s preference for private discussions. We are happy to discuss any of Alon’s concerns or ideas for a transaction structure with Alon’s Special Committee and its appropriate representatives. However, we believe that any voluntary public disclosure of specific proposals that Alon has made would be premature. Therefore, we ask that you continue to abide by the terms of our confidentiality agreement dated December 23, 2015 and refrain from making any such disclosures. We look forward to maintaining an open, positive line of communication as we continue to evaluate a potential transaction.
I am available to discuss further at your convenience.
Sincerely,
/s/ Ezra Uzi Yemin
Ezra Uzi Yemin
Chairman and CEO of Delek US Holdings, Inc.
The Special Committee met telephonically on June 13, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. Mr. Wiessman told the Special Committee that Mr. Yemin had advised him that Delek needed approximately another month and a half to work on potential liquidity alternatives. The Special Committee members determined that J.P. Morgan and Gibson Dunn should work on talking points for Mr. Wiessman to communicate to Mr. Yemin, which should include the possibility of disclosing publicly that the Special Committee was engaged in a process to explore strategic alternatives. The Special Committee members discussed their understanding of the authority of the Special Committee in light of the fact that, since October 30, 2015, the Alon Board had not taken action to further delineate the authority of the Special Committee, such as by adopting resolutions. After discussion, the Special Committee members concluded that the Special Committee was empowered to explore strategic alternatives beyond a transaction with Delek, as such exploration was necessary to prepare for and fully evaluate any proposal that Delek might make. The Special Committee members also determined that Mr. Wiessman was authorized, if he thought it appropriate after his discussion with Mr. Yemin, to proceed with a press release.
On or around June 14, 2016, Mr. Yemin discussed with Mr. Wiessman telephonically his understanding that the Special Committee had the authority to explore a potential strategic transaction with Delek, but not to review strategic alternatives involving third parties other than Delek.

On June 20, 2016, Mr. Wiessman sent an email to Mr. Yemin as follows:
Uzi, following is a list of discussion points for our call:
We continue to believe in the strategic benefits of a transaction and that a combination would result in substantial value creation for both sets of our collective shareholders

The Special Committee feels the desire to be able to communicate with our shareholders in a similar way that you have with respect to the merits of a potential transaction with Delek US
However, we don’t think public communication is helpful or conducive to doing a deal as long as there is substantive work taking place
As such, we are prepared to continue our discussion privately under the following firm parameters:
Information Exchange: Exchange of information needs to be reciprocal going forward. We are prepared to continue detailed work on synergies; however, going forward we expect all work to be done on a mutual basis with our advisors.
Timing: In our last meeting you asked for another one and half months which brings us to our next board meeting in July. We expect to see significant progress made between now until then with and potentially agree on the transaction terms acceptable to the Special Committee. If progress is not made under this time frame, we would review all additional strategic options.
Exchange Ratio: We view the time between our last letter and the Board meeting as an opportunity to make meaningful progress; not, as an opportunity for the exchange ratio to move in Delek US’s favor as the result of other strategic actions Delek US may pursue. As such, any exchange ratio that the Special Committee would approve would be in line with our commercial terms that we sent in our last letter.
Employee Matters: Some of the committee members feel that all discussions with respect to Delek US employees moving to Alon, including the discussions with Fred Green, should be placed on hold until terms of a transaction are agreed upon. We discussed the matter between the members and we gave a greenlight to Ron Haddock to come back to us with agreed compensation package for Fred Green before we take the final decision on this delicate matter.
Public Disclosure: The Special Committee feels the need to communicate with Alon’s shareholders that it was formed in October 2015 and is currently evaluating strategic alternatives as referenced in the Company’s recent proxy. We continue to be very interested in a transaction with Delek US; however, we feel that we need to make our shareholders aware that we have hired J.P. Morgan and Gibson Dunn to explore strategic alternative to maximize shareholder value. As such, we expect to release a press release in short order detailing that we have hired advisors and are pursuing strategic alternatives.
We remain eager to begin work expeditiously in conjunction with our advisors such that we can work towards a transaction that will provide significant value to both sets of shareholders

On June 24, 2016, Mr. Yemin sent the following email to Mr. Wiessman:
David, thank you for your note.
While we have articulated Delek’s position in our most recent letter to the Special Committee, I wanted to provide some further perspective in light of some of your points below.
We appreciate your willingness to re-engage on synergy work and are happy to proceed with that work on a reciprocal, mutual basis. While we will dedicate resources and believe we can make meaningful progress in the coming weeks on this front, the six week time frame I mentioned to you was an indication; liquidity considerations and the interests of Delek’s shareholders remain our priority and the basis from which we will assess any next steps and the timing of them.
It is worth noting that Delek respectfully abided by the one year standstill imposed on it by ALJ, which expired only a few weeks ago.
With regard to your comment regarding the Special Committee’s evaluation of strategic alternatives, as we have stated in the past, we don’t expect Delek to sell any of its ALJ shares.
We look forward to working constructively with your team on synergies and mutual due diligence
Uzi
Later that week, Mr. Wiessman sent Mr. Yemin, in his capacity as an officer of Delek, a draft of a proposed press release announcing the formation and authorization of the Special Committee to explore strategic alternatives. On June 29, 2016, Mr. Yemin sent the following email to Mr. Wiessman concerning Delek’s view of the limitations of the Special Committee’s role:
David,
Thank you for the draft press release.
Based upon prior discussions, including discussions at the Alon board, the Special Committee was formed for the purpose of evaluating and negotiating/responding to potential combination proposals between Delek and Alon. The Special Committee was not authorized to review strategic alternatives that don’t involve Delek which is the reason why the committee is comprised of non-Delek affiliated directors. Thus, I don’t believe that the draft press release is correct in describing a broader purpose or authority of the Special Committee.
This is further supported by Alon’s 2016 proxy statement. The Special Committee disclosure appears under the subheading “Transactions with Delek” and states that the Special Committee is to oversee the communications with Delek and to engage with Delek in any discussions concerning a potential business combination with Delek.
Additionally, given that the 2016 proxy statement publicly disclosed the existence and the purpose of the Special Committee when filed in April, I don’t believe that a press release is necessary now to repeat such information.

Please let me know if you have a different opinion on the proposed press release.
Regards,
Uzi

On July 8, 2016, Delek and Alon entered into an amended and restated confidentiality agreement pursuant to which the parties agreed to continue to exchange certain confidential information in furtherance of a possible business combination.

On July 11, 2016, in accordance with the Special Committee’s discussion at its June 13, 2016 telephonic meeting, the following press release was issued:
Alon Energy, Inc. Provides Update on the Activities of its Special Committee to Review Strategic Alternatives
DALLAS, July 11, 2016 /PRNewswire/ -- As noted in the Alon Energy, Inc. (NYSE: ALJ) (“Alon”) proxy statement, filed with the SEC on April 1, 2016, Alon’s Board of Directors has formed a Special Committee (the “Special Committee”). The Special Committee is comprised of directors having no affiliation with Delek US Holdings, Inc. (“Delek”). Since its formation, the Special Committee has reviewed a number of strategic alternatives, a potential business combination with Delek, the analysis of capital investments, shareholder distributions, a sale or merger and a spin-off or separation of a selected business.
The Special Committee has set no timetable for the strategic review process and has not made a decision to pursue any particular transaction, and there can be no assurance that any transaction will be approved or consummated. Alon does not intend to disclose or comment on further developments regarding the review of strategic alternatives until it determines that such disclosure or comment is appropriate or necessary.
The Special Committee has retained J.P. Morgan as its financial advisor and Gibson Dunn as its legal advisor to assist in the assessment of strategic alternatives.
Alon Energy, Inc., headquartered in Dallas, Texas, is an independent refiner and marketer of petroleum products, operating primarily in the South Central, Southwestern and Western regions of the United States. Alon owns 100% of the general partner and 81.6% of the limited partner interests in Alon Partners, LP (NYSE: ALDW), which owns a crude oil refinery in Big Spring, Texas, with a crude oil throughput capacity of 73,000 barrels per day and an integrated wholesale marketing business. In addition, Alon directly owns a crude oil refinery in Krotz Springs, Louisiana, with a crude oil throughput capacity of 74,000 barrels per day. Alon also owns crude oil refineries in California, which have not processed crude oil since 2012. Alon is a leading marketer of asphalt, which it distributes primarily through asphalt terminals located predominately in the Southwestern and Western United States. Alon is the largest 7-Eleven licensee in the United States and operates approximately 300 convenience stores which also market motor fuels in Central and West Texas and New Mexico.

Contacts:	Stacey Morris
Investor Relations Manager

Alon Energy, Inc.
972-367-3808

Investors: Jack Lascar
Dennard ▪ Lascar Associates, LLC
713-529-6600
Media: Blake Lewis
Lewis Public Relations
214-635-3020
On July 13, 2016, the Delek Board held a special meeting where it discussed the current status of a possible business combination with Alon.
On July 14, 2016, representatives of Delek, Alon and J.P. Morgan held a telephonic discussion of potential synergies that could be realized in a transaction between Delek and Alon.
On July 27, 2016, the Special Committee met in person, and representatives of J.P. Morgan and Gibson Dunn participated. Mr. Wiessman reported that Mr. Yemin had advised him that Delek was still working on potential avenues to increase liquidity and still working on synergy analysis and expected to be in a position to make an offer in a few weeks. The Special Committee members discussed the work that would need to be done to confirm likely synergies. The participants discussed their view that the press release had served the purpose of letting other potential bidders know that the Special Committee was engaged in a process to explore strategic alternatives. Representatives of J.P. Morgan made a presentation regarding a few incoming calls J.P. Morgan had received after the press release was issued, noting that all inquiries related just to particular assets and not to an overall acquisition of Alon.
On July 31, 2016, the Delek Board held its second quarter meeting. The Board and members of management of Delek discussed a range of topics with respect to a potential transaction with Alon, including recent communications, the expiration of Delek's standstill obligations, relative equity performance of the companies, stockholder crossover, and various transaction considerations.
On August 12, 2016, an article appeared in certain press outlets indicating that Carl Icahn, individually or through CVR Energy, was planning to make an offer to acquire Delek. On August 14, 2016, the Special Committee met telephonically to discuss the implications for Alon of a potential Icahn bid for Delek. Representatives of J.P. Morgan and Gibson Dunn participated. The participants discussed the possibility of obtaining Alon Board authorization for the Special Committee to have the discretion to put in place a stockholder rights plan if it determined that such a path was warranted in order to assure that the Special Committee would have a “seat at the table” in any potential sale of control of Delek. A representative of Gibson Dunn summarized for the Special Committee members certain draft stockholder rights plan documents that had been provided to the Special Committee and discussed certain fiduciary duty and process matters with the Special Committee members. The members agreed that the stockholder rights plan documents should be sent to the full Alon Board. Such documents were so sent on August 17, 2016.

On August 27, 2016, Delek entered into an Equity Purchase Agreement with Compañía de Petróleos de Chile COPEC S.A. and Copec Inc. providing for Delek’s sale of its retail business to Copec Inc. for cash consideration of $535 million. The proceeds of this transaction would provide substantial liquidity to Delek. On August 29, 2016, Delek issued a press release concerning this agreement, the strategic review that led to the decision to sell the retail business in lieu of a dropdown of the retail assets to Delek Logistics and the plan to repay debt associated with the retail assets at the closing of the sale.
On August 28, 2016, the Special Committee met telephonically to further discuss a potential stockholder rights plan, and representatives of J.P. Morgan and Gibson Dunn participated. A representative of Gibson Dunn made a presentation regarding the potential stockholder rights plan. The members concluded that Mr. Wiessman and Mr. Haddock would reach out to Mr. Yemin to ask him to call a meeting of the Alon Board.
On August 31, 2016, the Alon Board held a telephonic meeting that was called at the request of Messrs. Wiessman and Haddock. Mr. Wiessman discussed the Special Committee’s concern over the recent market rumors of a potential bid for Delek by Carl Icahn or CVR Energy. Mr. Wiessman noted that the Special Committee had discussed the possibility of Alon adopting a stockholder rights plan that would provide Alon an opportunity to negotiate with such a buyer in advance of any such transaction. The members discussed the application of Section 203, with emphasis on its applicability to a potential acquirer of Delek and, after discussion, unanimously agreed to seek specialized advice on the issue from an outside law firm that would represent the entire Alon Board.
The Delek Board met on September 8, 2016 together with members of Delek management and representatives of TPH to discuss the various alternatives with respect to Delek’s equity investment in Alon.  At the meeting, members of management discussed with the Delek Board the current global refining landscape, the United States’ competitive position and the outlook of crude prices.  Further, Delek management discussed three potential alternatives with respect to Delek’s investment in Alon, namely (a) holding the current position, (b) purchasing the remaining outstanding equity of Alon or (c) selling Delek’s equity ownership in Alon.  Representatives from TPH then discussed a potential acquisition of Alon and various financial and structural considerations. Following further discussion of Delek’s alternatives, the Delek Board authorized Delek management to engage in discussions with Alon to determine whether an agreement could be reached on terms that would be acceptable to Delek concerning the acquisition of the remaining publicly traded equity securities of Alon. The Delek Board reserved the right to review and decide whether to proceed with any possible acquisition of any additional shares of Alon.
On September 13, 2016, Mr. Wiessman and Mr. Yemin, in his capacity as an officer of Delek, met in person. Mr. Yemin told Mr. Wiessman that Delek was planning to make a transaction proposal and that Delek would need to amend its Schedule 13D and would provide the Special Committee with a draft of such amendment prior to filing the amendment with the SEC.
On September 16, 2016, Mr. Yemin, in his capacity as an officer of Delek, telephoned Mr. Wiessman to inform him that the Delek Board had authorized management to engage in discussions with Alon to determine whether an agreement could be reached concerning a potential business combination.  Mr. Yemin told Mr. Wiessman that Delek planned to present an offer to the Special

Committee and that Delek would file an amendment to its Schedule 13D simultaneously with the presentation of the offer to Alon.
On September 28, 2016, Mr. Yemin, in his capacity as an officer of Delek, and Mr. Haddock had two telephone conversations during which Mr. Yemin emphasized the need and desire of the Delek Board and Delek management to work together with the Special Committee, that Alon and Delek should not surprise each other with unexpected public disclosures or other actions, and Delek’s need for liquidity to enable an acquisition of Alon.  Mr. Yemin further explained that, in accordance with SEC requirements, Delek’s Schedule 13D amendment to be filed simultaneously with Delek making any offer to the Special Committee would include a copy of any written offer sent to the Special Committee.  Mr. Haddock later called Mr. Yemin to confirm that Alon’s legal counsel agreed with Delek’s legal counsel regarding the requirements of a Schedule 13D amendment.  Mr. Yemin informed Mr. Haddock that Delek was considering an all-stock transaction.  Mr. Haddock agreed to call Mr. Yemin at a later date to discuss possible next steps.
On October 6, 2016, Mr. Yemin, in his capacity as an officer of Delek, spoke with Mr. Wiessman and advised him that Delek remained concerned about the relative stock prices of the two companies.
Also on October 6, 2016, the Special Committee held a telephonic meeting and representatives of J.P. Morgan and Gibson Dunn participated. Mr. Wiessman reported on his discussion with Mr. Yemin earlier that day. The Special Committee members discussed the problems caused to Alon and its business by the “overhang” of uncertainty as to whether Alon would reach a deal with Delek. The Special Committee discussed the importance of either (i) reaching a deal, if appropriate, or (ii) making it clear that there would be no deal in the near future. J.P. Morgan representatives made a presentation that included an update regarding potential synergies. The J.P. Morgan representatives noted that they had been asked by certain Special Committee members to analyze the feasibility of Alon buying Delek’s shares of Alon common stock. The J.P. Morgan representatives discussed a preliminary analysis of potential asset sales to fund such purchase, as well as various challenges that Alon would face in attempting to execute such transactions, including the scope of asset sales that would be required to fund such purchase and the challenges that the remaining business and Alon would face. The Special Committee members discussed the possibility of attempting to convince Delek to jointly market Alon in its entirety to third parties. The Special Committee members concluded that it was extremely unlikely that Delek would agree to such cooperation but that Mr. Wiessman nevertheless should raise the possibility with Mr. Yemin. The Special Committee members concluded that a letter should be sent to Delek to highlight that, although the Special Committee continued to believe that realizing the synergies associated with a combination would create the most value for the Disinterested Stockholders, the Special Committee believed that Delek should either (i) sell its Alon shares to Alon or (ii) agree to cooperate to market the entire Alon business to third parties.
On October 9, 2016, Delek, Alon and their respective counsel telephonically discussed the requirement of filing Delek’s offer letter in an amendment to Delek’s Schedule 13D.

On October 13, 2016, the Delek Board held a meeting. During the meeting, members of Delek management provided the Delek Board an update on the status of the potential transaction with Alon.
Also on October 13, 2016, Mr. Wiessman sent a letter to the Delek Board, which read as follows:
Board of Directors
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
To the Board of Directors of Delek US Holdings, Inc. (“Delek US”),
As you are all aware, in response to Delek US’ acquisition of a ~48% stake in Alon Energy Inc. (“Alon” or the “Company”) in April 2015, the Board of Alon formed a Special Committee (the “Committee”) in October 2015. After considering various alternatives, the Committee has concluded and continues to believe that the most value creative opportunity available to Alon shareholders is to realize the synergies associated with a stock-for-stock merger with Delek US. Given the work completed to date, we believe the synergy value is significant and represents meaningful value creation for both Alon and Delek US shareholders. Since its formation, the Committee has made multiple attempts to engage Delek US in meaningful dialogue and taken decisive steps to promote engagement:

1)
On December 23, 2015, the Committee executed a confidentiality agreement with Delek US to share confidential information and also made members of Alon USA’s management team available in order to assess the synergy opportunity. Alon has subsequently provided information and held discussions with Delek US’ management team.

2)
On April 1, 2016, the Committee sent a letter to Delek US outlining a stock-for-stock combination at a market-based exchange ratio. On May 16, 2016, Delek US responded but provided no specificity on timing and stated that they continue “to monitor market and company conditions and evaluate opportunities to combine the companies.”

3)
On May 25, 2016, the Committee sent a second letter to Delek US, reconfirming the desire to explore a stock-for-stock combination at a market-based exchange ratio and expressed concern from the lack of a meaningful path forward. Delek US’ response letter on June 9, 2016 continued to lack specificity on timing.

Consistent with the letters sent to Delek US on April 1, 2016 and May 25, 2016, The Committee remains committed to exploring a market-based, stock-for-stock exchange of Alon shares for shares of Delek US, subject to a customary control premium. The Committee notes, for the benefit of the Delek US Board, that as of market close on October 11, 2016 the current exchange ratio is 0.527x, and the volume weighted average exchange ratio from April 15, 2015 is 0.563x. We believe a market -based approach provides an opportunity for both sets of shareholders to immediately capture the value of synergies available to both Alon and Delek US shareholders.

Despite our willingness to engage with Delek US and time spent by management teams at both Alon and Delek US, we have yet to receive a formal proposal from Delek US. Furthermore, we lack clarity with respect to the timing of receiving a proposal from Delek US. Due to the prolonged uncertainty around the Company’s future ownership, the Committee believes that it is time to take more decisive action for the benefit of all Alon shareholders.
Although a stock-for-stock combination is our preferred path, given the lack of engagement that we have seen thus far from Delek US, the Committee is prepared to pursue other alternatives, including either (a) to use proceeds from non-core asset sales or other sources of capital to purchase from Delek US the ~48% outstanding shares of Alon that are currently owned by Delek US or (b) in the event that Delek US decides not to sell its stake to Alon, then the Committee recommends that the Company agree with Delek US to jointly market the entirety of the Alon business.
The Committee still believes that a stock-for-stock combination with Delek US is in the best interest of its shareholders but due to inaction on this alternative, we believe that one of the other alternatives would put the Company on a path towards a resolution and a viable future.
Of course, any business combination between Alon and Delek US will require the affirmative vote of holders of a majority of the Alon shares not owned by Delek US or its affiliates, as well as approval by The Special Committee and Alon’s Board of Directors.
This letter is to be used only as a basis for discussion, and does not, and in no event shall be deemed to, constitute a commitment or agreement to consummate any proposed combination or any other transaction, and the parties will not be legally obligated by any of the terms contained in this letter (other than those relating to confidentiality) unless and until we enter into definitive documentation in form and substance satisfactory to the parties.
Best Regards,
David Wiessman on behalf of the Special Committee
On October 14, 2016, Mr. Yemin, in his capacity as an officer of Delek, called Mr. Wiessman to advise him that Delek would be delivering a proposal letter to the Special Committee. On the same day, Delek sent the Special Committee the following proposal letter:
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
October 14, 2016
David Wiessman
on behalf of the Special Committee of Alon Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251

Dear David:
I am writing on behalf of Delek US Holdings, Inc. (“Delek,” “we,” “us” or “our”) to propose a business combination of Delek and Alon Energy, Inc. (“Alon”). Under our proposal, Delek (or a subsidiary of Delek) would acquire each outstanding share of Alon common stock which Delek does not already own in an all-stock transaction at a fixed exchange ratio of 0.44 Delek shares for each outstanding Alon share. We believe both companies are currently undervalued to differing extents by the market, and our proposal reflects, in the context of the current and prospective challenges facing Delek’s and Alon’s sector, our view of the relative fundamental values of Alon and Delek; each company’s respective outlook and balance sheet profile; and potential synergies for the transaction. We believe this combination would create significant value for the respective stockholders of Delek and Alon in both the near- and long-term, and the 100% equity consideration would allow Alon stockholders, many of whom are also currently Delek stockholders, the opportunity to fully participate in that value creation as it is realized.
This proposal supports the shared mission of Delek and Alon of optimizing and growing stable cash flows from an integrated portfolio of refining, logistics and retail assets. For its part, Delek has taken a number of steps to strengthen its financial position, most recently announcing a definitive agreement to sell our retail subsidiary, which transaction is expected to meaningfully enhance our financial flexibility. A combination with Delek would allow Alon stockholders to take part in a formidable combined company to weather the current downturn in the industry and emerge in a position of substantial strength as margins improve. When taken together, these factors collectively position a combined company to be a peer-leading enterprise in the refinery space for the long-term.
Our board of directors has authorized management to engage in negotiations and the making of this proposal. Delek has engaged Tudor, Pickering, Holt & Co. and Norton Rose Fulbright US LLP as our financial and legal advisors, respectively. Given the all-stock nature of the transaction, our proposal would not be subject to any financing contingency. This proposal does not constitute a legal offer or a binding agreement between us. Such an agreement, if any, would be subject to completion of mutual, customary due diligence for a transaction of this nature and negotiation of definitive transaction documents, the terms and conditions of which would have to be approved by the boards of directors of both Alon and Delek. We will not move forward with the transaction unless the transaction is approved by a special committee of the board of directors of Alon that is comprised entirely of directors that are independent of Delek. In addition, the transaction would be subject to a non-waivable condition requiring the approval of the transaction by the holders of a majority of the shares of Alon not owned by Delek or its affiliates. If the special committee of the board of directors of Alon does not recommend, or the public stockholders of Alon do not approve, the proposed transaction, such determination would not adversely affect our future relationship with Alon. We also expect that our proposal would require approval from Delek stockholders to authorize the issuance of the required shares to close the transaction. Please be aware that this proposal is an expression of interest only, and we reserve the right to withdraw or modify our proposal at any time and for any purpose.
We believe our proposal presents a compelling opportunity for Alon’s stockholders and look forward to your response. I am personally committed to overseeing the successful integration of the companies into a single enterprise, and I and the rest of our senior management team are available at your convenience to discuss any aspect of our proposed transaction.
Sincerely,
/s/ Ezra Uzi Yemin
Ezra Uzi Yemin
Chairman and CEO of Delek US Holdings, Inc.
Substantially simultaneously with the delivery of this proposal letter to the Special Committee, Delek filed an amendment to its Schedule 13D, which disclosed that Delek was continuing to evaluate actions that would relate to an extraordinary corporate transaction with Alon, the acquisition of additional shares of Alon common stock, the acquisition from Alon of a material amount of its assets or the divestiture of Alon common stock owned by Delek.  Delek’s Schedule 13D amendment also disclosed the delivery of the offer letter to the Special Committee and attached the letter as an exhibit.
The Special Committee met telephonically on October 15, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. The meeting participants discussed the importance of J.P. Morgan’s gaining access to Delek’s financial advisor, TPH, and developing its understanding of Delek’s model and more information regarding potential synergies.
In addition, on October 15, 2016, members of management of Delek and Alon, representatives of Norton Rose Fulbright and a representative of Gibson Dunn had a conference call regarding the designation and authorization of the Special Committee.
On October 17, 2016, Alon issued a press release acknowledging its receipt of Delek’s proposal letter delivered on October 14, 2016.
On October 24, 2016, Messrs. Yemin, Ginzburg and Green, in their capacities as officers of Delek, and Messrs. Wiessman and Haddock (as representatives of the Special Committee) met at Delek’s headquarters in Brentwood, Tennessee.  Each of the parties committed to work quickly and diligently to determine whether terms could be agreed for a strategic transaction between Delek and Alon, and if so, to develop and finalize the terms of an agreement for the strategic transaction.  Mr. Yemin emphasized that Delek strongly desired that a deal between Delek and Alon, if any, be reached no later than the end of November. The representatives of Delek informed the representatives of the Special Committee that Delek had already received clearance under the Hart Scott Rodino Act from the FTC and the DOJ for a transaction between Delek and Alon, and such clearance was effective through the beginning of May 2017.  The representatives of the Special Committee communicated that their advisors believed a merger of Delek and Alon should be able to generate significant synergies. Delek expressed the opinion that the market did not fully understand the financial condition or future prospects of either Delek or Alon. The representatives of the Special Committee then requested additional information regarding synergies and noted that such request would be incorporated into their due diligence requests to Delek.  The parties then discussed the expectation that the headquarters of the combined Delek would remain in Brentwood, Tennessee.  Mr. Wiessman raised with Mr. Yemin the prospect of Delek being willing to market Alon to third parties, but Mr. Yemin stated that at such time, Delek was not contemplating the sale of the Alon shares owned by Delek.  Further, the parties discussed the due diligence process and possible communications to the employees of Alon.  The representatives of the Special Committee further advised that Shai Even, Alon’s Chief Financial Officer, James Ranspot, Alon’s General Counsel and Alan Moret, Alon’s Senior Vice President, Supply and Logistics, would be the key Alon representatives for purposes of communications related to the possible transaction, due diligence and integration process.  The Delek representatives agreed to work with its advisors to provide the Special Committee with a timeline reflecting the steps, milestones and time period necessary to reach a signing and subsequent closing of the transaction.  Further, the Delek representatives informed the Special Committee that Delek had started drafting a proposed merger agreement and expected to provide a draft to the Special Committee within two weeks.  The parties agreed to each explore the need and timing of fairness opinions related to the transaction.
On October 27, 2016, the Special Committee met in person, and representatives of J.P. Morgan and Gibson Dunn participated. J.P. Morgan made a presentation that included, among other things, certain preliminary exchange ratio and liquidity analyses. The Special Committee members discussed the process for Alon to complete a preliminary financial model to be shared with Delek, given that Delek had emphasized that a deal needed to be reached, if at all, by the end of November and given that Alon’s normal year-end strategic planning process would not be completed until December. The Special Committee members discussed the possibility of outgoing calls being made by J.P. Morgan to other parties who might be interested in acquiring Alon or Alon Partners. The Special Committee members concluded that any outreach regarding a sale of Alon in its entirety appeared to be futile given Delek’s unwillingness to approve such a deal in its capacity as an Alon stockholder and that the prior press release had already put third parties on notice of the Special Committee process if any third party wanted to make an offer for Alon. The Special Committee members concluded that other parties likely would not be interested in pursuing a transaction for Alon Partners unless they believed that Delek was willing to support it, but they nevertheless directed that J.P. Morgan representatives should make calls to three identified industry participants regarding Alon Partners. Accordingly, J.P. Morgan approached three parties regarding Alon Partners from mid-November to early December 2016, and each of the three parties declined to pursue a transaction.
At a meeting on October 27, 2016, the Alon Board adopted resolutions delineating the power and authority of the Special Committee, including the power to decline any proposal from Delek and to review and evaluate strategic alternatives, including alternatives that would not involve a transaction with Delek.
From October 30 through November 1, 2016, the Delek Board held its third quarter meeting.  Members of the Delek Board and Messrs. Ginzburg and Green discussed various transaction-related topics, including a financial model for the acquisition and pro forma financial forecasts based upon several assumed oil pricing benchmark scenarios. Management also discussed an integration plan and factors that might lead to complications in the integration of Alon.
On November 17, 2016, the Special Committee met telephonically, and representatives of J.P. Morgan and Gibson Dunn participated. The participants discussed process and status of diligence matters and process with respect to Alon’s preliminary financial model.

On November 22, 2016, representatives of Delek delivered a draft of the merger agreement to Messrs. Wiessman and Haddock, as representatives of the Special Committee.
The Special Committee held a telephonic meeting on December 3, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. In the meeting, representatives of J.P. Morgan reviewed with the Special Committee members the preliminary financial model proposed to be shared with Delek. The Special Committee members discussed that Alon’s annual strategic planning process would not be completed until later in December and could result in changes from the preliminary financial model, but that Delek was indicating that a deal between Delek and Alon, if any, needed to be reached as soon as possible in December. The Special Committee members determined that, given the timing considerations, J.P. Morgan should deliver the preliminary model to Delek. The Special Committee members discussed whether the preliminary model given to Delek should include versions both including and excluding growth projects, given the lack of certainty regarding the growth projects and the possibility that Delek would discount the likelihood of the growth projects.  After discussion, the Special Committee members agreed that growth projects should be included in the preliminary model being delivered in the context of negotiations with Delek. The Special Committee members and the representatives of J.P. Morgan and Gibson Dunn noted and discussed the fact that Alon’s annual strategic planning process had historically involved all members of the Alon Board, which would include the Delek representatives on the Alon Board. A representative of Gibson Dunn discussed issues in the draft merger agreement, including issues raised by the lack of mutuality of various deal protections and other provisions, the lack of an obligation for Delek to vote its Alon shares in favor of the Alon Merger or otherwise to support the Alon Merger and the termination fee proposed by Delek. The Special Committee members gave instructions regarding responses that should be included in a revised draft merger agreement to be delivered to Delek.
On December 4, 2016, Mr. Wiessman called Mr. Yemin to discuss whether to proceed with an upcoming yearly strategic planning meeting of the Alon Board that was scheduled in order for the Alon Board to review Alon’s five-year strategic plan prepared by Alon management.
Also on December 4, 2016, Gibson Dunn and Vinson & Elkins LLP (“Vinson & Elkins”), regular outside counsel to Alon, delivered a revised draft merger agreement to Norton Rose Fulbright. Alon's draft merger agreement reflected a proposal from Alon that the representations and warranties and interim operating covenants of Delek be reciprocal to the representations and warranties and interim operating covenants, respectively, provided by Alon. Additionally, Alon's draft proposed that the termination fee to be paid by Alon equal 3% of the merger consideration and proposed a reverse termination fee to be paid by Delek equal to 3% of Delek's market capitalization. Alon's merger draft further proposed that the interim operating covenants be limited by removing the restrictions on allowing intellectual property to lapse, forgiving loans to employees, changing employee benefits, entering into agreements with officers, directors and affiliates, terminating employees, negotiating with the unions, providing loans to third parties, and holding special meetings of stockholders. Alon's draft also proposed that the threshold for third-party acquisition offers that would trigger the non-solicitation provisions on Alon or Delek be 20% of the respective party's assets or equity securities. Alon's merger agreement draft proposed that the board of HoldCo include representatives of Alon and that the post-closing name of the combined company would need to be agreed to by the parties.
From December 4, 2016 until the execution of the merger agreement on January 2, 2017, the parties and their respective legal advisors exchanged numerous drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the merger agreement (and related disclosure schedules and exhibits). Documentary and other due diligence by both parties also continued in parallel with the negotiation of the transaction documentation.
From December 5, 2016 through December 8, 2016, various members of management of Delek and Alon and representatives of Norton Rose Fulbright, J.P. Morgan and TPH (through telephonic participation) held a series of meetings at Alon’s offices in Dallas, Texas, during which the parties shared additional non-public information regarding their respective businesses, including information regarding their respective operations, organizational structures, information technology systems and legal due diligence matters.
On December 10, 2016, in advance of the scheduled meeting of the Alon Board to review and finalize Alon’s five-year strategic plan prepared by Alon management, representatives of J.P. Morgan and Gibson Dunn discussed with Mr. Wiessman whether members of the Alon Board other than the Special Committee members should participate in the meeting to review projections for Alon included with Alon’s five-year strategic plan.  Later that day, members of management of Delek, Messrs. Green and Ginzburg and Amber Ervin, Vice President, General Counsel and Secretary, representatives of Norton Rose Fulbright, members of management of Alon, James Ranspot, General Counsel and Shai Even, Chief Financial Officer, and representatives of Gibson Dunn and Vinson & Elkins attended a teleconference and, after discussion, the parties determined that the full Alon Board should participate in the review of the strategic plan prepared by Alon management in accordance with Alon’s normal strategic planning process.
Also on December 10, 2016, Norton Rose Fulbright delivered a revised draft merger agreement to Vinson & Elkins and Gibson Dunn. The revised draft of the merger agreement proposed that the representations and warranties of Delek would be more limited than those provided by Alon, with the removal of representations regarding material contracts, employee benefits, labor matters, real property, intellectual property, data breaches and customers and suppliers. Delek's draft merger agreement conceded to the concept of a reverse termination fee but proposed that both the termination fee payable by Alon and the reverse termination fee be equal to 4% of the estimated merger consideration. The revised merger agreement also proposed that the interim operating covenants removed in Alon's December 4, 2016 draft be reinserted into the document and that Delek not be subject to the same restrictions as Alon. Delek's draft proposed that it would conduct its operations in the ordinary course of business and that Delek would agree to the added restrictions on its ability to enter into certain business combination transactions, the payment of special dividends for a period of six months, and amendments to its organizational documents that would adversely affect its stockholders. Delek's draft further proposed that Alon receive certain specified consents to be agreed to by the parties as a condition to Delek's obligation to close. Delek's draft did not include the right for Alon to elect members of the board of HoldCo or an agreement to change the name of HoldCo.

On December 12, 2016, representatives of Norton Rose Fulbright, Gibson Dunn, Vinson & Elkins and members of management of Delek, Ms. Ervin, and Alon, Mr. Ranspot, held a teleconference during which the parties discussed the reverse triangular tax structure of the proposed merger transaction and the potential tax implications on Delek and the Alon stockholders. The parties agreed that it would be preferable to select a tax structure that would preserve Delek’s U.S. federal income tax basis in the Alon common stock acquired by Delek prior to the proposed Mergers and to allow the transaction to be treated as a tax‑free reorganization for U.S. federal income tax purposes, such that Alon’s stockholders would not recognize taxable gain or loss from the exchange of Alon common stock for Holdco common stock (except with respect to cash received instead of a fractional share of HoldCo common stock). The parties further agreed to evaluate different transaction structures that would achieve both objectives.
On December 13, 2016, the Delek Board held a meeting in Charleston, South Carolina.  At the invitation of the Delek Board, members of management (Messrs. Green, Ginzburg and Soreq, Ms. Ervin, Mark Cox, Chief Administrative Officer and Executive Vice President, Donald N. Holmes, Executive Vice President, Daniel L. Gordon, Executive Vice President, Mark D. Smith, Executive Vice President, Tony Miller, Executive Vice President, Ernie Cagle, Executive Vice President, Mark Davison, Vice President, Jared Serff, Vice President, Mike Norman, Vice President, and Chris Carrico, Vice President) and representatives of TPH were in attendance. During the meeting, members of management provided the Delek Board an update on the status of the potential transaction with Alon, including the status of due diligence and material open issues in the transaction documentation. Using publicly available information and certain forecasted financial information received from Alon, as modified by Delek management, TPH also discussed a preliminary financial analysis of the potential acquisition of Alon. The Delek Board indicated their willingness to proceed toward finalizing the terms of the transaction with Alon.
On December 14 and 15, 2016, the Alon Board met in person as part of Alon’s regular year-end strategic planning process, where they reviewed and finalized Alon’s five-year strategic plan prepared by Alon management.
On December 15, 2016, the Special Committee met in person, and representatives of J.P. Morgan and Gibson Dunn participated. The participants discussed the status of the J.P. Morgan preliminary valuation analyses and the valuation methods to be employed by J.P. Morgan. A representative of Gibson Dunn discussed with the Special Committee members the revised draft merger agreement that was sent to Delek’s counsel and the likely open issues.
On December 17, 2016, members of management of Delek, Mr. Green and Ms. Ervin, and Alon, Mr. Ranspot, and representatives of Norton Rose Fulbright, Morris Nichols, Vinson & Elkins, and Gibson Dunn had a telephonic meeting to discuss the outstanding items in the merger agreement. Alon’s representatives proposed that the amount of the termination fees for each of Alon and Delek should equal 3.0% of the market capitalization of the party at fault for the termination. Delek’s representatives proposed that the cash value of the termination fee should be the same for both parties. Further, Alon’s representatives objected to Delek’s proposed limitations on Alon’s ability to incur additional indebtedness and capital expenditures not included in the 2017 budget (other than in emergency situations and for safety and integrity issues) during the interim period between signing and closing. Further, Alon’s representatives proposed that the interim operating restrictions last only for a period of four months. Delek’s representatives agreed that both parties should work diligently toward closing quickly, but asked that the restrictions stay in place until closing occurred. Alon’s representatives stated that they believed Delek’s proposal of a $20 million threshold for third-party offers for the acquisition of Alon assets that would trigger the non-solicitation provisions was too low. The parties discussed the threshold for third-party acquisition offers that would trigger the non-solicitation provisions on Delek, with Alon’s representatives proposing a threshold of 15% of Delek’s assets or equity securities and Delek’s representatives proposing that the provisions be triggered only upon a proposal with respect to 15% of Delek’s equity securities. Delek’s representatives requested Alon obtain certain consents from third-parties to be agreed upon by the parties as a condition to the closing of the transaction. Alon’s representatives explained that Alon did not want the transaction conditioned on obtaining consents. Delek’s representatives further noted that Delek did not wish to agree to Alon’s request for board seats on the HoldCo board of directors post-closing. Delek’s representatives also indicated that Delek disagreed with Alon’s proposal that a breach of the Voting Agreements not trigger a right of Delek to terminate the merger agreement, noting that all of such individuals were affiliated with Alon. Alon’s representatives explained Alon’s position that the parties to the Voting Agreements were not controlled by Alon and thus Alon should not be held responsible for their breach. Delek’s representatives further explained that using a reverse triangular merger structure could result in Delek’s loss of the tax basis of the Alon common stock acquired by Delek prior to the Mergers. Delek’s representatives noted that it would provide Alon with additional detail on the economic impact in the upcoming week.
The Special Committee held a telephonic meeting on December 21, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. Representatives of J.P. Morgan made a presentation regarding, and the Special Committee members discussed, J.P. Morgan’s preliminary analyses of the valuation of Alon, the valuation of Delek, synergies and value creation in a merger transaction both including growth projects and excluding growth projects. The Special Committee members concluded, based on such preliminary valuation analyses, that the exchange ratio proposed by Delek of 0.44 shares of Delek common stock for each share of Alon common stock appeared to be largely within the valuation parameters, which parameters were based on a preliminary calculation of a range of implied exchange ratios for one share of Alon common stock to one share of Delek common stock using preliminary implied valuations for each of Alon and Delek. The Special Committee members discussed the fact that, based on the closing prices of Alon common stock and Delek common stock on the most recent trading day, the relative market prices implied an exchange ratio of 0.484 shares of Delek common stock for each share of Alon common stock. The members discussed strategies for negotiating an increase in the exchange ratio, including an emphasis on the relative market prices of Alon and Delek and the Special Committee’s unwillingness to agree to an exchange ratio that did not “clear the market," or, in other words the Special Committee would not agree to an exchange ratio which was not at least equal to the relative market prices of the respective equities. The Special Committee members agreed that Mr. Wiessman would be authorized to communicate to Mr. Yemin the message that the proposed exchange ratio was too low and that he should emphasize the market price issues to attempt to increase the exchange ratio. A representative of Gibson Dunn discussed with the Special Committee members the remaining open merger agreement issues, including issues regarding obtaining certain third-party consents and determining a transaction structure that would be treated as a “tax free” reorganization, and the Special Committee members gave instructions for responding to Delek on those issues and asked Mr. Wiessman to discuss the remaining issues with Mr. Yemin.
On December 22, 2016, representatives of Norton Rose Fulbright delivered a draft of the form of the voting agreement, providing for specified Alon stockholders to vote to approve the merger agreement, to the Special Committee and its representatives.
On December 22 and 24, 2016, Mr. Wiessman and Mr. Yemin met in person. On December 22, 2016, they discussed the open merger agreement issues and made progress in resolving most of them. In particular, Mr. Weissman and Mr. Yemin agreed to Delek's proposal that the termination fee payable by Alon be $15 million and the reverse termination fee payable by Delek be $20 million. Mr. Wiessman told Mr. Yemin that the Special Committee viewed the 0.44 exchange ratio as too low. Mr. Wiessman emphasized the market price issues and, after discussion, suggested 0.539 shares of Delek common stock for each share of Alon common stock as a ratio that he believed the Special Committee might be willing to recommend. After further discussion on December 23, 2016, Mr. Yemin suggested that Delek might be willing to agree to a ratio of 0.4972 Delek shares for each Alon share. Mr. Wiessman also raised the possibility of a $25 million cash dividend being paid to Alon stockholders (approximately 48% of which would be paid to Delek in view of Delek’s ownership of that portion of the Alon common stock).
On December 24, 2016, Mr. Wiessman and Mr. Yemin further discussed the proposed exchange ratio of 0.4972 and termination fees, and Mr. Wiessman also informed Mr. Yemin that the Special Committee was amenable to any tax structure that would not trigger a federal income tax on the Alon stockholders and that would not require a significant number of third-party consents.  Mr. Wiessman also discussed revising the outside termination date for the transaction to four months from nine months, and requested that the Special Committee have the right to designate two members of the Delek Board. Mr. Yemin advised Mr. Wiessman that the nine month outside termination date was in line with or more aggressive than market standards, and that his request for two board seats was inconsistent with market standards. Messrs. Yemin and Wiessman also discussed the restrictions on the respective parties’ abilities to operate during the period between signing and closing, including Alon’s proposal to limit Delek’s ability to repurchase its common stock and Delek’s proposal that Alon not incur additional debt.  Mr. Wiessman also asked that the existing retiree medical plan continue for those employees that were already retired at the time of the execution of the merger agreement and the potential liability associated with accelerating the vesting of Alon’s pension plan.  Messrs.  Wiessman and Yemin also discussed the potential acquisition of two of Alon’s asphalt terminals by Delek Logistics and the use of the proceeds to pay the Alon stockholders a $25 million special dividend.
Also on December 24, 2016, members of management of Delek, Mr. Green and Ms. Ervin, and Alon, Mr. Ranspot, and representatives of Vinson & Elkins and Gibson Dunn held a telephonic meeting to discuss the potential impact of the transaction structure on Alon’s credit facilities and other financial instruments.
The Special Committee held a telephonic meeting on December 26, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. The Special Committee members discussed the exchange ratio and the possibility of a cash dividend and concluded that it would be preferable in lieu of a cash dividend to attempt to negotiate for an increased exchange ratio to maximize participation in expected synergies.
During the week of December 25, 2016, multiple conversations regarding the draft merger agreement and the related voting agreements occurred among representatives of Gibson Dunn, Vinson & Elkins, Norton Rose Fulbright and Morris Nichols, and multiple revised drafts of the merger agreement were exchanged. During such conversations, Delek’s representatives proposed that the reverse termination fee payable by Delek in certain circumstances would be eliminated if the closing of the Mergers did not occur within six months of the execution of the merger agreement. Alon’s representatives continued to ask that the interim period during which certain restrictions would apply to Alon’s ability to operate its business be shortened, but suggested increasing their previous proposal from four months to six months following execution of the merger agreement. Delek’s representatives indicated that Delek would not agree to shorten the period, but proposed that the interim operating covenants be revised to allow Alon to incur additional indebtedness for borrowed money during the interim period, provided that such debt was approved by the Alon Board and did not include any rights with respect to shares of Alon common stock or Alon preferred stock. Alon’s representatives continued to request that the Special Committee have the right to appoint individuals to the boards of directors of HoldCo and the general partner of Delek Logistics post-closing. Alon's representatives agreed to revise the materiality standard with respect to Alon’s representation regarding no violations and defaults occurring under certain agreements as a result of the proposed merger transaction from a "material adverse effect" to "material." Delek’s representatives also reiterated Delek’s request that Alon deliver certain third-party consents related to its material agreements as a condition to the closing of the transactions. Alon’s representatives proposed that certain employees eligible for retiree medical benefits be extended those benefits immediately if any such employees were terminated in connection with the merger, and further proposed that Delek maintain the retiree medical benefits for those already retired. Delek’s representatives conceded that benefits would be maintained, but that the plan would be modified upon execution of the merger agreement such that there would be no new retiree entrants into the plan. In addition, Delek’s representatives concluded that the proposed purchase of two of Alon’s asphalt terminals by Delek Logistics and subsequent issuance of a special dividend would not be practical or advisable prior to the closing because of the potential treatment of such dividend as merger consideration and the potential impact that such dividend may have on Alon’s convertible debt.
On December 27, 2016, Mr. Yemin and Mr. Wiessman held a telephonic meeting to discuss the open issues in the merger agreement. During the teleconference, Mr. Wiessman proposed that the exchange ratio be increased to 0.504 and requested that the Special Committee have the right to nominate one person to the board of directors of HoldCo and one person to the board of directors of the general partner of Delek Logistics. Following the discussion between Messrs. Yemin and Wiessman, Mr. Green and Mr. Ranspot had a telephonic conversation to confirm the points in the merger agreement on which the parties had agreed. Messrs. Green and Ranspot confirmed that the parties had agreed that (i) the exchange ratio would be 0.504, (ii) the asphalt transaction between Delek Logistics and Alon would not occur prior to the closing of the transactions contemplated by the merger agreement, (iii) there would be no new entrants to the Alon benefit plans that would receive the retiree medical benefits thereunder, (iv) the Special Committee would have the right to nominate one individual to the board of directors of HoldCo and the board of directors of the general partner of Delek Logistics, (v) the outside termination date would be nine months from the execution of the merger agreement, and (vi) the termination fees would remain at $15 million for Alon and $20 million for Delek and not phase out following the six month anniversary of the execution of the merger agreement. Mr. Ranspot noted that Alon would not agree to the prohibition on the issuance of equity securities in conjunction with the incurrence of additional debt. Mr. Ranspot also noted that Alon was still considering Delek’s proposal with respect to (a) third-party consents as a condition to closing and (b) the ability of Delek to repurchase up to $150 million of Delek common stock during the interim period between signing and closing. Mr. Ranspot also raised that Alon and Delek would need to agree on the post-closing name of the combined company. Further, Mr. Ranspot explained Alon’s proposal that Delek’s ability to sell its assets or make special dividends in the interim period be restricted.
On December 27, 2016, members of management of Delek, Ms. Ervin, and Alon, Mr. Ranspot, and representatives of Norton Rose Fulbright, Vinson & Elkins and Gibson Dunn had a telephonic meeting to confirm the use of the “horizontal double dummy” tax structure for purposes of the transaction.
On December 28, 2016, Mr. Yemin, in his capacity as an officer of Delek, and Mr. Wiessman spoke by telephone, and Mr. Yemin stated that Delek’s “best and final” offer (which would still need to be confirmed with the Delek Board the next day) was an exchange ratio of 0.504 Delek shares for each Alon share. Mr. Wiessman proposed that Alon would concede its request to limit Delek’s ability to sell assets during the interim period if Delek agreed to a prohibition on special dividends during such period. Mr. Wiessman then noted that the name of the combined company was still an open issue. Messrs. Yemin and Wiessman agreed that the parties would need to discuss the list of consents that Delek would require as a condition to closing, but that the concept was agreeable to the parties.
The Special Committee met telephonically later on December 28, 2016, and representatives of J.P. Morgan and Gibson Dunn participated. The Special Committee members discussed the remaining merger agreement issues and gave instructions regarding the potential resolution of those issues. The Special Committee members discussed their belief that the 0.504 exchange ratio was a good result and that there did not appear to be any available alternatives (including continuing as a “stand-alone” company or pursuing other transactions) that would be as favorable to the Disinterested Stockholders as the merger with Delek. The Special Committee members instructed Mr. Wiessman and Gibson Dunn to attempt to finalize the merger agreement and related documents.
On December 29, 2016, the Delek Board held a special telephonic meeting for the purpose of considering the proposed merger transaction with Alon.  At the invitation of the Delek Board, members of Delek management which included Messrs. Green, Ginzburg, Cox, Miller and Soreq and Ms. Ervin, and representatives of TPH and Norton Rose Fulbright were present.  Representatives of TPH reviewed with the Delek Board its financial analysis of the proposed merger transaction with Alon. A representative of Norton Rose Fulbright reviewed with the Delek Board the “horizontal double dummy” tax structure proposed to be implemented in the proposed merger transaction with

Alon.  Such structure was proposed to preserve Delek’s U.S. federal income tax basis in the Alon common stock acquired by Delek prior to the proposed merger transactions and to allow the Alon stockholders to exchange in the proposed merger transactions their Alon common stock for New Delek common stock on a tax-deferred basis for U.S. federal income tax purposes, except with respect to cash received instead of a fractional share of New Delek common stock. Members of Delek management provided the Delek Board an update on the negotiations with Alon management, including a discussion of the requirement that certain consents will be required as a condition to closing, the exchange ratio, restrictions on interim operations, the termination fees to be paid by each of Delek and Alon in certain circumstances, certain representations and warranties and the proposed board seats on the Delek Board and the board of directors of the general partner of Delek Logistics. A representative of TPH then delivered to the Delek Board its oral opinion, which was confirmed by delivery of a written opinion dated December 29, 2016, to the effect that, as of the date of the opinion, based on and subject to the assumptions, limitations and qualifications set forth in the opinion and based on such other matters as TPH considered relevant, the merger consideration to be paid pursuant to the merger agreement was fair, from a financial point of view to Delek. A representative of Norton Rose Fulbright reviewed with the Delek Board their fiduciary duties. After considering and discussing the foregoing and the proposed terms of the merger agreement, and taking into consideration the factors described in the sections entitled “The Mergers-Delek’s Reasons for the Mergers and New Delek Share Issuance; Recommendation of the Delek Board”, “The Mergers-Opinion of Delek’s Financial Advisor” and “The Mergers-Certain Delek and Alon Unaudited Prospective Financial Information” beginning on pages 118, 122 and 151, respectively, the members of the Delek Board unanimously (i) determined that the merger agreement, substantially in the form presented, and the transactions to be consummated thereby, are advisable, fair to and in the best interests of Delek and its stockholders and (ii) approved the merger agreement, the Mergers and the other transactions contemplated thereby.
On December 30, 2016, Delek and Alon exchanged initial drafts of their respective disclosure schedules to the merger agreement. Additionally, on December 30, 2016, Messrs. Green, in his capacity as an officer of Delek, and Mr. Ranspot had a telephone conversation and discussed certain employee benefit representations.
On December 31, 2016, Mr. Yemin, in his capacity as an officer of Delek, and Mr. Wiessman had several telephone conversations to discuss the consents to be included in the list of consents required as a condition to closing, representation on the Delek Board and the board of the general partner of Delek Logistics, the ability of Alon to incur indebtedness with no equity component during the interim period, share repurchases by Delek during the interim period and company name.  Further, on December 31, 2016, members of management of Delek, Ms. Ervin and Mr. Green, and Alon, Mr. Ranspot, and representatives of Norton Rose Fulbright, Vinson & Elkins and Gibson Dunn had several telephonic meetings during which they discussed the outstanding issues in the merger agreement. The parties continued to discuss the restrictions on Alon’s ability to incur indebtedness during the interim period and Delek’s ability to repurchase outstanding stock of Delek during the interim period. Delek’s representatives suggested that it be allowed to repurchase its outstanding stock pursuant to a plan approved by the Delek Board.  Alon’s representatives proposed that Alon have a one-time right to terminate the agreement if certain specified consents, the list of which was still to be agreed between the parties, were not obtained on or before the 60th day following the execution of the merger agreement. Delek’s representatives disagreed with Alon’s proposal, noting that any right to terminate as a result of the failure to obtain the required consents should be the right of Delek. Later that same day, representatives of Gibson Dunn delivered Norton Rose Fulbright and Delek a revised draft of the merger agreement and representatives of Norton Rose Fulbright delivered Gibson Dunn and Alon revised drafts of the voting agreements.
On January 1, 2017, representatives of Delek, Messrs. Yemin, Ginzburg and Green and Ms. Ervin, Norton Rose Fulbright, Alon, Messrs. Even and Ranspot, Gibson Dunn and Vinson & Elkins, attended several teleconferences during which the parties discussed the proposed schedule of consents proposed as conditions to closing. Delek’s representatives proposed that, in lieu of a closing condition, Delek, and not Alon, should have the one-time right to terminate the agreement as a result of Alon’s failure to obtain the specified consents on or before the 90th day following the execution of the merger agreement.
On January 1, 2017, the Special Committee held a telephonic meeting, and representatives of J.P. Morgan and Gibson Dunn participated. The Special Committee members discussed the primary remaining open issue in the merger agreement, which involved the specified third-party consents that, if not obtained within 90 days, would permit Delek to have a one-time ability to terminate the merger agreement.
On January 1 and 2, 2017, Norton Rose Fulbright, Gibson Dunn and Vinson & Elkins exchanged drafts of the merger agreement and the disclosure schedules thereto and the voting agreements, in each case, regarding the final open items. Representatives of Gibson Dunn, Vinson & Elkins, Norton Rose Fulbright and Morris Nichols worked to finalize the merger agreement, including with a telephonic discussion that included Mr. Wiessman and Mr. Yemin. During such discussions, the parties agreed on a list of consents that Alon would use reasonable best efforts to obtain prior to the closing of the transactions contemplated by the merger agreement. Additionally, Alon’s representatives agreed that Delek would have a one-time right to terminate the agreement, exercisable during the five business days following the 90th day following execution of the merger agreement, if such consents were not obtained on or prior to such 90th day.
The Special Committee met telephonically on the morning of January 2, 2017, and representatives of Gibson Dunn participated. The meeting began with a discussion led by a representative of Gibson Dunn regarding fiduciary duties and process considerations. A representative of Gibson Dunn provided a summary of key provisions in the merger agreement. Representatives of J.P. Morgan were then invited to join the meeting and reviewed with the Special Committee J.P. Morgan’s financial analysis of the exchange ratio provided for in the merger agreement and delivered to the Special Committee its oral opinion, which was confirmed by delivery of a written opinion dated January 2, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the exchange ratio in the proposed Mergers was fair, from a financial point of view, to holders of Alon common stock, as more fully described below in the section “-Opinion of Financial Advisor to the Alon Special Committee” beginning on page 141 of this joint proxy statement/prospectus.

The Special Committee then unanimously adopted the resolutions determining that the merger agreement, the Mergers and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders and approving, and recommending that the Alon Board approve, the merger agreement, the voting agreement to which Alon is a party and the transactions contemplated thereby.
Later that morning, the Alon Board held a telephonic meeting, and representatives of Gibson Dunn participated. A representative of Gibson Dunn summarized the Special Committee’s receipt of the J.P. Morgan fairness opinion and the resolutions adopted by the Special Committee. The representatives of Gibson Dunn then left the meeting. Upon the recommendation of the Special Committee, the Alon Board, with Messrs. Yemin, Ginzburg, Green, Smith and Soreq recusing themselves, adopted resolutions determining and declaring that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders; approving the merger agreement, the voting agreement to which Alon is a party, the Mergers and the other transactions contemplated by the merger agreement; directing that the merger agreement and the Mergers be submitted to Alon stockholders for approval; and resolving to recommend that Alon stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the Mergers, and “FOR” each of the other proposals described in the accompanying joint proxy statement/prospectus.
Later that day, the merger agreement was executed and delivered, as of January 2, 2017, by Delek and Alon.  Prior to the commencement of trading on the New York Stock Exchange on January 3, 2017, Delek and Alon issued a joint press release announcing the transaction.

Delek’s Reasons for the Mergers and New Delek Share Issuance; Recommendation of the Delek Board

On December 29, 2016, the Delek Board (1) determined that the merger agreement and the transactions contemplated thereby, including the New Delek share issuance, are fair to, advisable and in the best interests of Delek and its stockholders, (2) approved the merger agreement and the transactions contemplated thereby and (3) resolved to recommend that Delek stockholders vote for the approval and adoption of the merger agreement and the transactions contemplated thereby, including the New Delek share issuance.
Accordingly, the Delek Board recommends that Delek stockholders vote “FOR” the New Delek share issuance proposal and “FOR” the Delek adjournment proposal.
In reaching its decision, the Delek Board, as described under “—Background of the Mergers” above, held a number of meetings, consulted with Delek’s senior management and its legal and financial advisors at Norton Rose Fulbright and TPH, respectively, and considered a number of factors.
The various factors the Delek Board considered that weighed positively in favor of the New Delek share issuance proposal included, among others and not necessarily in order of relative importance:

•	its belief that the combined company will operate more efficiently to create a refining system that will be one of the largest buyers of crude from the Permian Basin among the independent refiners;

•
its expectation of substantial synergies associated with the Mergers, including achieving a combination of commercial, operational, cost of capital and corporate synergies in the first full year after the closing of the transaction;

•
its belief that the combined company will have the ability to unlock logistics value from Alon’s assets through potential drop down to Delek Logistics and create a platform for future logistics projects to support a larger refining system;

•
its belief that the businesses and corporate cultures of Delek and Alon are complementary and the integration of the two companies can be completed in a timely and efficient manner with minimal disruption to employees; and

•	its expectation that upon completion of the Mergers, current Delek stockholders will own approximately 76% of the outstanding New Delek common stock.
These expectations and beliefs of the Delek Board are based in part on the following factors that the Delek Board considered:

•	its knowledge and understanding, based on its discussions with Delek’s management, of Delek’s business, operations, financial condition, earnings, strategy and future prospects;

•
information and discussions with Delek management, in consultation with representatives of TPH, regarding Alon’s business, operations, financial conditions, earnings, strategy and future prospects, and the results of Delek’s legal, financial and business due diligence review of Alon;

•
its thorough deliberation and consideration of the Merger and other alternatives to the Merger, including during 12 meetings of the Delek Board over the course of 16 months, as well as with its legal and financial advisors and members of Delek’s management;

•	management’s knowledge of the prospective environment in which the combined company will operate following the Mergers, including industry, economic and market conditions;

•	the historical and then-current trading prices and volumes of each of the Delek and Alon common stock;

•
the fact that the terms of the merger agreement were the product of arm’s-length negotiations between Delek and its advisors, on the one hand, and the Alon Special Committee and its advisors, on the other hand;

•	the terms of the merger agreement, including:

o	the fixed exchange ratio in the merger agreement, which will not be increased or reduced, even in the event of a decrease in the price of Delek or Alon common stock, respectively;

o
the fact that, as a condition to the completion of the Mergers, the New Delek share issuance proposal must be approved by the affirmative vote of the holders of a majority of the total votes of shares of Delek common stock cast in person or by proxy at the Delek special meeting;

o
the fact that the merger agreement requires Alon to use commercially reasonable efforts to cooperate and assist HoldCo in certain debt financing matters and matters relating to Alon’s outstanding convertible notes prior to the effective time of the Alon Merger, as more fully described in the section entitled “The Merger Agreement—Cooperation with Financing and Outstanding Alon Convertible Notes” beginning on page 200;

o
the right of Delek to receive a termination fee of $15 million if Alon terminates the merger agreement under certain circumstances, as more fully described in the section entitled “The Merger Agreement—Termination—Termination Fee Payable by Alon” beginning on page 205; and

o
the fact that under certain circumstances, the Delek Board may change its recommendation in response to a superior proposal, as more fully described in the section entitled “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Changes in Recommendation” beginning on page 193; and

•
the opinion of TPH, delivered on December 29, 2016, to the effect that, as of December 29, 2016 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion and based on other matters as TPH considered relevant, the merger consideration to be paid pursuant to the proposed merger agreement was fair from a financial point of view to Delek, as more fully described in the section entitled “The Mergers—Opinion of Delek’s Financial Advisor” beginning on page 122;

In addition, the Delek Board considered a variety of risks and other potentially negative factors concerning the merger agreement, the Mergers, the New Delek share issuance, and the other transactions contemplated by the merger agreement. These factors included the following, which are not necessarily listed in order of relative importance:

•	the risk that because the exchange ratio in the Alon Merger is fixed, Delek cannot be certain of the market value of the merger consideration until completion of the Alon Merger;

•
the possibility that the Mergers, the New Delek share issuance and other transactions contemplated by the merger agreement may not be completed on the terms or timeline currently contemplated or at all, including for reasons beyond the control of Delek or Alon;

•
the risk that failure to complete the Mergers, the New Delek share issuance and the other transactions contemplated by the merger agreement could negatively affect the price of Delek common stock and future business and financial results of Delek, and could lead to negative perceptions among investors and other stakeholders;

•	the ownership dilution to current Delek stockholders as a result of the issuance of Delek common stock to holders of Alon common stock as merger consideration pursuant to the merger agreement;

•
the potential risk of diverting management focus, employee attention and resources from other strategic opportunities and operational matters while working to complete the proposed transactions and successfully integrate Delek and Alon;

•
the costs to be incurred in connection with the Mergers, the New Delek share issuance and the other transactions contemplated by the merger agreement, including the fees and expenses associated with completing such transactions;

•	the risk that Alon may be unable to retain key employees;

•
the risk of not capturing all of the anticipated operational cost savings and synergies, and the risk that other anticipated benefits of the transactions may not be realized on the expected timeframe or at all;

•	the challenges of combining Delek with Alon following the Mergers, including technical, financial, operational, accounting and other challenges;

•
the fact that projections or future results of operations of the combined company are necessarily estimates based on assumptions, and not guarantees as to future financial performance as more fully described under “Certain Delek and Alon Unaudited Prospective Financial Information” beginning on page 151;

•
the risk that financing may not be available to Delek, Alon or, after the consummation of the Mergers, the combined company, on favorable terms or at all, or, after the consummation of the Mergers, as more fully described in the section entitled “Risk Factors—Risks Related to the Mergers” beginning on page 49;

•
the risk that the Alon Board changes its recommendation in response to a superior proposal under such circumstances as permitted in the merger agreement, as more fully described under “The Merger Agreement—Non-Solicitation of Acquisition Proposals; Changes in Recommendation” beginning on page 193; and

•
the risk that payment by Alon to Delek of a termination fee of $15 million if the merger agreement is terminated under certain circumstances, as more fully described in the section entitled “The Merger Agreement—Termination—Termination Fee Payable by Alon” beginning on page 205, may not be sufficient to fully compensate Delek for its losses in such circumstances.

In addition to considering the factors described above, the Delek Board considered the fact that some of Delek’s directors and executive officers have other interests in the Mergers that are different from, or in addition to, the interests of Delek stockholders generally, as more fully described under “—Interests of Delek’s Directors and Executive Officers in the Mergers” beginning on page 164.
The Delek Board concluded that the potentially negative factors associated with the merger agreement, the Mergers, the New Delek share issuance, and the other transactions contemplated by the merger agreement, were outweighed by the potential benefits that it expected the Delek stockholders would achieve as a result of entering into the merger agreement and consummating the transactions contemplated thereby. Accordingly, the Delek Board determined that the merger agreement and transactions contemplated thereby, including the New Delek share issuance, were advisable and in the best interests of Delek and the Delek stockholders.
The foregoing discussion of the factors considered by the Delek Board is not intended to be exhaustive, but, rather, includes the material factors considered by the Delek Board. In reaching its decision to approve the merger agreement and transactions contemplated thereby, including the New Delek share issuance, the Delek Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Delek Board considered all these factors as a whole, including thorough discussions with, and questioning of, Delek’s management and Delek’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
This explanation of Delek’s reasons for the Mergers and other information presented in this section is forward-looking in nature and should be read in light of the sections entitled “Risk Factors” beginning on page 49 and “Cautionary Statement Regarding Forward-Looking Statements” on beginning on page 46.
Opinion of Delek’s Financial Advisor
Introduction
The Delek Board retained TPH to act as Delek’s financial advisor and provide an opinion in connection with the Alon Merger. The Delek Board instructed TPH to evaluate the fairness, from a financial point of view, to Delek of the merger consideration to be paid pursuant to the merger agreement.
On December 29, 2016, at a meeting of the Delek Board held to evaluate the transactions, TPH delivered an opinion that, as of December 29, 2016 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion and based on other matters as TPH considered relevant, the merger consideration to be paid pursuant to the proposed merger agreement was fair from a financial point of view to Delek.
The opinion speaks only as of the date and the time it was rendered and not as of the time the transactions may be completed or any other time. The opinion does not reflect changes that may occur or may have occurred after its delivery, which could significantly alter the value, facts or elements on which the opinion was based.
The full text of TPH’s written opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken, is attached as Appendix F to this joint proxy statement/prospectus and is incorporated by reference in its entirety. The summary of TPH’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Delek’s stockholders are urged to read the TPH opinion carefully and in its entirety. TPH delivered its opinion for the information and assistance of the Delek Board in connection with its evaluation of the Alon Merger. TPH’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Alon Merger or any related matter.
In connection with rendering its opinion, TPH reviewed, among other things:

•	the financial terms of the draft of the merger agreement dated December 28, 2016;

•	annual reports to stockholders and Annual Reports on Form 10-K of Alon for the five years ended December 31, 2015;

•	annual reports to stockholders and Annual Reports on Form 10-K of Delek for the five years ended December 31, 2015;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Alon, Delek, Delek Logistics and Alon Partners;

•	certain other communications from Alon and Delek to their respective stockholders;

•
certain internal financial information and forecasts (a) for Alon, prepared by management of Alon and adjusted by management of Delek, and (b) for Delek, prepared by the management of Delek (the “Forecasts”);

•	certain publicly available research analyst reports with respect to the future financial performance of Alon and Delek; and

•	certain cost savings and operating synergies projected by the management of Delek to result from the transactions (the “Delek Estimated Synergies”).
TPH also held discussions with members of the senior managements of Alon and Delek regarding their assessment of the strategic rationale for, and the potential benefits of, the transactions and the past and current business operations, financial condition and future prospects of their respective entities. In addition, TPH reviewed the reported price and trading activity for Alon common stock and Delek common stock, compared certain financial and stock market information for Alon and Delek with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas refining, logistics and retail industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as TPH considered appropriate.
For purposes of its opinion, TPH assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by or for it, or publicly available. The Forecasts and Delek Estimated Synergies reflect certain assumptions regarding the oil and gas industry and future commodity prices and associated crack spreads that are subject to significant uncertainty and volatility and that, if different than assumed, could have a material impact on TPH’s analysis and its opinion. In that regard, TPH assumed with the Delek Board’s consent that the Forecasts and Delek Estimated Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Delek and Alon, that they provided a reasonable basis upon which to evaluate the transactions and that such Forecasts and Delek Estimated Synergies would be realized in the amounts and time periods contemplated thereby. TPH expressed no view or opinion with respect to any such Forecast or Delek Estimated Synergies or the assumptions on which they were based and further assumed, among other things, that (i) HoldCo has not had, and will not have at closing, any historical operations or liabilities in any way material to TPH’s analysis and (ii) that each share of HoldCo common stock will have a value equal to the value of one share of Delek common stock. TPH also assumed with the Delek Board’s consent that (i) the executed merger agreement (together with any exhibits and schedules thereto) would not differ in any respect material to its analyses or opinion from the draft version it examined, referenced above, (ii) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (iii) each party to the merger agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (iv) all conditions to the consummation of the transactions would be satisfied without amendment or waiver thereof, (v) the transactions would have the tax consequences described in discussions with, and materials furnished to TPH by, management of Delek and reflected in the Forecasts, (vi) the transactions would be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any amendments or modifications thereto and (vii) all governmental, regulatory or other consents or approvals necessary for the consummation of the transactions would be obtained without any adverse effect on Alon, Delek, HoldCo, Delek Merger Sub, Alon Merger Sub, the holders of HoldCo common stock, Delek common stock or Alon common stock or the expected benefits of the transactions in any way meaningful to TPH’s analysis. TPH also assumed that there had been no material changes in the business, operations, financial condition and prospects of Delek, HoldCo or Alon or any of their affiliates since the date of the most recent financial statements and other information provided to it. TPH did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Alon or any of its subsidiaries or Delek or any of its subsidiaries and was not furnished with any such evaluation or appraisal. TPH’s opinion did not address any legal, regulatory, tax or accounting matters.
TPH’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to TPH as of, December 29, 2016. TPH assumed no obligation to update, revise or reaffirm its opinion and expressly disclaimed any responsibility to do so based on circumstances, developments or events that occur or of which TPH becomes aware after the date its opinion was rendered.
The estimates contained in TPH’s analysis and the results from any particular analysis are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by any analysis. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, TPH’s analysis and estimates are inherently subject to substantial uncertainty.
In arriving at its opinion, TPH did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by TPH in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by TPH. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, TPH believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and all factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by TPH, therefore, is based on the application of TPH’s own experience and judgment to all analyses and factors considered by it, taken as a whole. The issuance of TPH’s opinion was reviewed and approved by its fairness opinion committee.
TPH’s opinion addresses only the fairness from a financial point of view, as of December 29, 2016, to Delek of the consideration to be paid pursuant to the merger agreement. TPH’s opinion did not address the underlying business decision of Delek to engage in the transactions, or the relative merits of the transactions as compared to any other alternative transactions that might be available to Delek. TPH did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions, including, without limitation, the fairness of the transactions to, or any consideration to be paid or received in connection therewith by, creditors or other constituencies of Alon, Delek or HoldCo; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Alon or Delek, or any class of such persons, in connection with the transactions, whether relative to the merger consideration pursuant to the merger agreement or otherwise. TPH did not express any opinion as to the price at which the shares of HoldCo common stock, Delek common stock or Alon common stock will trade at any time.
The data and analyses summarized in this joint proxy statement/prospectus are from TPH’s presentation to Delek’s Board delivered on December 29, 2016, which primarily used market closing prices as of December 27, 2016. The analyses summarized below include information presented in tabular format. To fully understand the financial analyses performed, the tables must be considered together with the textual summary of the analyses. For purposes of its analysis, TPH defined EBITDA as net income plus income taxes, interest expense (less interest income), depreciation and amortization. In accordance with the projections provided by the management of Delek, TPH assumed that the Delek Estimated Synergies would result in operational and corporate savings of $28.5 million in 2017 and $47.5 million in 2018 and thereafter, as well as additional commercial synergies of $29.1 million beginning in 2018. For purposes of its analysis and as instructed by Delek management, TPH assumed that the incremental synergies would be taxed at a rate of 27%, and did not include additional projected interest expense synergies of $19.7 million.
Summary of TPH’s Analyses
Discounted Cash Flow Analyses
TPH performed separate discounted cash flow analyses of Delek and Alon by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Delek and Alon were forecasted to generate, in each case as of December 27, 2016. For these analyses, TPH used cash flow estimates for Delek and Alon through 2020, in each case as reflected in the Forecasts. TPH calculated terminal values for Delek and Alon using two different exit valuation methodologies, which are described below.
Projected EBITDA Exit
For its discounted cash flow analyses of Delek and Alon utilizing a projected EBITDA exit, TPH applied unlevered discount rates ranging from 7.0% to 11.0% to each company’s (i) estimated annual free cash flow and (ii) estimated terminal value at the end of 2020 based on estimated 2021 EBITDA as discussed below. The discount rates applicable to Delek and Alon were based, among other things, on TPH’s judgment of the estimated range of the weighted average cost of capital based on an analysis of Delek and Alon and the selected comparable companies (as described below). The terminal values were calculated by applying forward EBITDA multiples ranging from 3.5x to 5.5x. The terminal value forward EBITDA multiples were selected based on TPH’s judgment with reference to EBITDA trading and transaction multiples calculated for the selected comparable companies. TPH applied such ranges of forward EBITDA multiples to Delek’s and Alon’s estimated 2021 EBITDA, as set forth in the Forecasts, to determine their respective terminal values. The ranges of estimated free cash flow and terminal values were then discounted to present values as of December 31, 2016 using the range of discount rates referred to above. The resulting enterprise values were then adjusted by subtracting the book value of debt and non-controlling interests, and adding cash and cash equivalents and, with respect to Alon, net derivative assets, to calculate each entity’s respective common equity price per share. From this analysis, TPH estimated an implied price per share range for Delek common stock of $23.29 to $38.11 and of $10.98 to $21.32 for Alon common stock.
Normalized EBITDA Exit
TPH performed the same calculations described above using, in the terminal value calculation, Delek’s and Alon’s respective average estimated 2017-2021 EBITDA, as set forth in the Forecasts, to determine their respective terminal values. From this analysis, TPH estimated an implied price per share range for Delek common stock of $18.67 to $29.70 and of $9.22 to $18.14 for Alon common stock.

Implied Exchange Ratios
Based upon the implied price per share ranges for Delek and Alon calculated in its discounted cash flow analyses described above, TPH calculated an implied exchange ratio of Alon’s price per share to Delek’s price per share, as shown in the table below. For each comparison, TPH compared (i) the highest price per share for Alon to the lowest price per share for Delek to derive the highest exchange ratio implied by each set of reference ranges, (ii) the median price per share for Alon to the median price per share for Delek to derive the median exchange ratio implied by each set of reference ranges and (iii) the lowest price per share for Alon to the highest price per share for Delek to derive the lowest exchange ratio implied by each set of reference ranges. The implied exchange ratios resulting from this analysis were:

	Maximum	Median	Minimum
Projected EBITDA Exit	0.92x	0.52x	0.29x
Normalized EBITDA Exit	0.97x	0.56x	0.31x
The implied exchange ratios were compared to the proposed exchange ratio per Alon common share in the transactions of 0.504x.
Trading Comparables Analyses
TPH reviewed and analyzed certain financial information including valuation multiples related to selected comparable publicly-traded companies engaged in the oil and gas refining industry in North America, whose business characteristics TPH believed, based on its experience with companies in the refining industry, to be similar to Delek’s and Alon’s. However, no selected company or group of companies is identical to Delek or Alon. These companies are CVR Energy, Inc., HollyFrontier Corporation, Marathon Petroleum Corporation, PBF Energy Inc. and Valero Energy Corporation. The preceding companies are referred to in this discussion as the “selected comparable companies.”
TPH believes that purely quantitative analyses are not, in isolation, determinative in the context of the Alon Merger and that qualitative judgments concerning differences between the financial and operating characteristics and prospects of Delek, Alon and the selected comparable companies that could affect the public trading values of each also are relevant. TPH calculated and compared the ratio of each member of the selected comparable companies’ (i) enterprise value, which is referred to in this discussion as “EV,” calculated as the market capitalization of each company in the selected comparable companies, plus book value of debt, preferred equity and non-controlling interests, less cash and cash equivalents, to its (ii) estimated projected EBITDA. All of these calculations were performed and based on publicly available financial data and closing prices as of December 27, 2016. The EBITDA estimates for each member of the selected comparable companies used by TPH in its analyses were based on publicly available consensus estimates as reported by FactSet Research Systems Inc. The median of EV to EBITDA for the selected comparable companies was 13.6x, 7.8x and 7.1x for 2016E, 2017E and 2018E, respectively, with ranges in EV to EBITDA of 8.3x to 16.9x, 6.1x to 9.6x and 5.4x to 7.9x, respectively, for transactions in the 10th to 90th percentiles.
TPH applied each range of EV to EBITDA multiples for the selected comparable companies discussed above to the respective estimated EBITDA of Delek and Alon based on the Forecasts. The resulting enterprise values were then adjusted by subtracting the book value of debt and non-controlling interests, and, with respect to Alon, its net renewable identification number (“RIN”) deficit, which represents the period end obligation related to Alon’s RINs financing transactions for the purchase of RINs necessary to satisfy regulatory requirements to blend biofuels into refined products, and with respect to Delek, certain transaction taxes expected to be paid in Q1 2017, and adding cash and cash equivalents to calculate each entity’s respective common equity value. From this analysis, TPH estimated an implied price per share range for Delek and Alon common stock.
Implied Exchange Ratios
Based upon the implied price per share ranges for Delek and Alon calculated in its trading comparables analyses described above, TPH calculated an implied exchange ratio of Alon’s price per share to Delek’s price per share, as shown in the table below. For each comparison, TPH compared (i) the highest price per share for Alon to the lowest price per share for Delek to derive the highest exchange ratio implied by each set of reference ranges, (ii) the median price per share for Alon to the median price per share for Delek to derive the median exchange ratio implied by each set of reference ranges and (iii) the lowest price per share for Alon to the highest price per share for Delek to derive the lowest exchange ratio implied by each set of reference ranges. The implied exchange ratios resulting from this analysis were:

	Maximum	Median	Minimum
EV/2016E EBITDA	0.99x	0.41x	0.11x
EV/2017E EBITDA	0.92x	0.53x	0.29x
EV/2018E EBITDA	1.20x	0.78x	0.48x
The implied exchange ratios were compared to the proposed exchange ratio per Alon common share in the transactions of 0.504x.
Corporate Transactions Analyses
Using publicly available information and third-party research, TPH selected, based on its experience, and reviewed certain transactions with similar characteristics to the proposed transactions in the oil and gas refining industry located in North America. TPH conducted a precedent transactions analysis to assess how similar transactions were valued. No selected transactions were identical to the proposed transactions. Accordingly, TPH believes that purely quantitative analyses are not, in isolation, determinative in the context of the transactions and that qualitative judgments concerning differences between the financial and operating characteristics and prospects of Delek and Alon and the selected precedent transactions that could affect the values are also relevant. The following list sets forth the selected transactions (the “selected comparable transactions”) reviewed:

•	Tesoro Corporation/Western Refining, Inc. (2016)

•	Western Refining, Inc./Northern Tier Energy LP (2015)

•	Western Refining, Inc./Northern Tier Energy LP (2013)

•	Icahn Enterprises L.P./CVR Energy, Inc. (2012)

•	Holly Corporation/Frontier Oil Corporation (2011)

•	Western Refining, Inc./Giant Industries, Inc. (2006)

•	Alon USA Energy, Inc./Paramount Petroleum Corporation (2006)

•	Marathon Oil Corporation/Ashland Inc. (2005)

•	Valero Energy Corporation/Premcor Inc. (2005)

•	Frontier Oil Corporation/Holly Corporation (2003)

•	Valero Energy Corporation/Ultramar Diamond Shamrock (2001)
TPH determined that the median ratio of transaction value to estimated EBITDA for the first fiscal year (“FY1”) period for the selected comparable transactions was 6.1x, with a range in transaction value to estimated EBITDA for the FY1 period of 3.4x to 8.5x for transactions in the 10th to 90th percentiles. From this analysis, TPH estimated an implied price per share range for Delek and Alon common stock. Based upon these implied price per share ranges for Delek and Alon, TPH calculated an implied exchange ratio of Alon’s price per share to Delek’s price per share. TPH compared (i) the highest price per share for Alon to the lowest price per share for Delek to derive the highest exchange ratio implied by the reference range, (ii) the median price per share for Alon to the median price per share for Delek to derive the median exchange ratio implied by the reference range and (iii) the lowest price per share for Alon to the highest price per share for Delek to derive the lowest exchange ratio implied by the reference range. The implied exchange ratios resulting from this analysis were:

	Maximum	Median	Minimum
Corporate Transactions Analysis	1.47x	0.46x	0.08x
The implied exchange ratios were compared to the proposed exchange ratio per Alon common share in the transactions of 0.504x.

Sum-of-the-Parts Analyses
Delek
TPH analyzed Delek as the sum of the separate implied values (adjusted for corporate expenses) of (i) its Refining Segment (“Refining”), the segment of Delek’s business that owns and operates Delek’s petroleum refineries and includes Delek’s renewable production facilities; (ii) its Logistics Segment (“Logistics”), the segment of Delek’s business that consists of Delek’s interest in Delek Logistics L.P., a publicly traded master limited partnership, its general partner and its subsidiaries; and (iii) its equity ownership stake in Alon (“Alon Equity”).
Refining
TPH quantified the implied value of Refining by applying selected EBITDA multiples to the aggregate estimated 2017 EBITDA (as reflected in the Forecasts) of Delek’s refinery located in Tyler, Texas, its refinery located in El Dorado, Arkansas and its combined renewables production business. The EBITDA multiples TPH applied ranged from 5.0x to 7.0x and were selected based on TPH’s judgment with reference to EBITDA trading and transaction multiples calculated for comparable refining companies. From this analysis, TPH estimated an implied value for Refining of $972 million to $1,361 million.
Logistics
The implied value of Logistics was calculated as the market value of Delek’s ownership interest in Delek Logistics L.P., based on the common units’ market price as of December 27, 2016, plus the implied value of the general partner interest and related incentive distribution rights. TPH quantified the value of the general partner interest and incentive distribution rights by applying selected general partner cash flow multiples to Delek management’s estimate of the 2017 payout in respect of such interests. The general partner cash flow multiples TPH applied ranged from 17.5x to 22.5x and were selected based on TPH’s judgment with reference to cash flow multiples calculated for comparable general partners. From this analysis, TPH estimated an implied value for Logistics of $687 million to $762 million.
Alon Equity
The implied value of Alon Equity was calculated as the market value of Delek’s ownership interest in Alon, based on the shares’ market price as of December 27, 2016. From this analysis, TPH calculated an implied value of $397 million.
Adjustments
TPH quantified the corporate expense adjustments to estimated EBITDA by applying the Refining EBITDA multiples to the estimated 2017 corporate adjustments, based on the Forecasts. From this analysis, TPH estimated implied corporate expense adjustments of $254 million to $355 million.

TPH then calculated a range of implied net asset values of Delek by subtracting net debt from the aggregate implied values of Refining, Logistics, and Alon Equity, adjusted for corporate expenses, as described above. The net debt adjustment TPH applied included adjustments related to the discounted value of Delek’s net derivative liabilities, certain transaction taxes expected to be paid in Q1 2017, and Delek’s cash and cash equivalents. TPH then calculated a range of implied prices per share of Delek common stock by dividing the resulting net asset values by the fully diluted number of shares of Delek common stock provided by Delek management. This calculation implied a price per share range for Delek common stock of $30.36 to $36.10.
Alon
TPH analyzed Alon as the sum of the separate implied values (adjusted for corporate expenses) of (i) its Refining Segment (“Refining”), the segment of Alon’s business that owns and operates Alon’s petroleum refineries; (ii) its Asphalt Segment (“Asphalt”), the segment of Alon’s business that consists of Alon Asphalt Company; (iii) its Retail/Branded Marketing Segment (“Retail”), the segment of Alon’s business that consists of Alon Brands, Inc.; (iv) its west coast operations and remaining selling general and administrative expenses (“West Coast and Corporate”).
Refining
TPH quantified the implied value of Refining by applying selected EBITDA multiples to the aggregate estimated 2017 EBITDA (as reflected in the Forecasts) of Alon’s refinery located in Big Spring, Texas, and its refinery located in Krotz Springs, Louisiana. The EBITDA multiples TPH applied ranged from 5.0x to 7.0x and were selected based on TPH’s judgment with reference to EBITDA trading and transaction multiples calculated for comparable refining companies. From this analysis, TPH estimated an implied value for Refining of $904 million to $1,266 million.
Asphalt
TPH calculated the implied value of Asphalt by applying the Refining EBITDA multiples to the estimated 2017 EBITDA of Alon Asphalt Company, based on the Forecasts. From this analysis, TPH estimated an implied value for Asphalt of $125 million to $175 million.
Retail
TPH quantified the implied value of Retail by applying selected EBITDA multiples to the aggregate estimated 2017 EBITDA (as reflected in the Forecasts) of Alon Brands, Inc. The EBITDA multiples TPH applied ranged from 8.0x to 10.0x and were selected based on TPH’s judgment with reference to EBITDA multiples calculated for comparable retail companies. From this analysis, TPH estimated an implied value for Retail of $243 million to $304 million.
West Coast and Corporate
TPH quantified the implied value of West Coast and Corporate by applying the Refining EBITDA multiples to the estimated 2017 EBITDA (as reflected in the Forecasts) attributable to the combined performance of certain of Alon’s west coast operations and by using Delek management’s estimated sale value for other west coast operations that were expected to be divested, less Alon’s 2017 corporate expense adjustments to estimated EBITDA not included in the other segments. From this analysis, TPH estimated an implied asset value for Other Adjustments of ($62) million to ($107) million.
TPH then calculated a range of implied net asset values of Alon by subtracting (i) net debt and (ii) the market value of minority interest from the aggregate implied values of Refining, Asphalt, Retail and West Coast and Corporate, adjusted for corporate expenses, as described above, and adding the value of Alon’s equity method investments. The net debt adjustment TPH applied included adjustments related to the discounted value of Alon’s net RIN deficit, net derivative assets, based on Alon’s September 30, 2016 balance sheet, and Alon’s cash and cash equivalents. Alon’s equity method investments include asphalt terminals located in Fernley, Nevada and Brownswood, Texas, both in which Alon holds a 50% interest. TPH then calculated a range of implied prices per share of Alon common stock by dividing the resulting net asset values by the fully diluted number of shares of Alon common stock provided by Delek management. This calculation implied a price per share range for Alon common stock of $9.63 to $15.58.
Implied Exchange Ratios
Based upon the “sum-of-the-parts” implied price per share ranges for Delek and Alon common stock, TPH calculated an implied exchange ratio of Alon’s price per share to Delek’s price per share. TPH compared (i) the highest price per share for Alon to the lowest price per share for Delek to derive the highest exchange ratio implied by the reference range, (ii) the median price per share for Alon to the median price per share for Delek to derive the median exchange ratio implied by the reference range and (iii) the lowest price per share for Alon to the highest price per share for Delek to derive the lowest exchange ratio implied by the reference range. The implied exchange ratios resulting from this analysis were:

	Maximum	Median	Minimum
Sum-of-the-Parts	0.51x	0.38x	0.27x
The implied exchange ratios were compared to the proposed exchange ratio per Alon common share in the transactions of 0.504x.
Relative Contribution
TPH calculated the implied ownership of the Alon unaffiliated stockholders in the surviving entity on an illustrative pro forma basis based on the relative contributions of:

•	historical EBITDA for the years ended December 31, 2014 and 2015;

•	estimated EBITDA for the year ending December 31, 2016 per Wall Street consensus;

•	estimated EBITDA for each of the three years ending December 31, 2017, 2018 and 2019 based on the Forecasts;

•	refining capacity;

•	complexity-adjusted refining capacity;

•	historical crude throughput for the years ended December 31, 2014 and 2015;

•	estimate crude throughput for the years ending December 31, 2017, 2018 and 2019 based on the Forecasts; and

•	estimated cash flow per share for each of the three years ending December 31, 2016, 2017 and 2018, based on Wall Street consensus.
This calculation indicated an implied range of exchange ratios of Alon’s price per share to Delek’s price per share of approximately 0.28x to 1.63x.
EBITDA Multiple-Implied Future Equity Value
TPH calculated the implied values of the future equity value of Delek for the fiscal years 2017 to 2020 on a standalone basis and pro forma for the acquisition of Alon, in each case based on the Forecasts and the Delek Estimated Synergies. This calculation was prepared for illustrative purposes only and TPH did not express any opinion as to the actual price at which the shares of Delek common stock will trade at any time. For this calculation, TPH first derived the theoretical enterprise value of Delek for the fiscal years 2017 to 2020 by applying an FY1 forward EBITDA multiple of 4.5x to the standalone and pro forma EBITDA projections for Delek contained in the Forecasts (as adjusted to reflect the Delek Estimated Synergies). TPH then calculated the implied equity value by, among other things, deducting the forecasted net debt for each applicable year from the theoretical enterprise value, and dividing by the forecasted share count. The foregoing calculation resulted in an implied pro forma equity value per share of Delek common stock of $27.26 for 2017, $34.18 for 2018, $37.73 for 2019 and $49.22 for 2020, and an implied standalone equity value per share for shares of Delek common stock of $21.04 for 2017, $25.81 for 2018, $28.75 for 2019 and $40.05 for 2020.
Pro Forma Discounted Cash Flow
TPH performed a discounted cash flow calculation of Delek on a pro forma basis by calculating the estimated present value of the pro forma unlevered, after-tax free cash flows that Delek was forecasted to generate following the Alon Merger, in each case as of December 27, 2016. For this analysis, TPH used pro forma cash flow estimates for Delek through 2020, in each case as reflected in the Forecasts (as adjusted to reflect the Delek Estimated Synergies). TPH used the same discount rates and exit valuation methodologies used in the discounted cash flow analysis of Delek on a standalone basis, described above. The projected EBITDA exit methodology yielded an implied price per share range for Delek common stock of $30.89 to $53.17, and the normalized EBITDA exit methodology yielded an implied price per share range for Delek common stock of $25.36 to $43.10.
General
TPH and its affiliates, including Perella Weinberg Partners, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.
TPH and its affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services, and in the ordinary course of these activities, TPH and its affiliates may from time to time acquire, hold or sell, for their own accounts and for the accounts of their customers, (i) equity, debt and other securities (including derivative securities) and financial instruments (including bank loans and other obligations) of Delek, any of the other parties to the transactions and any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the transactions and the other matters contemplated by the Agreement.
In addition, TPH and its affiliates and certain of its and their employees, including members of the team performing services in connection with the transactions, as well as certain private equity funds and investment management funds associated or affiliated with TPH in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including the parties to the transactions, other potential purchasers or transaction participants or their respective affiliates.
TPH is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Delek Board selected TPH to act as its financial advisor in connection with the transactions on the basis of TPH’s experience in transactions similar to the transactions described in the merger agreement, its reputation in the investment community and its familiarity with Delek and its business.
TPH acted as financial advisor to Delek in connection with the transactions. TPH expects to receive fees for its services, the principal portion of which is contingent upon the consummation of the transactions, and Delek has agreed to reimburse its expenses and indemnify TPH and certain related parties against certain liabilities arising out of its engagement. TPH has previously and may in the future provide investment banking or other financial services to Alon or any of the other parties to the transactions or their respective stockholders, affiliates or portfolio companies in the future. In connection with such investment banking or other financial services, TPH may receive compensation.
The description set forth above constitutes a summary of the analyses employed and factors considered by TPH in rendering its opinion to the Delek Board. TPH believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.
No company or transaction used in the analyses of comparable transactions summarized above is identical or directly comparable to Delek, Alon or the transactions. Accordingly, these analyses must take into account differences in the financial and operating characteristics of the selected publicly traded companies and differences in the structure and timing of the selected transactions and other factors that would affect the public trading value and acquisition value of the companies considered.
Pursuant to the terms of the Delek Board’s engagement of TPH, TPH became entitled to receive (i) a cash transaction fee of $2.0 million contingent upon closing of the transactions contemplated in the merger agreement and (ii) additional fees of $0.6 million not contingent upon closing of the transactions contemplated in the merger agreement. At Delek’s discretion, TPH may also receive an additional fee to be paid only if Delek, in its sole discretion, determines that the quality and amount of advice and services justified such additional compensation. In addition, Delek has agreed to reimburse TPH for its reasonable out-of-pocket expenses incurred in connection with the engagement, including fees and disbursements of its legal counsel. Delek also agreed to indemnify TPH, its affiliates and their respective officers, directors, partners, agents, employees and controlling persons for certain liabilities related to or arising out of its rendering of services under its engagement, including liabilities under federal securities laws, or to contribute to payments TPH may be required to make in respect of these liabilities.
Alon’s Reasons for the Transaction; Recommendations of the Special Committee and the Alon Board
On January 2, 2017, the Special Committee, consisting of directors of Alon who are independent from Delek, and with the advice and assistance of its financial and legal advisors, unanimously determined that the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders and unanimously approved, and recommended that the Alon Board approve, the merger agreement, the voting agreement to which Alon is a party and the transactions contemplated thereby. On the unanimous recommendation of the Special Committee, the Alon Board, with Messrs. Ezra Uzi Yemin, Assaf Ginzburg, Frederec Green, Mark D. Smith and Avigal Soreq, each an executive officer of Delek, recusing themselves, determined and declared that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders; approved the merger agreement, the voting agreement to which Alon is a party, the Alon Merger and the other transactions contemplated by the merger agreement and the voting agreements to which Alon is a party; directed that the merger agreement and the Alon Merger be submitted to Alon’s stockholders for approval; and resolved to recommend that Alon stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the Alon Merger, and “FOR” each of the other proposals described in this joint proxy statement/prospectus.
Accordingly, the Alon Board of directors recommends Alon stockholders vote “FOR” the Alon merger proposal, “FOR” the Alon non-binding compensation advisory proposal     and “FOR” the Alon adjournment proposal.
In the course of reaching its determination and making its recommendations, as described in the section entitled “The Mergers—Background of the Mergers” beginning on page 81, the Special Committee held multiple meetings, consulted with Alon’s senior management and its financial and legal advisors and considered a number of factors. Making its determination and making its recommendation, the Alon Board considered the Special Committee’s unanimous recommendation and the fact that the Special Committee consists entirely of directors who are not affiliated with Delek.
The various factors the Special Committee considered and weighed positively in favor of the merger agreement, the Alon Merger and the other transactions contemplated by the merger agreement included, among others and not necessarily in order of relative importance:

•
the Special Committee’s review and understanding, based on its discussions with Alon’s management, of Alon’s business, operations, prospects and objectives, including capital needs and other risk factors set forth in Alon’s annual report on Form 10-K for the fiscal year ending December 31, 2015, as supplemented by subsequent filings made pursuant to the Exchange Act, including prospects and risks if Alon were to remain a standalone company;

•	information and discussions with Alon’s management regarding Delek’s business, operations and prospects;

•
the expectation, based on information and assumptions provided by Delek after discussion with Alon management regarding the apparent reasonable basis for such assumptions, of substantial expected synergies associated with the Mergers, and the fact that the Disinterested Stockholders would participate in the value creation resulting from such synergies through their ownership of New Delek common stock as a result of the Mergers;

•
the Special Committee’s belief that the combined companies would create the ability to leverage a larger system from an operational and commercial standpoint, with a more diverse set of business platforms;

•	the Special Committee’s belief that the combined companies would have a stronger balance sheet and enhanced liquidity as compared to Alon on a standalone basis;

•	the potential for unlocking additional value from Alon’s logistical assets through future potential drop-down transactions with Delek Logistics;

•	the Special Committee’s belief that the completion of the Mergers would resolve the uncertainty that has impacted the stability of Alon’s employee base and otherwise impacted Alon;

•
the Special Committee’s view of the benefits of the Mergers as compared to possible alternatives, including remaining as a standalone company, formation of a logistics master limited partnership, the drop down of the Krotz Springs refinery into Alon Partners, a retail separation, share buybacks or dividend increases;

•
the Special Committee’s belief that it would not likely be feasible to consummate an alternative business combination transaction with a third party due to Delek’s indications that it would be unwilling, as a stockholder, to vote in favor of any such transaction;

•
the fact that the exchange ratio represents a fixed number of shares of New Delek common stock, which permits the Disinterested Stockholders to benefit from any increase in the trading price of Delek common stock between announcement and closing of the Mergers;

•
the fact that the final exchange ratio, which is higher than the implied exchange ratio in Delek’s acquisition of its shares in Alon from Alon Israel, was achieved by the Special Committee after extensive arm’s-length negotiations, and the Special Committee’s belief that the final exchange ratio is the best exchange ratio that could be achieved for the Disinterested Stockholders under the circumstances;

•
the Special Committee’s expectation that, for U.S. federal income tax purposes, the Delek Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and the Mergers taken together will qualify as an exchange within the meaning of Section 351 of the Internal Revenue Code; and

•
the oral opinion of J.P. Morgan delivered to the Special Committee, which was confirmed by delivery of a written opinion dated January 2, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the exchange ratio in the proposed Mergers, was fair, from a financial point of view, to holders of Alon common stock, as more fully described below in the section “-Opinion of Financial Advisor to the Alon Special Committee” beginning on page 141 of this joint proxy statement/prospectus. The full text of the written opinion of J.P. Morgan, dated January 2, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering the opinion, is attached as Annex F to this joint proxy statement/prospectus.

The Special Committee also considered various aspects of the merger agreement including the following, which are not necessarily in order of relative importance:

•	the fact that the merger agreement cannot be amended, or its provisions waived, without the approval of the Special Committee;

•	the obligation of Delek to vote its Alon shares in favor of the Alon Merger pursuant to Delek’s voting agreement with Alon;

•
the fact that the merger agreement permits the Special Committee, under certain circumstances, to furnish information to and conduct negotiations with third parties in connection with any unsolicited proposals by such third parties for a business combination transaction;

•
the Special Committee’s ability to withdraw or change its recommendation in favor of the merger agreement or, subject to certain conditions and the payment of a termination fee, to terminate the merger agreement to accept a superior proposal;

•
the fact that there are limited circumstances in which Delek can terminate the merger agreement or the Delek Board can change its recommendation that its stockholders approve the New Delek share issuance proposal, as further described under “The Merger Agreement-Termination” and “-Non-Solicitation of Acquisition Proposals; Changes of Recommendation,” and if the merger agreement is terminated by Alon as a result of a change in recommendation by the Delek Board or by Delek in order to accept a superior proposal, then Delek has must pay Alon a fee of $20 million;

•	the fact that the merger agreement provides Alon with the right to specifically enforce Delek’s obligations under the merger agreement; and

•	the nature of the closing conditions included in the merger agreement, as well as the likelihood of satisfaction of such conditions.
The Special Committee also considered the following factors relating to the procedural safeguards that it believed would ensure the fairness of the Mergers and permit the Special Committee to effectively represent the interests of the Disinterested Stockholders:

•
the fact that the Special Committee consists entirely of directors who are unaffiliated with Delek and have no financial interest in the Mergers that is different from that of Alon and the Disinterested Stockholders other than as discussed below under “The Mergers—Interests of Alon’s Directors and Executive Officers in the Mergers” beginning on page 165;

•
the fact that the merger agreement and the Mergers must be approved by the affirmative vote of (i) the holders of at least a majority of the outstanding shares of Alon common stock and (ii) the holders of at least a majority of the outstanding shares of Alon common stock held by Disinterested Stockholders;

•	the fact that the merger agreement cannot be amended, or its provisions waived, without the approval of the Special Committee;

•
the fact that, as part of its review of Alon’s alternatives, the Special Committee considered, and obtained advice of its financial and legal advisors with respect to, potential alternatives to the Mergers;

•
the fact that a press release had been issued indicating that the Special Committee was reviewing strategic alternatives but no indications of interest from third parties for acquisitions involving the entire company or Alon Partners had been received;

•	the authority granted to the Special Committee by the Alon Board to negotiate the terms of any agreement with Delek or to determine not to pursue any agreement with Delek;

•	the fact that the Special Committee held more than 20 meetings to evaluate alternatives for Alon; and

•	the fact that the Special Committee was aware that it had no obligation to recommend the approval of the Mergers or any other transactions.
In the course of reaching its determinations and making its recommendations, the Special Committee also considered a variety of risks and other potentially negative factors, including the following:

•	the fact that, while the Mergers are expected to be completed, there can be no assurance that all closing conditions will be satisfied;

•	the one-time right of Delek to terminate the merger agreement if certain third-party consents are not obtained within 90 days following the date of the merger agreement;

•	the potential for the diversion of management and employee attention from Alon’s operations, and the potential for employee attrition, during the period prior to the closing of the Mergers;

•	the fact that the Special Committee cannot be certain of the market value of the consideration to be received by the Disinterested Stockholders due to the fixed nature of the exchange ratio;

•	the risks inherent in owning shares of New Delek common stock, including the risk factors set forth in Delek’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2016;

•	the risk that the anticipated transaction synergies will not be realized or will take longer than expected to materialize;

•
the restrictions contained in the merger agreement on the conduct of Alon’s business prior to the closing of the Mergers coupled with the fact that the period of time needed to consummate the Mergers cannot be known with certainty, which could delay or prevent Alon from pursuing business opportunities that arise prior to the closing of the Mergers;

•	the prohibition set forth in the merger agreement on the ability of the Special Committee to solicit offers from third parties for alternative business combination transactions;

•
the fact that the merger agreement permits the Delek Board in certain circumstances to modify or withdraw its recommendation that Delek stockholders vote in favor of the New Delek Share Issuance Proposal or to terminate the merger agreement to pursue a superior proposal upon payment of a $20 million fee and the risk that such fee may not be sufficient to fully compensate Alon for its losses in such circumstances;

•	the transaction costs to be incurred in connection with the Mergers; and

•
the possibility that Alon could be required to pay a $15 million fee if the merger agreement is terminated under certain circumstances, including termination by Delek following a withdrawal of, or adverse change in, the recommendation by the Special Committee that the Alon stockholders approve the Alon merger proposal or the termination of the merger agreement by Alon in order to pursue a superior transaction with a third party.

The Special Committee members considered all of these factors as a whole and, on balance, unanimously concluded that they supported a determination that the merger agreement and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of Alon and the Disinterested Stockholders.
The foregoing discussion of factors considered is not exhaustive. In view of the wide variety of factors considered by the Special Committee in connection with the evaluation of the Mergers and the complexity of these matters, the Special Committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, individual members of the Special Committee may have viewed factors differently or given different weight or merit to different factors. In considering the recommendation of the Alon Board to approve and adopt the merger agreement, Alon stockholders should be aware that Alon’s executive officers and directors may have interests in the Mergers that are different from, or in addition to, those of Alon stockholders generally. The Alon Board and the Special Committee were aware of these interests during their respective deliberations on the merits of the Mergers and in deciding to recommend that Alon stockholders vote “FOR” the Alon merger proposal. See the section entitled “The Mergers—Interests of Alon Directors and Officers in the Mergers” beginning on page 165.

Opinion of Financial Advisor to the Alon Special Committee
Pursuant to an engagement letter dated October 29, 2015 (the “JPM Engagement Letter”), Alon retained J.P. Morgan to act as financial advisor to the Special Committee in connection with the proposed Transactions.
At the meeting of the Special Committee on January 2, 2017, J.P. Morgan rendered its oral opinion to the Special Committee that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the exchange ratio in the proposed Mergers, was fair, from a financial point of view, to holders of Alon common stock. J.P. Morgan confirmed its January 2, 2017 oral opinion by delivering its written opinion to the Special Committee, dated January 2, 2017.
The full text of the written opinion of J.P. Morgan, dated January 2, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan, is attached as Annex F to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Alon’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Special Committee (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the exchange ratio in the proposed Mergers and did not address any other aspect of the proposed Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of Alon or as to the underlying decision by Alon to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified n its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of Alon as to how such stockholder should vote with respect to the proposed Mergers or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning Alon and Delek and the industries in which they operate;

•
compared the financial and operating performance of Alon and Delek with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Alon common stock and Delek common stock and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of Alon and Delek relating to their respective businesses, which were approved and provided to J.P. Morgan by the Special Committee, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the proposed Mergers (the “Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of this opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Alon and Delek with respect to certain aspects of the proposed Mergers, and the past and current business operations of Alon and Delek, the financial condition and future prospects and operations of Alon and Delek, the effects of the proposed Mergers on the financial condition and future prospects of Alon and Delek and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Alon and Delek or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Alon or Delek under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Alon and Delek to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the proposed Mergers and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Alon, Delek, HoldCo, Delek Merger Sub and Alon Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Alon with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Mergers will be obtained without any adverse effect on Alon or Delek or on the contemplated benefits of the proposed Mergers.
The projections for Alon (the “Alon Projections”) and the projections for Alon, excluding growth projects (the “Alon Projections Excluding Growth Projects”), were approved by the Special Committee. The projections for Delek (the “Delek Projections”) were also approved by the Special Committee. Neither Alon nor Delek publicly discloses internal management projections of the type provided to J.P. Morgan by the Special Committee in connection with J.P. Morgan’s analysis of the proposed Mergers, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to the section entitled “-Certain Delek and Alon Unaudited Prospective Financial Information” beginning on page 151 of this joint proxy statement/prospectus.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to the holders of Alon common stock of the exchange ratio in the proposed Mergers, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Alon or the underlying decision by Alon to engage in the proposed Mergers. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Mergers, or any class of such persons relative to the exchange ratio applicable to the holders of Alon common stock in the proposed Mergers or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Alon common stock or Delek common stock will trade at any future time.
The terms of the merger agreement were determined through arm’s length negotiation between the Special Committee and Delek, and the decision to enter into the merger agreement was solely that of the Special Committee, the Alon Board and the Delek Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Special Committee in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the Special Committee, the Alon Board or Alon management with respect to the proposed Mergers or the consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Special Committee on January 2, 2017. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with rendering its opinion to the Special Committee on January 2, 2017 and contained in the presentation delivered to the Special Committee on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Alon and Delek with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the businesses of Alon and Delek or aspects thereof.
For Alon, the companies selected by J.P. Morgan were as follows:

•	PBF Energy Inc.

•	Delek

For Delek, the companies selected by J.P. Morgan were as follows:

•	PBF Energy Inc.

•	Alon
None of the reviewed companies included in the analysis are identical or directly comparable to Alon or Delek. These companies were selected for each of Alon and Delek, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Alon and Delek. However, certain of these companies may have characteristics that are materially different from those of Alon and Delek. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Alon or Delek.
Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, less unconsolidated investments and cash and cash equivalents) to the consensus equity research analyst estimate for the company’s EBITDA (calculated as earnings before interest, tax, depreciation and amortization) for the year ending December 31, 2017 (the “2017E FV/EBITDA”) and the year ending December 31, 2018 (the “2018E FV/EBITDA”). The following tables summarize the results of this review:
For Alon:

2017E FV/EBITDA		2018E FV/EBITDA
Mean	Median	Mean	Median
6.5x	6.5x	5.4x	5.4x
For Delek:

2017E FV/EBITDA		2018E FV/EBITDA
Mean	Median	Mean	Median
6.7x	6.7x	5.6x	5.6x
Based on the results of this analysis, J.P. Morgan selected multiple reference ranges for 2017E FV/EBITDA and 2018E FV/EBITDA of 6.0x - 7.5x and 5.0x - 6.0x, respectively, for each of Alon and Delek.
After applying such ranges to the EBITDA for Alon for the year ending December 31, 2017 and the year ending December 31, 2018, based on certain publicly available financial forecasts relating to the business and financial prospects of Alon, derived from a consensus of selected research analysts (the “Alon Consensus Street Estimates”) and the Alon Projections, the analysis indicated an implied per share equity value range for Alon as set forth below, rounded to the nearest $0.05:

Implied per share price range
	2017E	2018E
Alon Consensus Street Estimates	$8.70 - $12.35	$8.85 - $11.80
Alon Projections	$15.90 - $20.70	$17.45 - $21.60
After applying the multiple reference ranges to the EBITDA for Delek for the year ending December 31, 2017 and the year ending December 31, 2018, based on certain publicly available financial forecasts relating to the business and financial prospects of Delek, derived from a consensus of selected research analysts (the “Delek Consensus Street Estimates”) and the Delek Projections, the analysis indicated an implied per share equity value range for Delek as set forth below, rounded to the nearest $0.05:

Implied per share price range
	2017E	2018E
Delek Consensus Street Estimates	$21.80 - $26.90	$22.15 - $26.25
Delek Projections	$26.05 - $32.15	$24.90 - $29.55
Sum-of-the-Parts Analysis. J.P. Morgan conducted a sum‑of‑the‑parts analysis for each of Alon and Delek. A sum-of-the-parts analysis reviews a company’s operating performance and outlook on a segment-by-segment basis and compares each segment’s performance to a group of publicly traded companies to determine an implied market value for the enterprise as a whole.
J.P. Morgan performed a sum-of-the-parts analysis for the following segments of Alon:

•	Refining & Asphalt

•	Logistics

•	Retail

•	California Refineries and Alt-Air

•	Corporate G&A, Other
The following table sets forth the companies reviewed by J.P. Morgan in the Refining & Asphalt, Logistics and Retail segments:

Refining & Asphalt	Logistics	Retail
PBF Energy Inc.	NuStar Energy L.P.	Alimentation Couche-Tard Inc.
	PBF Logistics LP	Casey’s General Stores, Inc.
	Delek Logistics Partners, LP	Murphy USA Inc.
TransMontaigne Partners LP
World Point Terminals, LP
Arc Logistics Partners LP
None of the reviewed companies included in the analysis are identical or directly comparable to Alon’s segments. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of the analysis, may be considered similar to the relevant segments of Alon. However, certain of these companies may have characteristics that are materially different from those of Alon. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the reviewed companies and other factors that could affect the companies differently than they would affect the relevant segments of Alon.
For each of these companies, J.P. Morgan calculated firm value as a multiple of projected 2017 and 2018 EBITDA. The following table summarizes the results of this review:

	2017E FV/EBITDA		2018E FV/EBITDA
	Mean	Median	Mean	Median
Refining & Asphalt	5.2x	5.2x	4.5x	4.5x
Logistics	10.8x	10.5x	10.3x	10.9x
Retail	8.5x	9.0x	7.7x	8.0x
Based on the foregoing, J.P. Morgan determined EBITDA multiple ranges of 3.5x - 4.5x, 9.0x - 10.0x and 7.0x - 8.0x for Alon’s Refining & Asphalt, Logistics and Retail segments, respectively. For purposes of the analysis, J.P. Morgan assumed a value of $125 million for the California Refineries and Alt-Air segment, which is equal to Alon management’s estimated cash proceeds from the potential sale of the Paramount, Bakersfield and Long Beach refineries and Alt-Air project. For the Corporate G&A, Other segment, J.P. Morgan calculated firm value to EBITDA multiple ranges of 6.2x - 7.2x and 5.3x - 6.3x (which represent the weighted average multiple of the Refining & Asphalt, Logistics and Retail segments) for the Alon Consensus Street Estimates and the Alon Projections, respectively. J.P. Morgan then applied the foregoing EBITDA multiple ranges to the 2017 EBITDA forecasts for Alon’s segments. Such forecasts were based on the Alon Consensus Street Estimates and the Alon Projections. Based on this analysis, J.P. Morgan calculated an implied per share price range for Alon common stock as set forth below, rounded to the nearest $0.05:

Implied per share price range
Alon Consensus Street Estimates	$11.40 - $13.85
Alon Projections	$15.60 - $18.90
J.P. Morgan also performed a sum-of-the-parts analysis for the following segments of Delek:

•	Refining

•	Logistics

•	Corporate G&A, Other

The following table sets forth the companies reviewed by J.P. Morgan in the Refining and Logistics segments:

Refining	Logistics
PBF Energy Inc.	NuStar Energy L.P.
PBF Logistics LP
TransMontaigne Partners LP
World Point Terminals, LP
Arc Logistics Partners LP
None of the reviewed companies included in the analysis are identical or directly comparable to Delek’s segments. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of the analysis, may be considered similar to the relevant segments of Delek. However, certain of these companies may have characteristics that are materially different from those of Delek. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the reviewed companies and other factors that could affect the companies differently than they would affect the relevant segments of Delek.
For each of these companies, J.P. Morgan calculated firm value as a multiple of projected 2017 and 2018 EBITDA. The following table summarizes the results of this review:

	2017E FV/EBITDA		2018E FV/EBITDA
	Mean	Median	Mean	Median
Refining	5.2x	5.2x	4.5x	4.5x
Logistics	10.7x	9.5x	10.0x	10.2x
Based on the foregoing, J.P. Morgan determined EBITDA multiple ranges of 4.0x - 5.0x and 11.0x - 12.0x for Delek’s Refining and Logistics segments, respectively. For the Corporate G&A, Other segment, J.P. Morgan calculated firm value to EBITDA multiple ranges of 7.1x - 8.1x and 6.7x - 7.7x (which represents the weighted average multiple of the Refining and Logistics segments) for the Delek Consensus Street Estimates and the Delek Projections, respectively. J.P. Morgan then applied the foregoing EBITDA multiple ranges to the 2017 EBITDA forecasts for Delek’s segments. Such forecasts were based on the Delek Consensus Street Estimates and the Delek Projections. Based on this analysis, J.P. Morgan calculated an implied per share price range for Delek common stock as set forth below, rounded to the nearest $0.05:

Implied per share price range
Delek Consensus Street Estimates	$25.55 - $28.90
Delek Projections	$28.70 - $32.75
Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Alon common stock and Delek common stock.

J.P. Morgan calculated the unlevered free cash flows that Alon is expected to generate from fiscal year 2017 through fiscal year 2026 based upon the Alon Projections and the Alon Projections Excluding Growth Projects. For each set of projections, J.P. Morgan also calculated a range of terminal values of Alon at the end of the ten year period ending on December 31, 2026 by applying a perpetual growth rate ranging from 0.0% to 1.0% to the unlevered free cash flow of Alon during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2016 using a range of discount rates from 9.5% to 11.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted average cost of capital of Alon.
Based on the foregoing, this analysis indicated implied per share equity value ranges for Alon common stock based on the Alon Projections and the Alon Projections Excluding Growth Projects as set forth below, rounded to the nearest $0.05:

Implied per share equity value range
Alon Projections	$15.40 - $20.70
Alon Projections Excluding Growth Projects	$12.70 - $16.40
The range of implied per share equity values for Alon was compared to Alon’s closing share price of $11.87 as of December 28, 2016 and to the implied offer price of $12.51 as of December 28, 2016.
J.P. Morgan also calculated the unlevered free cash flows that Delek is expected to generate from fiscal year 2017 through fiscal year 2026 based upon the Delek Projections. J.P. Morgan also calculated a range of terminal values of Delek at the end of the ten year period ending on December 31, 2026 by applying a perpetual growth rate ranging from 0.0% to 1.0% to the unlevered free cash flow of Delek during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2016 using a range of discount rates from 9.5% to 11.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted average cost of capital of Delek.
Based on the foregoing, this analysis indicated an implied per share equity value range for Delek as set forth below, rounded to the nearest $0.05:

Implied per share equity value range
Delek Projections	$29.65 - $41.15
The range of implied per share equity values for Delek was compared to Delek’s closing share price of $24.82 as of December 28, 2016.
J.P. Morgan also conducted an additional discounted cash flow analysis of the present value of the Synergies, which reflect operational, corporate and commercial synergies net of implementation costs. The Synergies were discounted to present value using a range of discount rates from 9.5% to 11.5% and a perpetual growth rate ranging from 0.0% to 1.0%. The analysis indicated a range of implied values for the Synergies of $673.0 million to $864.0 million.

Relative Value Analysis. Based upon the implied valuations for each of Alon and Delek as derived above under “Trading Multiples Analysis”, “Sum-of-the-Parts Analysis” and “Discounted Cash Flow Analysis”, J.P. Morgan calculated a range of implied exchange ratios of a share of Alon common stock to a share of Delek common stock, and then compared that range of implied exchange ratios to the exchange ratio.
For each of the analyses referred to above, J.P. Morgan calculated the ratio implied by dividing the low end of each range of implied equity values of Alon by the high end of each range of implied equity values of Delek. J.P. Morgan also calculated the ratio implied by dividing the high end of each range of implied equity values of Alon by the low end of each range of implied equity values of Delek.
In each case, the implied exchange ratios were compared to the exchange ratio of 0.504x and did not include any Synergies. This analysis indicated the following implied exchange ratios:

Comparison	Range of Implied Exchange Ratios
Consensus street estimates

Trading Multiples Analysis
FV/2017E EBITDA (6.0x - 7.5x)	0.324x - 0.566x
FV/2018E EBITDA (5.0x - 6.0x)	0.337x - 0.532x

Sum-of-the-Parts Analysis	0.394x - 0.543x

Alon and Delek projections

Trading Multiples Analysis
FV/2017E EBITDA (6.0x - 7.5x)	0.494x - 0.794x
FV/2018E EBITDA (5.0x - 6.0x)	0.591x - 0.868x

Sum-of-the-Parts Analysis	0.477x - 0.658x

Discounted Cash Flow Analysis (Alon Projections)	0.375x - 0.698x
Discounted Cash Flow Analysis (Alon Projections Excluding Growth Projects)	0.309x - 0.553x
Value Creation Analysis. J.P. Morgan conducted an analysis of the theoretical value creation to the holders of Alon common stock that compared the estimated implied equity value of Alon on a standalone basis, excluding Delek’s equity ownership, based on the midpoint values determined in J.P. Morgan’s discounted cash flow analysis described above, to the estimated implied equity value of Alon common stock pro forma for the transactions contemplated by the merger agreement. J.P. Morgan calculated the pro forma implied equity value of Alon common stock by (1) adding the sum of: (a) the implied equity value of Alon on a standalone basis determined in J.P. Morgan’s discounted cash flow analysis described above, excluding Delek’s equity ownership, (b) the implied equity value of Delek using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above and (c) the estimated present value of the Synergies of $755 million, which is the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above, and (2) multiplying such sum of the estimated valuations described above by the approximate pro forma equity ownership of the combined company by the holders of Alon common stock.
Based on the assumptions described above, this analysis indicated implied pro forma accretion in economic equity value to the holders of Alon common stock as set forth below:

Implied Pro Forma Accretion in Economic Equity Value
Alon Projections	19.1%
Alon Projections Excluding Growth Projects	42.4%
Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Alon or Delek. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Alon or Delek. However, the companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Alon or Delek. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Alon or Delek.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Special Committee with respect to the proposed Mergers on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Alon and the industries in which it operates.
Alon has agreed to pay J.P. Morgan an estimated fee of approximately $7.0 million, $0.25 million of which became payable to J.P. Morgan upon execution of the JPM Engagement Letter, $2.0 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent upon the consummation of the proposed Mergers. In addition, Alon has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Alon or Delek. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Alon or Delek for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Certain Delek and Alon Unaudited Prospective Financial Information
Delek prepared unaudited forecasted financial information for the years 2017 through 2021 for Delek on a stand-alone basis and, using Alon's unaudited forecasted financial information provided by Alon, prepared unaudited forecasted financial information for the years 2017 through 2021 for Alon on a standalone basis. Alon prepared unaudited forecasted financial information for the years 2017 through 2021 for Alon on a standalone basis. The unaudited forecasted financial information does not give effect to the Mergers. The unaudited forecasted financial information was prepared separately by each of Delek and Alon using, in some cases, different assumptions, and is not intended to be added together. Adding the unaudited forecasted financial information together for Delek and Alon would not represent the results the combined company will achieve if the Mergers are completed and does not represent forecasted financial information for the combined company if the merger is completed.
Neither Delek nor Alon, as a matter of course, makes public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the unaudited forecasted financial information set forth below was made available to the Delek Board, the Alon Board, TPH and/or J.P. Morgan in connection with the evaluation of the Mergers. The inclusion of this information should not be regarded as an indication that any of Delek, Alon, TPH, J.P. Morgan or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the unaudited forecasted financial information.
The unaudited forecasted financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited forecasted financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the unaudited forecasted financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Delek and/or Alon and will be beyond the control of the combined company. Delek stockholders and Alon stockholders are urged to review the SEC filings of Delek for a description of risk factors with respect to the business of Delek and the SEC filings of Alon for a description of risk factors with respect to the business of Alon. See the sections entitled “ Cautionary Statement Regarding Forward-Looking Statements ” and “ Where You Can Find More Information” beginning on pages 46 and 255, respectively. Delek stockholders and Alon stockholders are also urged to review the section entitled “Risk Factors” beginning on page 49. The unaudited forecasted financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP (including because certain metrics are non-GAAP measures) but, in the view of each of Delek’s and Alon’s management, as applicable, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of Delek's and Alon's managements' knowledge and belief, the expected course of action and the expected future financial performance of Delek and Alon, as applicable. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the unaudited forecasted financial information. Certain tables contained herein may not sum due to rounding. Neither of the independent registered public accounting firms of Delek or Alon nor any other independent accountants have compiled, examined or performed any procedures with respect to the unaudited forecasted financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of Delek contained in Delek’s Annual Report on Form 10-K for the year ended December 31, 2016 and the report of the independent registered public accounting firm of Alon contained in Alon’s Annual Report on Form 10-K for the year ended December 31, 2016, both of which are incorporated by reference into this joint proxy statement/prospectus, relate to the historical financial information of Delek and Alon, respectively. They do not extend to the unaudited forecasted financial information and should not be read to do so. Furthermore, the unaudited forecasted financial information does not take into account any circumstances or events occurring after the date they were prepared.
NEITHER DELEK NOR ALON INTEND TO UPDATE OR OTHERWISE REVISE THE UNAUDITED FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Unaudited Forecasted Financial Information Prepared by Delek
Delek. The following table presents select unaudited forecasted financial information of Delek for the fiscal years ending 2017 through 2021 prepared by Delek’s management and provided to the Delek Board, TPH and Alon, which is referred to as the "Delek unaudited forecasted financial information":

	December 31,
(in millions, except per share data)	2017E	2018E	2019E	2020E	2021E
Income Statement Items
Operating income	$138.1	$171.4	$226.1	$230.7	$342.7
Depreciation and amortization expense	$118.4	$122.4	$126.7	$129.2	$131.4
Earnings before interest, income taxes, and depreciation and amortization expenses ("EBITDA")(a)	$256.5	$293.8	$352.8	$360.0	$474.2
Net earnings attributable to Delek	$52.0	$72.4	$109.8	$119.1	$190.3
Weighted average basic shares outstanding	63.2	63.2	62.2	60.2	56.2
Basic earnings per share	$0.82	$1.15	$1.76	$1.98	$3.39
Cash Flow Items
Cash flow from operations	$158.6	$228.6	$295.7	$303.9	$374.1
Capital expenditures	(88.6)	(159.2)	(84.9)	(77.1)	(54.0)
Investment in joint ventures	(4.0)	—	(7.5)	—	—
Leverage free cash flow	65.9	69.3	203.3	226.8	320.2
Dividends	(37.9)	(37.9)	(37.3)	(36.1)	(33.7)
Share repurchases	—	—	(50.0)	(50.0)	(150.0)
Logistics public distributions	(23.4)	(25.3)	(27.9)	(30.7)	(33.7)
Purchase of Delek Logistics Partners' LP units	(18.0)	—	—	—	—
Cash flow prior to external financing	$(13.4)	$6.1	$88.1	$110.0	$102.7

(a)
EBITDA, which is defined as net earnings plus depreciation and amortization expense, interest and financing costs and income tax expense is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The Delek unaudited forecasted financial information is based on various assumptions, including the following principal assumptions:

•	Refinery utilization was assumed to range between 85% and 96%, between 2017E and 2021E, driven by turnaround and maintenance with flat refining capacity;

•	Refining margin at Delek's Tyler refinery was assumed to range between approximately $8 and $12 per barrel, between 2017E and 2021E;

•	Refining margin at Delek's El Dorado refinery was assumed to range between approximately $7 and $10 per barrel, between 2017E and 2021E;

•	Delek Logistics' volumes growth was assumed to be relatively flat, between 2017E and 2021E;

•	There was an assumed drop down of approximately $5 million of EBITDA from Delek's refining segment to Delek Logistics in 2017E; and

•	Net earnings attributable to Delek assumes no earnings from Delek's equity investment in Alon

The estimates and assumptions underlying the Delek unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management of Delek as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 46 and 49, respectively and in Delek's Annual Report on Form 10-K for the year ended December 31, 2016. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of Delek, or that actual results will not differ materially from those presented in the Delek unaudited forecasted financial information. Inclusion of the Delek unaudited forecasted financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the Delek unaudited forecasted financial information will be achieved.

The Delek unaudited forecasted financial information is not included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of any of the proposals at the Delek special meeting or the Alon special meeting or to acquire securities of Delek.

Alon. The following table presents select unaudited forecasted financial information of Alon for the fiscal years ending 2017 through 2021 prepared by Delek management and provided to the Delek Board and to TPH, which is referred to as the "Alon modified unaudited forecasted financial information." Such Alon modified unaudited forecasted financial information was prepared by Delek management from the Alon Projections Excluding Growth Projects prepared by Alon, which also reflects such other modifications as Delek believed were prudent.

	December 31,
(in millions, except per share data)	2017E	2018E	2019E	2020E	2021E
Income Statement Items
Operating income	96.1	209.5	230.9	233.8	245.6
Depreciation and amortization expense	117.8	112.6	121.4	130.9	136.0
Earnings before interest, income taxes, and depreciation and amortization expenses ("EBITDA")(a)	213.9	322.1	352.2	364.7	381.5
Net (loss) earnings attributable to Alon	(18.9)	61.3	80.1	79.9	90.9
Weighted average basic shares outstanding	71.9	71.9	71.9	71.9	71.9
Basic (loss) earnings per share	$(0.26)	$0.85	$1.11	$1.11	$1.26
Cash Flow Items
Cash flow from operations	94.7	197.6	222.7	234.7	250.6
Capital expenditures	(90.1)	(127.0)	(229.0)	(157.2)	(55.0)
Net proceeds from sale of assets	68.5	15.0	—	—	—
Leverage free cash flow	73.1	85.6	(6.3)	77.5	195.6
Dividends	(43.0)	(43.0)	(43.0)	(43.0)	(43.0)
Share repurchases	—	—	—	—	—
Public partnership distributions	(12.3)	(20.2)	(15.6)	(31.6)	(35.5)
Cash flow prior to external financing	17.8	22.5	(64.9)	2.9	117.2

(a)
EBITDA, which is defined as net earnings plus depreciation and amortization expense, interest and financing costs and income tax expense is a non-GAAP financial measure because it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

The Alon unaudited forecasted financial information is based on various assumptions, including the following principal assumptions:

•
Refining barrels per day sold at Alon's Big Spring refinery was assumed to range between approximately 68,700 and 74,200 between 2017E and 2021E, driven by turnaround and maintenance with flat refining capacity;

•
Refining barrels per day sold at Alon's Krotz Springs refinery was assumed to range between approximately 68,300 and 77,000 between 2017E and 2021E, driven by turnaround and maintenance with flat refining capacity;

•	Refining margin at Alon's Big Spring refinery was assumed to range from $10 to $14 per barrel, between 2017E and 2021E; and

•	Refining margin at Alon's Krotz Springs refinery was assumed to range from $5 to $7 per barrel, between 2017E and 2021E.

The estimates and assumptions underlying the Alon unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management of Alon as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 46 and 49, respectively and in Alon's Annual Report on Form 10-K for the year ended December 31, 2016 incorporated by reference in this joint proxy statement/prospectus. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of Alon, or that actual results will not differ materially from those presented in the Alon unaudited forecasted financial information. Inclusion of the Alon unaudited forecasted financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the Alon unaudited forecasted financial information will be achieved.

The Alon unaudited forecasted financial information is not included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of any of the proposals at the Delek special meeting or the Alon special meeting or to acquire securities of Delek.
Unaudited Forecasted Financial Information Prepared by Alon
Alon. The following table presents select preliminary unaudited forecasted financial information of Alon for the fiscal years ending 2016 through 2021 prepared by Alon’s management at the request of the Special Committee and provided to the Alon Board, J.P. Morgan and Delek (the “Preliminary Alon Projections”).

	CY2016E	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
(dollars in millions, except per barrel data)
Big Spring
Total refinery throughput	71,249	74,220	74,235	68,713	74,235	74,235
Refinery operating margin per barrel	$8.57	$11.27	$13.00	$14.36	$14.06	$14.10
Refinery direct operating expense per barrel	$3.69	$3.62	$3.77	$4.36	$3.80	$3.80

Krotz Springs
Total refinery throughput	65,241	68,338	72,693	77,000	71,000	77,000
Refinery operating margin per barrel	$4.56	$6.34	$8.06	$8.82	$8.56	$8.57
Refinery direct operating expense per barrel	$4.00	$3.37	$3.34	$3.26	$3.44	$3.32

Total adjusted EBITDA	$85	$232	$362	$440	$535	$548
Capital expenditures	(76)	(149)	(229)	(262)	(149)	(58)
Adjusted EBITDA less capital expenditures	$9	$83	$132	$178	$386	$489

Other cash flow items:
Depreciation and amortization	$147	$112	$112	$118	$130	$128
Changes in net working capital	$(7)	$10	$6	$1	$(13)	$2
Net asset proceeds	$—	$59	$63	$—	$—	$—
MLP distributions	$(7)	$(12)	$(21)	$(20)	$(51)	$(56)
The Preliminary Alon Projections are based on various assumptions, including the following principal assumptions:

•
The Big Spring refinery total throughput was assumed to range from, approximately 69,000 barrels per day to approximately 74,000 barrels per day between 2017E and 2021E, assuming a five-year major turnaround in 2019.

•
The Krotz Springs refinery total throughput was assumed to range from approximately 68,000 barrels per day to approximately 77,000 barrels per day between 2017E and 2021E, assuming a five-year major turnaround in 2020.

•
Refining operating margin per barrel at the Big Spring refinery was assumed to range from approximately $11 to approximately $14 between 2017E and 2021E. The improvement in refinery operating margin is a result of contributions from growth projects, including a refinery expansion, as well as improvement in the margin environment.

•
Refining operating margin per barrel at the Krotz Springs refinery was assumed to range from approximately $6 to approximately $9 between 2017E and 2021E. The improvement in refinery operating margin is a result of contributions from growth projects, including installation of an alkylation unit, as well as improvement in the margin environment.

•	Retail EBITDA is projected to grow at an average annual rate of approximately 2.0% between 2017E and 2021E.

•	Capital expenditures include growth projects for the Big Spring refinery in total of $207 million between 2017E and 2021E.

•	Capital expenditures include growth projects for the Krotz Springs refinery in total of $86 million between 2017E and 2021E.
The following table presents the Alon Projections and select unaudited financial information of Alon for the fiscal years ending 2016 through 2026 prepared at the direction of the Special Committee following Alon's normal year-end strategic planning process and approved by the Special Committee.

	CY2016E	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
(dollars in millions, except per barrel data)
Big Spring
Total refinery throughput	71,502	76,012	73,017	74,201	82,449	79,517
Refinery operating margin per barrel	$9.17	$12.42	$13.09	$15.67	$17.88	$19.94
Refinery direct operating expense per barrel	$3.73	$3.59	$3.74	$3.68	$3.30	$3.43

Krotz Springs
Total refinery throughput	66,988	73,812	77,256	75,525	70,818	77,256
Refinery operating margin per barrel	$4.48	$6.86	$8.26	$9.64	$10.95	$13.61
Refinery direct operating expense per barrel	$4.17	$3.20	$3.06	$3.13	$3.33	$3.06

Total adjusted EBITDA	$84	$265	$344	$428	$543	$676
Capital expenditures	$(67)	$(129)	$(238)	$(360)	$(176)	$(80)
Adjusted EBITDA less capital expenditures	$17	$135	$106	$68	$368	$596

Other cash flow items:
Depreciation and amortization	$146	$127	$109	$117	$135	$142
Changes in net working capital	$9	$45	$(6)	$(3)	$(3)	$(3)
Net asset proceeds	$17	$87	$25	$—	$—	$—
MLP distributions	$(4)	$(16)	$(17)	$(12)	$(44)	$(53)

	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
(dollars in millions, except per barrel data)
Big Spring
Total refinery throughput	78,814	78,110	70,956	76,703	76,000
Refinery operating margin per barrel	$18.80	$17.66	$16.53	$15.39	$14.25
Refinery direct operating expense per barrel	$3.43	$3.43	$3.43	$3.43	$3.43

Krotz Springs
Total refinery throughput	72,905	68,554	64,202	54,864	—
Refinery operating margin per barrel	$12.09	$10.57	$9.04	$7.52	$—
Refinery direct operating expense per barrel	$3.20	$3.20	$3.20	$3.20	$—

Total adjusted EBITDA	$581	$491	$376	$320	$283
Capital expenditures	$(52)	$(53)	$(84)	$(85)	$(31)
Adjusted EBITDA less capital expenditures	$529	$439	$292	$235	$253

Other cash flow items:
Depreciation and amortization	$91	$82	$103	$93	$29
Changes in NWC	$(3)	$(3)	$(3)	$(3)	$(3)
Net asset proceeds	$—	$—	$—	$—	$—
MLP distributions	$(48)	$(43)	$(34)	$(34)	$(29)
The Alon Projections were based on various assumptions, including the following principal assumptions:

•
The Big Spring refinery total throughput was assumed to range from approximately 73,000 barrels per day to approximately 82,000 barrels per day between 2017E and 2021E, assuming a five-year major turnaround in 2019E and expansion in 2020E. The Big Spring refinery total throughput was assumed to range from approximately 71,000 barrels per day to approximately 79,000 barrels per day between 2022E and 2026E, assuming lower utilization rate and a five-year major turnaround in 2024E.

•
The Krotz Springs refinery total throughput was assumed to range from approximately 70,000 barrels per day to approximately 77,000 barrels per day between 2017E and 2021E, assuming a five-year major turnaround in 2020E. The Krotz Springs refinery total throughput was assumed to range from approximately 0 barrels per day to approximately 73,000 barrels per day between 2022E and 2026E, assuming lower utilization rate, a five-year major turnaround in 2025E and a shut down in 2026E due to low refining margin environment.

•	Refining operating margin per barrel at the Big Spring refinery was assumed to range from approximately $12 to approximately $20 between 2017E and 2021E. The improvement in refinery operating margin, between 2017E and 2021E, is a result of contributions from growth projects, including a refinery expansion, as well as improvement in the margin environment. The Big Spring refinery operating margin was assumed to range from approximately $14 to approximately $19 between 2022E and 2026E, assuming refinery operating margin are normalizing over time back to approximately $14 in 2026E.

•
Refining operating margin per barrel at the Krotz Springs refinery was assumed to range from approximately $7 to approximately $14 between 2017E and 2021E. The improvement in refinery operating margin between 2017E and 2021E is a result of contributions from growth projects, including installation of an alkylation unit, as well as improvement in the margin environment. The Krotz Springs refinery operating margin was assumed to range from approximately $0 to approximately $12 between 2022E and 2026E, assuming refinery operating margin are normalizing over time back to approximately $8 in 2025E and shut down in 2026E due to low refining margin environment.

•	Retail EBITDA is projected to grow at an average annual rate of approximately 2.0% between 2017E and 2026E.

•	Capital expenditures include growth projects for the Big Spring refinery in total of $270 million between 2017E and 2021E. No growth projects are assumed between 2022E and 2026E.

•	Capital expenditures include growth projects for the Krotz Springs refinery in total of $103 million between 2017E and 2021E. No growth projects are assumed between 2022E and 2026E.
In reviewing the Alon Projections, the Special Committee, Alon’s management and J.P. Morgan discussed the above assumptions underlying the Alon Projections, including the lack of certainty in the growth projects reflected in the Alon Projections. Following these discussions, the Alon Projections Excluding Growth Projects were developed at the direction of the Special Committee and approved by the Special Committee. The Alon Projections Excluding Growth Projects are select unaudited forecasted financial information of Alon for the fiscal years ending 2016 through 2026 based on the Alon Projections that excluded growth projects. The following table presents the Alon Projections Excluding Growth Projects.

	CY2016E	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
(dollars in millions)
Total adjusted EBITDA	$84	$265	$325	$342	$406	$509
Capital expenditures	$(48)	$(70)	$(113)	$(198)	$(131)	$(66)
Adjusted EBITDA less capital expenditures	$36	$194	$211	$144	$276	$443

Other cash flow items:
Depreciation and amortization	$145	$124	$99	$98	$114	$121
Changes in NWC	$(1)	$45	$(5)	$(2)	$(2)	$(2)
Net asset proceeds	$17	$87	$25	$—	$—	$—
MLP distributions	$(4)	$(16)	$(16)	$(10)	$(33)	$(40)

	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
(dollars in millions)
Total adjusted EBITDA	$411	$348	$266	$227	$201
Capital expenditures	(52)	(53)	(84)	(85)	(31)
Adjusted EBITDA less capital expenditures	$360	$295	$183	$142	$170

Other cash flow items:
Depreciation and amortization	$91	$82	$103	$93	$29
Changes in net working capital	(2)	(2)	(2)	(2)	(2)
Net asset proceeds	$	$	$	$	$
MLP distributions	(34)	(31)	(24)	(24)	(20)
The Alon Projections Excluding Growth Projects were based on various assumptions, including the following principal assumptions:

•	Growth projects for the Big Spring refinery contributed total EBITDA of $655 million between 2017E and 2026E and were excluded from the above projections.

•	Growth projects for the Krotz Springs refinery contributed total EBITDA of $354 million between 2017E and 2026E and were excluded from the above projections.
The estimates and assumptions underlying the Alon Preliminary Projections, the Alon Projections and the Alon Projections Excluding Growth Projects are inherently uncertain and, though considered reasonable by the management of Alon as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 46 and 49, respectively, and in Alon’s Annual Report on Form 10-K for the year ended December 31, 2016 incorporated by reference in this joint proxy statement/prospectus. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of Alon, or that actual results will not differ materially from those presented in the Alon unaudited forecasted financial information. Inclusion of the Alon unaudited forecasted financial information in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the Alon unaudited forecasted financial information will be achieved.
The Alon unaudited forecasted financial information is not included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of any of the proposals at the Alon special meeting or the Delek special meeting or to acquire securities of Alon.
Delek. The following table presents the Delek Projections, select unaudited financial information of Delek for the fiscal years ending 2017 through 2026 prepared on the basis of financial projections provided by Delek Management at the direction of the Special Committee and approved by the Special Committee.

	CY2017E	CY2018E	CY2019E	CY2020E	CY2021E
(dollars in millions, except per barrel data)
Tyler, TX Refinery
Total refinery throughput	69,741	72,004	72,004	66,221	72,004
Refinery operating margin per barrel	$8.28	$8.93	$9.71	$10.21	$11.97
Refinery direct operating expense per barrel	$3.5	$3.42	$3.42	$3.62	$3.42

El Dorado, AR Refinery
Total refinery throughput	73,753	67,795	73,753	73,750	73,753
Refinery operating margin per barrel	$7.21	$7.51	$7.95	$8.41	$9.88
Refinery direct operating expense per barrel	$3.58	$3.76	$3.57	$3.57	$3.57

Total adjusted EBITDA	$260	$298	$357	$364	$478
Capital expenditures	$(89)	$(159)	$(85)	$(77)	$(54)
Adjusted EBITDA less capital expenditures	$172	$138	$272	$287	$424

Other cash flow items:
Depreciation and amortization	$118	$122	$127	$129	$131
Changes in net working capital	$—	$(25)	$—	$—	$—
Taxes on gain from sale of retail assets	$(70)	$—	$—	$—	$—
Joint venture investments	$(5)	$—	$(8)	$(1)	$(1)

	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E
(dollars in millions, except per barrel data)
Tyler, TX Refinery
Total refinery throughput	71,103	70,202	69,302	62,701	67,500
Refinery operating margin per barrel	$12.23	$12.48	$12.74	$12.99	$13.25
Refinery direct operating expense per barrel	$3.42	$3.42	$3.42	$3.42	$3.42

El Dorado, AR Refinery
Total refinery throughput	72,603	65,498	70,301	69,151	68,000
Refinery operating margin per barrel	$9.60	$9.33	$9.05	$8.78	$8.50
Refinery direct operating expense per barrel	$3.57	$3.57	$3.57	$3.57	$3.57

Total adjusted EBITDA	$471	$452	$460	$433	$449
Capital expenditures	$(55)	$(106)	$(57)	$(108)	$(60)
Adjusted EBITDA less capital expenditures	$416	$346	$403	$325	$390

Other cash flow items:
Depreciation and amortization	$118	$153	$88	$123	$57
Changes in net working capital	$—	$—	$—	$—	$—
Other MAPCO / tax	$—	$—	$—	$—	$—
The Delek Projections were based on various assumptions, including the following principal assumptions:

•
The Tyler, Texas refinery total throughput was assumed to range from approximately 66,000 barrels per day to approximately 72,000 barrels per day between 2017E and 2026E, assuming a major turnaround in 2020E and 2025E.

•
The El Dorado, Arkansas refinery total throughput was assumed to range from approximately 65,000 barrels per day to approximately 74,000 barrels per day between 2017E and 2026E, assuming a five-year major turnaround in 2018E and 2023E.

•
Refining operating margin per barrel at the Tyler, Texas refinery was assumed to range from approximately $8 to approximately $12 between 2017E and 2021E, normalizing back to approximately $13 in 2026E.

•
Refining operating margin per barrel at the El Dorado, Arkansas refinery was assumed to range from approximately $7 to approximately $10 between 2017E and 2021E, normalizing back to approximately $8 in 2026E.

•
Logistics EBITDA is projected to grow at an average annual rate of approximately 3.3% between 2017E and 2020E, normalizing back to an average annual growth rate of approximately 2.0% from 2021E to 2026E.

•
Capital expenditures assumed to total $464 million between 2017E and 2021E, and projected to grow at an average annual rate of approximately 2.0% from 2022E to 2026E. Capital expenditures for the major turnarounds for both refineries are approximately $50 million and expected to occur in 2018E, 2020E, 2023E and 2025E.

The estimates and assumptions underlying the Delek Projections are inherently uncertain and, though considered reasonable by the management of Alon as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 46 and 49, respectively, and in Delek’s Annual Report on Form 10-K for the year ended December 31, 2016. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of Delek, or that actual results will not differ materially from those presented in the Delek Projections. Inclusion of the Delek Projections in this joint proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the Delek Projections will be achieved.

The Delek Projections are not included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of any of the proposals at the Alon special meeting or the Delek special meeting or to acquire securities of Delek.

Interests of Delek’s Directors and Executive Officers in the Mergers
In considering the recommendations of the Delek Board, Delek stockholders should be aware that some of the directors and executive officers of Delek may have interests in the transaction that are different from, or are in addition to, the interests of Delek’s stockholders generally. These interests may present such executive officers and directors with actual or potential conflicts of interest. These interests include their designation as directors or executive officers of HoldCo following the completion of the transactions, and the service of executive officers and directors of Delek on the Alon Board since May 2015. The Delek Board was aware of these interests during its deliberations on the merits of the transaction and in deciding to recommend that Delek stockholders vote for the New Delek share issuance proposal. See “—Background of the Mergers” and “—Delek’s Reasons for the Merger and New Delek Share Issuance; Recommendation of the Delek Board.”

Service as Directors of Alon
Messrs. Ezra Uzi Yemin, Chairman, President and Chief Executive Officer of Delek, Assaf Ginzburg, Executive Vice President and Chief Financial Officer of Delek, Frederec Green Executive Vice President and Chief Operating Officer of Delek, Mark D. Smith, Executive Vice President of Delek, and Avigal Soreq, Executive Vice President of Delek, each serve on the Alon Board, of which Mr. Ezra Uzi Yemin is also the Chairman. Messrs. Yemin, Ginzburg, Green, Smith and Soreq were appointed to the Alon Board in connection with Delek’s acquisition of approximately 47% of the issued and outstanding Alon common stock in May 2015. None of Messrs. Yemin, Ginzburg, Green, Smith and Soreq have received compensation from Alon in connection with service on the Alon Board.
Merger-Related Compensation for Delek’s Named Executive Officers
The rules promulgated by the SEC under Section 14A of the Exchange Act generally require companies to seek a non-binding advisory vote from stockholders with respect to certain compensation that will or may become payable to their named executive officers in connection with a merger. Delek is not seeking this non-binding, advisory vote from its stockholders because none of Delek’s named executive officers are entitled to any such merger-related compensation that would otherwise require such a vote. For information regarding the interests of Delek’s named executive officers in the Merger, see “The Mergers—Interests of Delek’s Directors and Executive Officers in the Mergers.”
Interests of Alon’s Directors and Executive Officers in the Mergers
In considering the recommendation of the Alon Board that the Alon stockholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the Alon Merger, Alon’s stockholders should be aware that aside from their interests as stockholders of Alon, Alon’s directors and executive officers have interests in the Alon Merger that may be different from, or in addition to, those of other stockholders of Alon generally. In the case of Alon's directors, these interests include (1) potential service on the Delek Board or the board of directors of the general partner of Delek Logistics if selected by the Special Committee pursuant to its right to nominate one person to each such board of directors, as described in the merger agreement, and (2) Mr. Wiessman’s indirect ownership of approximately 1% of Delek’s outstanding shares of common stock through his indirect ownership in Bielsol Investments (1987) Ltd., a privately owned Israeli company and shareholder of Alon Israel, the beneficial owner of approximately 9.7% of Delek's outstanding shares of common stock. The members of the Alon Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the Alon Merger, and in recommending to the stockholders of Alon that the merger agreement be approved. Prior to the execution of the merger agreement, Mr. Wiessman disposed of his indirect ownership interests in Bielsol Investments (1987) Ltd., and no longer owns, directly or indirectly, any shares of Delek common stock. See “-Background of the Mergers” and “-Alon’s Reasons for the Transaction; Recommendations of the Special Committee and the Alon Board.” Alon’s stockholders should take these interests into account in deciding whether to vote “FOR” the approval of the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

Treatment of Alon’s Incentive Plan Restricted Stock Awards
Effective upon the Alon Merger, a proportional number of shares of restricted Alon common stock granted to Messrs. Moret, Even, McKeen and Oster on January 9, 2017 (the “January Awards”) will vest. To determine the proportional number of shares of Alon common stock that will vest, the total number of shares of Alon common stock granted under the January Awards will be multiplied by the quotient of (i) the number of days that have elapsed between January 1, 2017 and the date of the Alon Merger, divided by (ii) 365. All remaining unvested shares of Alon common stock granted pursuant to the January Awards will remain outstanding and be converted into restricted stock awards denominated in shares of New Delek common stock as described below.
Effective immediately prior to the effective time of the Alon Merger, each outstanding share of unvested restricted Alon common stock granted to any employee or director of Alon, any of its subsidiaries or any of its predecessors under the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (the “Alon Incentive Plan”) will automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HoldCo and converted into a restricted stock award denominated in shares of New Delek common stock. Each converted restricted stock award shall continue to have and be subject to substantially the same terms and conditions as were applicable to such restricted stock award immediately before the effective time of the merger (including vesting conditions, accumulated dividends and other dividend rights), except that each restricted stock award shall be converted to cover that number of shares of New Delek common stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Alon common stock underlying such existing restricted stock award and (B) the exchange ratio, which is 0.504.
Quantification of Payments for Alon’s Incentive Plan Restricted Stock Awards
As described above, all outstanding unvested restricted stock awards held by Alon’s executive officers and directors will be assumed by HoldCo and will remain subject to substantially the same terms and conditions as were applicable to such awards immediately prior to the effective time of the merger. The following table sets forth, as of May 25, 2017, for each of Alon’s directors and executive officers who hold Alon Incentive Plan restricted stock awards, the aggregate number of Alon Incentive Plan restricted stock awards held by such individuals and the estimated value of the underlying shares of New Delek common stock.

Name	Position	Number of Shares of Restricted Stock (#)(3)	Value ($)(4)
Paul Eisman(1)	Former Chief Executive Officer	0	$0
Alan Moret(2)	Interim Chief Executive Officer	30,756	$384,450
Jeff Morris	Vice Chairman – Alon USA Partners, LP	0	$0
Michael Oster	Senior Vice President of Mergers & Acquisitions	21,968	$274,600
Shai Even	Senior Vice President and Chief Financial Officer	30,756	$384,450
James Ranspot	Senior Vice President and General Counsel	126,560	$1,582,000
Kyle McKeen	Chief Executive Officer of Alon Brands, Inc.	21,968	$274,600
Jimmy Crosby	Senior Vice President - Refining	153,360	$1,917,000
David Wiessman	Executive Director	0	$0
Ezra Uzi Yemin	Chairman of the Board of Directors	0	$0
Zalman Segal	Director	4,338	$54,225
Ron W. Haddock	Director	4,338	$54,225
Ilan Cohen	Director	4,338	$54,225
Assaf Ginzburg	Director	0	$0
Frederec Green	Director	0	$0
Mark D. Smith	Director	0	$0
Avigal Soreq	Director	0	$0
William Kacal	Director	3,835	$47,938
Franklin Wheeler	Director	3,835	$47,938

(1)	Mr. Eisman terminated service as Alon’s Chief Executive Officer effective December 31, 2016. As such, he has no outstanding shares of restricted stock that would be affected by the Mergers.

(2)	Mr. Moret was named Alon’s Interim Chief Executive Officer on January 2, 2017.
(3) The number of Alon restricted stock awards held by each individual within the table above is subject to change based upon any vesting or forfeiture event that could occur after May 25, 2017 but prior to the closing of the Mergers. Alon does not expect that any additional awards will be granted pursuant to the Alon Incentive Plan prior to the close of the Mergers.

(4)
For purposes of this table, the per share value of New Delek common stock underlying each share of converted restricted stock was estimated to be equal to $12.50, determined by multiplying the exchange ratio (0.504) by $24.81, the average closing price of Delek common stock over the first five business days following the first public announcement of the Mergers. The actual value of the New Delek common stock received at the time of the Mergers will depend upon the price of New Delek common stock following the Mergers. The value that each current Alon director or executive officer could receive upon a sale or other disposition of any New Delek common stock to be received in the Mergers cannot be determined until such a sale or disposition occurs.

Employment Agreements
Alon has entered into employment agreements with each of its executive officers. Should any of Alon’s executive officers be terminated under circumstances as described herein, the employment agreements provide for certain compensation and benefits to each of those executives as described below.
Paul Eisman. On December 31, 2016, the employment agreement between Alon and Paul Eisman, Alon’s Chief Executive Officer and President, expired in accordance with its terms and Mr. Eisman’s service as the Chief Executive Officer and President of Alon ceased.
Alan Moret. Mr. Moret was named Alon’s Interim Chief Executive Officer on January 2, 2017. Pursuant to the terms of Mr. Moret’s employment agreement, if Mr. Moret is terminated without Cause (as defined below), Alon determines not to renew his employment agreement, or he resigns upon at least 90 days’ prior written notice for Good Reason (as defined below), he will be entitled to receive his base salary through the termination date, any annual bonus earned, but unpaid as of the date of termination for any previously completed calendar year, a lump sum severance payment equal to five times his current base salary, and continuation of health coverage through November 26, 2020, with Mr. Moret required to pay the current employee premium for such continued coverage. The agreement makes Mr. Moret subject to a covenant not to solicit the business of Alon’s clients or customers during the term of his employment and for two years following termination, and a covenant not to solicit for employment any person who is or has been employed by Alon during the 12 months prior to the solicitation during the term of his employment and for a period of one year thereafter. The agreement also prohibits Mr. Moret from disclosing Alon’s confidential information received through his employment for two years following termination.
For purposes of Mr. Moret’s employment agreement, the following terms are generally defined as follows:

•
“Cause” means his (i)  continued failure to substantially perform his duties under the employment agreement (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by Alon to him of such failure; (ii) commission of a material act of illegality, theft or dishonesty in the course of his duties relating to Alon’s activities, assets operations or employees; (iii) an act or acts on his part constituting a felony under the laws of California; (iv) his willful malfeasance or willful misconduct in connection with his duties; or (v) his breach of the restrictive covenants set forth in the employment agreement.

•
“Good Reason” means the occurrence of one of the following, but only upon notice in writing from Mr. Moret to Alon describing the event that constitutes good reason and Alon’s failure to correct such event within 30 days after receiving such notice: (i) his election not to extend his employment under the terms of the employment agreement; (ii) a reduction in his base salary or annual bonus opportunity or target bonus (other than general reductions that affect at least the majority of the salaried employees); (iii) a substantial diminution of his duties; (iv) a transfer of his workplace by more than 35 miles from his prior workplace, provided that the transfer increases his commuting distance; or (v) the involuntary removal of Paul Eisman, in his capacity as President and Chief Executive Officer of Alon, or the removal or resignation of David Wiessman, in his capacity as Chairman of the Board of Alon.
Jeff Morris. Mr. Morris’s employment agreement does not provide for any severance or benefits upon a termination or change in control. Pursuant to the terms of Mr. Morris’s employment agreement, Mr. Morris is subject to covenants not to compete and not to interfere with employment relationships during and for nine months and one year following the term of his employment, respectively. The agreement also prohibits Mr. Morris from disclosing Alon’s proprietary information received through his employment.
Michael Oster. Pursuant to the terms of Mr. Oster’s employment agreement, if Mr. Oster is terminated without Cause (as defined below) or resigns upon at least 30 days’ prior written notice for Good Reason (as defined below), he will be entitled to receive his base salary through the termination date, a prorated share of his annual bonus and a severance payment equal to nine months’ base salary. The agreement makes Mr. Oster subject to a covenant not to compete during the term of his employment, which covenant would have continued post-employment, but terminated after Mr. Oster’s fifth year of employment with Alon, and a covenant not to interfere with employment relationships during the term of his employment and for one year following the termination of his employment. The agreement also prohibits Mr. Oster from disclosing Alon’s proprietary information received through his employment.
For purposes of Mr. Oster’s employment agreement, the following terms are generally defined as follows:

•
“Cause” means, as to Mr. Oster, his (i)  conviction of a felony or misdemeanor where imprisonment is imposed for more than 30 days; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any records of Alon or any employment records; (iii) improper disclosure of confidential information; (iv) any intentional action that has a material detrimental effect on Alon’s reputation or business; (v) any material breach of his employment that is not cured within 10 business days following receipt by Mr. Oster of written notice of such breach; or (vi) unlawful appropriation of a corporate opportunity; (vii) intentional misconduct in connection with the performance of his duties.

•
“Good Reason” means, as to Mr. Oster, the occurrence of one of the following: (i) without Mr. Oster's prior written consent, the reduction of his base compensation or the percentage of his base compensation established as Mr. Oster’s maximum target bonus percentage for purposes of the annual cash bonus plan; (ii) any material breach of the employment agreement that is not cured within 10 business days following receipt by Alon of written notice of such breach; or (iii) the delivery of written notice that Alon does not wish to automatically renew the Mr. Oster’s employment.

Shai Even. Pursuant to the terms of Mr. Even’s employment agreement, if Mr. Even is terminated without Cause (as defined below), resigns upon at least 30 days’ prior written notice for Good Reason (as defined below), or, if upon a change in control his employment agreement is not assumed by the acquiring person or is terminated at his election following the change in control, he will be entitled to receive his base salary through the termination date, a prorated share of his annual bonus and a severance payment equal to three years’ base salary. The agreement makes Mr. Even subject to a covenant not to compete during the term of his employment, which covenant would have continued post-employment, but terminated after Mr. Even’s fifth year of employment with Alon, and a covenant not to interfere with employment relationships during the term of his employment and for one year following the termination of his employment. The agreement also prohibits Mr. Even from disclosing Alon’s proprietary information received through his employment.
For purposes of Mr. Even’s employment agreement, the following terms are generally defined as follows:

•
“Cause” means, as to Mr. Even, his (i)  conviction of a felony or misdemeanor where imprisonment is imposed for more than 30 days; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any records of Alon or any employment records; (iii) improper disclosure of confidential information; (iv) any intentional action that has a material detrimental effect on Alon’s reputation or business; (v) any material breach of Mr. Even’s employment that is not cured within 10 business days following receipt by Mr. Even of written notice of such breach; or (vi) unlawful appropriation of a corporate opportunity; (vii) intentional misconduct in connection with the performance of his duties.

•
“Good Reason” means, as to Mr. Even, the occurrence of one of the following: (i) without Mr. Even's prior written consent, the reduction of Mr. Even’s base compensation or the percentage of his base compensation established as his maximum target bonus percentage for purposes of the annual cash bonus plan; (ii) any material breach of the employment agreement that is not cured within 10 business days following receipt by Alon of written notice of such breach; (iii) Alon requires Mr. Even to be based at an office or location that is more than thirty-five miles from the location at which he was based as of the commencement date of his employment, other than in connection with reasonable travel requirements of Alon’s business; (iv) the delivery of written notice that Alon does not wish to automatically renew Mr. Even’s employment; or (v) at any time on or after the date that is 90 calendar days following the closing of a “Fundamental Transaction.”

•
“Fundamental Transaction” means, as to Mr. Even, a transaction in which (i) Alon shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not Alon is the surviving corporation) another person or persons, (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Alon to another person, (C) allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding voting stock of Alon (not including any shares of voting stock of Alon held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), (D) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of the outstanding share of voting stock of Alon (not including any shares of voting stock of Alon held by the Person or Persons making or party to, or associated or affiliated with the persons making or party to, such securities purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its common stock, or (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by the issued and outstanding common stock and any corporate functions or groups of personnel (i.e., treasury, credit, tax, legal, information technology, supply) are relocated or transferred from or to such person’s corporate offices.
James Ranspot. Pursuant to the terms of Mr. Ranspot’s employment agreement, if Mr. Ranspot is terminated without Cause (as defined below), resigns upon at least 30 days’ prior written notice for Good Reason (as defined below), or, if upon a change in control his employment agreement is not assumed by the acquiring person or is terminated at his election following the change in control, he will be entitled to receive his base salary through the termination date, a prorated share of his annual bonus and a severance payment equal to two years’ base salary. The agreement makes Mr. Ranspot subject to a covenant not to compete during the term of his employment, which covenant would have continued post-employment, but terminated after Mr. Ranspot’s fifth year of employment with Alon, and a covenant not to interfere with employment relationships during the term of his employment and for one year following the termination of his employment. The agreement also prohibits Mr. Ranspot from disclosing Alon’s proprietary information received through his employment.
For purposes of Mr. Ranspot’s employment agreement, the following terms are generally defined as follows:

•
“Cause” means, as to Mr. Ranspot, his (i)  conviction of a felony or misdemeanor where imprisonment is imposed for more than 30 days; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any records of Alon or any employment records; (iii) improper disclosure of confidential information; (iv) any intentional action that has a material detrimental effect on Alon’s reputation or business; (v) any material breach of Mr. Ranspot’s employment that is not cured within 10 business days following receipt by Mr. Ranspot of written notice of such breach; or (vi) unlawful appropriation of a corporate opportunity; (vii) intentional misconduct in connection with the performance of his duties.

•
“Good Reason” means, as to Mr. Ranspot, the occurrence of one of the following: (i) without Mr. Ranspot's prior written consent, the reduction of Mr. Ranspot’s base compensation or the percentage of his base compensation established as his maximum target bonus percentage for purposes of the annual cash bonus plan; (ii) any material breach of the employment agreement that is not cured within 10 business days following receipt by Alon of written notice of such breach; (iii) Alon requires Mr. Ranspot to be based at an office or location that is more than thirty-five miles from the location at which he was based as of the commencement date of his employment, other than in connection with reasonable travel requirements of Alon’s business; (iv) the delivery of written notice that Alon does not wish to automatically renew Mr. Ranspot’s employment; or (v) at any time on or after the date that is 90 calendar days following the closing of a “Fundamental Transaction.”

•
“Fundamental Transaction” means, as to Mr. Ranspot, a transaction in which (i) Alon shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not Alon is the surviving corporation) another person or persons, (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Alon to another person, (C) allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding voting stock of Alon (not including any shares of voting stock of Alon held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), (D) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than the 50% of the outstanding share of voting stock of Alon (not including any shares of voting stock of Alon held by the Person or Persons making or party to, or associated or affiliated with the persons making or party to, such securities purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its common stock, or (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by the issued and outstanding common stock and any corporate functions or groups of personnel (i.e., treasury, credit, tax, legal, information technology, supply) are relocated or transferred from or to such person’s corporate offices.

Kyle McKeen. Pursuant to the terms of Mr. McKeen’s employment agreement, if Mr. McKeen is terminated without Cause (as defined below) or resigns upon at least 30 days’ prior written notice for Good Reason (as defined below), he will be entitled to receive his base salary through the termination date, a prorated share of his annual bonus and a severance payment equal to one year’s base salary. The agreement makes Mr. McKeen subject to a covenant not to compete during the term of his employment and for one year following termination of his employment, and a covenant not to interfere with employment relationships during the term of his employment and for one year following the termination of his employment. The agreement also prohibits Mr. McKeen from disclosing Alon’s proprietary information received through his employment.

For purposes of Mr. McKeen’s employment agreement, the following terms are generally defined as follows:

•
“Cause” means, as to Mr. McKeen, his (i) conviction of a felony or misdemeanor where imprisonment is imposed for more than 30 days; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any records of Alon or any employment records; (iii) improper disclosure of confidential information; (iv) any intentional action that has a material detrimental effect on Alon’s reputation or business; (v) any material breach of Mr. McKeen’s employment that is not cured within 10 business days following receipt by Mr. McKeen of written notice of such breach; or (vi) unlawful appropriation of a corporate opportunity; (vii) intentional misconduct in connection with the performance of his duties.

•
“Good Reason” means, as to Mr. McKeen, the occurrence of one of the following: (i) without Mr. McKeen’s prior written consent, the reduction of Mr. McKeen’s base compensation or the percentage of his base compensation established as his maximum target bonus percentage for purposes of the annual cash bonus plan; (ii) any material breach of the employment agreement that is not cured within 10 business days following receipt by Alon of written notice of such breach; or (iii) the delivery of written notice that Alon does not wish to automatically renew Mr. McKeen’s employment.

Jimmy C. Crosby. Pursuant to the terms of Mr. Crosby’s employment agreement, if Mr. Crosby is terminated without Cause (as defined below) or resigns upon at least 30 days’ prior written notice for Good Reason (as defined below), he will be entitled to receive his base salary through the termination date, a prorated share of his annual bonus and a severance payment equal to nine months’ base salary. The agreement makes Mr. Crosby subject to a covenant not to compete during the term of his employment and for nine months following the termination of his employment, and a covenant not to interfere with employment relationships during the term of his employment and for one year following the termination of his employment. The agreement also prohibits Mr. Crosby from disclosing Alon’s proprietary information received through his employment.

For purposes of Mr. Crosby’s employment agreement, the following terms are generally defined as follows:

•
“Cause” means, as to Mr. Crosby, his (i)  conviction of a felony or misdemeanor where imprisonment is imposed for more than 30 days; (ii) commission of any act of theft, fraud, dishonesty, or falsification of any records of Alon or any employment records; (iii) improper disclosure of confidential information; (iv) any intentional action that has a material detrimental effect on Alon’s reputation or business; (v) any material breach of Mr. Crosby’s employment that is not cured within 10 business days following receipt by Mr. Crosby of written notice of such breach; or (vi) unlawful appropriation of a corporate opportunity; (vii) intentional misconduct in connection with the performance of his duties.

•
“Good Reason” means, as to Mr. Crosby, the occurrence of one of the following: (i) without Mr. Crosby’s prior written consent, the reduction of Mr. Crosby’s base compensation or the percentage of his base compensation established as his maximum target bonus percentage for purposes of the annual cash bonus plan; (ii) any material breach of the employment agreement that is not cured within 10 business days following receipt by Alon of written notice of such breach; or (iii) the delivery of written notice that Alon does not wish to automatically renew Mr. Crosby’s employment.

David Wiessman. Pursuant to an understanding between Alon and Mr. Wiessman (based on the Agreement of Principles of Employment to which Mr. Wiessman and Alon were previously parties), if Mr. Wiessman’s consulting arrangement is terminated by Alon, Alon will be required to pay Mr. Wiessman (1) a fee equal to the product of (i) 200% of his monthly fee multiplied by (ii) the number of years of Mr. Wiessman's service with Alon since August 2000 and (2) 12 months of severance. Upon termination of the arrangement by Mr. Wiessman following a 30-day notice period, Alon will be required to pay Mr. Wiessman a fee equal to the product of (a) 100% of his monthly fee multiplied by (b) the number of years of Mr. Wiessman's service with Alon since August 2000.
The amounts set forth below reflect the estimate of the cash severance payments that certain of the current Alon executive officers could receive pursuant to their employment agreements if they are terminated without Cause or terminate for Good Reason following the merger.

Name	Potential Cash Severance ($)
Paul Eisman(1)	$0
Alan Moret	$1,843,500
Shai Even	$1,044,900
Jeff Morris	$0
James Ranspot	$607,000
Jimmy Crosby	$228,000
Kyle McKeen	$347,700
Michael Oster	$240,000
David Wiessman(2)	$1,518,913

(1)
On December 31, 2016, the employment agreement between Alon and Mr. Eisman expired in accordance with its terms and Mr. Eisman’s service as the Chief Executive Officer and President of Alon ceased. As such, he would receive no severance for a termination in connection with the Alon Merger.

(2)	For Mr. Wiessman, the amount above assumes termination of the consulting arrangement by Alon.
Indemnification and Insurance
The merger agreement provides that, for a period of six years from the effective time, HoldCo shall cause the Astro Surviving Entity to indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each present and former director and officer of Alon or any of its subsidiaries against any costs or expenses, including attorneys’ fees (including the advancement of such costs and expenses), judgments, fines, losses, claims, damages, liabilities or settlements incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such person’s service as a director or officer of Alon or its subsidiaries prior to the effective time of the merger. For additional information see “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 206.
Merger-Related Compensation for Alon’s Named Executive Officers
Item 402(t) of Regulation S‑K requires disclosure of any arrangement or understanding with Alon’s named executive officers concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Alon Merger. The individuals disclosed within this section are Alon’s executive officers for the most recently completed fiscal year.
The table set forth below details the amount of estimated payments and benefits that each of Alon’s current named executive officers could potentially receive under their employment agreements and restricted stock awards issued pursuant to the terms of the Alon Incentive Plan. Because such payments and benefits are payable pursuant to pre-existing contractual arrangements with Alon’s named executive officers, such payments and benefits will be payable, regardless of the outcome of this advisory vote and regardless of whether the merger agreement is adopted (subject only to the contractual conditions applicable thereto). However, Alon seeks the support of its stockholders and believes that stock holder support is appropriate because Alon has a comprehensive executive compensation program designed to link the compensation of its executives with Alon’s performance and the interests of Alon stockholders.

Name	Cash ($)(2)	Equity ($)(3)	Total
Paul Eisman(1)	$0	$0	$0
Shai Even	$1,044,900	$384,450	$1,429,350
Jeff Morris	$0	$0	$0
Michael Oster	$240,000	$274,600	$514,600
Kyle McKeen	$347,700	$274,600	$622,300

(1)
On December 31, 2016, the employment agreement between Alon and Mr. Eisman expired in accordance with its terms and Mr. Eisman’s service as the Chief Executive Officer and President of the company ceased. As such, he would receive no severance or other benefits as a result of the Mergers.

(2)
The estimated lump sum severance payments in this column would be paid under the executive’s employment agreement and would be considered “double-trigger” payments, meaning that they would become payable only in connection with a termination, for Cause or for Good Reason in connection with the Alon Merger. If at the time of the termination, the executive is considered to be a “specified employee” under Section 409A of the Internal Revenue Code, the payment will be delayed until the first day of the seventh month following the date of such termination of employment and will bear interest at the prime rate of interest as published in the Wall Street Journal on the first business day following the date of the executive's termination of employment.

(3)
The estimated equity values in this column would be considered “double-trigger” payments, because the Alon restricted stock awards will be assumed by HoldCo and continue to be subject to substantially the same terms and conditions as were applicable to such restricted stock awards immediately before the effective time of the Alon Merger, including with regards to vesting. Acceleration of the awards will only occur upon the executive’s termination of employment without Cause or for Good Reason. For purposes of this column, the per share value of New Delek common stock underlying each share of converted restricted stock was estimated to be equal to $12.50, determined by multiplying the exchange ratio (0.504) by $24.81, the average closing price of Delek common stock over the first five business days following the first public announcement of the merger agreement. The actual value received upon a termination of employment following the Mergers cannot be determined until termination of employment occurs.
Treatment of Alon Equity Awards
Effective upon the Alon Merger, a proportional number of shares of restricted Alon common stock granted to Messrs. Even, McKeen and Oster on January 9, 2017 (the “January Awards”) will vest. To determine the proportional number of shares of Alon common stock that will vest, the total number of shares of Alon common stock granted under the January Awards will be multiplied by the quotient of (i) the number of days that have elapsed between January 1, 2017 and the date of the Alon Merger, divided by (ii) 365. All remaining unvested shares of Alon common stock granted pursuant to the January Awards will remain outstanding and be converted into restricted stock awards denominated in shares of New Delek common stock as described below.
Effective immediately prior to the effective time of the Alon Merger, each outstanding share of unvested restricted Alon common stock granted to any employee or director of Alon, any of its subsidiaries or any of its predecessors under the Alon Incentive Plan will automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HoldCo and converted into a restricted stock award denominated in shares of New Delek common stock. Each converted restricted stock award shall continue to have and be subject to substantially the same terms and conditions as were applicable to such restricted stock award immediately before the effective time of the merger (including vesting conditions, accumulated dividends and other dividend rights), except that each restricted stock award shall be converted to cover that number of shares of New Delek common stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Alon common stock underlying such existing restricted stock award and (B) the exchange ratio, which is 0.504.
For more detailed narrative and tabular information about conversion of restricted stock awards held by Alon’s named executive officers, see “Interests of Alon’s Directors and Executive Officers in the Merger” beginning on page 165.
Employee Benefits
Delek has agreed to the following terms with respect to Alon employees and their benefit plans:

•	To recognize certain unions designated by Alon as the exclusive representative of the applicable bargaining unit;

•	To continue to honor all Alon benefit plans and compensation arrangements, including medical benefits to certain retirees substantially similar to those in effect immediately before the Alon Merger;

•	To fully vest participants in the Alon pension plan for involuntary terminations that occur within 180 days of closing or December 31, 2017 (whichever comes first);

•
To cause HoldCo or Delek benefit plans to recognize employee’s service with Alon for purposes of vesting and eligibility (but not for purposes of benefit accrual), to waive certain pre-existing condition limitations for continuing employees, and to provide credit for deductibles, co-payments and out-of-pocket maximums for continuing employees; and

•	To credit continuing employees with accrued vacation and personal holiday time subject to certain conditions.
The merger agreement required Alon to amend its benefits plan relating to retiree medical benefits to provide that no additional retirees will be eligible to receive retiree medical benefits following the date of the merger agreement.
Indemnification; Directors’ and Officers’ Insurance
The parties to the merger agreement have agreed that, from and after the effective time of the Mergers, HoldCo and the Alon surviving entity will, for a period of six years, indemnify and hold harmless (and subject to certain conditions to provide advancement of expenses to) each present and former director and officer of Alon and its subsidiaries in connection with any claim or legal proceeding and, among other things, any resulting losses, expenses, fines, penalties and settlements. HoldCo further agreed to cause the Alon surviving entity to maintain the indemnification obligations it has with respect to such persons under its organizational documents and existing indemnification agreements for a period of at least six years following the Mergers unless otherwise required by law.
In addition, HoldCo or the Alon surviving entity is required to maintain the fiduciary liability insurance policies covering the indemnified persons with benefits and levels of coverage no less advantageous to the indemnified parties than Alon’s existing policies, subject to a premium cap of 300% of the current Alon annual premium.
The indemnified persons described in the first paragraph of this section will have the right to enforce the provisions of the merger agreement relating to their indemnification.
Regulatory Approvals and Third-Party Consents
Delek and Alon have agreed in the merger agreement to cooperate with each other and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable to permit prompt consummation of the Mergers, including using reasonable best efforts to lift injunctions, defend litigation seeking to delay or prevent the Mergers, and prepare documentation, effecting filings, and obtain consents of governments and third parties. Delek is also required to use reasonable best efforts to enter into necessary guarantees in connection with Alon’s effort to obtain certain third-party consents and waivers. Furthermore, Delek and Alon have agreed to consult with each other to obtain material permits, consents and approvals and to keep each other apprised of the status thereof, make an appropriate filing necessary under the HSR Act to renew an existing approval if the closing of the Mergers is not likely to occur prior to May 2, 2017 (which filing has been made and early termination of the HSR waiting period has been granted), notify and consult with each other regarding communications to any governmental authority, and share information necessary for governmental filings or received from governmental authorities in connection with the merger agreement to the extent permitted by law.
Exchange of Shares in the Mergers
Delek has selected its transfer agent, American Stock Transfer & Trust Company LLC, to serve as the exchange agent and to handle the exchange of shares of Delek common stock and Alon common stock for the merger consideration.
At the effective time of the Delek Merger, HoldCo will cause Delek Merger Sub and Alon Merger Sub to deposit with the exchange agent New Delek common stock for exchange in accordance with the merger agreement. In addition, HoldCo will deposit with the exchange agent, as necessary from time to time after the effective time of the Delek Merger, if applicable, cash sufficient to make payments for dividends with respect to the shares of Delek common stock or New Delek common stock as further described in the section entitled “The Merger Agreement—Dividends and Distributions on Shares of New Delek Common Stock” beginning on page 185 and for payments in lieu of fractional shares of New Delek common stock.
Prior to the closing of the Mergers, the exchange agent will provide appropriate transmittal materials to holders of record of shares of Delek common stock and Alon common stock (other than Alon and its subsidiaries, Delek and its subsidiaries, holders of stock options or restricted stock of Delek, and holders of restricted stock of Alon) advising such holders of the procedure to obtain the applicable merger consideration.
Stockholders should not return their stock certificates with the enclosed proxy card, and stockholders should not forward their stock certificates to the exchange agent without appropriate transmittal materials.
From and after the effective time of the Delek Merger, there will be no further transfers on the stock transfer books of Delek of the shares of Delek common stock or on the stock transfer books of Alon of the shares of Alon common stock that were outstanding immediately prior to the effective time of the Delek Merger. If, after the effective time of the Alon Merger, any certificate of a share of either Delek or Alon common stock is presented to HoldCo or the exchange agent for transfer, it will be canceled and exchanged for the merger consideration to which the holder of the certificate is entitled pursuant to the merger agreement upon the receipt by the transfer agent of all transfer or other taxes required by the delivery of the merger consideration by the transferee.

Listing of New Delek Common Stock
Under the merger agreement, Delek will cause the shares of New Delek common stock to be issued in the Mergers to be approved for listing on NYSE, subject to official notice of issuance. It is a condition to the completion of the Mergers that the New Delek common stock to be issued to Alon stockholders pursuant to the Alon Merger be approved for listing on NYSE, subject to official notice of issuance.
De-Listing and Deregistration of Alon Common Stock
Upon the completion of the Alon Merger, the Alon common stock currently listed on NYSE will cease to be quoted on NYSE and will subsequently be deregistered under the Exchange Act. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholder meetings, no longer applicable to Alon.
Following the Mergers, it is expected that shares of New Delek common stock will be traded on the NYSE under Delek’s ticker symbol, “DK.”
Accounting Treatment of the Mergers
Delek prepares its financial statements in accordance with U.S. GAAP.  The accounting guidance for business combinations, which is referred to as Accounting Standards Codification (ASC) 805, requires the use of the acquisition method of accounting for the Mergers, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of the assets and liabilities of the acquiree and the measurement of goodwill.  Delek will be treated as the acquirer for accounting purposes.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement, which was executed on January 2, 2017 and amended on February 27, 2017 and April 21, 2017. The description of the merger agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement and amendments, copies of which are attached as Annexes A, B-1 and B-2 to this joint proxy statement/prospectus and are incorporated by reference herein in their entirety. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety because it is the legal document that governs the Mergers.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary are included solely to provide you with information regarding the terms of the merger agreement. Factual disclosures about Delek, Alon, or any of their respective subsidiaries or affiliates contained in this joint proxy statement/prospectus or in Delek’s or Alon’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Delek or Alon, as applicable, contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Delek, Alon, HoldCo, Delek Merger Sub, and Alon Merger Sub were made solely for the purposes of the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by Delek, Alon, HoldCo, Delek Merger Sub, and Alon Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the Mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the respective disclosure letters that Delek and Alon delivered to each other in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement. Investors should not rely on the merger agreement representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts of Delek, Alon, HoldCo, Delek Merger Sub, and Alon Merger Sub or any of their respective subsidiaries or affiliates.

The Mergers
Pursuant to the merger agreement, Delek will acquire Alon in a transaction involving two separate mergers. Currently, HoldCo is a wholly owned subsidiary of Delek, and both Delek Merger Sub and Alon Merger Sub are wholly owned subsidiaries of HoldCo. The merger agreement provides that, upon the terms and subject to the conditions in the merger agreement, and in accordance with the Delaware General Corporation Law, or the DGCL, at the effective time, Delek Merger Sub will merge with and into Delek in the first merger, which is referred to as the Delek Merger. As a result of the Delek Merger, the separate corporate existence of Delek Merger Sub will cease, and Delek will continue as the surviving corporation, which is referred to as the Delek surviving entity. The Delek surviving entity will have the name “Delek US Energy, Inc.” following the Delek Merger and will be a wholly owned subsidiary of HoldCo. HoldCo will amend its certificate of incorporation and bylaws simultaneously with the Delek Merger to change its name to “Delek US Holdings, Inc.” In connection with the Delek Merger, each outstanding share of Delek common stock will be canceled and converted into the right to receive one share of common stock in HoldCo, or New Delek common stock, as further described in the section entitled “— Merger Consideration” below.
The merger agreement also provides that, upon the terms and subject to the conditions in the merger agreement, and in accordance with the DGCL, a second merger will occur immediately following the Delek Merger whereby Alon Merger Sub will merge with and into Alon, which is referred to as the Alon Merger. As a result of the Alon Merger, the separate corporate existence of Alon Merger Sub will cease, and Alon will continue as the surviving corporation, referred to as the Alon surviving entity, and which will be a wholly owned subsidiary of HoldCo. The Alon surviving entity will continue to be named “Alon USA Energy, Inc.” In connection with the Alon Merger, shares of Alon common stock (other than those owned by Delek or its subsidiaries) will be canceled and converted into the right to receive 0.504, which is referred to as the “exchange ratio”, shares of New Delek common stock as further described in the section entitled “— Merger Consideration” below.

Closing and Effective Time of the Mergers
Unless otherwise mutually agreed to in writing between Delek and Alon, the closing of the Mergers will take place on the third business day following the day on which the last to be satisfied or waived of the conditions to completion of the merger, described in the section entitled “—Conditions to the Completion of the Mergers” beginning on page 201, has been satisfied or waived (other than those conditions which by their nature cannot be satisfied until the closing date).
Assuming timely satisfaction of the necessary closing conditions, the parties currently expect the closing of the Mergers to occur on or about July 1, 2017, but no later than an agreed upon outside date of October 2, 2017. The Delek Merger will become effective at the time when the certificate of merger for the Delek Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later date or time as Delek and Alon may agree in writing and specify in the certificate of merger for the Delek Merger. Alon and HoldCo will cause a certificate of merger for the Alon Merger to be duly filed with the Secretary of State of the State of Delaware. The Alon Merger will become effective immediately after the Delek Merger becomes effective.

Merger Consideration
As a result of the Delek Merger, each share (or fractional share) of Delek common stock issued and outstanding immediately prior to the effective time of the Delek Merger will be converted into the right to receive one share (or equivalent fractional share) of New Delek common stock, without interest.
As a result of the Alon Merger, each share of Alon common stock issued and outstanding immediately prior to the effective time of the Alon Merger (other than Alon common stock held by Delek or any subsidiary of Delek), will be converted into the right to receive 0.504 shares of New Delek common stock, without interest.
Alon stockholders will not be entitled to receive any fractional shares of New Delek common stock in the Alon Merger, and no Alon stockholders will be entitled to dividends, voting rights or any other rights in respect of any fractional shares of New Delek common stock. Alon stockholders that would have otherwise been entitled to receive a fractional share of New Delek common stock will instead be entitled to receive, in lieu of fractional shares, an amount in cash, without interest, equal to the product of the volume-weighted average of the price per share of Alon common stock on the NYSE, as reported on the NYSE Composite Transactions Reporting System, for the 20 consecutive full trading days ending on the full trading day immediately preceding the date on which the effective time of the Delek Merger occurs, multiplied by the fraction of a share of New Delek common stock to which the holder would otherwise be entitled.
At the effective time of the Delek Merger and the Alon Merger, all shares of Delek common stock and Alon common stock (other than Alon common stock held by Delek, which will remain outstanding) will cease to be outstanding, will be canceled and will cease to exist, and each certificate formerly representing any such shares of Delek common stock or Alon common stock, and each non-certificated share of Delek common stock or Alon common stock represented by book-entry (other than, in the case of the Alon Merger, Alon common stock held by Delek, which will remain outstanding) will thereafter represent only the right to receive, without interest, the applicable amount of New Delek common stock and (with respect to the Alon common stock) the right, if any, to receive cash in lieu of fractional shares into which such shares have been converted and any distribution or dividend on shares of New Delek common stock issued in the Mergers payable after the effective times.

Treatment of Equity Awards
Treatment of Delek Restricted Stock Awards, Stock Options and Stock Appreciation Rights in the Delek Merger
At the effective time of the Delek Merger, each outstanding restricted stock award, stock appreciation right, and stock option granted under Delek’s long-term incentive plans, whether vested or unvested, will automatically be assumed by HoldCo and converted into a restricted stock award, stock appreciation right, or stock option, as applicable, denominated in shares of New Delek common stock with substantially the same terms and conditions (including expiration date and vesting, exercise and dividend rights, as applicable). The exercise price and number of shares purchasable with respect to each stock appreciation right and stock option will be determined in a manner consistent with the requirements of Sections 409A and 424 of the Internal Revenue Code.
Treatment of Alon Restricted Stock Awards in the Alon Merger
At the effective time of the Alon Merger, each outstanding restricted stock award granted under Alon’s equity plans, whether vested or unvested, will automatically be assumed by HoldCo and converted into a restricted stock award denominated in shares of New Delek common stock with substantially the same terms and conditions (including vesting conditions, accumulated dividends and dividend rights), except that the number of shares New Delek common stock covered by the restricted stock award will equal the product, rounded down to the nearest whole number, of the number of shares of Alon common stock underlying the award multiplied by the exchange ratio.
Exchange Procedures
Delek has selected its transfer agent, American Stock Transfer & Trust Company LLC, to serve as the exchange agent and to handle the exchange of shares of Delek common stock and Alon common stock for the merger consideration described above.
At the effective time of the Delek Merger, HoldCo will cause Delek Merger Sub and Alon Merger Sub to deposit with the exchange agent New Delek common stock for exchange in accordance with the merger agreement. In addition, HoldCo will deposit with the exchange agent, as necessary from time to time after the effective time of the Delek Merger, if applicable, cash sufficient to make payments for dividends with respect to the shares of Delek common stock or New Delek common stock as further described in the section entitled “—Dividends and Distributions on Shares of New Delek Common Stock” beginning on page 185 and for payments in lieu of fractional shares of New Delek common stock.
Prior to the closing of the Mergers, the exchange agent will provide appropriate transmittal materials to holders of record of shares of Delek common stock and Alon common stock (other than Alon and its subsidiaries, Delek and its subsidiaries, holders of stock options or restricted stock of Delek, and holders of restricted stock of Alon) advising such holders of the procedure to obtain the applicable merger consideration.
Stockholders should not return their stock certificates with the enclosed proxy card, and stockholders should not forward their stock certificates to the exchange agent without appropriate transmittal materials.
From and after the effective time of the Delek Merger, there will be no further transfers on the stock transfer books of Delek of the shares of Delek common stock, or on the stock transfer books of Alon of the shares of Alon common stock, that were outstanding immediately prior to the effective time of the Delek Merger and the Alon Merger, respectively. If, after the effective time of the Delek Merger, any certificate of a share of either Delek or Alon common stock is presented to

HoldCo or the exchange agent for transfer, it will be canceled and exchanged for the merger consideration to which the holder of the certificate is entitled pursuant to the merger agreement upon the receipt by the transfer agent of all transfer or other taxes required by the delivery of the merger consideration by the transferee.
Termination of the Exchange Fund
Any portion of the exchange fund that remains unclaimed by holders of Delek common stock or Alon common stock for one year after the effective time of the Delek Merger or the Alon Merger, as applicable, will be delivered to HoldCo. Thereafter, holders of Delek common stock and Alon common stock will be entitled to look only to HoldCo, Delek, Delek Merger Sub and Alon Merger Sub with respect to the payment of any per share merger consideration (and/or cash in lieu of fractional shares and/or dividends or distributions with respect to such per share merger consideration, as contemplated by the merger agreement), without any interest thereon. Such amounts will be subject to applicable escheat and similar laws.
Lost, Stolen or Destroyed Share Certificates
If a certificate for shares of Delek common stock or Alon common stock has been lost, stolen or destroyed, then, before a holder will be entitled to receive the per share merger consideration (and/or cash in lieu of fractional shares and/or dividends or distribution with respect to such per share merger consideration, as contemplated by the merger agreement), such holder will need to make an affidavit of that fact and, if requested by HoldCo, post a bond (in such amount as is customary and upon such terms as may be required by HoldCo) as indemnity against any claim that may be made against HoldCo with respect to such certificate.
Adjustments to Prevent Dilution
In the event of any reclassification, stock split, stock distribution or stock dividends, combinations or exchanges with respect to, or rights in respect of shares of Alon common stock or Delek common stock, the exchange ratio and number of shares of New Delek common stock will be correspondingly adjusted to provide the holders of such common stock the same economic effect as contemplated by the merger agreement prior to such event.
Organizational Documents; Directors, Managers and Officers; NYSE Listing
Organizational Documents
Prior to the effective time of the Delek Merger, the certificate of incorporation of HoldCo and the bylaws of Holdco will be amended to meet the requirements of Section 251(g)(7)(i)(A) of the DGCL. At the effective time of the Delek Merger, the certificate of incorporation and bylaws of HoldCo will be amended to change HoldCo's name to "Delek US Holdings, Inc."

At the effective time of the Delek Merger, the certificate of incorporation of Delek Merger Sub will be amended to meet the requirements of Section 251(g) of the DGCL and to make certain other amendments permitted by Section 251(g) of the DGCL and, as so amended, will be the certificate of incorporation of the Delek surviving entity until thereafter amended as permitted by applicable law, and the bylaws of Delek Merger Sub as in effect immediately prior to the effective time of the Delek Merger will be the bylaws of the Delek surviving entity until thereafter amended as provided therein or by applicable law.

At the effective time of the Alon Merger, the certificate of incorporation and bylaws of Alon Merger Sub as in effect immediately prior to the effective time of the Alon Merger will be the certificate of incorporation and bylaws of the Alon surviving entity until thereafter amended as provided therein or by applicable law.

Directors and Officers
Prior to the closing of the transactions contemplated in the merger agreement, Delek will elect the board of directors of Delek to be the board of directors of HoldCo and appoint the officers of Delek to be the officers of HoldCo, each to serve until his or her death, permanent disability, resignation or removal or until his or her successor is duly elected or appointed, as applicable, and qualified in accordance with the HoldCo certificate of incorporation and bylaws. As permitted by the merger agreement, the Special Committee has designated Mr. Wiessman to be appointed to HoldCo's board of directors and Mr. Haddock to be appointed to Delek Logistics' board of directors. Within 30 days after the closing of the transaction, HoldCo will increase the size of the HoldCo board of directors by one seat and appoint Mr. Wiessman to the newly created seat and will cause Delek Logistics to increase the size of its board of directors by one seat and appoint Mr. Haddock to the newly created seat.
The directors and officers of Delek Merger Sub immediately prior to the effective time of the Delek Merger will be the directors and officers of the Delek surviving entity, each to serve until his or her death, permanent disability, resignation or removal or until his or her successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Delek surviving entity.
The directors and officers of Alon Merger Sub immediately prior to the effective time of the Alon Merger will be the directors and officers, respectively, of the Alon surviving entity, each to serve until his or her death, permanent disability, resignation or removal or until his or her successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Alon surviving entity.
NYSE Listing
As promptly as practicable following the completion of the Alon Merger, Alon securities will be delisted from the NYSE and Alon will terminate its registration and reporting obligations under the Exchange Act.
Dividends and Distributions on Shares of New Delek Common Stock
No dividend or other distribution with respect to shares of New Delek common stock for which shares of Delek common stock or Alon common stock are to be exchanged in connection with the Mergers will be paid (but such dividends or other distributions will nevertheless accrue) until the certificates representing such shares of Delek common stock or Alon common stock, as applicable (or affidavits of loss in lieu of such certificates), or book-entry shares representing such shares, are properly surrendered for exchange in accordance with the merger agreement. Following the surrender of book-entry shares, certificates or affidavits of loss in lieu of such certificates, there will be issued or paid in respect of each share of New Delek common stock into which the shares of Delek common stock or Alon common stock, represented by such book-entry shares, certificates or affidavits of loss have been converted, without interest, the dividend or other distribution on the appropriate payment date.
Representations and Warranties
The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by Alon and Delek that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in forms, statements, certifications, reports or other documents filed with or furnished to the SEC by Alon or Delek, as applicable, after December 31, 2015 and prior to January 2, 2017 or in the disclosure letters delivered by Alon and Delek to each other in connection with the merger agreement. These representations and warranties relate to, among other things:

•	organization, good standing and qualification to do business;

•
capitalization, including the number of authorized and outstanding shares; the number of shares of granted and reserved for issuance under incentive compensation plans; the due authorization of the shares to be issued upon conversion of convertible debt (with respect to Alon) or the ownership of Alon capital stock (with respect to Delek); and ownership of subsidiaries and units in Alon Partners and its general partner (with respect to Alon);

•	power and authority of Alon or Delek to perform its obligations under the merger agreement and the approval of the Alon Board or the Delek Board, as applicable;

•	consents required under various contracts of Alon and Delek in connection with the closing of the merger agreement;

•	governmental consents and approvals required in connection with the closing of the merger agreement;

•	financial reports and filings with the SEC since January 1, 2015, compliance with generally accepted accounting principles and internal controls relating to financial reporting;

•	the absence of liabilities not shown on Alon’s or Delek’s respective SEC filings;

•	the operation of Alon or Delek in the ordinary course of business since December 31, 2015;

•	compliance with law since January 1, 2014 and outstanding proceedings or threats of proceedings;

•	possession and compliance with necessary permits to operations;

•	tax matters;

•	environmental matters, such as permits, proceedings, and liabilities;

•	intellectual property matters;

•	insurance policies;

•	the absence of undisclosed broker’s or finder’s fees;

•	compliance with anti-corruption, money laundering laws, and export control laws;

•	accuracy of information provided by Alon or Delek to be included in this registration statement;

•	Alon’s or Delek’s relationships with its affiliates; and

•	the absence of approvals required under state takeover laws.
The merger agreement also contains additional representations and warranties by Alon relating to the following, among other things:

•	contracts material to Alon’s business;

•	employee benefit matters, including compliance with applicable law, payments due as a result of the transactions contemplated in the merger agreement, and other liabilities;

•	labor matters and collective bargaining matters, including compliance with employment laws;

•	owned and leased real property matters;

•	Alon’s relationships with its customers and suppliers;

•	Alon’s receipt of a fairness opinion; and

•	data breaches of Alon.
Many of the representations and warranties contained in the merger agreement are qualified by (i) a “material adverse effect” standard (further described in the paragraph below), (ii) a general materiality standard or (iii) a knowledge standard. Some representations and warranties are qualified by a combination of the foregoing qualifiers.

A “material adverse effect” means a material adverse effect on the financial condition, assets, properties, business, operations, or results of operations of Alon and its subsidiaries, taken as a whole, or Delek and its subsidiaries, taken as a whole, or the ability of Alon or Delek, respectively, to consummate the merger transactions on a timely basis, excluding any effects of any of the following (unless in the case of the first four items below, such event disproportionately affects either Alon or Delek):

•	actions taken by Alon at Delek’s written direction;

•	announcement or pendency of the merger agreement;

•	changes in trading prices or volume of Alon’s or Delek’s common stock;

•	failure to meet financial projections or forecasts;

•	changes in laws or accounting regulations; and

•	legal proceedings.
Except to the extent that they primarily relate only to, have the effect of primarily relating only to, or disproportionately adversely affect Alon or its subsidiaries or Delek and its subsidiaries, the following are also excluded from the definition of a “material adverse effect”:

•	changes in certain markets in the United States;

•	changes in general economic conditions in the petroleum refining, marketing, transportation and storage industries generally in the United States;

•	the outbreak of hostilities, national emergency, war, and terrorism in the United States; and

•	natural disasters.
Interim Operations of Alon and Delek Pending the Mergers
Under the terms of the merger agreement, Alon has agreed that, subject to certain exceptions in the merger agreement and the disclosure letter it delivered to Delek in connection with the merger agreement, from the date of the merger agreement until the effective time of the Alon Merger, unless Delek gives its approval in writing (such approval not to be unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated by the merger agreement, Alon will, and will cause its subsidiaries to:

•	conduct its business and operations according to its ordinary and usual course of business consistent with past practice; and

•	use commercially reasonable efforts to:

o	preserve intact its business organization;

o	maintain its rights, franchises and permits;

o	keep available the services of its current directors and officers and employees who are integral to the operation of the Alon businesses as presently conducted; and

o	preserve the goodwill of and to maintain satisfactory relationships with those people, including customers, suppliers and distributors having significant business relationships with Alon.
In addition, Alon has agreed that, subject to certain exceptions set forth in the merger agreement and the disclosure letter it delivered to Delek in connection with the merger agreement, from the date of the merger agreement until effective time of the Alon Merger, except as otherwise expressly required by the merger agreement, contracts with labor unions, the limited partnership agreement of Alon Partners or intercompany agreements within Alon and its subsidiaries, required by applicable law, and as Delek may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), Alon will not, and will not permit its subsidiaries to do the following, among other things:

•	issue, create or approve any additional equity securities except in connection with outstanding restricted stock awards or the conversion of outstanding convertible securities;

•	issue any additional equity interests other than pursuant to existing Alon equity plans in the ordinary course of business consistent with past practice;

•	acquire or amend the terms of, any equity interests or rights of Alon or its subsidiaries, other than pursuant existing Alon equity awards or the Alon Partners Incentive Plan;

•
pay dividends or distributions on any equity securities, other than cash dividends (i) by a subsidiary, (ii) of Alon on a quarterly basis up to $0.15 per share, or (iii) of Alon Partners in the ordinary course and consistent with past practice;

•	amend the certificates of incorporation or bylaws of Alon or any subsidiary, other than to effect ministerial changes;

•	dispose of or acquire any assets other than in the ordinary course of business or involving less than $10,000,000, or enter into any merger or change its entity type;

•	enter or modify, renew or extend a material contract other than in the ordinary course of business;

•
incur any material capital expenditure except for those approved by the Alon Board on December 14, 2016 and December 15, 2016, emergency capital expenditures, capital expenditures necessary to maintain the safety and integrity of any asset and capital expenditures which are unanimously approved by the Alon Board;

•	commence or settle any material claim, claim in excess of $5,000,000 (excluding any amounts covered by insurance), or claim relating to the Mergers;

•	pay any material claim other than payments disclosed or reserved against in the most recent audited financial statements or in the ordinary course of business consistent with past practice;

•
cause any material intellectual property to lapse, be abandoned or canceled, or fall into the public domain, other than actions or omissions in the ordinary course of business consistent with past practice;

•	change its accounting principles, practices or methods subject to certain exceptions, or its timing of collection of accounts receivable or payment of accounts payable;

•	fail to use commercially reasonable efforts to maintain reasonable and customary insurance;

•	change its tax elections, settle or compromise any material tax matter, or change its methods of reporting income or deductions for tax purposes, except as may be required by applicable Law;

•
except as necessary to carry out the Mergers, (i) change the benefits or rights under any benefit plan, (ii) grant or change any severance or similar compensation to employees, directors or contractors other than severance in the ordinary course of business consistent with past practice, or (iii) change Alon’s plans or policy benefiting Alon’s directors or officers other than in the ordinary course of business;

•
except in each case as required to comply with law, the merger agreement or any existing benefit plan, (i) grant any non-retail employee, director or contractor additional compensation or benefits other than in the ordinary course of business consistent with past practice, or (ii) grant or change any equity award to employees, directors or contractors;

•	forgive any loans to employees, officers or directors or their affiliates;

•	enter into any contract with any officer, director or affiliate (other than subsidiaries) or any of their respective associates or immediate family members;

•
(i) terminate any officer or employee with the title of vice president or above, except in cases of willful failure to perform the duties or responsibilities of his employment, serious misconduct, or conviction of a crime, or (ii) significantly reduce Alon’s workforce;

•
except as required pursuant to the terms and conditions of any existing company benefit plan, (i) enter into any material collective bargaining agreement or other material works council or labor union agreement, or (ii) amend or renew any collective bargaining agreement or other works council or labor union agreement without first using disclosing the relevant bargaining strategy to Delek;

•
(i) incur any indebtedness other than (A) indebtedness for borrowed money approved by the Alon Board so long as such indebtedness or lien does not include any rights in respect of shares of Alon equity securities, (B) advances pursuant to and permitted under Alon’s existing revolving credit agreement or (C) guarantees or sureties for the benefit of Alon subsidiaries or (ii) create any liens on its assets or properties other than to secure indebtedness permitted under clause (i)(A);

•	make any loans or investments except pursuant to material contracts in existence on the date of the merger agreement;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

•
knowingly take any action that may result in (i) inaccuracy of a representation and warranty set forth in the merger agreement that would allow for a termination of this Agreement, (ii) any of the conditions to the obligations of Alon not being satisfied, (iii) any material delay or prevention of the consummation of the Mergers, or (iv) a material violation the merger agreement;

•	convene any stockholder meeting other than the Alon special meeting to approve the merger agreement, except as required by applicable law, the NYSE or Alon’s organizational documents;

•
except as otherwise allowed by the merger agreement, take any action to exempt any person from, or make any acquisition of securities of Alon by any person not subject to, any state takeover statute or similar statute or regulation that applies to Alon, including the restrictions on “business combinations” set forth in Section 203 of the DGCL; or

•	agree or commit to do any of the above.
Subject to certain exceptions in the merger agreement and the disclosure letter delivered to Alon in connection with the merger agreement, Delek has agreed that, from the date of the merger agreement until effective time of the Alon Merger, unless Alon gives its approval in writing (such approval not to be unreasonably withheld, delayed or conditioned) and except as otherwise expressly contemplated by the merger agreement, that Delek will, and will cause its subsidiaries to:

•	conduct its business and operations according to its ordinary and usual course of business consistent with past practice; and

•	use commercially reasonable efforts to:

o	preserve intact its business organization;

o	maintain its rights, franchises and permits;

o	keep available the services of its current directors and officers and employees who are integral to the operation of the Delek businesses as presently conducted; and

o	preserve the goodwill of and to maintain satisfactory relationships with those people, including customers, suppliers and distributors having significant business relationships with Delek.
In addition, Delek has agreed that, subject to certain exceptions set forth in the merger agreement and the disclosure letter it delivered to Alon in connection with the merger agreement, from the date of the merger agreement until effective time of the Alon Merger, except as otherwise expressly required by the merger agreement, contracts with labor unions, the limited partnership agreement of Delek Logistics, intercompany agreements within Delek and its subsidiaries, or by applicable law, and except as Alon may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), Delek will not, and will not permit its subsidiaries to do the following, among other things:

•	conduct its business other than in the ordinary course except as would not reasonably be expected to have a material adverse effect;

•	issue, create or approve any additional equity securities or rights therein except in connection with equity awards currently outstanding or allowed to be granted;

•
acquire or amend the terms of, any equity interests or rights of Delek or its subsidiaries, other than pursuant existing Delek or Delek Logistics equity awards and redemptions of common stock of less than $150 million pursuant to Delek’s existing stock buyback plan;

•	merge, consolidate or enter into any other business combination transaction or make any acquisition or disposition that would prevent or delay the Mergers;

•	pay special or extraordinary dividends other than consistent with past practice and approved by the Delek Board;

•	amend the certificates of incorporation or bylaws of Delek or any subsidiary, other than to effect ministerial changes;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

•
knowingly take any action that may result in (i) inaccuracy of a representation and warranty set forth in the merger agreement that would allow for a termination of this Agreement, (ii) any of the conditions to the obligations of Delek not being satisfied, (iii) any material delay or prevention of the consummation of the Mergers or (iv) a material violation the merger agreement; or

•	agree or commit to do any of the above.

Non-Solicitation of Acquisition Proposals; Changes of Recommendation
Non-Solicitation
The merger agreement contains detailed provisions outlining the circumstances in which Delek and Alon may respond to acquisition proposals received from third parties. Under these provisions, each of Delek and Alon has agreed that it and its subsidiaries will (and will use commercially reasonable efforts to cause their respective directors, officers, employees, agents, advisors, and representatives, including investment bankers, financial advisors, attorneys, accountants, collectively referred to as representatives, to) immediately cease discussions with any other person relating to an acquisition proposal (as described below in “—Definition of Acquisition Proposal”) and instruct such other person to return or destroy all related confidential information. Furthermore, neither Delek nor Alon nor such persons may, directly or indirectly:

•	initiate, solicit or knowingly encourage or facilitate the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations relating to an acquisition proposal;

•
make available to any third party that is reasonably likely to be considering or seeking to make, an acquisition proposal, any non-public information or data relating to Delek or Alon as applicable or their respective business, properties, assets or bylaws (other than as required by law); or

•	enter into any agreement (whether written or oral, binding or non-binding) providing for or intended to facilitate, an acquisition proposal.
Delek Restrictions on Changes of Recommendation
The Delek Board has recommended that its stockholders vote in favor of the issuance by HoldCo of the New Delek common stock as merger consideration. Subject to certain exceptions described below, the Delek Board may not:

•	fail to include in this joint proxy statement/prospectus its recommendation that Delek stockholders approve the Delek issuance proposal;

•
withhold or withdraw, or qualify or modify in a manner that is adverse to Alon, its recommendation that Delek stockholders approve the share issuance proposal, or its approval of the merger agreement or the merger, or publicly propose to do so;

•	adopt, approve, recommend to its stockholders, endorse or otherwise declare advisable any acquisition proposal for Delek, or resolve, agree or publicly propose to do so, except as set forth below; or

•	make any public statement in connection with a tender offer or exchange offer other than a “stop, look and listen” communication of the type contemplated by Rule 14d-9

(f) of the Exchange Act which includes a reaffirmation of its recommendation that Delek stockholders approve the issuance proposal.
The taking of any of the actions described in any of the four bullets above is referred to as a change in recommendation with respect to Delek.
Alon Restrictions on Changes of Recommendation
The Alon Board and its committee of independent directors has recommended that its stockholders approve the merger agreement and Mergers. Similarly, and subject to certain exceptions described below, neither the Alon Board nor its committee of independent directors may:

•	fail to include in this joint proxy statement/prospectus its recommendation that Alon stockholders approve the merger agreement and the Mergers;

•
withhold or withdraw, or qualify or modify in a manner that is adverse to Delek, its recommendation that Alon stockholders approve the merger agreement and the Mergers, or its approval of the merger agreement or the merger, or publicly propose to do so;

•	adopt, approve, recommend to its stockholders, endorse or otherwise declare advisable any acquisition proposal for Alon, or resolve, agree or publicly propose to do so, except as set forth below; or

•
make any public statement in connection with a tender offer or exchange offer other than a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) of the Exchange Act which includes a reaffirmation of its recommendation that Alon stockholders approve the issuance proposal.

The taking of any of the actions described in any of the four bullets above is referred to as a change in recommendation with respect to Alon.
No-Shop Exceptions; Permitted Changes of Recommendation and Permitted Termination to Enter into a Superior Proposal
At any time prior to the approval of the New Delek share issuance proposal by the Delek stockholders or the Alon merger proposal by the Alon stockholders, respectively, if either Delek or Alon receives a bona fide unsolicited written acquisition proposal that did not result from a breach of the no-shop provisions of the merger agreement, Delek or Alon, as applicable, may participate in discussions and negotiations regarding such proposal and make available non-public information and data if the party follows certain procedures set forth in the merger agreement despite the non-solicitation provisions described above. In such a case, the applicable board of directors must determine in good faith after consultation with outside counsel and financial advisors that the proposal constitutes or is reasonably likely to constitute a superior proposal (as described below in “—Definition of Superior Proposal”) and failure to take such actions would be inconsistent with their fiduciary duties under Delaware law. The applicable board of directors must also obtain an executed confidentiality agreement from the third party, advise the other party of any request for non-public information, inquiry or request for discussions or negotiations, provide the other party with a copy of any non-public information not previously provided, the material terms of any requests for negotiations, and copies of written materials received in connection therewith (in each case promptly or within 24 hours).
At any time prior to the approval of the New Delek share issuance proposal by the Delek stockholders or the Alon merger proposal by the Alon stockholders, if either Delek or Alon receives a bona fide acquisition proposal that did not result from a breach of the no-shop provisions of the merger agreement, Delek or Alon, as applicable, may make a change in recommendation if its board of directors (and, in the case of Alon, its independent director committee) determines in good faith after consultation with outside counsel and financial advisors that (a) failure to take such actions would be inconsistent with their fiduciary duties under Delaware law and (b) the proposal is a superior proposal or would be reasonably expected to result in a superior proposal.
Prior to effecting a change in recommendation, Delek or Alon, as applicable, is required to comply with certain “match right” obligations. Specifically, the party wishing to make a change in recommendation must (i) provide the other party written notice three days in advance stating that such action will be taken which includes certain specified information about the superior proposal, (ii) have negotiated in good faith during such three day period to revise the terms of the merger agreement in such a way as may obviate the need for making a change in recommendation, and (iii) following such negotiations, have determined that a failure to effect such a change in recommendation in response to the superior proposal, taking into account any changes proposed by the other party to the merger agreement, continues to be inconsistent with the fiduciary duties of the board of directors under Delaware law.
Definition of Acquisition Proposal
For purposes of the merger agreement, the term “acquisition proposal” means, with respect to Delek:

•
any proposal or offer from any third party with respect to a direct or indirect purchase, acquisition, transfer, sale or disposition of (i) more than 50% in value of the assets (or the assets generating more than of 50% of the cash flow, net revenue or net income) of Delek and its subsidiaries, taken as a whole, or (ii) more than 15% of the outstanding equity securities of Delek; or

•	any tender offer or exchange offer from a third party that if consummated would result in, a third party beneficially owning more than 15% of the outstanding equity securities of Delek.
For purposes of the merger agreement, the term “acquisition proposal” means, with respect to Alon:

•
any proposal or offer from any third party with respect to a direct or indirect purchase, acquisition, transfer, sale or disposition of (i) more than 15% in value of the assets (or the assets generating more than of 15% of the cash flow, net revenue or net income) of

Alon and its subsidiaries, taken as a whole, or (ii) more than 15% of the outstanding equity securities of Alon; or

•	any tender offer or exchange offer from a third party that if consummated would result in, a third party beneficially owning more than 15% of the outstanding equity securities of Alon.
Definition of Superior Proposal
For purposes of the merger agreement, the term “superior proposal” means a written acquisition proposal not solicited in violation of the “no-shop” provisions of the merger agreement that the board of directors of Delek or Alon (acting through the independent director committee, in the case of Alon), as applicable, believes in good faith to be a bona fide proposal, has determined in good faith, after consultation with its outside financial and legal advisors, (i) is reasonably capable of being consummated in accordance with its terms and (ii) if consummated, would be more favorable to the stockholders (in the case of Alon, other than Delek and its affiliates) from a financial point of view than the transaction contemplated by the merger agreement. In determining whether an acquisition proposal is more favorable to its stockholders for purposes of the preceding sentence, the board of directors of Delek or Alon, as applicable (acting through the independent director committee, in the case of Alon), is required to take into account any proposed revisions to the merger agreement by the other party to the merger agreement and all other relevant factors (including all legal, financial and regulatory aspects of the proposal and the person making the proposal and whether approval of the equity owners of such person is required),
For purposes of determining whether an acquisition proposal is a superior proposal with respect to Alon, only acquisition proposals involving (i) more than 75% in value of the assets (or the assets generating more than of 75% of the cash flow, net revenue or net income) of Alon and its subsidiaries, taken as a whole or (ii) more than 75% of the outstanding equity securities of Alon may be considered.
For purposes of determining whether an acquisition proposal is a superior proposal with respect to Delek, only acquisition proposals involving (i) more than 50% in value of the assets (or the assets generating more than of 50% of the cash flow, net revenue or net income) of Delek and its subsidiaries, taken as a whole or (ii) more than 75% of the outstanding equity securities of Delek may be considered.

Special Stockholder Meetings
Delek Special Meeting
Delek has agreed to convene and hold a meeting of its stockholders to consider and vote upon the Delek issuance proposal as promptly as practicable after this registration statement is declared effective, and in any event within 60 days, after the joint proxy statement/prospectus has been on file with the SEC for 10 days, or the date that the SEC has confirmed that it has no further comments to it. Delek may postpone or adjourn its special meeting (a) if Alon consents, (b) due to absence of a quorum or receipt of insufficient proxies to approve the Delek issuance proposal, or (c) to allow reasonable additional time to file, transmit and review amended disclosure that the Delek Board has determined in good faith after consultation with outside legal counsel is necessary under applicable law. Delek may not postpone or adjourn for the reasons listed in (b) more than twice. Alon may request an adjournment for the reasons listed in (b), but Delek is not required to adjourn more than twice at the request of Alon, and no such adjournment is required to last for more than 15 business days.
Unless there has been a change in recommendation, the Delek Board is required to take all lawful action necessary, proper or advisable on its part to solicit the approval by Delek stockholders (including the approval by the stockholders other than Alon and its affiliates) of the Delek issuance proposal.
Alon Special Meeting
Alon has agreed to convene and hold a meeting of its stockholders to consider and vote upon the Alon merger proposal, the Alon non-binding compensation advisory proposal and the Alon adjournment proposal as promptly as practicable after this registration statement is declared effective, and in any event within 60 days, after the joint proxy statement/prospectus has been on file with the SEC for 10 days, or the date that the SEC has confirmed that it has no further comments to it. Alon may postpone or adjourn its special meeting (a) if Delek consents, (b) due to absence of a quorum or receipt of insufficient proxies to approve the merger agreement and the Mergers (including for approval by the stockholders other than Delek and its affiliates), or (c) to allow reasonable additional time to file, transmit and review amended disclosure that the Alon Board (with prior recommendation of the independent director committee) has determined in good faith after consultation with outside legal counsel is necessary under applicable law. Alon may not postpone or adjourn for the reasons listed in (b) more than twice. Delek may request an adjournment for the reasons listed in (b), but Alon is not required to adjourn more than twice at the request of Delek, and no such adjournment is required to last for more than 15 business days.
Unless there has been a change in recommendation, the Alon Board is required to take all lawful action necessary, proper or advisable on its part to solicit the approval by Alon stockholders (including the approval by the stockholders other than Delek and its affiliates) of the Alon merger proposal.
Timing of Special Meetings
Under the terms of the merger agreement, Delek and Alon are required to cooperate to schedule and convene the Delek special meeting and the Alon special meeting on the same day, and to establish the same record date for both the Delek special meeting and the Alon special meeting.

Reasonable Best Efforts; Regulatory Filings and Other Actions
Reasonable Best Efforts
Delek and Alon have agreed in the merger agreement to cooperate with each other and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to take all actions reasonably necessary, proper or advisable to permit prompt consummation of the Mergers, including using reasonable best efforts to lift injunctions, defend litigation seeking to delay or prevent the Mergers, and prepare documentation, effecting filings, and obtain consents of governments and third parties. Delek is also required to use reasonable best efforts to enter into necessary guarantees to in connection with Alon’s effort to obtain certain third-party consents and waivers. Furthermore, Delek and Alon have agreed to consult with each other to obtain material permits, consents and approvals and to keep each other apprised of the status thereof, make an appropriate filing necessary under the HSR Act to renew an existing approval if the closing of the Mergers is not likely to occur prior to May 2, 2017 (which filing has been made and early termination of the HSR waiting period has been granted), notify and consult with each other regarding communications to any governmental authority, and share information necessary for governmental filings or received from governmental authorities in connection with the merger agreement to the extent permitted by law.
Antitrust Objections
Delek and Alon have agreed to take the necessary actions to resolve objections, if any, raised by the Antitrust Division of the United States Department of Justice, the Federal Trade Commission or state antitrust enforcement authorities under antitrust laws with respect to the Mergers. The parties have agreed that nothing in the merger agreement requires or will be construed to require Delek or Alon or any of its affiliates to take any action with respect to the material divestiture, holding separate, license or limitation on their respective assets.
Access to Information
Subject to applicable law, Delek and Alon and their respective subsidiaries have agreed to allow the other party access to various records and personnel. Neither is required to allow invasive environmental testing or jeopardize attorney-client privilege or any contractual obligation. No information gained by either party may be used for any purpose other than consummation of the Mergers or the stockholder meetings and recommendation changes described above.
Takeover Laws
Delek and Alon have agreed not to take any action that would cause the Mergers to be subject to requirements imposed by any takeover laws, and that if any takeover statute is or may become applicable to the Mergers, each of them will take all necessary steps to exempt (or to ensure continued exemption of) the Mergers from, or challenge the validity or applicability of, the applicable takeover law.

Reservation and Listing of New Delek Common Stock
Delek has agreed to cause HoldCo to reserve the New Delek common stock for issuance and use commercially reasonable efforts to cause such stock to be approved for listing on the NYSE prior to the effective time of the Delek Merger.
Employee Matters
Delek has agreed to the following terms with respect to Alon employees and their benefit plans:

•	to recognize certain unions designated by Alon as the exclusive representative of the applicable bargaining unit;

•	to continue to honor all Alon benefit plans and compensation arrangements, including medical benefits to certain retirees substantially similar to those in effect immediately before the Alon Merger;

•	to fully vest participants in the Alon pension plan for involuntary terminations that occur by the earlier of 180 days of closing or December 31, 2017;

•
to cause HoldCo or Delek benefit plans to recognize employee’s service with Alon for purposes of vesting and eligibility (but not for purposes of benefit accrual), to waive certain pre-existing condition limitations for continuing employees, and to provide credit for deductibles, co-payments and out-of-pocket maximums for continuing employees; and

•	to credit continuing employees with accrued vacation and personal holiday time subject to certain conditions.
The merger agreement required Alon to amend its benefits plan relating to retiree medical benefits to provide that no additional retirees will be eligible to receive retiree medical benefits following the date of the merger agreement.
Transaction Litigation
Under the terms of the merger agreement, Alon is required to give Delek the opportunity to participate in Alon’s defense or settlement of any litigation against Alon or its directors relating to the Mergers. Alon has agreed that it will not settle any such litigation without the prior written consent of Delek.
Election to HoldCo Board of Directors
As permitted by the merger agreement, the Special Committee has designated Mr. Wiessman to be appointed to HoldCo's board of directors. Within 30 days after the closing of the transaction, HoldCo will increase the size of the HoldCo board of directors by one seat and appoint Mr. Wiessman to the newly created seat. HoldCo has further agreed to use commercially reasonable efforts to cause Mr. Wiessman to be re-nominated and stand for election at the 2017 and 2018 annual meetings provided that he continues to satisfy HoldCo’s director qualifications.
Additionally, within 30 days after the closing, Delek and HoldCo have agreed to cause the size of the board of directors of the general partner of Delek Logistics to be increased by one seat and appoint Mr. Haddock to the newly created seat. HoldCo has further agreed to use commercially reasonable efforts to cause Mr. Haddock to be re-elected to such board of directors for terms not less than two years following the closing date provided that he continues to satisfy HoldCo’s director qualifications.
In each case, in the event the designee to either the HoldCo board or the general partner’s board resigns, dies or is unable to perform such person’s duties as a director, HoldCo will have no obligation to maintain the nomination or position of a designee.
Dividend Cooperation
Alon has agreed to coordinate with Delek the declaration, setting of record dates and payment dates of dividends on shares of Alon common stock so that holders of shares of Alon common stock do not receive dividends on both shares of Alon common stock and shares of Delek common stock received in the merger in respect of any calendar quarter or fail to receive a dividend on either shares of Alon common stock or shares of Delek common stock received in the merger in respect of any calendar quarter.
Tax Treatment
Delek and Alon have agreed to use their commercially reasonable efforts (i) to cause the Delek Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) to cause the Delek Merger and the Alon Merger, taken together, to qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code, and (iii) to obtain various tax opinions to that effect. Assuming such tax opinions are obtained, the parties agree to treat the merger transactions as such. Delek and Alon agree to deliver various certificates and take such actions to maintain or refrain from taking such actions that may jeopardize such characterization.
Cooperation with Financing and Outstanding Alon Convertible Notes
Alon has agreed to use, and to cause its subsidiaries and their respective representatives to use, commercially reasonable efforts to cooperate to assist Delek in certain debt financing matters as reasonably requested. Delek has agreed to indemnify Alon and others from losses suffered as a result of such assistance. Additionally, Alon has agreed to take certain actions required by the indenture governing Alon’s outstanding convertible notes in connection with the execution of and performance of its obligations pursuant to the merger agreement prior the effective time of the Alon Merger and to provided advance copies of any notices or documents to Delek before they are delivered. Alon has also agreed to cooperate with Delek in entering into a supplemental indenture reasonably satisfactory to Delek with the trustee under the existing indenture.

Conditions to the Completion of the Mergers
Under the merger agreement, the respective obligations of Delek, Alon, HoldCo, Delek Merger Sub and Alon Merger Sub to complete the Mergers are subject to the satisfaction, at or prior to the effective time of the Delek Merger, of the following conditions:

•
Stockholder Approval. The Delek issuance proposal must have been approved in accordance with the stockholder approval requirement Section 312.03 of the NYSE Listed Company Manual, and the Alon merger proposal must have been approved by (i) the Alon Common Stockholder Approval and (ii) the Alon Disinterested Stockholder Approval.

•
Regulatory Approval. All applicable waiting and other time periods under antitrust laws, including the HSR Act, must have expired, lapsed or been terminated and all regulatory clearances must have been obtained.

•
Governmental Approvals. All necessary filings, consents or approvals from any governmental authority required to be made or obtained in connection with the execution and delivery of the merger agreement and the consummation of the Mergers must have been made or obtained, except where the failure to do so could not be reasonably likely to result in a material adverse effect with respect to Delek or Alon.

•	NYSE Listing. The New Delek common stock to be issued in connection with the Mergers must have been approved for listing on the NYSE.

•	Effective Registration Statement. The registration statement of which this joint proxy statement/prospectus forms a part must be effective as declared by the SEC.

•
No Injunction. No order of any court or agency can be in effect, and no law or other legal proceeding by a government authority can prohibit the Mergers or impose any material restriction on the Mergers, Delek or Alon.

Under the merger agreement, the obligations of Delek, HoldCo, Delek Merger Sub and Alon Merger Sub to complete the Mergers are subject to the satisfaction or waiver of the following additional conditions:

•
specified representations and warranties of Alon regarding aspects of its capitalization, the absence of certain changes, and the approvals required under state takeover laws must be true and correct as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date), except for such inaccuracies as would not in the aggregate be material in amount or effect;

•	the remaining representations and warranties of Alon regarding its capitalization must be true and correct, other than small inaccuracies, as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
specified representations and warranties of Alon regarding due organization, corporate authority, and accuracy of certain information provided about Alon must be true and correct in all material respects as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
the other representations and warranties of Alon must be true and correct, without regard to materiality, material adverse effect or similar qualifiers, as of the date of the merger agreement and as of the closing as though made on and as of such date and time (except to the extent expressly made as of another date, in which case as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect;

•	Alon must have performed and complied with in all material respects all of its obligations under the merger agreement;

•	Delek must have received a certificate signed by an executive officer of Alon that the foregoing closing conditions have been satisfied; and

•
Delek must have received a tax opinion to the effect that (i) the Delek Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code.

Under the merger agreement, the obligation of Alon to complete the Mergers is subject to the satisfaction or waiver of the following additional conditions:

•
specified representations and warranties of Delek regarding the absence of certain changes and the approvals required under state takeover laws must be true and correct as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date), except for such inaccuracies as would not in the aggregate be material in amount or effect;

•
the representations and warranties of Delek regarding its capitalization must be true and correct, other than small inaccuracies, as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
certain representations and warranties of Delek regarding due organization, organizational documents and corporate authority must be true and correct in all material respects as of the date of the merger agreement and as of the closing as though made on and as of such date (except to the extent expressly made as of another date, in which case as of such other date);

•
the other representations and warranties of Delek must be true and correct, without regard to materiality, material adverse effect or similar qualifiers, as of the date of the merger agreement and as of the closing as though made on and as of such date and time (except to the extent expressly made as of another date, in which case as of such other date), other than for such failures to be so true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect;

•	Delek must have performed and complied with in all material respects all of its obligations under the merger agreement;

•	Alon must have received a certificate signed by an executive officer of Delek that the foregoing closing conditions have been satisfied; and

•
Alon must have received a tax opinion to the effect that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code.

Termination
Termination Rights
Delek and Alon may terminate the merger agreement and abandon the Mergers at any time prior to the effective time of the Delek Merger by mutual written consent.
The merger agreement may also be terminated by either Delek or Alon at any time prior to the effective time of the Delek Merger in any of the following situations:

•
the Mergers do not occur by October 2, 2017, which is referred to as an outside date termination event, provided that a party may not terminate the merger agreement if such party has materially breached the merger agreement and such breach was the cause of the failure to meet the deadline;

•
the Delek special meeting is held and the Delek stockholders do not approve the Delek issuance proposal at such meeting or at any permitted adjournment or postponement of such meeting, which is referred to as a failed Delek vote termination event, provided that Delek may not terminate if the failure to obtain approval is caused by Delek breaching the merger agreement;

•
the Alon special meeting is held and the Alon stockholders do not approve the Alon merger proposal (including the approval by the stockholders other than Delek and its affiliates) at such meeting or at any permitted adjournment or postponement of such meeting, which is referred to as a failed Alon vote termination event, provided that Alon may not terminate if the failure to obtain approval is caused by Alon breaching the merger agreement; or

•
any law or order permanently restraining, enjoining or otherwise prohibiting the completion of the merger becomes final and non-appealable, provided that the terminating party has met its obligations to cooperate and use reasonable best efforts to bring about the closing.

In addition, the merger agreement may be terminated by Delek:

•
if Alon has breached the merger agreement in such a way that the conditions relating to representations and warranties and performance of material obligations cannot be satisfied or is not satisfied within 30 days of written notice or the fifth business day prior to October 2, 2017, which is referred to as an Alon breach termination event;

•	if a change in recommendation by Alon occurs and the necessary approval of Alon stockholders (including the approval by the stockholders other than Delek and its affiliates) is not obtained;

•	if Alon breaches its obligations with respect to terminating or initiating acquisition proposal discussions or any of its other “no shop” obligations;

•
if the Delek Board approves, and Delek enters into, a definitive agreement implementing a superior proposal (as described under “—Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”) and has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Delek stockholders; or

•
if Alon has not obtained certain third-party consents prior to the 90th day following the date of the merger agreement, provided that such termination may only occur within five business days after such deadline passes.

As of April 2, 2017, the 90th day following the date of the merger agreement, Alon has obtained (or Delek has waived its right to terminate the merger agreement with respect to) each of the third party consents referenced in the Delek termination right discussed immediately above.
Further, the merger agreement may be terminated by Alon:

•
if Delek, HoldCo, Delek Merger Sub or Alon Merger Sub has breached the merger agreement in such a way that the conditions relating to representations and warranties and performance of material obligations cannot be satisfied or is not satisfied within 30 days of written notice or the fifth business day prior to October 2, 2017, which is referred to as a Delek breach termination event;

•	if a change in recommendation by Delek occurs and the necessary approval of Delek stockholders is not obtained;

•	if Delek breaches its obligations with respect to terminating or initiating acquisition proposal discussions or any of its other “no shop” obligations; or

•
if the Alon Board approves, and Alon enters into, a definitive agreement implementing a superior proposal (as described under “Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”) and has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Alon stockholders.

Termination Fee Payable by Alon
The merger agreement requires Alon to pay Delek a termination fee of $15 million, which is referred to as the termination fee, if any of the following occurs:

•
the merger agreement is terminated due to (i) an outside date termination event provided certain other conditions have been met, (ii) a failed Alon vote termination event, or (iii) an Alon breach termination event; and

o
an acquisition proposal with respect to Alon involving 50% or more of the non-“cash or cash equivalent” assets of Alon and its subsidiaries or acquisition of more than 50% of the outstanding shares of Alon common stock has been made directly to the stockholders of Alon generally or has otherwise become publicly known and remains outstanding prior to the Alon special meeting; and

o	within 12 months following termination of the merger agreement, Alon enters into an agreement for or consummates such transaction;

•
the merger agreement is terminated by Delek due to a change in recommendation by Alon that occurs before the necessary approval of Alon stockholders (including the approval by the stockholders other than Delek and its affiliates) has been obtained; or

•
the merger agreement is terminated by Alon due to the Alon Board approving and Alon entering into a definitive agreement implementing a superior proposal (as described under “Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”), and Alon has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Alon stockholders.

Termination Fee Payable by Delek
The merger agreement requires Delek to pay Alon a termination fee of $20 million, which is referred to as the reverse termination fee, if any of the following occurs:

•
the merger agreement is terminated due to (i) an outside date termination event provided certain other conditions have been met, (ii) a failed Delek vote termination event, or (iii) a Delek breach termination event; and

o
an acquisition proposal with respect to Delek involving 50% or more of the non-“cash or cash equivalent” assets of Delek and its subsidiaries or acquisition of more than 50% of the outstanding shares of Delek common stock has been made directly to the stockholders of Delek generally or has otherwise become publicly known and remains outstanding prior to the Delek special meeting; and

o	within 12 months following termination of the merger agreement, Delek consummates such transaction; and

•	the merger agreement is terminated by Alon due to a change in recommendation by Delek that occurs before the necessary approval of Delek stockholders has been obtained; or

•
the merger agreement is terminated by Delek due to the Delek Board approving, and Delek entering into, a definitive agreement implementing a superior proposal (as described under “—Non-Solicitation of Acquisition Proposals; Changes of Recommendation—Definition of Superior Proposal”), and Delek has complied with the merger agreement with respect to terminating or initiating acquisition proposal discussions, prior to obtaining the necessary approval of Alon stockholders.

Expenses
Whether or not the Mergers are completed, all costs and expenses incurred in connection with the merger agreement, the Mergers and the other transactions contemplated by the merger agreement will be paid by the party incurring the expense, except that any expenses to be paid in connection with any additional antitrust filings will be paid by Delek.
Indemnification; Directors’ and Officers’ Insurance
The parties to the merger agreement have agreed that, from and after the effective time of the Mergers, HoldCo and the Alon surviving entity will indemnify and hold harmless (and subject to certain conditions to provide advancement of expenses to) each present and former director and officer of Alon and its subsidiaries in connection with any claim or legal proceeding and, among other things, any resulting losses, expenses, fines, penalties and settlements. HoldCo further agreed to cause the Alon surviving entity to maintain the indemnification obligations it has with respect to such persons under its organizational documents and existing indemnification agreements for a period of at least six years following the Mergers unless otherwise required by law.

In addition, HoldCo or the Alon surviving entity is required to maintain the fiduciary liability insurance policies covering the indemnified persons with benefits and levels of coverage no less advantageous to the indemnified parties than Alon’s existing policies, subject to a premium cap of 300% of the current Alon annual premium.
The indemnified persons described in the first paragraph of this section will have the right to enforce the provisions of the merger agreement relating to their indemnification.
Modification and Amendment
Subject to applicable law, the merger agreement may be amended, modified or supplemented in writing at any time by the parties, and the party benefited by any provision may waive such provision in writing; however, after the approval by the Alon stockholders of the Alon merger proposal, no amendment can be made to the merger consideration or that adversely affects the rights of the Alon stockholders without their approval.
Remedies
In the event of termination of the merger agreement pursuant to the provisions described under “—Termination” beginning on page 203, the merger agreement (other than certain provisions as set forth in the merger agreement) will become void and of no effect with no liability on the part of any party to the merger agreement (or of any of its representatives or affiliates). However, except as otherwise expressly provided in the merger agreement, no termination of the merger agreement will relieve any party to the merger agreement of any liability or damages to the other parties resulting from any willful material breach of the merger agreement.
If either Delek or Alon pays the termination fee or the reverse termination fee, as applicable, in the circumstances contemplated by the merger agreement, such payment will be the sole and exclusive remedy of the receiving party against the paying party.
The parties are entitled to an injunction or injunctions to prevent breaches of the merger agreement, and to enforce specifically the terms of the merger agreement without the necessity of posting a bond. The parties further waive the defense to such an action that there is an adequate remedy at law.
THE VOTING AGREEMENTS
This section describes the material terms of the voting agreements, which were executed on January 2, 2017. The description in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the voting agreements, copies of which are attached as Annexes C, D and E to this joint proxy statement/prospectus and are incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. You are encouraged to read each voting agreement carefully and in its entirety.

In connection with the execution of the merger agreement, and as a condition to Delek’s willingness to enter into the merger agreement, Jeff Morris and his spouse Karen Morris and David Wiessman and Mr. Wiessman’s controlled entity D.B.W. Holdings (2005) Ltd. entered into two separate voting and support agreements with Delek. Based on information provided by each of them to Delek and Alon, as of the date of the voting agreements:

•
Wiessman beneficially owned 175,100 shares of Alon common stock and D.B.W. Holdings (2005) Ltd., an entity controlled by Mr. Wiessman, owned 2,335,441 shares of Alon common stock representing approximately 3.5% of the outstanding shares of Alon common stock; and

•
Mr. Morris and his spouse beneficially owned 1,669,347 shares of Alon common stock and may be deemed to beneficially own an additional 232,694 shares of Alon common stock issuable upon exchange of shares of Alon Assets, Inc., collectively representing approximately 2.65% of the outstanding shares of Alon common stock.

In connection with the execution of the merger agreement, and as a condition to Alon’s willingness to enter into the merger agreement, Delek entered into a voting and support agreement with Alon. As of the date of that voting agreement, Delek owned 33,691,292 shares of Alon common stock representing approximately 47% of the outstanding shares of Alon common stock as of such date.
The foregoing shares of Mr. Wiessman, D.B.W. Holdings (2005) Ltd., Mr. Morris and his spouse, and Delek are referred to as the existing shares, and together with any shares of Alon common stock such stockholders acquire beneficial ownership on or after the date of the voting agreements, are referred to as the “subject shares.”
Voting
At the Alon special meeting and any other meeting or in any written consent action of Alon stockholders, Mr. Wiessman, D.B.W. Holdings (2005) Ltd. and Mr. Morris and his spouse have agreed to vote or cause to be voted the subject shares as follows:

•	in favor of the Mergers and the merger agreement and any other transactions or matters contemplated by the merger agreement;

•
in favor of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to adopt the merger agreement or if there are not sufficient shares present in person or by proxy at the meeting to constitute a quorum;

•	in favor of any other matter necessary to complete the transactions contemplated by the merger agreement;

•
against any purchase, acquisition, transfer, sale or disposition of more than 15% of the value of the Alon assets or equity securities or any tender offer or exchange offer for more than 15% of the outstanding Alon equity securities other than the Mergers;

•
against any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Alon under the merger agreement or of the voting agreement; and

•
against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, frustrate, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of conditions under the merger agreement or change in any manner the voting rights of any class of shares of Alon.

At the Alon special meeting and any other meeting or in any written consent action of Alon stockholders, Delek has agreed to vote or cause to be voted its subject shares in the same manner with respect to only the items set forth in the first two bullet points above.
Mr. Wiessman, D.B.W. Holdings (2005) Ltd., Mr. Morris and his spouse have granted to Delek, and Delek has granted to Alon under their respective voting agreements, a proxy as their attorney-in-fact to vote the subject shares in accordance with the matters described above until termination of the applicable voting agreement.
Prohibition on Transfers
Until the termination of their respective voting agreements, Mr. Wiessman, D.B.W. Holdings (2005) Ltd., Mr. Morris and his spouse, and Delek have agreed not to, directly or indirectly:

•	transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber the subject shares;

•	grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of the subject shares in respect of any matter addressed by the respective voting agreement;

•
deposit any of the subject shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the subject shares or grant any proxy or power of attorney with respect thereto that is inconsistent with the respective voting agreement;

•	enter into any contract with respect to the transfer, sale, offer, exchange, assignment, pledge or other disposal of or encumbrance of the subject shares; or

•	take any other action that would restrict, limit or interfere with the performance of their obligations under their respective voting agreement.
Under the terms of each voting agreement, any purported transfer, sale, offer, exchange, assignment, pledge or other disposal of or encumbrance of the subject shares without Delek’s (with respect to Mr. Wiessman, D.B.W. Holdings (2005) Ltd., Mr. Morris and his spouse) or Alon’s (with respect to Delek) consent is not effective.

Termination
The voting agreements applicable to Mr. Wiessman, D.B.W. Holdings (2005) Ltd., and Mr. Morris and his spouse will terminate upon the earliest to occur of (i) the effective time of the Mergers, (ii) a change in recommendation by Alon that is permitted by the merger agreement, and (iii) the termination of the merger agreement. In addition to those occurrences, the Delek voting agreement is terminable earlier if a change in recommendation by Delek that is permitted by the merger agreement occurs.

FUTURE LIQUIDITY NEEDS OF THE COMBINED COMPANY
As of March 31, 2017, Delek had $591.4 million in principal sources of liquidity available from its cash and cash equivalents. While Delek expects that its current sources of liquidity, including cash and cash equivalents, together with its current projections of cash flow from operating activities, and unused revolver credit commitments will provide it with adequate liquidity based on its current plans through at least the end of the current fiscal year, Delek may raise funds in the future, including through potential equity or debt offerings, subject to market conditions and recognizing that Delek cannot be certain that additional funds would be available to it on favorable terms or at all. The amount and timing of funds that Delek may raise is undetermined and would vary based on a number of factors, including Delek and the combined company’s liquidity needs as well as access to current and future sources of liquidity. For additional information, see “Risk Factors” beginning on page 49.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS
The following is a discussion of the material U.S. federal income tax consequences of the Delek Merger to U.S. holders and non-U.S. holders (each as defined below) of Delek common stock and of the Alon Merger to U.S. holders and non-U.S. holders of Alon common stock. This discussion is limited such holders that hold their shares of Delek common stock or Alon common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Internal Revenue Code.” This discussion is based upon the Internal Revenue Code, U.S. Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). Any such change or interpretation could affect the continuing validity of this discussion.
This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of Delek common stock or Alon common stock in light of their particular facts and circumstances and does not apply to holders of Delek common stock or Alon common stock that are subject to special rules under the U.S. federal income tax laws (including, for example, banks and other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, mutual funds, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold shares of Delek common stock or Alon common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” holders that hold (or that held, directly or constructively, at any time during the five year period ending on the date of the Mergers) 5% or more of the Delek common stock or Alon common stock (except as specifically provided below), and holders who acquired their shares of Delek common stock or Alon common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan). This discussion does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws, under the alternative minimum tax, or in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Delek common stock or Alon common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and upon the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of Delek common stock or Alon common stock should consult their tax advisors regarding the tax consequences of the Mergers to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Delek common stock or Alon common stock, as applicable, that is, for U.S. federal income tax purposes:

•	An individual who is citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Delek common stock or Alon common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes and does not hold (or has not held, directly or constructively, at any time during the five year period ending on the date of the Mergers) 5% or more of the Delek common stock or Alon common stock (except as specifically provided below).
Holders of Delek common stock and Alon common stock should consult their own tax advisors with respect to the particular tax consequences to them of the Mergers, including the applicability and effect of any U.S. federal, U.S. state or local or non-U.S. tax laws or any applicable tax treaty.
Tax Treatment of the Mergers
The obligation of Delek to complete the Mergers is conditioned upon the receipt by Delek of an opinion (the “Delek Tax Opinion”) from Baker Botts L.L.P., counsel to Delek, dated the effective date of the Mergers, to the effect that (i) the Delek Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code. The obligation of Alon to complete the Mergers is conditioned upon the receipt by Alon of an opinion (the “Alon Tax Opinion”) from Vinson & Elkins LLP, counsel to Alon, dated the effective date of the Mergers, to the effect that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of

Section 351 of the Internal Revenue Code. Provided such opinions are received, Delek, HoldCo, and Alon intend to report the Mergers for U.S. federal income tax purposes in a manner consistent with such treatment.

In rendering these opinions, counsel will rely upon customary assumptions and representations from Delek and Alon, as well as on certain covenants and undertakings by Delek and Alon. Based on such representations, covenants and assumptions, and assuming that they remain true and accurate as of the effective time of the Mergers:

•
it is the opinion of Baker Botts L.L.P. that the Delek Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, taken together with the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code, and accordingly, the U.S. federal income tax consequences of the Mergers to U.S. holders and non-U.S. holders of Delek common stock are as described below under the headings “-Tax Consequences to U.S. Holders and Non-U.S. Holders of Delek Common Stock” and “-Reporting Requirements,” and

•
it is the opinion of Vinson & Elkins LLP that the receipt by Alon stockholders of New Delek common stock in exchange for their Alon common stock pursuant to the Alon Merger, taken together with the receipt by Delek stockholders of New Delek common stock in exchange for their Delek common stock pursuant to the Delek Merger, will qualify as an “exchange” within the meaning of Section 351 of the Internal Revenue Code, and accordingly, the U.S. federal income tax consequences of the Mergers to U.S. holders and non-U.S. holders of Alon common stock are as described below under the headings “-Tax Consequences to U.S. Holders of Alon Common Stock,” “-Tax Consequences to Non-U.S. Holders of Alon Common Stock,” “-Reporting Requirements,” and “-Backup Withholding and Information Reporting.”

If any of the representations, assumptions, covenants, or undertakings upon which those opinions are based is incorrect, incomplete, inaccurate or violated, the validity of the opinions may be affected and the U.S. federal income tax consequences of the Mergers could differ from those described in this joint proxy statement/prospectus.
None of these opinions will be binding on the IRS or the courts. Delek and Alon have not requested and do not intend to request any ruling from the IRS as to the U.S. federal income tax consequences of the Mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each Delek stockholder and each Alon stockholder should consult its tax advisor with respect to the particular tax consequences of the Mergers to such holder, including the consequences if the IRS successfully challenged (i) the qualification of the Delek Merger as a “reorganization” within the meaning of Section 368 of the Internal Revenue Code and (ii) the qualification of the receipt by the Delek stockholders and the Alon stockholders of New Delek common stock in exchange for their Delek common stock and Alon common stock, respectively, pursuant to Mergers, taken together, as an “exchange” within the meaning of Section 351 of the Internal Revenue Code.
Tax Consequences to U.S. Holders and Non-U.S. Holders of Delek Common Stock
The U.S. federal income tax consequences of the Delek Merger to a U.S. holder or a non-U.S. holder of Delek common stock will be as follows:

•	no gain or loss will be recognized by such holder upon the exchange of its Delek common stock for New Delek common stock in the Delek Merger;

•	the aggregate basis of the New Delek common stock received in the Delek Merger by such holder will be the same as the aggregate basis of the Delek common stock surrendered in exchange therefor; and

•	such holder’s holding period in the New Delek common stock received in the Delek Merger will include the holding period of the Delek common stock surrendered in exchange therefor.

Tax Consequences to U.S. Holders of Alon Common Stock
In General
The U.S. federal income tax consequences of the Alon Merger to a U.S. holder of Alon common stock will be as follows:

•
gain, but not loss, will be recognized by such U.S. holder upon the exchange of its Alon common stock for New Delek common stock and cash in lieu of a fractional share of New Delek common stock in the Alon Merger equal to the lesser of: (1) the excess, if any, of (i) the sum of the fair market value of New Delek common stock received in the Alon Merger and the amount of cash received in lieu of a fractional share of New Delek common stock in the Alon Merger over (ii) the stockholder’s tax basis in the Alon common stock surrendered in the Alon Merger (clause (1), the “Realized Gain”), and (2) the amount of cash received in lieu of a fractional share of New Delek common stock in the Alon Merger (the lesser of clause (1) and (2), the “Section 351(b) Gain”);

•
the aggregate basis of the New Delek common stock received in the Alon Merger by such U.S. holder will be the same as the aggregate basis of the Alon common stock surrendered in exchange therefor, reduced by the amount of cash such U.S. holder received in lieu of a fractional share of New Delek common stock and increased by such U.S. holder’s Section 351(b) Gain; and

•	such U.S. holder’s holding period of New Delek common stock received in the Alon Merger will include the holding period of the Alon common stock surrendered in exchange therefor.

Cash In Lieu of a Fractional Share

The tax treatment of cash received in lieu of a fractional share of New Delek common stock pursuant to the Alon Merger is not entirely certain. The receipt of cash in lieu of a fractional share of New Delek common stock may be treated as the receipt of cash in exchange for Alon common stock in connection with the Alon Merger, which would be treated as described above under “—Tax Consequences to U.S. Holders of Alon Common Stock-In General.” It is possible, however, that the receipt of cash in lieu of a fractional share may be treated as if the U.S. holder received the fractional share in the Alon Merger and then received the cash in a redemption of the fractional share, in which case the U.S. holder should generally recognize gain or loss equal to the difference between the amount of the cash received instead of the fractional share and the U.S. holder’s tax basis allocable to such fractional share.
Additional Tax on Net Investment Income
Certain U.S. holders that are individuals, trusts, or estates are subject to a 3.8% tax, in addition to any otherwise applicable U.S. federal income tax, on the lesser of (1) the U.S. holder’s “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) for the relevant taxable year above a certain threshold (which in the case of an individual ranges from $125,000 to $250,000, depending on the individual’s circumstances). A U.S. holder’s “net investment income” generally includes, among other things, any net gain recognized from the disposition of stock like Alon common stock pursuant to the Alon Merger, unless such net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you should consult your own tax advisors regarding the applicability of this tax to your disposition of Alon common stock pursuant to the Alon Merger.

Tax Consequences to Non-U.S. Holders of Alon Common Stock
A non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on any Realized Gain or Section 351(b) Gain in connection with the Alon Merger unless:

•
any Section 351(b) Gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Section 351(b) Gain is triggered and certain other conditions are met; or

•	Alon is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of the Alon Merger or the non-U.S. holder’s holding period for Alon common stock, and, as described below, the non-U.S. holder owns or is deemed to own more than 5% of Alon’s outstanding common stock during that same period.

In the case of the first bullet point above, Section 351(b) Gain generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder described in the first bullet that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
In the case of the second bullet point above, Section 351(b) Gain will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Regarding the third bullet point above, Alon believes that it currently is, and has been, a USRPHC. Nevertheless, so long as the common stock of Alon is considered to be regularly traded on an established securities market, non-U.S. holders who have never beneficially owned (or been deemed to own under certain attribution rules) more than 5% of the Alon common stock will not be subject to U.S. federal income tax on any Realized Gain or any Section 351(b) Gain in connection with the Alon Merger solely as a result of Alon’s USRPHC status. Alon believes that its common stock is regularly traded on an established securities market for these purposes. Accordingly, only Alon shareholders who are non-U.S. holders and who hold, or have held, more than 5% of Alon’s common stock may be subject to U.S. federal income tax on any Realized Gain as a consequence of the Alon Merger and should consult their tax advisors regarding the potential U.S. federal income tax consequences with respect to the Alon Merger.
Reporting Requirements
Holders of shares of Delek common stock who owned immediately before the Delek Merger at least 5% (by vote or value) of the total outstanding shares of Delek common stock, or owned shares of Delek common stock with a tax basis of $1 million or more, are required to attach a statement to their U.S. federal income tax returns for the year in which the Delek Merger is completed that contains the information set forth in U.S. Treasury Regulations Section 1.368-3(b). Such statement must include the fair market value, determined immediately before the Delek Merger, of all of such holder’s Delek common stock exchanged pursuant to the Delek Merger and such holder’s tax basis, determined immediately before the Delek Merger, in its Delek common stock.
Holders of Delek common stock or Alon common stock that receive New Delek common stock and, upon consummation of the Mergers, own New Delek common stock representing at least 5% of the total combined voting power or value of the total outstanding New Delek common stock, are required to attach to their U.S. federal income tax returns for the year in which the Mergers are completed, and maintain a permanent record of, a statement containing the information listed in U.S. Treasury Regulations Section 1.351-3. The facts to be disclosed by a holder include the aggregate fair market value of, and the holder’s basis in, the Delek common stock or the Alon common stock, as applicable, exchanged pursuant to the Mergers.

Backup Withholding and Information Reporting
Payments of cash, including cash received in lieu of a fractional share of New Delek common stock, to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 28%), unless the U.S. holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. holders) are exempt from backup withholding. Holders exempt from backup withholding may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding or otherwise avoid possible erroneous backup withholding. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against such holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following sets forth the unaudited pro forma condensed combined financial statements of Delek after giving effect to the proposed Mergers, which we have prepared to assist our investors in analyzing the future prospects of the combined company. The unaudited pro forma condensed combined statement of operations, or “pro forma statement of operations” gives effect to the Mergers as if consummated on January 1, 2016. The unaudited pro forma condensed combined balance sheet, or “pro forma balance sheet,” gives effect to the Mergers as if consummated on March 31, 2017. The pro forma balance sheet as of March 31, 2017 combines the consolidated balance sheets of Delek and Alon as of March 31, 2017. The pro forma statement of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 combines the results of operations of Delek and Alon for the year ended December 31, 2016 and the three months ended March 31, 2017. The historical consolidated financial information has been adjusted in the pro forma financial statements below to reflect the pro forma impact of events that are directly attributable to the transactions contemplated by the merger agreement, factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the combined results. These pro forma financial statements do not include the effects of any transactions that took place subsequent to March 31, 2017.
The pro forma financial statements have been prepared using the acquisition method of accounting for business combinations under U.S. GAAP. Under the acquisition method of accounting, the total estimated purchase consideration will be determined at the closing date of the Mergers. Delek will record all assets acquired and liabilities assumed at their respective acquisition- date fair values with any excess purchase price allocated to goodwill. The Delek historical financial statements reflect Delek’s 47% interest in Alon accounted for under the equity method of accounting, which has been eliminated through pro forma adjustments. Delek will also be required to remeasure the equity investment interest in Alon to fair value and record any gain or loss equal to the amount that the fair value is above or below the carrying value. Delek’s estimate of the fair value of the equity investment interest as of the closing date of the Mergers is preliminary and will not be final until the final valuations are completed.
As of the date of this joint proxy statement/prospectus, Delek has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Alon assets to be acquired and the liabilities to be assumed and the related allocation of purchase price. A final determination of the fair value of Alon’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Alon that exist as of the closing date of the Mergers and, therefore, cannot be made prior to the completion of the Mergers. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and/or statements of operations. In addition, the value of the consideration to be paid by Delek upon the consummation of the Mergers will be determined based on the closing price of Delek’s common stock on the closing date of the Mergers. Delek estimated the fair value of Alon’s assets and liabilities based on discussions with Alon’s management, preliminary valuation studies, due diligence and information presented in Alon’s SEC filings. Until the Mergers are completed, both companies are limited in their ability to share certain information. The purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein and is not necessarily indicative of the operating results and financial position that would have been achieved.
Also as of the date of this joint proxy statement/prospectus, Delek has not identified all adjustments necessary to conform Alon’s accounting policies to Delek’s accounting policies. Delek will conduct a final review of Alon’s accounting policies as of the date of the completion of the Mergers in an effort to determine if differences in accounting policies require adjustment or reclassification of Alon’s results of operations or reclassification of assets or liabilities to conform to Delek’s accounting policies and financial statement presentation. We do not believe the final conforming accounting adjustments to be made after this review will have a material impact to the unaudited pro forma condensed combined financial statements. Delek has identified one potential significant accounting policy difference, related to the Supply and Offtake Agreements, which could have an impact to the reclassification of Alon’s results of operations or reclassification of assets or liabilities. Delek expects that conforming the accounting policy related to the Supply and Offtake Agreements could potentially result in adjustments. Due to the unavailability of data, we have not completed our analysis to determine the potential dollar amount of any of these changes.  However, we do not expect the conforming accounting adjustments, to the extent they are required, to be material to the pro forma financial statements.
Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements, which are referred to as the pro forma adjustments, are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Mergers, (2) factually supportable, and (3) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Delek and Alon following the Mergers. The unaudited pro forma financial statements have been presented for illustrative purposes and are not necessarily indicative of the operating results and financial position that would have been achieved had the Mergers occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the Mergers.
The unaudited pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of the expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Mergers and, accordingly, do not attempt to predict or suggest future results. The unaudited pro forma statements of operations also exclude the effects of transactions costs associated with the Mergers, costs associated with any restructuring, integration activities resulting from the Mergers, impacts that would have occurred had the revaluation of inventory been performed as of January 1, 2016, and expenses associated with accelerated vesting of compensation awards as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the Mergers. However, such costs could affect the combined company following the Mergers in the period the costs are incurred or recorded. Further, the audited pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Mergers.
The pro forma financial statements have been derived from and should be read in conjunction with the consolidated financial statements and the related notes of Delek and Alon included in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, incorporated herein by reference.

Delek US Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
 For the three months ended March 31, 2017

	Historical
	Delek	Alon	Adjustments	Notes	Total Combined
	(in millions, except share and per share data)
Net sales	$1,182.2	$1,150.6	$(7.9)	(a)	$2,324.9
Operating costs and expenses:
Cost of goods sold	1,035.7	972.9	(7.9)	(a)	2,000.7
Operating expenses	61.2	64.3	—		125.5
General and administrative expenses	26.5	49.2	—		75.7
Depreciation and amortization	29.0	36.5	(16.2)	(b)	49.3
Other operating income, net	—	(0.5)	—		(0.5)
Total operating costs and expenses	1,152.4	1,122.4	(24.1)		2,250.7
Operating (loss) income	29.8	28.2	16.2		74.2
Interest expense	13.6	15.1	—		28.7
Interest income	(1.0)	—	—		(1.0)
Loss (income) from equity method investments	(3.1)	0.1	2.8	(c)	(0.2)
Other expense (income), net	—	0.1	—		0.1
Total non-operating expenses (income), net	9.5	15.3	2.8		27.6
(Loss) income before income taxes	20.3	12.9	13.4		46.6
Income tax (benefit) expense	5.0	2.6	4.3	(d)	11.9
Net (loss) income from continuing operations	15.3	10.3	9.1		34.7
Net income attributed to non-controlling interest	4.1	3.0	—		7.1
Net (loss) income from continuing operations attributable to Delek	$11.2	$7.3	$9.1		$27.6
Basic & diluted income per share:
Basic	$0.18	$0.10			$0.34
Diluted	$0.18	$0.10			$0.34
Weighted average common shares outstanding:
Basic	61,978,072	71,490,000	(52,239,207)	(e)	81,228,865
Diluted	62,589,210	71,577,000	(52,326,207)	(e)	81,840,003

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Delek US Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
 For the year ended December 31, 2016

	Historical
	Delek	Alon	Adjustments	Notes	Total Combined
	(in millions, except share and per share data)
Net sales	$4,197.9	$3,913.4	$(10.4)	(a)	$8,100.9
Operating costs and expenses:
Cost of goods sold	3,812.9	3,376.8	(10.4)	(a)	7,179.3
Operating expenses	249.3	262.7	—		512.0
Insurance proceeds - business interruption	(42.4)	—	—		(42.4)
General and administrative expenses	106.1	194.1	—		300.2
Depreciation and amortization	116.4	145.6	(64.5)	(b)	197.5
Other operating income, net	4.8	1.6	—		6.4
Total operating costs and expenses	4,247.1	3,980.8	(74.9)		8,153.0
Operating (loss) income	(49.2)	(67.4)	64.5		(52.1)
Interest expense	54.4	69.7	—		124.1
Interest income	(1.5)	—	—		(1.5)
Loss (income) from equity method investments	43.4	(9.8)	(42.2)	(c)	(8.6)
Loss on impairment of equity method investment	245.3	—	(245.3)	(f)	—
Other expense (income), net	0.4	(0.7)	—		(0.3)
Total non-operating expenses (income), net	342.0	59.2	(287.5)		113.7
(Loss) income before income taxes	(391.2)	(126.6)	352.0		(165.8)
Income tax (benefit) expense	(171.5)	(46.8)	126.3	(d)	(92.0)
Net (loss) income from continuing operations	(219.7)	(79.8)	225.7		(73.8)
Net income attributed to non-controlling interest	20.3	3.0	—		23.3
Net (loss) income from continuing operations attributable to Delek	$(240.0)	$(82.8)	$225.7		$(97.1)
Basic & diluted loss per share:
Basic	$(3.88)	$(1.17)			$(1.20)
Diluted	$(3.88)	$(1.17)			$(1.20)
Weighted average common shares outstanding:
Basic	61,921,787	70,739,000	(51,488,207)	(e)	81,172,580
Diluted	61,921,787	70,739,000	(51,488,207)	(e)	81,172,580
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Delek US Holdings, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017
(in millions)

	Historical
March 31, 2017	Delek	Alon	Adjustments	Notes	Total Combined
Assets
Current assets:
Cash and cash equivalents	$591.4	$186.1	$(25.1)	(g)	$752.4
Accounts receivable	325.8	129.4	—		455.2
Accounts receivable from related party	1.5	—	(1.5)	(n)	—
Income tax receivable	—	—	—		—
Inventories, net of lower of cost or market valuation	397.4	141.4	(9.7)	(m)	529.1
Other current assets	51.2	50.4	—		101.6
Total current assets	1,367.3	507.3	(36.3)		1,838.3
Property, plant and equipment, net	1,089.8	1,351.5	73.5	(h)
			(105.0)	(m)	2,409.8
Goodwill	12.2	62.9	502.6	(m)	577.7
Other intangibles, net	26.3	—	18.8	(i)
			31.2	(m)	76.3
Equity method investments	360.0	33.0	(257.0)	(l)	136.0
Other non-current assets	102.4	157.5	(18.8)	(i)
			(73.5)	(h)	167.6
Total assets	$2,958.0	$2,112.2	$135.5		$5,205.7

	Historical
March 31, 2017	Delek	Alon	Adjustments	Notes	Total Combined
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$503.6	$386.9	$(1.5)	(n)	$889.0
Accounts payable to related party	2.9	—	—		2.9
Current portion of long-term debt and capital lease obligations	84.4	16.4	—		100.8
Obligation under Supply and Offtake Agreement	130.2	—	—		130.2
Accrued expenses and other current liabilities	197.8	101.1	(15.5)	(g)	283.4
Total current liabilities	918.9	504.4	(17.0)		1,406.3
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	740.5	499.9	—		1,240.4
Environmental liabilities, net of current portion	6.0	—	41.4	(k)	47.4
Asset retirement obligations	5.3	—	12.6	(j)	17.9
Deferred tax liabilities	75.7	365.8	115.3	(l)	556.8
Other non-current liabilities	29.2	160.8	(12.6)	(j)
			(41.4)	(k)	136.0
Total non-current liabilities	856.7	1,026.5	115.3		1,998.5
Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	0.7	0.7	0.2	(m)
			(0.7)	(m)	0.9
Additional paid-in capital	653.6	531.1	475.3	(m)
			(531.1)	(m)	1,128.9
Accumulated other comprehensive loss	(19.5)	(25.9)	(4.1)	(l)
			25.9	(m)	(23.6)
Treasury stock	(160.8)	—	—		(160.8)
Retained earnings	523.9	12.5	(115.3)	(l)
			166.5	(l)
			(9.6)	(g)
			(12.5)	(m)	565.5
Non-controlling interest in subsidiaries	184.5	62.9	42.6	(m)	290.0
Total stockholders' equity	1,182.4	581.3	37.2		1,800.9
Total liabilities and stockholders' equity	$2,958.0	$2,112.2	$135.5		$5,205.7
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information
NOTE 1 - BASIS OF PRO FORMA PRESENTATION
Mergers
Delek, Alon, HoldCo, Delek Merger Sub and Alon Merger Sub have entered into a merger agreement pursuant to which, on the terms and subject to the conditions included in the merger agreement, Delek has agreed to acquire Alon by means of a merger where Delek Merger Sub will merge into Delek, with Delek surviving as a wholly owned subsidiary of HoldCo, a new holding company formed by Delek. In addition, in the Alon Merger, Alon Merger Sub will merge with and into Alon, with Alon surviving.
As a result of the Mergers, Alon’s stockholders (other than Delek or any subsidiary of Delek), will be entitled to receive 0.504, which is referred to as the “exchange ratio,” shares of New Delek common stock for each issued and outstanding share of Alon common stock that they own immediately prior to the effective time of the Alon Merger, with cash paid in lieu of fractional shares.
Completion of the Mergers are subject to regulatory approval in addition to the approval by stockholders of both companies. As of the date of this joint proxy statement/prospectus, the merger is expected to be completed on or about July 1, 2017, but no later than an agreed upon outside date of October 2, 2017. For further information on the Mergers, see the sections entitled “The Mergers” and “The Merger Agreement” beginning on page 81 and 179, respectively.
Purchase Consideration
For purposes of the unaudited pro forma financial statements the total preliminary purchase consideration for the Alon Merger is approximately $894.9 million, which consists of the fair value of shares of New Delek common stock to be issued by Delek in exchange for Alon shares and the fair value of Delek’s pre-existing 47% equity interest in Alon. Under the terms of the Merger Agreement, the share consideration is currently valued at approximately $12.45 per share of Alon common stock, based on the closing price of Delek’s stock on May 12, 2017 of $24.70 per share. The total New Delek shares to be issued are 19,250,793 shares based on the total Alon shares outstanding at May 12, 2017, less shares owned by Delek of 33,691,292, exchanged at a ratio of 0.504. The following table summarizes the preliminary calculation of total purchase consideration:

Number of shares of New Delek common stock to be issued by Delek in exchange for Alon shares based on Alon shares outstanding at May 12, 2017 of 71,887,309 based on Delek's closing price on May 12, 2017 of $24.70	$475.5
Fair value of Delek’s pre-existing 47% equity interest in Alon, based on a preliminary estimate of fair value as discussed in Note 2 below	419.4
Total preliminary purchase consideration	$894.9

Unaudited Pro Forma Financial Statements
The unaudited pro forma financial statements have been prepared assuming the Mergers are accounted for using the acquisition method of accounting under U.S. GAAP with Delek as the acquiring entity. Accordingly, under the acquisition method of accounting, the total estimated purchase price is allocated to the acquired net tangible and identifiable intangible assets acquired and liabilities assumed of Alon based on their respective fair values, as further described below.
The unaudited pro forma financial statements combine the historical statements of operations and balance sheets of Delek and Alon. Pro forma adjustments have then been made to the combined results to reflect the impact of the Mergers and related transactions as if they had been consummated on January 1, 2016, for purposes of the statements of combined operations presented and March 31, 2017, for the combined balance sheet presented. Also, for the purposes of the pro forma financial statements, Delek's historical statement of operations does not include discontinued operations. Additionally, certain pro forma adjustments were made to conform accounting policies used by Alon to those of Delek and eliminate transactions between the two companies during the periods presented.
The pro forma adjustments represent management’s estimates based on information available as of the date of this joint proxy statement/prospectus and are subject to change as additional information becomes available and additional analysis is performed. The unaudited pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the unaudited pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Mergers that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Mergers are not included in the unaudited pro forma statements of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma balance sheet as a decrease to retained earnings and a decrease to cash.
Note 2 - Purchase Accounting
Purchase Price
The total preliminary estimated purchase consideration described above has been allocated to Alon’s tangible and intangible assets acquired and liabilities assumed for purposes of these unaudited pro forma financial statements, based on their estimated relative fair values assuming the Mergers were completed on the unaudited pro forma balance sheet date presented. The final purchase price allocation will be determined after the Mergers are consummated and after completion of a thorough analysis to determine the fair value of Alon’s tangible assets and liabilities, including fixed assets, identifiable intangible assets and liabilities, and goodwill. Any increase or decrease in the fair value of Alon’s tangible and identifiable intangible assets and liabilities, as compared to the information shown herein, would also change the portion of purchase price allocable to goodwill and could impact the operating results of the combined company following the Mergers due to differences in depreciation and amortization related to the assets and liabilities. A hypothetical 10% change in

Delek’s closing stock price as of May 12, 2017, would have an approximate $89.5 million impact on the purchase price and subsequent goodwill balance.
The total preliminary estimated purchase price was allocated as follows, based on Alon’s March 31, 2017 balance sheet (in millions):

Cash	$186.1
Receivables	129.4
Inventories	131.7
Prepayments and other current assets	50.4
Property, plant and equipment(a)	1,320.0
Acquired intangibles	50.0
Goodwill	565.5
Other non-current assets	98.2
Accounts payable	(386.9)
Other current liabilities	(101.1)
Deferred income taxes	(365.8)
Debt	(516.3)
Other non-current liabilities	(160.8)
Non-controlling interest	(105.5)
Total preliminary estimated purchase price	$894.9

(a)	Estimated average useful lives have been assumed based on a range of 3 to 40 years in the preliminary valuation.

The fair value of property, plant and equipment is estimated at $1,320.0 million. This preliminary fair value estimate is based on a valuation using a combination of the income, cost and market approaches. The range of useful lives disclosed above is based on historical information about similar assets, engineering information, and expectations about obsolescence in the future. As of the date of this joint proxy statement/prospectus, Delek has not had sufficient access to Alon’s records to perform a comprehensive review of Alon’s property, plant and equipment. Delek expects that, as it obtains more information, the preliminary estimate disclosed above, range of useful lives, and resulting depreciation may change materially.
Delek has estimated the fair value of identifiable intangible assets at $50.0 million. This fair value is based on a preliminary valuation completed for the business enterprise, along with the related tangible assets, using a combination of income method, cost method and comparable market transactions. Although Delek expects to recognize intangible assets associated with customer relationships, trademarks, trade names, franchise rights and liquor licenses, as of the time of this joint proxy statement/prospectus, Delek has not been able to allocate the aggregate fair value of intangible assets between definite-life and indefinite-life intangible assets. Additionally, Delek expects to identify additional intangible assets as Delek gains a better understanding of Alon’s business after the completion of the Mergers. Delek will consider the asset’s history, accounting by Alon, Delek’s plans for the continued use and marketing of the asset, and how a market participant would use the asset in determining whether the intangible asset has an indefinite or definite life. For the purposes of the unaudited pro forma financial statements, Delek has assigned the entire $50.0 million in preliminary fair value to definite-lived intangible assets with estimated useful lives of 5 to 10 years. The amortization related to the fair value of intangible asset is reflected as a pro forma adjustment to the statements of operations using the straight-line method.
The periods impacted by amortization expense will ultimately be based upon the periods in which Delek expects to derive the associated economic benefits or detriments. Therefore, the amount of amortization expense following the merger may differ significantly between periods based upon the final value assigned to, and amortization methodology and useful lives used for, each identifiable intangible asset.
NOTE 3-PRO FORMA ADJUSTMENTS
Statements of Operations
The unaudited pro forma statements of operations reflect the following adjustments:

(a)	To eliminate transactions between Delek and Alon for purchases and sales of refined product reducing revenue and the associated cost of goods sold

(b)
To adjust depreciation and amortization expense as a result of the recognition of the fair value of property, plant and equipment and intangible assets as outlined in Note 2 above. The lower depreciation expense compared to the historical Alon amount is due primarily to the lower estimated fair value of gross property plant and equipment derived from the preliminary purchase price allocation, the estimated remaining useful lives of the assets and the reduction of amortization expense of deferred turnaround and catalysts costs which are included in the estimated fair value of the refining equipment.

(c)	To eliminate Delek’s equity income in Alon as the closing of the Mergers will result in Delek obtaining full control of Alon

(d)
To record the tax effect on pro forma adjustments and additional tax benefit associated with dividends received from Alon at a combined U.S. (federal and state) income tax statutory blended rate of 32.4% and 35.9% for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively

(e)	To adjust the weighted average number of shares outstanding based on 0.504 of a share of Delek common stock for each share of Alon common stock outstanding as of May 12, 2017, as follows:

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
Basic:
Elimination of Alon historical weighted average shares	(71,490,000)	(70,739,000)
Delek estimated incremental shares issued	19,250,793	19,250,793
Weighted average shares adjustment, net	(52,239,207)	(51,488,207)

(f)	To remove Delek's impairment of its equity method investment related to Alon which was recorded in the Delek 2016 statement of operations

Combined Balance Sheet
The unaudited pro forma balance sheet reflects the following adjustments:

(g)
To record the payment of estimated aggregate transaction costs of $25.1 million that have not yet been paid for both Delek and Alon associated with the Mergers with a corresponding offset to retained earnings. These costs include estimates for accounting, employee retention costs, legal, and other professional fees

(h)
To reclassify Alon’s unamortized balance of deferred turnaround and catalyst costs from other non-current assets to property plant and equipment in order to conform to Delek’s financial statement presentation

(i)	To reclassify Alon’s intangible assets, net from other non-current assets to other intangibles, net in order to conform to Delek’s financial statement presentation

(j)	To reclassify Alon’s asset retirement obligations from other non-current liabilities to asset retirement obligations in order to conform to Delek’s financial statement presentation

(k)	To reclassify Alon’s environmental accrual from other non-current liabilities to environmental liabilities, net of current portion, in order to conform to Delek’s financial statement presentation

(l)
To eliminate Delek’s equity method investment in Alon as the close of the Mergers will result in Delek obtaining full control of Alon and to record the gain and related deferred income tax impact from the excess of fair value of Delek’s pre-existing 47% interest in Alon over its carrying value. The gain is based on a preliminary calculation of fair value using the best information available at this time (see Note 2 above). The adjustment is calculated as follows:

Fair value of Delek’s pre-existing 47% equity interest in Alon	$419.4
Carrying value of previously held equity interest	(257.0)
Reversal of accumulated other comprehensive loss from equity method investment	4.1
Gain on excess of fair value over carrying value	$166.5

Reversal of deferred tax asset attributable to equity method accounting	$115.3

(m)	To record the estimated preliminary purchase price allocation disclosed in Note 2 above

(n)	To eliminate the accounts receivable and accounts payable between Delek and Alon

COMPARISON OF THE RIGHTS OF HOLDERS OF NEW DELEK COMMON STOCK AND ALON COMMON STOCK
Alon, Delek and HoldCo are all organized under the laws of the State of Delaware. As holders of Delek common stock and Alon common stock, your rights with respect thereto are governed by Delaware law, including the Delaware General Corporation Law, or “DGCL.”
If the Mergers are completed, holders of Alon common stock and Delek common stock will become holders of New Delek common stock issued by HoldCo. Your rights with respect to the New Delek common stock issued in exchange for your Delek common stock or Alon common stock will continue to be governed by Delaware law, including the DGCL.
The certificate of incorporation and bylaws of HoldCo have been amended and restated to be substantially the same as the second amended and restated certificate of incorporation and third amended and restated bylaws of Delek in effect immediately prior to the Delek Merger. As a result, the shares of New Delek common stock issued in exchange for shares of Delek common stock in the Delek Merger will represent substantially the same rights under Holdco’s organizational documents as the rights previously represented by shares of Delek common stock.
However, differences in rights of holders of Alon capital stock and New Delek common stock may arise from differences between the certificates of incorporation and bylaws of Alon and HoldCo.
This section summarizes material differences between the rights of Alon and HoldCo stockholders.
The following summary is not a complete statement of the rights of the stockholders of either of Alon or HoldCo or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and Alon’s and HoldCo’s organizational documents, which you are urged to read carefully. In the case of HoldCo, the summary below refers to the provisions of HoldCo’s amended and restated certificate of incorporation and amended and restated bylaws as such organizational documents will be in effect upon completion of the Mergers. Alon and HoldCo have filed with the SEC their respective organizational documents summarized below and will send copies of these documents to you, without charge, upon your request. For additional information, see “Where You Can Find More Information” beginning on page 255.

HoldCo Capital Stock (including New Delek common stock)	Alon Capital Stock
Authorized Capital Stock
HoldCo is authorized to issue 120,000,000 shares divided into two classes consisting of:
1. 110,000,000 shares of common stock, par value $0.01, of which 1,000 shares are issued and outstanding as of the date hereof and owned by Delek; and
2. 10,000,000 shares of preferred stock, par value $0.01.
The HoldCo board is authorized to issue the preferred stock in one or more series.

Alon is authorized to issue 165,000,000 shares divided into two classes consisting of:
1. 150,000,000 shares of common stock, par value $0.01; and
2. 15,000,000 shares of preferred stock, par value $0.01.
The Alon board is authorized to issue the preferred stock in one or more series.

Common Stock
Each holder of a share of common stock of HoldCo is entitled to one vote for each share held of record on the applicable record date on each matter voted on at a meeting of stockholders.	Each holder of a share of common stock of Alon is entitled to one vote for each share held of record on the applicable record date on each matter voted on at a meeting of stockholders.
Number and Qualification of Directors
The HoldCo bylaws provide that HoldCo’s board of directors will consist of not less than 3 nor more than 15 directors, and that the number is to be fixed and determined from time to time by the HoldCo board of directors.
Prior to the closing of the transaction, the Special Committee’s designee will be appointed to the HoldCo board of directors as further described in “The Merger Agreement-Election to HoldCo Board of Directors” beginning on page 199.

The Alon certificate of incorporation provides that Alon’s board of directors will consist of not less than 3 nor more than 12 directors, and the number will be fixed from time to time in the manner provided in the Alon bylaws The Alon bylaws provide that the number of directors may be determined from time to time only by (i) a vote of a majority of the whole board that Alon would have if there were no vacancies or (ii) the affirmative vote of the holders of at least a majority of the stock entitled to vote, voting together as a single class.

Election and Term of Directors
HoldCo’s bylaws provide that HoldCo’s directors are elected at the annual meeting of stockholders, and that each director shall hold office until his or her successor is elected and qualified or until such director’s earlier resignation or removal. Elections of directors are determined by a plurality of the votes cast.

Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors, Alon’s directors are elected at each annual meeting of stockholders and each director holds office for a term expiring at the next annual meeting of stockholders, until his or her successor is elected and qualified or such director’s earlier resignation or removal. Elections of directors are determined by a plurality of the votes cast.

Removal of Directors
The HoldCo certificate of incorporation allows any director or the entire board of directors to be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 66 2/3% of all of the issued and outstanding shares of capital stock entitled to vote on the election of directors at a meeting of stockholders called for that purpose; provided however, that if the board of directors, by an affirmative vote of at least 66 2/3% of the entire board of directors, recommends the removal of a director to the stockholders, such removal may be effected by the affirmative vote of the holders of at least a majority of all of the issued and outstanding shares of capital stock entitled to vote on the election of directors at a meeting of the stockholders called for that purpose.

Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors, stockholders may remove any director from office only for cause and with the affirmative vote of the stockholders of at least a majority of the voting power of the outstanding stock entitled to vote, voting together as a single class, but only at a meeting of the stockholders called for such purpose.

Vacancies on the Board Of Directors
The HoldCo bylaws provide that any vacancy on HoldCo the board of directors or any newly created directorship may be filled by a majority of the directors then in office or a sole remaining director, though less than a quorum. Such newly appointed director shall hold office until the next election and until his or her successor shall be duly elected and qualified unless sooner displaced.

Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors, the Alon certificate of incorporation provides that any vacancy on the board of directors or any newly created directorship may be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. Such newly elected director shall hold office until the annual meeting of stockholders and until his or her successor has been duly elected and qualified. No decrease in the number of directors constituting the board may shorten the term of any incumbent director.

Stockholder Action by Written Consent
The HoldCo certificate of incorporation requires any action of stockholders to be effected at a duly called meeting, and such action may not be effected by a consent in writing.	The Alon certificate of incorporation requires any action of stockholders to be effected at a duly called meeting, and such action may not be effected by a consent in writing.
Quorum for Stockholder Meetings
The holders of a majority of HoldCo’s capital stock issued and outstanding, present in person or by proxy and entitled to vote constitutes a quorum for any meetings of the stockholders. If a quorum is not present, the stockholders present have the power to adjourn the meeting until a quorum is present or represented.

Except as may be provided for by the rights of preferred stock, the holders of a majority of Alon’s stock issued and outstanding, present in person or by proxy and entitled to vote constitutes a quorum for any meetings of the stockholders. If a quorum is not present, the stockholders present have the power to adjourn the meeting until a quorum is present or represented.

Special Meetings of Stockholders
The HoldCo bylaws provide that a special meeting of the stockholders may be called by the chairman of the board or the president. The secretary shall call a special meeting upon written request of a majority of the board of directors.

The Alon bylaws provide that a special meeting of the stockholders may only be called by (i) the chairman of the board, (ii)the president or (iii) the secretary within 10 calendar days after receipt of a written request of a majority of the total number of directors that Alon would have if there were no vacancies.

Notice of Stockholder Meetings
Written notice of annual and special meetings of stockholders shall be given to stockholders entitled to vote not less than 10 nor more than 60 days before such meeting. Written notice of an adjournment need not be given if such adjournment is not for more than 30 calendar days and no new record date is fixed for the adjourned meeting. Notices of special meetings shall include the purpose of the meeting.

Written notice of annual and special meetings of stockholders shall be given not less than 10 nor more than 60 calendar days before the date of such meeting. Written notice of an adjournment need not be given if such adjournment is not for more than 30 calendar days and no new record date is fixed for the adjourned meeting. Notices of special meetings shall include the purpose of the meeting.

Advance Notice Requirements for Stockholder Nominations and Other Business
With respect to nominations of directors and business to be considered at an annual meeting, a stockholder notice must be in writing, meeting the requirements of the HoldCo bylaws, and be delivered to the Secretary at the principal executive office of HoldCo not less than 90 calendar days, nor more than 120 calendar days, prior to the first anniversary of the preceding year’s annual meeting, except that in the event that the date of any annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than 90 calendar days prior to such annual meeting and not later than 10 days following the day on which public announcement of the date of such meeting is first made by HoldCo. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for submitting stockholder’s notice as described above.
Nominations must also comply with the applicable provisions of the Exchange Act. The chairman of the meeting shall determine whether a nomination or proposed business meets the provisions of the HoldCo bylaws and, if any nomination or proposed business was not made or proposed in compliance with HoldCo’s bylaws, the chairman may declare that such non-compliant proposal or nomination be disregarded.

With respect to nominations of directors and requests of business to be considered at an annual meeting, a stockholder notice must be in writing, meeting the requirements of the Alon bylaws, and be delivered to the principal executive offices of Alon by the date not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which Alon first mailed its proxy materials for the preceding year’s annual meeting, except that in the event that the date of the meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder must be so delivered and not later than close of business on the later of:
 (a) the 90th calendar day prior to the date of such annual meeting; or
 (b) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.
Nominations must also comply with the applicable provisions of the Exchange Act. The presiding officer of any annual meeting shall determine whether a nomination or proposed business was made in accordance with the provisions of the Alon bylaws.
At a special meeting of stockholders, only such business may be conducted or considered as was specified in the notice of meeting given by or at the direction of the Chairman, the President or a majority of the board or otherwise properly brought before the meeting by the presiding officer or by a majority of the total number of directors that Alon would have if there were no vacancies.

Amendment of the Certificate of Incorporation
Under Section 242 of the DGCL, a certificate of incorporation may be amended upon a resolution of the HoldCo board of directors and approved by:
(a) the holders of a majority of the outstanding shares entitled to vote; and
(b) a majority of the outstanding shares of each class entitled to a class vote, if any.
The HoldCo certificate of incorporation provides that the affirmative vote of 66 2/3% of the issued and outstanding capital stock entitled to vote shall be required to amend, repeal or adopt any provisions inconsistent with certain provisions of the HoldCo certificate of incorporation unless the HoldCo board of directors unanimously recommends such amendment or repeal, in which case only a majority vote of such stock is required. Those articles are summarized in this table in the subsections entitled “Amendment of Bylaws,” “Limitations on Director Liability,” “Indemnification”, and “Removal of Directors”.

Under Section 242 of the DGCL, a certificate of incorporation may be amended upon a resolution of the board of directors and approved by:
(a) the holders of a majority of the outstanding shares entitled to vote; and
(b) a majority of the outstanding shares of each class entitled to a class vote, if any.
The Alon certificate of incorporation provides that its Article VII relating to directors and elections may only be amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote, voting together as a single class.

Amendment of Bylaws
The HoldCo certificate of incorporation and bylaws provides that the board of directors is authorized to amend or repeal any and all of the bylaws of HoldCo, and the bylaws may also be amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of capital stock of HoldCo entitled to vote thereon voting as a single class.

The Alon certificate of incorporation and bylaws provide that the bylaws may be amended or repealed at any meeting of the stockholders except as described below provided such amendment was referenced in the notice of such meeting or at any meeting of the board of directors provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders.
Certain named bylaws may not be amended or repealed by the stockholders except as provided in the following sentence, such as those relating to the time and place for the election of board members. Provisions inconsistent with such bylaws may only be adopted by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote. Additional bylaws which are subject to this amendment provision are summarized in this table in the subsections entitled “Number and Qualification of Directors”, “Removal of Directors”, “Vacancies on the Board Of Directors”, “Advance Notice Requirements for Stockholder Nominations and Other Business”, and “Special Meetings of Stockholders.”

Forum Selection
The HoldCo certificate of incorporation provides that unless HoldCo consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be the Court of Chancery of the State of Delaware. These actions include:

(a) any derivative action or proceeding brought on behalf of HoldCo;

(b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of HoldCo to HoldCo or HoldCo’s stockholders;

(c) any action asserting a claim arising pursuant to any provision of Delaware law or HoldCo’s certificate of incorporation or bylaws; or

(d) any action asserting a claim against HoldCo governed by the internal affairs doctrine.
Alon does not have a forum selection clause.
Limitation on Director Liability
The HoldCo certificate of incorporation provides that a director is not personally liable to HoldCo or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to HoldCo or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification by the stockholders of HoldCo of the limitation on director liability as provided in HoldCo’s certificate of incorporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of HoldCo existing at the time of such repeal or modification.

The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duties, except liability for any breach of the director’s duty of loyalty to the corporation’s stockholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions) and for any transaction from which the director derived an improper personal benefit.
The Alon certificate of incorporation provides that an Alon director is not personally liable to Alon or its stockholders for monetary damages for or with respect to any acts or omissions in the performance of his or her duties as a director of Alon to the fullest extent permitted by the DGCL as the same now exists or hereafter may be amended.

Indemnification and Insurance
The HoldCo certificate of incorporation provides that HoldCo will indemnify any officer or director against any and all of the expenses, liabilities or other losses of any nature to the fullest extent permitted by the DGCL. The rights conferred on any such person by the indemnification provisions of the certificate of incorporation are not exclusive of any other rights such person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office. The rights to indemnification will continue as to a covered person who has ceased to be an officer or director and shall continue to the benefit of his or her heirs, executors and administrators.

The HoldCo certificate of incorporation also provides that HoldCo may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of HoldCo or serving at the request of HoldCo as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not HoldCo would have the power to indemnify such person against such liability under the DGCL.

The Alon certificate of incorporation provides that Alon will indemnify any person who is made party to a proceeding by reason of the fact that such person is or was a director or officer of Alon or is or was service at the request of Alon, while a director or officer, of another enterprise, to the fullest extent permitted by the DGCL (or as broadened by later amendments thereto) against all reasonably incurred expense, liability and loss. Such indemnification is limited in the case of proceedings initiated by the indemnified person to proceedings authorized by the board of directors or proceedings to enforce these indemnification provisions. The Alon certificate of incorporation also provides for the advancement of expenses, such as attorneys’ fees, in advance of the final disposition of a proceeding with an appropriate repayment undertaking where required by the DGCL.
The Alon certificate further provides that in any suit brought by the indemnitee to enforce a right to indemnification or advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified is on Alon. The rights are non-exclusive, and Alon may additionally maintain insurance to protect itself and any director officer, employee or agent of the Company or another enterprise against any expense, liability or loss, whether or not Alon would have the power to indemnify such person against such expense, liability or loss under the DGCL. Alon may grant rights to indemnification and advancement of expenses to such persons as authorized by the board of directors from time to time.

Stockholder Rights Plan
HoldCo is not party to a rights plan.	Alon is not party to a rights plan.
Quorum and Acts of the Board of Directors
A majority of the board of directors constitutes a quorum at any meeting, and the vote of the majority of the directors present at a meeting with a quorum is an act of the board of directors. Adjournments for a lack of quorum are permitted without notice by any directors present until a quorum is present.

A majority of the total number of directors that Alon would have if there were no vacancies constitutes a quorum for the transaction of business. Adjournments for a lack of quorum are permitted without notice by any directors present until a quorum is present.
An act of the majority of the directors present at a meeting with a quorum is an act of the board of directors, however, the Alon bylaws limit modification of certain resolutions adopted April 14, 2015 dealing with the appointment and removal of the chairman and amending the bylaws to the affirmative vote of at least 90% of the total number of directors that Alon would have if there were no vacancies. The chairman of the board may not be removed without a similar 90% vote until following the 2017 Annual Meeting of stockholders.

DESCRIPTION OF HOLDCO CAPITAL STOCK
The following is a summary of HoldCo’s capital stock and certain provisions of HoldCo’s amended and restated certificate of incorporation and amended and restated bylaws, as such documents will be in effect upon the completion of the Mergers. This summary does not purport to be complete and is qualified in its entirety by the provisions of HoldCo’s amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC.
General
HoldCo’s authorized capital stock consists of 120,000,000 shares, of which 110,000,000 shares are common stock, par value $0.01 per share, and 10,000,000 shares are preferred stock, par value $0.01 per share. 1,000 shares of New Delek common stock are issued and outstanding as of the date of this proxy statement/prospectus, and no shares of preferred stock are issued and outstanding.
Common Stock
Holders of New Delek common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights in connection with the election of directors. HoldCo’s certificate of incorporation provides that all elections of directors shall be determined by a plurality of the votes cast. Accordingly, subject to any preferential rights of HoldCo’s preferred stock, all directors standing for election at a meeting shall be elected by a plurality of the votes cast by the holders of New Delek common stock present at the meeting and entitled to vote in the election.
Subject to any preferential rights of HoldCo’s preferred stock, the outstanding holders of New Delek common stock are entitled to receive any dividends that may be declared by HoldCo’s board of directors out of legally available funds. In the event of HoldCo’s liquidation, dissolution or winding up, holders of New Delek common stock will, subject to compliance with any applicable requirements of the DGCL, be entitled to receive proportionately any of HoldCo’s assets remaining after the payment of liabilities and any preferential rights of HoldCo’s preferred stock then outstanding.
Holders of New Delek common stock have no preemptive, subscription, redemption, conversion or sinking fund rights. The outstanding shares of New Delek common stock are validly issued and fully paid. All shares of New Delek common stock have equal rights and preferences. The rights, preferences and privileges of the holders of New Delek common stock are subject to and may be adversely affected by the rights of holders of shares of any series of HoldCo preferred stock that HoldCo may designate and issue in the future.
Preferred Stock
HoldCo’s board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Though HoldCo has no current intention to issue any shares of its preferred stock, HoldCo’s amended and restated certificate of incorporation permits HoldCo to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. Subject to the provisions of HoldCo’s amended and restated certificate of incorporation and limitations prescribed by law, HoldCo’s board of directors is authorized to adopt resolutions to issue shares, establish the number of shares constituting any series, establish the voting powers, if any, determine designations, preferences, powers and relative rights, qualifications, limitations or restrictions on shares of HoldCo preferred stock, including dividend rights, redemption rights, conversion rights and liquidation preferences, in each case without any action or vote by HoldCo’s stockholders.
The issuance of HoldCo preferred stock may adversely affect the rights of Delek New common stockholders by, among other things:

•	restricting dividends on Delek New common stock;

•	diluting the voting power of Delek New common stock;

•	impairing the liquidation rights of Delek New common stock; or

•	delaying or preventing a change in control without further action by the stockholders.
As a result of these or other factors, the issuance of HoldCo preferred stock could have an adverse impact on the market price of New Delek common stock.
Anti-Takeover Effects of Certain Provisions of HoldCo’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
HoldCo’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make it more difficult to acquire control of HoldCo by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Preferred Stock
We believe that the availability of the preferred stock under HoldCo’s amended and restated certificate of incorporation provides HoldCo with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow HoldCo to issue shares of preferred stock without the expense and delay of a special meeting of stockholders. The authorized shares of HoldCo preferred stock, as well as shares of New Delek common stock, will be available for issuance without further action by HoldCo stockholders, unless action is required by applicable law or the rules of any stock exchange on which HoldCo’s securities may be listed. HoldCo’s board of directors has the power, subject to applicable law, to issue one or more series of preferred stock that could, depending on the terms of any such series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their shares over the prevailing market price of HoldCo’s then outstanding capital stock.
Advance Notice Procedure

HoldCo’s amended and restated bylaws provide an advance procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, HoldCo’s board of directors or by a stockholder who has given proper and timely notice to HoldCo’s secretary prior to the meeting, will be eligible for election as a director. Similarly, except for business proposals submitted by, or at the direction of, HoldCo’s board of directors, a business proposal may only be brought before an annual meeting by a stockholder who has given proper and timely notice to HoldCo’s secretary prior to the meeting. In addition, any proposed business other than the nomination of persons for election to HoldCo’s board of directors must constitute a proper matter for stockholder action. For such notice to be timely, it must be received by HoldCo’s secretary not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or more than 30 days after the one-year anniversary of the previous year’s annual meeting, not earlier than 90 calendar days prior to such meeting and not later than 10 calendar days after public disclosure of the date of such meeting is first made by HoldCo). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of HoldCo.
Special Meetings of Stockholders; No Action on Written Consent
HoldCo’s amended and restated bylaws provide that special meetings of stockholders may be called only by HoldCo’s chairman of the board, president or by HoldCo’s secretary upon written request of a majority of HoldCo’s board of directors. In addition, HoldCo’s amended and restated certificate of incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders and expressly prohibits action by written consent in lieu of a meeting. These provisions make it more difficult for stockholders to take action opposed by HoldCo’s board of directors.
Certificate of Incorporation and Bylaws Amendments
HoldCo’s certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of HoldCo’s capital stock in order to amend certain of its provisions, including any provisions concerning (i) the amendment of the bylaws, (ii) the limitations of liability of directors, (iii) indemnification of directors and officers, (iv) the power of HoldCo to purchase and maintenance of insurance by HoldCo on behalf of any director, officer, employee or agent thereof, (v) the removal of any director or the entire board of directors, and (vi) the percentage of votes represented by capital stock required to approve certain amendments to the certificate of incorporation. These voting requirements will make it more difficult for stockholders to make changes in the certificate of incorporation that would be designed to facilitate the exercise of control over HoldCo. In addition, the requirement of approval by at least a 66 2/3% stockholder vote will enable the holders of a minority of the voting securities of HoldCo to prevent the holders of a majority or more of such securities from amending such provisions.
In addition, the amended and restated certificate of incorporation provides that stockholders may only adopt, amend or repeal the bylaws by the affirmative vote of 66 2/3% of our outstanding voting stock. In contrast, HoldCo’s amended and restated certificate of incorporation grants HoldCo’s board of directors the authority to adopt, alter, amend or repeal any and all of the bylaws of HoldCo without the approval of stockholders.
Size of the Board of Directors; Removal; Filling of Vacancies
HoldCo’s amended and restated certificate of incorporation provides that the number of directors constituting HoldCo’s board of directors shall be fixed and determined by the directors as set forth in HoldCo’s amended and restated bylaws. HoldCo’s amended and restated bylaws provide that HoldCo’s board of directors will consist of not less than three and not more than 15 persons, with the exact number fixed from time to time by the majority vote of HoldCo’s board of directors. HoldCo’s amended and restated certificate of incorporation allows HoldCo’s stockholders to remove any director, or HoldCo’s entire board of directors, with or without cause, upon the affirmative vote of 66 2/3% of HoldCo’s outstanding shares of capital stock entitled to vote on the election of directors. As a result of these provisions, HoldCo’s stockholders cannot (i) increase the size of HoldCo’s board of directors without amending HoldCo’s amended and restated certificate of incorporation or (ii) remove any director, or HoldCo’s entire board of directors, without the affirmative vote of 66 2/3% of HoldCo’s outstanding shares of capital stock entitled to vote on the election of directors. In addition, HoldCo’s amended and restated certificate of incorporation provides that any vacancy on HoldCo’s board of directors, including one created by an increase in the number of directors, may be filled by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director.
Limitation on Liability and Indemnification Matters
HoldCo’s amended and restated certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the ability of HoldCo and HoldCo’s stockholders, through stockholders’ derivative suits on behalf of HoldCo, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply if the directors breached their duty of loyalty to HoldCo or HoldCo’s stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, repurchases or redemptions (as described under Section 174 of the DGCL) or derived an improper benefit from their actions as directors. HoldCo’s amended and restated certificate of incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. In addition, HoldCo’s amended and restated bylaws provide that HoldCo will indemnify its directors and officers to the fullest extent permitted by Delaware law.
From and after the completion of the Mergers, HoldCo will be bound by separate indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements will require HoldCo, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers.

In addition, HoldCo’s amended and restated certificate of incorporation authorizes HoldCo to maintain directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of fiduciary duty, negligence, errors and other wrongful acts.
These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit HoldCo and its stockholders. In addition, the stockholders’ investment may be adversely affected to the extent HoldCo pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions and/or separate indemnification agreements.
Anti-Takeover Effects of Delaware Law
HoldCo is a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination” with the corporation for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, upon the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the “interested stockholder”. Except as otherwise specified in Section 203, an interested stockholder is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.
Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage any entity interested in acquiring HoldCo to negotiate in advance with HoldCo’s board of directors because the stockholder approval requirement would be avoided if HoldCo’s board of directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving HoldCo that HoldCo’s stockholders may otherwise deem to be in their best interests.
Listing
After the completion of the Mergers, the New Delek common stock is expected be listed for trading on the NYSE under Delek’s ticker symbol, “DK.”
Transfer Agent and Registrar
The transfer agent and registrar for the New Delek common stock will be Delek’s transfer agent and registrar, American Stock Transfer & Trust Company LLC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS OF DELEK
The following table sets forth certain information with respect to the beneficial ownership of Delek common stock as of May 26, 2017, for:

•	each of Delek’s directors;

•	each of Delek’s named executive officers as of December 31, 2016;

•	all of Delek’s current directors and executive officers as a group; and

•	each person or group known by Delek or Alon, based on the filings pursuant to Section 13(d) or Section 13(g) under the Exchange Act, to own beneficially more than 5% of Delek’s common stock.
The beneficial ownership set forth in the following table has been determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, Delek and Alon believe, based on the information furnished to them, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Delek common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 62,032,476 shares of Delek common stock outstanding at May 26, 2017. In computing the number of shares of Delek common stock beneficially owned by a person and the percentage ownership of such person, all shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 26, 2017 and restricted stock unit awards subject to settlement within 60 days of May 26, 2017 are deemed to be outstanding. However, these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Delek US Holdings, Inc., 7102 Commerce Way, Brentwood, Tennessee 37027.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percentage of Common Stock (2)
Beneficial Owners of More Than 5% of Common Stock:
Alon Israel Oil Company, Ltd.	6,000,000	(3)	9.67%
Dimensional Fund Advisors LP	5,239,282	(4)	8.45%
The Vanguard Group - 23-1945930	4,547,853	(5)	7.33%
Wellington Management Group LLP	3,834,641	(6)	6.18%
BlackRock, Inc.	3,779,542	(7)	6.09%
Integrated Core Strategies (US) LLC	3,279,834	(8)	5.29%
Point72 Asset Management, L.P.	3,149,509	(9)	5.08%
Directors and NEOs:
Ezra Uzi Yemin	524,055		*
William J. Finnerty	20,312		*
Avi Geffen	—	(10)	*
Carlos E. Jordá	44,037		*
Charles H. Leonard	31,915		*
Gary M. Sullivan, Jr.	15,807		*
Shlomo Zohar	43,412		*
Assaf Ginzburg	77,177		*
Frederec Green	176,211		*
Mark D. Smith	6,379		*
Anthony L. Miller	1,840		*
All directors, NEOs and executive officers as a group (18 persons)	1,054,777	(11)	1.70%

*	Less than 1% of the issued and outstanding shares of our Common Stock or issued and outstanding common units of Delek Logistics, as applicable.

(1)
For purposes of this table, a person is deemed to have “beneficial ownership” of any securities when such person has the right to acquire them within 60 days after May 26, 2017. For non-qualified stock options (“NQSOs”) and time-vested restricted stock units (“RSUs”) under our 2006 Long-Term Incentive Plan (the "2006 Plan") and 2016 Long-Term Incentive Plan (the "2016 Plan"), we report shares equal to the number of NQSOs or RSUs that are vested or that will vest within 60 days of May 26, 2017. For stock appreciation rights ("SARs") under the 2006 Plan and 2016 Plan, we report the shares that would be delivered upon exercise of SARs that are vested or that will vest within 60 days of May 26, 2017 (which is calculated by multiplying the number of SARs by the difference between the $25.42 fair market value of our Common Stock at May 26, 2017 and the exercise price divided by $25.42). For purposes of computing the percentage of outstanding securities held by each person named above, any securities which such person has the right to acquire within 60 days after May 26, 2017 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Percentage of our Common Stock is based upon 62,032,476 issued and outstanding shares on May 26, 2017 (excluding securities held by, or for the account of, the registrant or its subsidiaries).

(3)
Beneficial ownership information is based on information contained in a Schedule 13D/A filed with the SEC on May 19, 2015 by Alon Israel Oil Company, Ltd. ("Alon Israel"), an Israeli corporation, with an address of Europark (France Building), Kibbutz Yakum, 60972, Israel. Alon Israel has sole voting and sole dispositive power with respect to all shares.

(4)
According to a Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP with an address of Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has sole voting power with respect to 5,166,097 shares and sole dispositive power with respect to all shares.

(5)
According to a Schedule 13G/A filed with the SEC on February 9, 2017 by The Vanguard Group-23-1945930 with an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, The Vanguard Group-23-1945930 has sole voting power with respect to 70,555 shares, sole dispositive power with respect to 4,474,564 shares, shared voting power with respect to 5,417 shares and shared dispositive power with respect to 73,289 shares.

(6)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 9, 2017 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. The address for Wellington Management Group, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts, 02210. Wellington Management Group LLP does not have sole voting power or sole dispositive power with respect to any shares, has shared voting power with respect to 1,942,742 shares and shared dispositive power with respect to all shares. Wellington Group Holdings LLP does not have sole voting power or sole dispositive power with respect to any shares, has shared voting power with respect to 1,942,742 shares and shared dispositive power with respect to all shares. Wellington Investment Advisors Holdings LLP does not have sole voting power or sole dispositive power with respect to any shares, has shared voting power with respect to 1,942,742 shares and shared dispositive power with respect to all shares. Wellington Management Company does not have sole voting power or sole dispositive power with respect to any shares, has shared voting power with respect to 1,748,578 shares and shared dispositive power with respect to 3,554,277 shares.

(7)
According to a Schedule 13G/A filed with the SEC on January 23, 2017 by BlackRock, Inc. with an address of 55 East 52nd Street, New York, New York 10055, BlackRock, Inc. has sole voting power with respect to 3,625,964 shares and sole dispositive power with respect to all shares.

(8)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on April 4, 2017 by Integrated Core Strategies (US) LLC, Cognizant Holdings, Ltd., Integrated Assets, Ltd., Millennium International Management LP, Millennium International Management GP LLC, Millennium Management LLC and Israel A. Englander. The address for Integrated Core Strategies (US) LLC, and Mr. Englander is c/o Millennium Management LLC, 666 Fifth Avenue, New York, New York 10103. The address for Cognizant Holdings, Ltd. and Integrated Assets, Ltd. is c/o Millennium International Management LP, 666 Fifth Avenue, New York, New York 10103. The address for Millennium International Management LP, Millennium International Management GP LLC and Millennium Management LLC is 666 Fifth Avenue, New York, New York 10103. Integrated Core Strategies (US) LLC has shared voting power and shared dispositive power with respect to 3,038,753 shares. Cognizant Holdings, Ltd. has shared voting power and shared dispositive power with respect to 234,798 shares. Integrated Assets, Ltd. has shared voting power and shared dispositive power with respect to 6,283 shares. Millennium International Management LP and Millennium International Management GP LLC each have shared voting power and shared dispositive power with respect to 241,081 shares. Millennium Management LLC and Mr. Engalnder each have shared voting power and shared dispositive power with respect to all shares.

(9)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 17, 2017 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC and Steven A. Cohen. The address for Point72 Asset Management, L.P., Point72 Capital Advisors, Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902. The address for Cubist Systematic Strategies, LLC is 330 Madison Avenue, New York, New York 10173. Pursuant to an investment management agreement, Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Pursuant to an investment management agreement, Cubist Systematic Strategies, LLC maintains investment and voting power with respect to the securities held by certain investment funds it manages. Mr. Cohen controls each of Point72 Capital Advisors, Inc. and Cubist Systematic Strategies, LLC. Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. have shared voting power and shared dispositive power with respect to 3,142,920 shares. Cubist Systematic Strategies, LLC has shared voting power and shared dispositive power with respect to 6,589 shares. Mr. Cohen has shared voting power and shared dispositive power with respect to all shares.

(10)
Avi Geffen is the Chief Executive Officer of Alon Israel Oil Company Ltd. Mr. Geffen disclaims beneficial ownership of the shares of Delek common stock owned by Alon Israel Oil Company Ltd., except to the extent of his pecuniary interest therein.

(11)
The total shares owned by all directors, NEOs and executive officers as a group excludes the shares of Delek common stock owned by Alon Israel Oil Company Ltd. for which Mr. Geffen disclaims beneficial ownership.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND
EXECUTIVE OFFICERS OF ALON
The following table presents information regarding the number of shares of Alon common stock beneficially owned as of May 26, 2017 (except as noted in the footnotes below) by each of Alon’s directors, each named executive officer of Alon and all directors and executive officers of Alon as a group. In addition, the table presents information about each person known by Alon to beneficially own 5% or more of Alon’s outstanding common stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. Additionally, unless otherwise indicated by footnote, the percentage of outstanding shares is calculated on the basis of 71,887,309 shares of Alon common stock outstanding as of May 26, 2017.
Unless otherwise noted below, the address of each beneficial owner listed in the table below is 12700 Park Central Dr., Suite 1600, Dallas, TX 75251.

Name of Beneficial Owner	Beneficial Share Ownership
	Number of Shares	Percent of Outstanding Shares
Directors and Executive Officers:
Ilan Cohen	7,931	*
Assaf Ginzburg	—	—
Frederec Green	—	—
Ron W. Haddock	36,725	*
Jeff D. Morris	1,902,046	2.6%
Zalman Segal	24,225	*
Mark D. Smith	—	—
Avigal Soreq	—	—
Franklin Wheeler	6,769	*
William Kacal	4,769	*
David Wiessman (1)	2,510,541	3.5%
Ezra Uzi Yemin	—	—
Jimmy Crosby	112,777	*
Paul Eisman	488,067	*
Shai Even	163,014	*
Claire Hart	569,449	*
Kyle McKeen	97,638	*
Alan Moret	198,881	*
Michael Oster	61,943	*
James Ranspot	90,824	*
All directors and executive officers as a group (20 persons)	6,275,599	8.7%

5% or more Stockholders:
Delek US Holdings, Inc. (2)	33,691,292	46.9%
Dimensional Fund Advisors LP (3)	6,033,200	8.4%

*	Indicates less than 1%

(1)	Shares beneficially owned by Mr. Wiessman include 2,335,441 shares held by D.B.W. Holdings (2005) Ltd. and 175,100 shares held directly.

(2)	Shares beneficially owned are based on Schedule 13D/A filed with the SEC on January 3, 2017 by Delek US Holdings, Inc. Delek’s address is 7102 Commerce Way, Brentwood, Tennessee 37027.

(3)
Shares beneficially owned are based on Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP’s address is 6300 Bee Cave Road, Austin, TX 78746. Dimensional Fund serves as an investment advisor to four investment companies and serves as investment manager or sub-advisor to certain other comingled funds, group trusts and separate accounts (collectively, the “funds”). In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund may be deemed the beneficial owner of all shares held by the funds; however, all such shares are owned by the funds. The funds have the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities in their respective accounts. None of the four funds are known to have such rights or powers with respect to more than five percent of Alon’s common stock.

NO APPRAISAL RIGHTS
Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as the Mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.
Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the DGCL. Section 262 of the DGCL provides that stockholders have the right, in some circumstances, to dissent from certain corporate actions (including mergers) and to instead demand payment of the fair value of their shares. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing. Therefore, because Alon’s common stock and Delek’s common stock are listed on the NYSE, and will receive in the Mergers only shares of New Delek common stock, which will be publicly listed on the NYSE, and cash in lieu of fractional shares in the case of the Alon Merger, holders of Alon common stock and Delek common stock will not be entitled to appraisal rights in the Mergers with respect to their shares of Alon common stock or Delek common stock.

LEGAL MATTERS
The validity of the shares of New Delek common stock to be issued in connection with the Mergers and being offered hereby will be passed upon for HoldCo by Baker Botts L.L.P. Certain U.S. federal income tax consequences relating to the Mergers will also be passed upon for Delek and HoldCo by Baker Botts L.L.P and for Alon by Vinson & Elkins L.L.P.

EXPERTS
Delek
The consolidated financial statements of Delek US Holdings, Inc. appearing in Delek US Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Delek US Holdings, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Alon
The consolidated financial statements of Alon USA Energy, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS
Delek
Delek (or HoldCo, as the case may be) held its 2017 Annual Meeting of Stockholders on May 8, 2017. Delek’s third amended and restated bylaws and HoldCo’s amended and restated bylaws to be in effect upon completion of the Mergers require stockholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a stockholder meeting, whether or not they wish to include their proposal in Delek’s proxy materials (or HoldCo’s proxy materials, as the case may be), and to provide additional information specified in Delek’s third amended and restated bylaws. In general, for the 2018 Annual Meeting of Stockholders, notice is required to have been received by the Corporate Secretary at its principal executive offices no earlier than January 8, 2018, nor later than February 7, 2018.
Additional information regarding Delek’s procedures, including notice deadlines for matters to be brought before Delek's 2018 Annual Meeting of Stockholders, is located in Delek’s proxy statement on Schedule 14A filed with the SEC on April 6, 2017. See “Where You Can Find More Information” beginning on page 255.
Alon
Alon will hold an annual meeting in 2017 only if the Mergers have not already been completed. If an annual meeting is held, Alon’s amended and restated bylaws require stockholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a stockholder meeting, whether or not they wish to include their proposal in Alon’s proxy materials, and to furnish additional information specified in Alon’s amended and restated bylaws. In general, notice was required to have been received no earlier than December 31, 2016, nor later than January 30, 2017; provided that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.
Additional information regarding Alon’s procedures is located in Alon’s proxy statement on Schedule 14A filed with the SEC on April 1, 2016. See “Where You Can Find More Information” beginning on page 255.

OTHER MATTERS
As of the date of this joint proxy statement/prospectus, neither the Delek Board nor the Alon Board knows of any matters that will be presented for consideration at either the Delek special meeting or the Alon special meeting other than as described in this joint proxy statement/prospectus. If any other matters come before either of the meetings or any adjournments or postponements of the meetings and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

WHERE YOU CAN FIND MORE INFORMATION
Delek and Alon file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Delek and Alon, who file electronically with the SEC. The address of that site is www.sec.gov.
Investors may also consult Delek’s or Alon’s website for more information concerning the Mergers described in this joint proxy statement/prospectus. Delek’s website is www.DelekUS.com. Alon’s website is www.alonusa.com. Information included on either website is not incorporated by reference into this joint proxy statement/prospectus. The information contained on the websites of Delek, Alon and the SEC (except for the filings described below) is expressly not incorporated by reference into this joint proxy statement/prospectus.
HoldCo has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of New Delek common stock to be issued to Delek stockholders in connection with the Delek Merger and to Alon stockholders in connection with the Alon Merger. The registration statement, including the attached annexes and exhibits, contains additional relevant information about New Delek common stock. The rules and regulations of the SEC allow Delek and Alon to omit certain information included in the registration statement from this joint proxy statement/prospectus.
In addition, the SEC allows Delek and Alon to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates by reference the documents listed below that Delek has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Delek, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

•	Current Reports on Form 8-K filed on January 3, 2017, January 31, 2017, February 14, 2017, February 28, 2017, March 27, 2017, May 9, 2017 and May 11, 2017.

•	Definitive Proxy Statement on Schedule 14A for Delek's 2017 Annual Meeting of Stockholders, filed on April 6, 2017.

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

In addition, this joint proxy statement/prospectus incorporates by reference (i) any future filings that Delek makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and (ii) any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after date of this joint proxy statement/prospectus and prior to the date the offering is terminated. Such documents are considered to be a part of this joint proxy statement/prospectus, in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You may obtain any of the documents listed above from the SEC, through the SEC’s website and the address described above or from Delek by requesting them in writing or by telephone at the following address:
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Attention: Corporate Secretary
Telephone: (615) 771-6701
These documents are available from Delek without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.
This joint proxy statement/prospectus also incorporates by reference the documents listed below that Alon has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about Alon, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 27, 2017, as amended by Amendment No. 1, filed on May 1, 2017.

•	Current Reports on Form 8-K and Form 8-K/A filed on January 3, 2017 (two filings) and January 12, 2017 (other than the portions of those documents deemed not to be filed).

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed on May 9, 2017.
In addition, this joint proxy statement/prospectus incorporates by reference (i) any future filings Alon makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and (ii) any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after date of this joint proxy statement/prospectus and prior to the date the offering is terminated. Such documents are considered to be a part of this joint proxy statement/

prospectus, in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You may obtain any of the documents listed above from the SEC, through the SEC’s website and the address described above or from Alon by requesting them in writing or by telephone at the following address:
Alon USA Energy, Inc.
12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
Attention: Investor Relations
Telephone (972) 367-3600

These documents are available from Alon without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part.
If you are a stockholder of Delek or Alon and would like to request documents, please do so by June 21, 2017 to receive them before the Delek special meeting and the Alon special meeting. If you request any documents from Delek or Alon, Delek or Alon will mail them to you by first class mail, or another equally prompt means, within one business day after Delek or Alon receives your request.
This joint proxy statement/prospectus is a prospectus of HoldCo and is a joint proxy statement of Delek and Alon for the Delek special meeting and the Alon special meeting. You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither Delek nor Alon has authorized anyone to give any information or make any representation about the Mergers or Delek or Alon that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Delek or Alon has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies. Neither our mailing of this joint proxy statement/prospectus to Delek or Alon stockholders, nor the issuance by HoldCo of shares of New Delek common stock pursuant to the Mergers, will create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER
AMONG
DELEK US HOLDINGS, INC.,
DELEK HOLDCO, INC.,
DIONE MERGECO, INC.,
ASTRO MERGECO, INC.,
AND
ALON USA ENERGY, INC.

DATED AS OF
JANUARY 2, 2017

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AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of January 2, 2017 (this “Agreement”), is entered into by and among Delek US Holdings, Inc., a Delaware corporation (“Parent”), Delek Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”) and Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub” and, together with HoldCo and Parent Merger Sub, the “HoldCo Parties”), and Alon USA Energy, Inc., a Delaware corporation (the “Company”). Each of the HoldCo Parties and Parent may be referred to herein individually as a “Buyer Party” and collectively as the “Buyer Parties.” Each of HoldCo, Parent, the Company, Parent Merger Sub and Astro Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the board of directors of the Company (the “Company Board”) previously formed a special committee (the “Independent Director Committee”) consisting only of directors that are independent and disinterested from Parent;
WHEREAS, the board of directors of Parent (the “Parent Board”), has unanimously approved and declared advisable, fair to, and in the best interest of Parent and Parent’s stockholders, this Agreement and the Merger Transactions (as defined below), including the Mergers (as defined below) to which Parent is a constituent corporation and has approved the Voting Agreements (as defined below) (to which Parent is a party);
WHEREAS, the Independent Director Committee has determined and declared that this Agreement and the transactions contemplated hereby, including the Mergers (the “Merger Transactions”), are advisable, fair to, and in the best interest of, the Company and the Disinterested Stockholders (as defined below) and has approved this Agreement, the consummation of the Merger Transactions, and the Voting Agreements (to which the Company is a party);
WHEREAS, the Company Board, upon the recommendation of the Independent Director Committee, has: (i) determined and declared that this Agreement and the Merger Transactions are advisable, fair to, and in the best interest of the Company and the Disinterested Stockholders, (ii) approved this Agreement, the consummation of the Merger Transactions, and the Voting Agreements (to which the Company is a party), and (iii) directed that this Agreement and the Merger Transactions be submitted to the Company Stockholders for approval and recommended that the Company Stockholders approve the Agreement and Merger Transactions;
WHEREAS, the board of directors of each of the HoldCo Parties has approved and declared advisable this Agreement and the Merger Transactions, including the Mergers as to which each HoldCo Party is a constituent corporation;
WHEREAS, the Astro Merger requires the affirmative vote (the “Disinterested Stockholder Approval”) of the holders of a majority of the issued and outstanding shares of Company Common Stock beneficially owned by the Company Stockholders other than the Buyer Parties and their respective Affiliates (the “Disinterested Stockholders”);
WHEREAS, the Supporting Persons have simultaneously herewith entered into individual voting and support agreements (collectively, the “Voting Agreements”) with Parent (in the case of the Voting

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Agreements signed by individuals) and the Company to agree to vote shares of the Company beneficially owned by such Person in favor of the adoption of this Agreement; and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and
WHEREAS, for U.S. federal income Tax purposes (and, where applicable, state and local income Tax purposes), the Parties intend that (i) the Parent Merger (as defined below) qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the Mergers (as defined below), taken together, qualify as an exchange within the meaning of Section 351 of the Code, and (iii) this Agreement be, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1    Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.
“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, such Person; provided, that (a) Parent and its Affiliates (other than the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company and its Subsidiaries and (b) the Company and its Subsidiaries shall not be deemed to be Affiliates of Parent and its Affiliates (other than the Company and its Subsidiaries) for any purpose hereunder.
“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.
“Astro Certificate of Merger” shall have the meaning set forth in Section 2.1(b)(ii).
“Astro Effective Time” shall have the meaning set forth in Section 2.1(b)(ii).
“Astro Merger” shall have the meaning set forth in Section 2.1(b)(i).
“Astro Merger Consideration” shall have the meaning set forth in Section 3.1(b)(i).
“Astro Merger Sub” shall have the meaning set forth in the introductory paragraph to this Agreement.
“Astro Partners” shall mean Alon USA Partners, LP.
“Astro Partners LTIP” shall mean the Alon USA Partners, LP 2012 Long-Term Incentive Plan, adopted as of November 26, 2012.
“Astro Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP, dated November 26, 2012.
“Astro Surviving Entity” shall have the meaning set forth in Section 2.1(b)(i).

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“Anti-Corruption Laws” shall have the meaning set forth in Section 4.18(a).
“Antitrust Laws” shall mean the Sherman Antitrust Act, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“Book-Entry Shares” shall have the meaning set forth in Section 3.2.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.
“Buyer Party” and “Buyer Parties” shall have the meaning set forth in the introductory paragraph to this Agreement.
“Certificate” shall have the meaning set forth in Section 3.2.
“Certificates of Merger” shall mean the Astro Certificate of Merger and the Parent Certificate of Merger.
“Claim” shall have the meaning set forth in Section 7.9(a).
“Closing” shall have the meaning set forth in Section 2.4.
“Closing Date” shall have the meaning set forth in Section 2.4.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the introductory paragraph to this Agreement.
“Company Acquisition Proposal” shall mean any inquiry, proposal or offer from or by any Person or “group” (as such term is used in Section 13(d) of the Exchange Act) other than the Buyer Parties or their respective Subsidiaries, whether or not in writing, relating to: (a) any direct or indirect purchase, acquisition, transfer, sale or disposition (whether by way of merger, share exchange, consolidation, business combination or similar transaction and whether in a single transaction or a series of related transactions) of (i) more than an amount equal to 15% in value of the assets of the Company and its Subsidiaries, taken as a whole, (ii) more than 15% of the outstanding equity securities of the Company or (iii) assets that generate more than 15% of the cash flow, net revenues or net income of the Company and its Subsidiaries, taken as a whole; or (b) any tender offer or exchange offer that, if consummated, would result in any such Person or “group” beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 15% of the outstanding equity securities of the Company.
“Company Assets” shall have the meaning set forth in Section 7.1(d).
“Company Balance Sheet Date” shall have the meaning set forth in Section 4.7.
“Company Benefit Plan” shall have the meaning set forth in Section 4.13(a).
“Company Board” shall have the meaning set forth in the recitals to this Agreement.
“Company Board Approval” shall have the meaning set forth in Section 4.3(b).

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“Company Bylaws” shall mean the bylaws of the Company as of the date of this Agreement.
“Company Certificate” shall mean the certificate of incorporation of the Company as of the date of this Agreement.
“Company Change in Recommendation” shall have the meaning set forth in Section 7.2(a)(i).
“Company Common Stock” shall have the meaning set forth in Section 3.1(b)(i).
“Company Convertible Notes” shall mean the Company’s 3.00% Convertible Senior Notes in the aggregate outstanding principal amount of $150 million due 2018 which were issued pursuant to the Company Convertible Notes Indenture.
“Company Convertible Notes Indenture” shall mean that certain Indenture, dated as of September 16, 2013, by and between the Company and U.S. Bank National Association, as trustee.
“Company Convertible Securities” shall mean (i) the Company Convertible Notes, (ii) that certain Base Warrant Confirmation dated as of September 10, 2013, by and between the Company and Barclays Capital Inc., acting as agent for Barclays Bank PLC, (iii) that certain Base Warrant Confirmation dated as of September 10, 2013, by and between the Company and Goldman, Sachs & Co., (iv) that certain Additional Warrant Confirmation dated as of September 11, 2013, by and between the Company and Barclays Capital Inc., acting as agent for Barclays Bank PLC and (v) that certain Additional Warrant Confirmation dated as of September 11, 2013, by and between the Company and Goldman, Sachs & Co.
“Company Disclosure Letter” shall mean the disclosure letter dated the date of this Agreement and delivered by the Company to the Buyer Parties with respect to this Agreement on the date hereof.
“Company Environmental Permit” shall have the meaning set forth in Section 4.15(b).
“Company Equity Plans” shall mean the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan and the Alon USA Energy, Inc. 2016 Fair Market Value Stock Purchase Plan.
“Company ERISA Affiliate” shall have the meaning set forth in Section 4.13(a).
“Company Intellectual Property” shall mean any and all Intellectual Property Rights that are owned by the Company or any of its Subsidiaries.
“Company Material Contract” shall have the meaning set forth in Section 4.11(a).
“Company Owned Real Property” shall have the meaning set forth in Section 4.16(a).
“Company Permits” shall have the meaning set forth in Section 4.10.
“Company Pension Plan” shall mean the Alon USA Pension Plan, as amended and restated, effective August 31, 2011.
“Company Preferred Stock” shall have the meaning set forth in Section 4.2(a).
“Company Products” shall mean all products and services developed, manufactured, made commercially available, marketed, distributed, supported, sold, imported for resale or licensed out by or on behalf of the Company or any of its Subsidiaries.

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“Company Qualifying Acquisition Transaction” shall have the meaning set forth in Section 9.2(b)(iv).
“Company Real Property Lease” shall have the meaning set forth in Section 4.16(b).
“Company Recommendation” shall have the meaning set forth in Section 4.3(b).
“Company Registered Intellectual Property” shall mean all Intellectual Property Rights that have been registered with or by any Governmental Authority or quasi-public legal authority (including domain name registrars), or any applications for any of the foregoing, that is part of the Company Intellectual Property.
“Company Revolving Credit Agreement” shall mean that certain Second Amended Revolving Credit Agreement dated May 23, 2013 (originally dated June 22, 2006) by and among Alon USA, LP, the Guarantor Companies party thereto, the financial institutions party thereto, Israel Discount Bank of New York, and Bank Leumi USA, as amended by the First Amendment and Consent to Second Amended Revolving Credit Agreement dated November 11, 2014 and the Second Amendment to Second Amended Revolving Credit Agreement and Partial Release dated May 6, 2015.
“Company SEC Documents” shall have the meaning set forth in Article IV.
“Company Stockholders” shall mean the holders of outstanding shares of Company Common Stock and Company Preferred Stock.
“Company Stockholders Meeting” shall have the meaning set forth in Section 4.3(b).
“Company Superior Proposal” shall mean a written Company Acquisition Proposal (except that reference to 15% within the definition of “Company Acquisition Proposal” shall be replaced by 75%) made by a third party to the Company or the Company Board and not solicited in violation of Section 7.6(b), for consideration, which the Company Board (acting through the Independent Director Committee) believes in good faith to be a bona fide proposal and on such other terms and conditions which the Company Board (acting through the Independent Director Committee) determines in good faith (after consultation with its financial and legal advisors) and taking into account at the time of determination any proposal by Parent to amend the terms of this Agreement and all other relevant factors (including all legal, financial and regulatory aspects of the proposal and the Person making the proposal and whether approval of the equity owners of such Person is required), is reasonably capable of being consummated in accordance with its terms and which, if consummated, would be more favorable to the Disinterested Stockholders (solely in their capacity as such) from a financial point of view than the Merger Transactions.
“Company Terminable Breach” shall have the meaning set forth in Section 9.1(c)(i).
“Company Termination Fee” shall mean a cash amount equal to $15,000,000.
“Confidentiality Agreement” shall mean a confidentiality agreement with provisions that are not less restrictive in the aggregate to any Person receiving confidential information pursuant thereto than the provisions of the Transaction Confidentiality Agreement are to Parent; provided, however, that such Confidentiality Agreement shall (a) have a term of not less than two (2) years, and (b) provide that all non‑public information pertaining to the Buyer Parties and their Subsidiaries and the Company and its Subsidiaries be protected as confidential information thereunder, subject to customary exceptions; provided, further, that the Company may amend or waive the terms of such Confidentiality Agreement in its discretion,

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except that Parent shall have the right to approve or consent to any amendment or waiver (i) of the two-year or more term of the Confidentiality Agreement or (ii) that would have the effect of causing any non-public information pertaining to the Buyer Parties and their Subsidiaries and the Company and its Subsidiaries that is protected as confidential information under the Transaction Confidentiality Agreement not to be protected as confidential information under the Confidentiality Agreement.
“Consent Deadline” shall mean 5:00 p.m. on the 90th day following the date of this Agreement.
“Continuing Employee” shall mean an employee of the Company or any of the Company’s Subsidiaries who is employed immediately prior to the Closing and who remains in the employ of any of the Buyer Parties, the Surviving Entities, the Company or any of its or their Subsidiaries after the Closing.
“Control” shall mean the power to direct or cause the direction of management or policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Converted Company Restricted Stock Award” shall have the meaning set forth in Section 7.13(a).
“Converted Parent Restricted Stock Award” shall have the meaning set forth in Section 7.13(b).
“Converted Option” shall have the meaning set forth in Section 7.13(c).
“Converted SAR” shall have the meaning set forth in Section 7.13(d).
“Creditors’ Rights” shall have the meaning set forth in Section 4.3(a).
“DGCL” shall mean the Delaware General Corporation Law.
“Director Qualifications” means Parent’s, HoldCo’s or the general partner of Parent Logistics Partners’, to the extent applicable, qualifications for members of its board of directors, including any requirements under Parent’s Board of Directors Governance Guidelines, applicable Law (including fiduciary duties), requirements of the exchange on which Parent’s, HoldCo’s or Parent Logistics Partners’, to the extent applicable, securities are traded, and requirements promulgated by the SEC.
“Disinterested Stockholders” shall have the meaning set forth in the recitals to this Agreement.
“Disinterested Stockholder Approval” shall have the meaning set forth in the recitals to this Agreement.
“Environmental Laws” shall mean any and all applicable Laws relating to pollution, protection, preservation, remediation or restoration of the environment (including soils, subsurface soils, surface waters, groundwaters, or ambient atmosphere) or natural resources or preservation or protection of occupational human health or workplace safety (to the extent such health or safety relate to exposure to Hazardous Materials), including such applicable Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, or handling of, or exposure of any person or property to, Hazardous Materials, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Federal Hazardous Materials Transportation Law, the Occupational Safety and Health Act, the Endangered Species Act, the National Environmental Policy Act, and the Oil Pollution Act, as each has been adopted in the United

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States and as amended from time to time prior to the Closing Date and all other similar or analogous applicable environmental conservation and protection laws of any U.S. or non-U.S. Governmental Authority.
“Environmental Permits” shall mean any Permit required under any Environmental Law.
“ERISA” shall have the meaning set forth in Section 4.13(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
“Exchange Agent” shall have the meaning set forth in Section 3.4(a).
“Exchange Fund” shall have the meaning set forth in Section 3.4(a).
“Exchange Ratio” shall have the meaning set forth in Section 3.1(b)(i).
“Existing Company Restricted Stock Award” shall mean each award of restricted shares of Company Common Stock granted pursuant to any Company Equity Plan.
“Existing Parent Restricted Stock Award” shall mean each award of restricted shares of Parent Common Stock granted pursuant to the Parent Equity Plans.
“Existing Parent Stock Appreciation Right” shall mean each stock appreciation right to purchase shares of Parent Common Stock granted pursuant to the Parent Equity Plans.
“Existing Parent Stock Option” shall mean each option to purchase shares of Parent Common Stock granted pursuant to the Parent Equity Plans.
“FCPA” shall have the meaning set forth in Section 4.18(a).
“GAAP” shall have the meaning set forth in Section 4.6(b).
“Government Official” shall mean any (a) officer, employee or representative of a Governmental Authority or instrumentality thereof (including any state-owned or controlled enterprise) or of a public international organization, (b) political party or official thereof or any candidate for any political office or (c) any Person acting for or on behalf of any such Governmental Authority or instrumentality thereof.
“Governmental Authority” shall mean any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board or bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing.
“Hazardous Material” shall mean any substance that is regulated under any Environmental Law including any: (a) chemical, product, material, substance or waste defined as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas or crude oil or any

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components, fractions, or derivatives thereof; and (c) asbestos containing materials, polychlorinated biphenyls, radioactive materials, urea formaldehyde foam insulation, or radon gas.
“HoldCo” shall have the meaning set forth in the introductory paragraph to this Agreement.
“HoldCo Bylaws” shall have the meaning set forth in Section 2.1(a)(i).
“HoldCo Certificate” shall have the meaning set forth in Section 2.1(a)(i).
“HoldCo Nominee” shall have the meaning set forth in Section 7.21(a).
“HoldCo Parties” shall have the meaning set forth in the introductory paragraph to this Agreement.
“HoldCo Plans” shall have the meaning set forth in Section 7.14(a).
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” of any Person shall mean, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practice); (d) all indebtedness, obligations or liabilities of others secured by (or for which the holder of such indebtedness, obligation or liability has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness, obligation or liability secured thereby have been assumed; limited, however, to the lesser of (i) the amount of its liability or (ii) the book value of such property; (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP that are applicable to the circumstances as of the date of this Agreement; (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit; (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, surety bonds, or similar facilities, or other extensions of credit whether or not representing obligations for borrowed money; (h) the amount of deferred revenue attributed to any forward sale of production for which such Person has received payment in advance other than on ordinary trade terms; (i) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (j) any obligations of such Person in respect to interest rate, commodity and currency related derivative instruments, swaps, hedges or similar arrangements or derivatives, (k) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used or acquired by such Person, even though the rights and remedies of the lessor, seller or lender thereunder may be limited to repossession or sale of such property; (l) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interests or Rights of such Person; (m) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off balance sheet financing or similar financing of such Person; (n) all obligations of such Person under any inventory financing transaction and any renewable identification number (RIN) financing transaction; (o) Indebtedness of others as described in clauses (a) through (n) above in any manner guaranteed by such Person or for which it is or may become contingently liable; and (p) all obligations of the kind referred to in clauses (a) through (o) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on

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property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
“Indemnification Expenses” shall have the meaning set forth in Section 7.9(a).
“Indemnification Obligations” shall have the meaning set forth in Section 7.9(b).
“Indemnified Persons” shall have the meaning set forth in Section 7.9(a).
“Independent Director Committee” shall have the meaning set forth in the recitals to this Agreement.
“Independent Director Committee Recommendation” shall have the meaning set forth in Section 4.3(b).
“Infringement” or “Infringe” shall mean that (or an assertion that) a given item infringes, misappropriates, dilutes, constitutes unauthorized use of or otherwise violates the Intellectual Property Rights of any Person.
“Intellectual Property Rights” shall mean worldwide (a) patents and patent applications and industrial design rights and other governmental grants for the protection of inventions or industrial designs, rights in inventions (whether or not patentable), discoveries, and improvements, methods, and processes (b) copyrights, copyright registrations and applications for copyright registration, rights in works of authorship (including computer programs, in source code and executable code form, architecture, and documentation), moral rights, rights of publicity and privacy and mask work rights, (c) rights in proprietary and confidential information, trade secrets, and know-how, databases, data compilations and collections, and customer and technical data, (d) trademarks, trade names, logos, service marks, designs, emblems, signs, insignia, slogans, other similar designations of source or origin, together with the goodwill of the Company or the Company’s business symbolized by any of the foregoing, (e) domain names and web addresses, (f) any registrations or applications for registration for any of the foregoing, including any provisionals, divisions, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions (as applicable), (g) analogous rights to those set forth above and any other intellectual property rights in any jurisdiction and (h) rights to sue for past, present and future Infringement of the rights set forth above.
“Involuntary Termination” shall mean a termination by HoldCo or its Subsidiaries of a participant’s employment without “Cause” or termination by such participant for “Good Reason.” For purposes of this definition of Involuntary Termination, “Cause” shall mean: (a) conviction of, or a plea of nolo contender with respect to, a felony or a misdemeanor where imprisonment is imposed for more than thirty (30) days; (b) commission of any act of theft, fraud, dishonesty, or falsification of any employment or company records; (c) improper disclosure of confidential information; (d) any intentional action having a material detrimental effect on the employer’s reputation or business; (e) unlawful appropriation of a corporate opportunity; or (f) intentional misconduct in connection with the performance of any of the participant’s duties; and “Good Reason” shall mean, without the participant’s written consent, (y) a material reduction in base compensation, or (z) the requirement that the participant be based at an office or location that is more than fifty (50) miles from the location at which the participant was based on the Closing Date, provided that the participant provides his employer with written notice of his objection to and with a right to cure such event or condition within twenty (20) days following the first occurrence of such material diminution in base salary or relocation.
“Joint Proxy Statement/Prospectus” shall have the meaning set forth in Section 7.3(a).

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“Knowledge” shall mean, (a) with respect to the Company, the actual knowledge after reasonable investigation, including making inquiry of the person or persons with the primary responsibility for the applicable subject matter, of any of the persons set forth on Section 1.1 of the Company Disclosure Letter and (b) with respect to the Buyer Parties, the actual knowledge after reasonable investigation, including making inquiry of the person or persons with the primary responsibility for the applicable subject matter, of any of the persons set forth on Section 1.1 of the Parent Disclosure Letter.
“Law” shall mean any statute, law (including common law), rule, regulation, requirement, directive, ordinance, code, governmental determination, writ, decree, injunction, judgment, settlement, order, treaty, convention or governmental certification requirement, in each case, to the extent legally enforceable by any U.S. or non-U.S. Governmental Authority.
“Legal Proceedings” shall mean any complaint, claim, action, cause of action, demand, lawsuit, mediation, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.
“Letter of Transmittal” shall have the meaning set forth in Section 3.4(b).
“Lien” shall have the meaning set forth in Section 4.2(e).
“Logistics Partners Nominee” shall have the meaning set forth in Section 7.21(b).
“Material Adverse Effect” shall mean, with respect to the Company or Parent, respectively, any state of fact, change, development, condition, occurrence or other effect that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to (i) the financial condition, assets, properties, business, operations, or results of operations of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, respectively, or (ii) the ability of the Company or Parent, respectively, to consummate the Merger Transactions on a timely basis; provided, however, none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred pursuant to clause (i): (a) changes in the general economic, financial, credit or securities markets in the United States, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or prices of other commodities, including changes in price differentials; (b) changes in general economic conditions in the petroleum refining, marketing, transportation and storage industries generally in the United States (including in each case changes in law affecting such industries); (c) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism; (d) any hurricane, tornado, flood, earthquake or other natural disaster; (e) with respect to the Company only, any action taken by the Company at the written direction of Parent; (f) the announcement or pendency of this Agreement (including, for the avoidance of doubt, performance of obligations under this Agreement); (g) any change in the market price or trading volume of the common stock of such Person (it being understood and agreed that the exception in this clause (g) shall not preclude any Party from asserting that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change should be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); (h) any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (h) shall not preclude any Party from asserting that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure should be deemed to

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constitute, or be taken into account in determining whether there has been, a Material Adverse Effect); (i) changes in any Laws or regulations applicable to such Person or applicable accounting regulations or the interpretations thereof; and (j) any legal proceedings commenced by or involving any current or former member, partner, or stockholder of such Person (on their own behalf or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; provided, however, that (x) any change, event, development, circumstance, condition, occurrence or effect referred to in clauses (a), (b), (c) or (d) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect primarily relates only to (or has the effect of primarily relating only to) and disproportionately and adversely affects such Person, as compared to other similarly situated Persons operating in the industries in which such Person operates and (y) the exception in clause (g) shall not apply to any representation or warranty in Article IV or Article V if the primary purpose of such representation or warranty on its face is to address the consequences resulting from the consummation of the Merger Transactions.
“Mergers” shall have the meaning set forth in Section 2.1(b)(i).
“Merger Consideration” shall have the meaning set forth in Section 3.1(b)(i).
“Merger Transactions” shall have the meaning set forth in the recitals to this Agreement.
“Money Laundering Laws” shall have the meaning set forth in Section 4.18(f).
“Multiemployer Plan” shall have the meaning set forth in Section 4.13(a).
“New Common Stock” shall mean the common stock, par value $0.01 per share, of HoldCo, to be issued and delivered in accordance with applicable Laws and the HoldCo Certificate pursuant to the terms of Article III.
“Notice of Proposed Recommendation Change” shall have the meaning set forth in Section 7.2(b)(i).
“NYSE” shall mean the New York Stock Exchange.
“OFAC” shall have the meaning set forth in Section 4.18(g).
“Other Parties” shall mean, with respect to the Company, the Buyer Parties, and with respect to the Buyer Parties, the Company.
“Outside Date” shall have the meaning set forth in Section 9.1(b)(i).
“Parent” shall have the meaning set forth in the introductory paragraph to this Agreement.
“Parent Acquisition Proposal” shall mean any inquiry, proposal or offer from or by any Person or “group” (as such term is used in Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries, whether or not in writing, relating to: (a) any direct or indirect purchase, acquisition, transfer, sale or disposition (whether by way of merger, share exchange, consolidation, business combination or similar transaction and whether in a single transaction or a series of related transactions) of (i) more than 50% in value of the assets of Parent and its Subsidiaries, taken as a whole (ii) more than 15% of the outstanding equity securities of Parent or (iii) assets that generate more than 50% of the cash flow, net revenue or net income of Parent and its Subsidiaries, taken as a whole; or (b) any tender offer or exchange offer that, if

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consummated, would result in any such Person or “group” beneficially owning (within the meaning of Rule 13d-3 under the Exchange Act) more than 15% of the outstanding equity securities of Parent.
“Parent Assets” shall have the meaning set forth in Section 7.1(d).
“Parent Balance Sheet Date” shall have the meaning set forth in Section 5.7.
“Parent Benefit Plan” shall mean each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (whether or not subject to ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA) and any other plan, program, agreement, arrangement, policy, practice, contract, fund or commitment providing for pension, severance or retention benefits, profit-sharing, fees, bonuses, retention, stock ownership, stock options, stock appreciation, stock purchase or other stock-related benefits, incentive or deferred compensation, vacation benefits, life or other insurance (including any self-insured arrangements), health or medical benefits, dental benefits, employee assistance programs, salary continuation, unemployment benefits, disability or sick leave benefits, workers’ compensation benefits, relocation, post-employment or retirement benefits (including compensation, pension, health, medical and life insurance benefits) or other form of benefits which is or has been maintained, administered, participated in or contributed to by Parent or any entity (whether or not incorporated) that, together with Parent, would be treated as a single employer under Section 414 of the Code and of ERISA Section 4001 and covers any employee, former employee or independent contractor of Parent or any of its Subsidiaries, or with respect to which Parent or any of its Subsidiaries has any material liability; provided, however, that Parent Benefit Plans shall not include any “multiemployer plan” (as defined in Section 3(37) of ERISA).
“Parent Board” shall have the meaning set forth in the recitals to this Agreement.
“Parent Board Approval” shall have the meaning set forth in Section 5.3(a).
“Parent Bylaws” shall have the meaning set forth in Section 5.2(b).
“Parent Certificate” shall have the meaning set forth in Section 5.2(b).
“Parent Certificate of Merger” shall have the meaning set forth in Section 2.1(a)(iii).
“Parent Change in Recommendation” shall have the meaning set forth in Section 7.2(a)(ii).
“Parent Common Stock” shall have the meaning set forth in Section 3.1(a)(i).
“Parent Director Qualifications” means Parent’s, HoldCo’s or the general partner of Parent Logistics Partners’ qualifications, to the extent applicable, for members of its board of directors, including any requirements under Parent’s Board of Directors Governance Guidelines, applicable Law (including fiduciary duties), requirements of the exchange on which Parent’s, HoldCo’s or Parent Logistics Partners’ securities, to the extent applicable, are traded, and requirements promulgated by the SEC.
“Parent Effective Time” shall have the meaning set forth in Section 2.1(a)(iii).
“Parent Disclosure Letter” shall mean the disclosure letter dated the date of this Agreement and delivered by the Buyer Parties to the Company with respect to this Agreement on the date hereof.
“Parent Environmental Permit” shall have the meaning set forth in Section 5.12(b).

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“Parent Equity Plans” shall mean the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan and the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan.
“Parent Intellectual Property” shall mean any and all Intellectual Property Rights that are owned by Parent or any of its Subsidiaries.
“Parent Logistics Partners” shall mean Delek Logistics Partners, L.P.
“Parent Logistics Partners LTIP” shall mean the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan.
“Parent Merger” shall have the meaning set forth in Section 2.1(a)(ii).
“Parent Merger Consideration” shall have the meaning set forth in Section 3.1(a)(i).
“Parent Merger Sub” shall have the meaning set forth in the introductory paragraph to this Agreement.
“Parent Permits” shall have the meaning set forth in Section 5.10.
“Parent Preferred Stock” shall have the meaning set forth in Section 5.2(a).
“Parent Products” shall mean all products and services developed, manufactured, made commercially available, marketed, distributed, supported, sold, imported for resale or licensed out by or on behalf of Parent or any of its Subsidiaries.
“Parent Qualifying Acquisition Transaction” shall have the meaning set forth in Section 9.2(c)(iv).
“Parent Recommendation” shall have the meaning set forth in Section 5.3(a).
“Parent Registered Intellectual Property” shall mean all Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Authority or quasi-public legal authority (including domain name registrars), or any applications for any of the foregoing, that is part of the Parent Intellectual Property.
“Parent SEC Documents” shall have the meaning set forth in Article V.
“Parent Share Price” shall mean, as of any date, the volume-weighted average price of a share of Parent Common Stock as reported on the NYSE Composite Transactions Reporting System for the twenty (20) consecutive NYSE full trading days (in which shares of Parent Common Stock are traded on the NYSE) ending at the close of regular hours trading on the NYSE on the full trading day preceding such date.
“Parent Stockholders” shall mean the holders of outstanding shares of Parent Common Stock.
“Parent Stockholders Meeting” shall have the meaning set forth in Section 5.3(a).
“Parent Superior Proposal” shall mean a written Parent Acquisition Proposal (except that reference to 15% within the definition of “Parent Acquisition Proposal” shall be replaced by 75%) made by a third party to Parent or the Parent Board and not solicited in violation of Section 7.6(b), for consideration, which the Parent Board believes in good faith to be a bona fide proposal and on such other terms and conditions

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which the Parent Board determines in good faith (after consultation with its financial and legal advisors) and taking into account at the time of determination any proposal by the Company to amend the terms of this Agreement and all other relevant factors (including all legal, financial and regulatory aspects of the proposal and the Person making the proposal and whether approval of the equity owners of such Person is required), is reasonably capable of being consummated in accordance with its terms and which, if consummated, would be more favorable to the Parent Stockholders (solely in their capacity as such) from a financial point of view than the Merger Transactions.
“Parent Surviving Entity” shall have the meaning set forth in Section 2.1(a)(ii).
“Parent Terminable Breach” shall have the meaning set forth in Section 9.1(d)(i).
“Party” and “Parties” shall have the meaning set forth in the introductory paragraph to this Agreement.
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“Permit” shall mean franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Authority.
“Permitted Lien” shall mean (a) Liens for Taxes, except for Taxes not yet delinquent, that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the most recent financial statements contained in the Company SEC Documents or Parent SEC Documents, as applicable; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Liens arising by operation of Law; (c) pledges or deposits to secure obligations under workers’ compensation Laws or similar Laws or to secure public or statutory obligations; (d) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (e) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights of way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (f) pledges or deposits to secure the obligations under the Company’s existing credit facilities and other existing indebtedness of the Company; (g) Liens or security interests that arise from agreements entered into in accordance with Section 6.1; and (h) existing Liens as of the date of this Agreement securing the existing Indebtedness and operating leases of any Party.
“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any group comprised of two or more of the foregoing.
“Prohibited Person” shall have the meaning set forth in Section 4.18(g).
“Receiving Party” shall have the meaning set forth in Section 7.6(c).
“Registration Statement” shall have the meaning set forth in Section 4.5.
“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dispersion, migration, dumping, or disposing into the indoor (with ambient atmosphere) or outdoor environment.

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“Representatives” shall mean, with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.
“Required Company Vote” shall have the meaning set forth in Section 4.3(c).
“Required Parent Vote” shall have the meaning set forth in Section 5.3(b).
“Restated Certificate” shall have the meaning set forth in Section 2.2.
“Reverse Termination Fee” shall mean a cash amount equal to $20,000,000.
“Rights” shall mean, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any capital stock or other equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for such capital stock or equity interests or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any capital stock or other equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.
“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
“SEC” shall mean U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
“Share Issuance” shall have the meaning set forth in Section 5.3(a).
“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, trust or other entity of which such Person (whether alone, directly, or indirectly through, or together with, one or more of its subsidiaries) (i) is a general partner of or holds a majority of the voting interests of a partnership or (ii) owns a majority of the equity interests that are generally entitled to vote for the election of the board of directors or governing body of such corporation, limited liability company, partnership, trust or other entity; provided, however, that in no case shall the Company be deemed a Subsidiary of any Person for purposes of this Agreement. For the avoidance of doubt, (a) Astro Partners shall be deemed to be a Subsidiary of the Company; and (b) Parent Logistics Partners shall be deemed to be a Subsidiary of Parent.
“Supporting Persons” shall mean Parent and the following individuals, and any Person who holds Company Common Stock for the beneficial ownership (as defined in Rule 13d-3 adopted by the SEC under the Exchange Act) of such Person: David Wiessman and Jeff Morris.
“Surviving Entities” shall have the meaning set forth in Section 2.1(b)(i).
“Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other anti-takeover Laws.

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“Tax Law” shall mean any Law relating to Taxes.
“Tax Return” shall mean any return, declaration, report, estimate, information return or statement (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).
“Tax” or “Taxes” shall mean (a) any and all U.S. federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, escheat or unclaimed property obligations, assessments and similar charges, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto and (b) any liability for the payment of amounts described in clause (a) of any other Person (other than any other Party or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.
“Transaction Confidentiality Agreement” shall mean that First Amended And Restated Confidentiality Agreement between Parent and the Company, dated as of July 8, 2016.
“Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.
“WARN Act” shall have the meaning set forth in Section 4.14(e).
ARTICLE II
THE MERGERS; EFFECTS OF THE MERGERS
2.1    The Mergers.
(a)    The Parent Merger.
(i)    Prior to the Parent Effective Time, Parent and HoldCo shall take all requisite action to cause the certificate of incorporation of HoldCo (the “HoldCo Certificate”) and the bylaws of HoldCo (the “HoldCo Bylaws”) to comply with Section 251(g) of the DGCL at the Parent Effective Time and thereafter until amended in accordance with the terms thereof and applicable Law. Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, HoldCo shall amend the HoldCo Certificate and the HoldCo Bylaws, as applicable, simultaneously with the Parent Merger to change HoldCo’s name, to be effective as of the Parent Effective Time, to “Delek US Holdings, Inc.”
(ii)    Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Parent Effective Time, Parent Merger Sub shall merge with and into Parent (the “Parent Merger”), the separate existence of Parent Merger Sub shall cease, and Parent shall survive and continue to exist as a Delaware corporation with the name “Delek US Energy, Inc.” (Parent, as the surviving entity in the Parent Merger, sometimes being referred to herein as the “Parent Surviving Entity”).
(iii)    Subject to the satisfaction or waiver of the conditions set forth in Article VIII, as soon as practicable on the Closing Date, Parent shall properly execute and file a

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certificate of merger (the “Parent Certificate of Merger”), in accordance with Section 251 of the DGCL, with the office of the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Parent Merger. The Parent Merger shall become effective at the time of filing of the Parent Certificate of Merger with the Secretary of State of the State of Delaware or such later date and time as may be agreed to by Parent and the Company and set forth in such Parent Certificate of Merger (the “Parent Effective Time”) and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Parent Effective Time, all the property, rights, privileges, powers and franchises of Parent and Parent Merger Sub shall vest in the Parent Surviving Entity, and all debts, liabilities and duties of Parent and Parent Merger Sub shall become the debts, liabilities and duties of the Parent Surviving Entity, all as provided under the applicable Laws of the State of Delaware.
(b)    The Astro Merger.
(i)    Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Astro Effective Time, Astro Merger Sub shall merge with and into the Company (the “Astro Merger” and together with the Parent Merger, “the “Mergers”), the separate existence of Astro Merger Sub shall cease, and the Company shall survive and continue to exist as a Delaware corporation with the name “Alon USA Energy, Inc.” (the Company, as the surviving entity in the Astro Merger, sometimes being referred to herein as the “Astro Surviving Entity” and together with the Parent Surviving Entity, the “Surviving Entities”).
(ii)    Subject to the satisfaction or waiver of the conditions set forth in Article VIII, as soon as practicable on the Closing Date, the Parties shall cause a certificate of merger, in accordance with the terms of this Agreement (the “Astro Certificate of Merger”), to be properly executed and filed with the office of the Secretary of State of the State of Delaware in accordance with the DGCL. The Astro Merger shall become effective immediately following the Parent Effective Time (the “Astro Effective Time”) and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Astro Effective Time, all the property, rights, privileges, powers and franchises of the Company and Astro Merger Sub shall vest in the Astro Surviving Entity, and all debts, liabilities and duties of the Company and Astro Merger Sub shall become the debts, liabilities and duties of the Astro Surviving Entity, all as provided under the applicable Laws of the State of Delaware.
2.2    Certificate of Incorporation and Bylaws.
(a)    Parent Surviving Entity. At the Parent Effective Time, the certificate of incorporation of Parent Merger Sub as in effect immediately prior to the Parent Effective Time shall be amended to meet the requirements of Section 251(g)(7)(i)(A) of the DGCL and as so amended shall be the certificate of incorporation of the Parent Surviving Entity until thereafter amended as permitted by applicable Law. At the Parent Effective Time, the bylaws of Parent Merger Sub as in effect immediately prior to the Parent Effective Time shall be the bylaws of the Parent Surviving Entity until thereafter amended in accordance with its terms, the certificate of incorporation of the Parent Surviving Entity, or as permitted by applicable Law.

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(b)    Astro Surviving Entity. At the Astro Effective Time, the certificate of incorporation of Astro Merger Sub as in effect immediately prior to the Astro Effective Time shall be the certificate of incorporation of the Astro Surviving Entity until thereafter amended as permitted by applicable Law. At the Astro Effective Time, the bylaws of Astro Merger Sub as in effect immediately prior to the Astro Effective Time shall be the bylaws of the Astro Surviving Entity until thereafter amended in accordance with its terms, the certificate of incorporation of the Astro Surviving Entity, or as permitted by applicable Law.
2.3    Directors and Officers.
(a)    HoldCo. Prior to the Closing, Parent shall take all action necessary to (i) elect as directors of HoldCo, effective as of the Parent Effective Time, the directors of Parent immediately prior to the Parent Effective Time and (ii) appoint as officers of HoldCo, effective as of the Parent Effective Time, the officers of Parent immediately prior to the Parent Effective Time, in each case until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected or appointed, as applicable, and qualified in accordance with the HoldCo Certificate and the HoldCo Bylaws.
(b)    Parent Surviving Entity. The directors of Parent Merger Sub immediately prior to the Parent Effective Time and the officers of Parent Merger Sub immediately prior to the Parent Effective Time shall be the directors and officers, respectively, of the Parent Surviving Entity until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Parent Surviving Entity.
(c)    Astro Surviving Entity. The directors of Astro Merger Sub immediately prior to the Astro Effective Time and the officers of Astro Merger Sub immediately prior to the Astro Effective Time shall be the directors and officers, respectively, of the Astro Surviving Entity until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Astro Surviving Entity.
2.4    Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Mergers and the other Merger Transactions shall occur (the “Closing”) on (i) the third Business Day after the day on which the last of the conditions set forth in Article VIII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) shall have been satisfied or (to the extent permitted by Law) waived in accordance with the terms of this Agreement (or the first Business Day if the final such condition to be satisfied is the Required Company Vote or the Required Parent Vote) or (ii) such other date to which Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the Merger Transactions shall take place at the offices of Parent, 7102 Commerce Way, Brentwood, Tennessee 37027, at 9:00 a.m. local time on the Closing Date.

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ARTICLE III
MERGER CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES
3.1    Merger Consideration.
(a)    Parent Merger. At the Parent Effective Time, by virtue of the Parent Merger and without any action on the part of the Buyer Parties, Parent or any Parent Stockholder:
(i)    Parent Common Stock. Each share of common stock of Parent or fraction thereof, par value $0.01 per share (“Parent Common Stock”), issued and outstanding immediately prior to the Parent Effective Time (other than Parent Common Stock held in the treasury of Parent, all of which shall be canceled without any consideration being exchanged therefor) shall be converted at the Parent Effective Time into the right to receive one validly issued, fully paid and non‑assessable share of New Common Stock or such fraction thereof equal to the fractional share of Parent Common Stock (the “Parent Merger Consideration”). As of the Parent Effective Time, all such shares of Parent Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Parent Merger Consideration and any dividends or other distributions payable pursuant to Section 3.4(c).
(ii)    Parent Equity Awards. The Existing Parent Stock Options, Existing Parent Restricted Stock Awards and Existing Parent Stock Appreciation Rights shall be converted into similar rights with respect to the New Common Stock in accordance with Section 7.13.
(b)    Astro Merger. At the Astro Effective Time, by virtue of the Astro Merger and without any action on the part of the Buyer Parties, the Company or any Company Stockholder:
(i)    Company Common Stock. Subject to Sections 3.4(e) and 3.5, each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Astro Effective Time (other than (x) Company Common Stock owned by Parent and its Subsidiaries which shall remain outstanding and (y) the Company or held in the treasury of the Company, which shall be canceled without any consideration being exchanged therefor) shall, subject to Section 3.5, be converted at the Astro Effective Time into the right to receive and be exchangeable for 0.504 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of New Common Stock (the “Astro Merger Consideration,” and together with the Parent Merger Consideration, the “Merger Consideration”). As of the Astro Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Astro Merger Consideration, any dividends or other distributions payable pursuant to Section 3.4(c) and any cash in lieu of fractional shares of New Common Stock payable pursuant to Section 3.4(e), in each case to be issued or paid in accordance with such sections, without interest.
(ii)    Company Equity Awards. The Existing Company Restricted Stock Awards shall be converted into similar rights with respect to the New Common Stock in accordance with Section 7.13.

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(iii)    Astro Merger Sub Common Stock. Each share of common stock, $0.01 par value, of Astro Merger Sub issued and outstanding immediately prior to the Astro Effective Time shall be converted into and become a number of shares of common stock of the Astro Surviving Entity calculated as follows: (A) the number of outstanding shares of common stock of the Company (including for this purpose all Existing Company Restricted Stock Awards) outstanding at the Astro Effective Time minus (B) 33,691,292.
(c)    Rights as HoldCo Stockholders. From and after the Parent Effective Time or the Astro Effective Time, as applicable, except for the right to receive the Merger Consideration and any cash in lieu of fractional shares of New Common Stock to be paid pursuant to Section 3.4(c) upon compliance with Section 3.4(c), the Parent Stockholders and Company Stockholders will not be and will not have any rights as, holders of New Common Stock (including any rights to vote, or any rights to receive distributions on, any New Common Stock), until such time that such holders have delivered the required documentation and surrendered any Certificates or Book-Entry Shares as contemplated by Section 3.4(b) or have otherwise complied with Section 3.4(h).
3.2    Rights as Stockholders; Share Transfers. At the Parent Effective Time and Astro Effective Time, respectively, each share of Parent Common Stock and Company Common Stock, respectively, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each Parent Stockholder and Company Stockholder holding a certificate representing Parent Common Stock or Company Common Stock, as applicable (a “Certificate”), and each Parent Stockholder or Company Stockholder holding non-certificated stock represented by book-entry, as applicable (“Book‑Entry Shares”), shall cease to be a Parent Stockholder or Company Stockholder, as applicable, and cease to have any rights with respect thereto, except the right to receive (a) the Merger Consideration, (b) and any cash to be paid in lieu of any fractional shares of New Common Stock in accordance with Section 3.4(e), and (c) any cash amounts payable in accordance with Section 3.4(c) following such stockholder’s compliance with Section 3.4(b) or Section 3.4(h), in each case, to be issued or paid, without interest, in consideration therefor in accordance with Section 3.4.
3.3    Closing of Stock Transfer Books. At the Parent Effective Time and Astro Effective Time, respectively, the stock transfer books of each of Parent and the Company, respectively, shall be closed and no transfer of Parent Common Stock or Company Common Stock, as applicable, shall thereafter be made. If, after the Parent Effective Time or Astro Effective Time, respectively, Certificates are presented to the Parent Surviving Entity or Astro Surviving Entity, as applicable, for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article III.
3.4    Exchange of Certificates.
(a)    Exchange Agent. Prior to the Parent Effective Time, Parent shall appoint a Person (such as, but not limited to, a commercial bank or trust company) reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging the shares of Company Common Stock and Parent Common Stock for shares of New Common Stock and cash in lieu of fractional shares of New Common Stock as required by this Article III (the “Exchange Agent”). At the Parent Effective Time, HoldCo shall cause Astro Merger Sub and Parent Merger Sub to deposit with the Exchange Agent for the benefit of the holders of the applicable shares of Company Common Stock and Parent Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, shares of New Common Stock. HoldCo agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to make payments for any dividends pursuant to Section 3.4(c) and payments in lieu of any fractional shares of New Common Stock pursuant to

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Section 3.4(e), in each case without interest. Any cash (including for any fractional shares of New Common Stock in accordance with Section 3.4(e) and any dividends with respect to New Common Stock in accordance with Section 3.4(c)) and shares of New Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for the shares of Company Common Stock or Parent Common Stock, as applicable, pursuant to this Agreement. Except as contemplated by Sections 3.4(c) and 3.4(e), the Exchange Fund shall not be used for any other purpose.
(b)    Exchange Procedures. Promptly after the Astro Effective Time, HoldCo shall instruct the Exchange Agent to mail to each record holder of shares of Parent Common Stock as of the Parent Effective Time and Company Common Stock as of the Astro Effective Time (in each case, other than (x) holders of Existing Company Restricted Stock Awards, Existing Parent Restricted Stock Awards, and Existing Parent Stock Options and (y) the Company and its Subsidiaries and Parent and its Subsidiaries) (i) a letter of transmittal (which shall specify that, in respect of certificated shares of Company Common Stock or Parent Common Stock, as applicable, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in customary form and agreed to by Parent and the Company prior to the Parent Effective Time) (the “Letter of Transmittal”) and (ii) instructions (which shall be in customary form and agreed to by Parent and the Company prior to the Parent Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon proper surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Shares) as may be required pursuant to such instructions, each holder who held shares of Company Common Stock or Parent Common Stock, as applicable, immediately prior to the Parent Effective Time or Astro Effective Time, respectively, (other than (x) holders of Existing Company Restricted Stock Awards, Existing Parent Restricted Stock Awards, and Existing Parent Stock Options and (y) the Company and its Subsidiaries and Parent and its Subsidiaries) shall be entitled to receive in exchange therefor, (A) shares of New Common Stock which shall be in uncertificated book-entry form and which shall represent, in the aggregate, the number of shares of New Common Stock that such holder has the right to receive pursuant to this Article III (after taking into account all shares of Company Common Stock or Parent Common Stock, as applicable, then held by such holder) or as applicable (B) a check or electronic transfer to the account of such holder in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III (after taking into account all shares of Company Common Stock or Parent Common Stock, as applicable, then held by such holder), consisting of any cash payable in lieu of any fractional shares of New Common Stock pursuant to Section 3.4(e) and any dividends pursuant to Section 3.4(c). No interest shall be paid or accrued on any Merger Consideration, any cash payment in lieu of fractional shares of New Common Stock, or any dividend payable pursuant to Section 3.4(c). In the event of a transfer of ownership of shares of Company Common Stock or Parent Common Stock that has not been registered in the transfer records of the Company or Parent, as applicable, the Merger Consideration payable in respect of such shares may be paid to a transferee, if the Certificate representing such shares or evidence of ownership of the Book-Entry Shares is presented to the Exchange Agent, and, in the case of both certificated and book-entry shares of Company Common Stock or Parent Common Stock, as applicable, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such shares of Company Common Stock or Parent Common Stock,

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as applicable, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until such required documentation has been delivered and Certificates, if any, or Book-Entry Shares have been surrendered, as contemplated by this Section 3.4, each Certificate or Book-Entry Shares shall be deemed at any time after the Parent Effective Time or Astro Effective Time, as applicable, to represent only the right to receive upon such delivery and surrender the Merger Consideration payable in respect of shares of Company Common Stock or Parent Common Stock, as applicable, any cash amounts payable in lieu of fractional shares of New Common Stock and any dividends pursuant to Section 3.4(c).
(c)    HoldCo Dividends with Respect to Unexchanged Shares. No dividends declared or made with respect to shares of New Common Stock with a record date after the Astro Effective Time shall be paid to a Company Stockholder or Parent Stockholder with respect to shares of New Common Stock that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional shares of New Common Stock shall be paid to any such holder until such holder shall have delivered the required documentation and surrendered any Certificates or Book-Entry Shares as contemplated by Section 3.4(b) or otherwise complied with Section 3.4(h). Subject to applicable Law, following compliance with the requirements of Section 3.4(b) or Section 3.4(h), there shall be paid to such holder of New Common Stock issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional shares of New Common Stock to which such holder is entitled pursuant to Section 3.4(e) and an amount in cash equal to any dividend with respect to shares of New Common Stock with a record date after the Astro Effective Time and a payment date prior to such compliance with Section 3.4(b) or Section 3.4(h), payable with respect to such shares of New Common Stock, and (ii) on the appropriate payment date with respect thereto, the amount of dividends declared by Parent in respect of the Parent Common Stock or by HoldCo in respect of the New Common Stock with a record date after the Parent Effective Time but prior to such delivery and surrender and with a payment date subsequent to such compliance payable with respect to such shares of New Common Stock.
(d)    No Further Rights in Shares. All shares of New Common Stock delivered and cash paid upon conversion of a share of Company Common Stock or Parent Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 3.4(c) or 3.4(e)) shall be deemed to have been delivered in full satisfaction of all rights pertaining to such share.
(e)    Fractional New Common Stock. No certificates or scrip representing fractional shares of New Common Stock or book-entry credit of the same shall be issued or delivered in exchange for Company Common Stock, and such fractional interests of Company Common Stock will not entitle the owner thereof to vote or to have any rights as a holder of any share of New Common Stock. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted in the Astro Merger who would otherwise have been entitled to receive a fraction of a share of New Common Stock (after taking into account all shares of Company Common Stock exchanged by such holder, as applicable) shall receive, in lieu thereof, cash (without interest and rounded up to the nearest whole cent) in an amount equal to the product of (i) the Parent Share Price as of the Closing Date and (ii) the fraction of a share of New Common Stock that such holder would otherwise be entitled to receive pursuant to this Article III. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Parent and/or HoldCo shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

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(f)    Termination of Exchange Fund. Any portion of the Exchange Fund constituting shares of New Common Stock or cash that remains undistributed to the Parent Stockholders or Company Stockholders after one (1) year following the Parent Effective Time or Astro Effective Time, respectively, shall be delivered to HoldCo if and when demanded by HoldCo and, from and after such delivery, any former holders of shares of Parent Common Stock or Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the HoldCo Parties for the Merger Consideration payable in respect of such shares, any cash in lieu of a fractional share of New Common Stock to which they are entitled pursuant to Section 3.4(e), or any dividends or distributions with respect to shares of New Common Stock to which they are entitled pursuant to Section 3.4(c) following compliance with Section 3.4(b) or Section 3.4(h), in each case, without any interest thereon. Any amounts remaining unclaimed by Parent Stockholders or Company Stockholders immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, be held by HoldCo and be subject to applicable escheat, abandoned property or similar laws.
(g)    No Liability. To the fullest extent permitted by Law, none of the Buyer Parties, the Company, the Surviving Entities or their respective Representatives shall be liable to any holder of shares of Company Common Stock or Parent Common Stock for any of the Merger Consideration (including any dividends with respect to Parent Common Stock) delivered to a Government Official pursuant to any abandoned property, escheat or similar Law.
(h)    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of Company Common Stock or Parent Common Stock claiming such Certificate to be lost, stolen or destroyed and, if required by HoldCo, the posting by such holder of Company Common Stock or Parent Common Stock of an indemnity agreement or a bond, in a customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay the Merger Consideration payable in respect of shares of Company Common Stock or Parent Common Stock represented by such Certificate and any payments to which the holders thereof are entitled pursuant to Section 3.4(c) or Section 3.4(e).
(i)    Withholding. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Parent Common Stock such amounts as the Exchange Agent reasonably deems to be required to deduct and withhold under the Code or any provision of state, local, or foreign Tax Law, with respect to the making of such payment; provided, however, that the Exchange Agent shall provide reasonable notice to the applicable holders of shares of Company Common Stock or Parent Common Stock prior to withholding any amounts pursuant to this Section 3.4(i). To the extent that amounts are so deducted and withheld by the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Parent Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent.
(j)    Investment of the Exchange Fund. HoldCo shall cause the Exchange Agent to invest any cash included in the Exchange Fund as directed by HoldCo on a daily basis, in HoldCo’s sole discretion; provided, however, that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Company Stockholders or Parent Stockholders pursuant to the other provisions of this Section 3.4. Any interest and other income resulting from such investments shall be paid promptly to HoldCo.

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3.5    Anti-Dilution Provisions. In the event of any subdivisions, reclassifications, stock splits, stock distributions or stock dividends, combinations or exchanges with respect to, or Rights in respect of, shares of Company Common Stock (as permitted pursuant to Section 6.1) or shares of Parent Common Stock (as permitted pursuant to Section 6.2), the Exchange Ratio and the number of shares of New Common Stock to be delivered as Merger Consideration in the Merger, and any other similar dependent item, as the case may be, shall be correspondingly adjusted to provide to the holders of shares of Company Common Stock and to Parent the same economic effect as contemplated by this Agreement prior to such event.
ARTICLE IV
COMPANY REPRESENTATIONS AND WARRANTIES
Other than with respect to the representations and warranties in Section 4.4 (No Violations or Defaults), which shall be qualified only to the extent explicitly set forth therein and except as disclosed in any report, statement, form, schedule or other document filed or furnished by the Company or any of its Subsidiaries with the SEC subsequent to December 31, 2015 (collectively, “Company SEC Documents”) that is publicly available prior to the date of this Agreement (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), the Company hereby represents and warrants with respect to itself and its respective Subsidiaries to the Buyer Parties, as follows:
4.1    Organization, General Authority and Standing.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company (i) has the requisite corporate power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect with respect to the Company.
(b)    True, correct and complete copies of the Company Certificate and the Company Bylaws, each as in effect as of the date of this Agreement, have previously been made available to the Buyer Parties.
(c)    Section 4.1(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each (i) Subsidiary of the Company and (ii) entity (other than the Subsidiaries of the Company) in which the Company or any Subsidiary of the Company owns any interest. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite entity power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect with respect to the Company.

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4.2    Capitalization.
(a)    As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock, of which, as of the close of business on December 30, 2016, 71,591,768 shares were issued and outstanding and (ii) 15,000,000 shares of preferred stock of the Company, par value $0.01 per share (“Company Preferred Stock”), of which, as of the date of this Agreement, no shares were issued and outstanding. As of the date of this Agreement, no shares of Company Common Stock and no shares of Company Preferred Stock were held in the Company’s treasury. In addition, as of close of business on December 30, 2016, there were outstanding Existing Company Restricted Stock Awards with respect to an aggregate of 480,573 shares of Company Common Stock and Company Convertible Securities with respect to an aggregate of 10,975,650 shares of Company Common Stock.
(b)    As of the close of business on December 30, 2016, an aggregate of 3,023,281 shares of Company Common Stock were reserved for issuance but not yet granted under the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan and 388,681 shares of Company Common Stock were reserved for issuance but not yet granted under the Alon USA Energy, Inc. 2016 Fair Market Value Stock Purchase Plan. Since December 30, 2016 and through the date of this Agreement, no awards have been granted and no additional shares of Company Common Stock have become subject to issuance under any Company Equity Plan. Section 4.2(b) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding award granted under any Company Equity Plan and: (A) the name of the holder of such Existing Company Restricted Stock Award; (B) the number of shares of Company Common Stock subject to such outstanding Existing Company Restricted Stock Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Existing Company Restricted Stock Award; (D) the date on which such Existing Company Restricted Stock Award was granted or issued; and (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Existing Company Restricted Stock Award is vested and exercisable as of the date hereof. All shares of Company Common Stock subject to issuance under any Company Equity Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.
(c)    Except as set forth in Section 4.2(c) of the Company Disclosure Letter, since December 30, 2016, and prior to the date of this Agreement, the Company has not issued any shares of Company Common Stock or Company Preferred Stock, has not granted any restricted stock, options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, or exchangeable securities, or entered into any other agreements or commitments of any character that might require it to issue any shares of Company Common Stock or Company Preferred Stock, or granted any other awards in respect of any shares of Company Common Stock or Company Preferred Stock and has not split, combined or reclassified any of its shares of capital stock, other than shares of Company Common Stock or Company Preferred Stock issuable upon lapse of the Existing Company Restricted Stock Awards or upon the conversion of Company Convertible Securities.
(d)    All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (i) have been duly authorized and validly issued in accordance with applicable Laws and the Company Certificate, (ii) are fully paid and nonassessable and (iii) are not subject to and were not issued in violation of any option, right of first refusal, preemptive right, subscription right or any similar right or any provision of applicable Law, the Company Certificate, the Company Bylaws or any contract to which the Company is a party or by which it is otherwise bound. At the

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time of issuance, all such shares that may be issued upon the exercise or vesting of, or pursuant to, Existing Company Restricted Stock Awards or upon the conversion of the Company Convertible Securities (i) will be duly authorized and validly issued in accordance with applicable Laws and the Company Certificate, (ii) will be fully paid and nonassessable and (iii) will not be subject to or issued in violation of (A) any option, right of first refusal, preemptive right, subscription right or any similar right or (B) any provision of applicable Law, the Company Certificate, the Company Bylaws or any contract to which the Company is a party or by which it is otherwise bound.
(e)    Except as set forth in Section 4.2(e) of the Company Disclosure Letter, the Company or another of its wholly owned Subsidiaries is the record and beneficial owner of all the outstanding shares of capital stock or other equity ownership interests of each Subsidiary (other than Astro Partners) of the Company (except for directors’ qualifying shares or the like), free and clear of any lien, mortgage, pledge, charge, irrevocable proxy, security interest or encumbrance of any kind (each, a “Lien”), other than Liens arising under the Company Revolving Credit Agreement, and all of such shares or equity ownership interests (i) are duly authorized and validly issued in accordance with applicable Laws and the organizational documents of such Subsidiary, (ii) are fully paid and nonassessable and (iii) are not subject to or were not issued in violation of any option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the organizational documents of such Subsidiary or any contract to which such Subsidiary is a party or by which it is otherwise bound.
(f)    As of the date of this Agreement, except for the Existing Company Restricted Stock Awards, the Company Convertible Securities and except for equity securities owned by the Company in its Subsidiaries (other than Astro Partners), and except as set forth in Section 4.2(f) of the Company Disclosure Letter, (i) there are no shares of capital stock, partnership interests, limited liability company interests or other equity securities of the Company or any of its Subsidiaries issued or authorized and reserved for issuance and (ii) there are no outstanding shares of restricted stock or Rights, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement.
(g)    Except as set forth in Section 4.2(g) of the Company Disclosure Letter, the Company does not own beneficially, directly or indirectly, any capital stock or other equity ownership interests of any Person or any interest in a partnership or joint venture of any kind.
(h)    As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which Company Stockholders may vote are issued or outstanding (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote, other than the Company Convertible Notes. As of the date of this Agreement, the Conversion Rate (as defined in the Company Convertible Notes Indenture as in effect on the date of this Agreement) is 73.1710 shares of Common Stock (as defined in the Company Convertible Notes Indenture as in effect on the date of this Agreement) per $1,000 principal amount of Company Convertible Notes.
(i)    As of the date of this Agreement, the issued and outstanding limited partnership interests of Astro Partners consists of 62,520,220 common units, of which 51,000,000 were owned directly or indirectly by the Company. The sole general partner of Astro Partners is Alon USA Partners GP, LLC, which is a wholly owned subsidiary of the Company. All of the outstanding equity interests of Astro Partners were duly authorized and validly issued, free and clear of all Liens except for Liens set forth in Section 4.2(i) of the Company Disclosure Letter, in accordance with the Astro Partnership

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Agreement and are fully paid (to the extent required by such agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act ). Each Subsidiary of Astro Partners is wholly owned by Astro Partners.
(j)    As of the close of business on December 30, 2016, an aggregate of 3,104,764 common units of Astro Partners were reserved for issuance but not yet granted under the Astro Partners LTIP. As of the close of business on December 30, 2016, 14,185 common units of Astro Partners were reserved for issuance pursuant to outstanding award agreements under the Astro Partners LTIP. Since June 30, 2016 and through the date hereof, no awards have been granted and no additional common units of Astro Partners have become subject to issuance under the Astro Partners LTIP. Section 4.2(j) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding award granted under the Astro Partners LTIP and: (A) the name of the holder of such award; (B) the number of common units of Astro Partners subject to such outstanding award; (C) if applicable, the exercise price, purchase price, or similar pricing of such award; (D) the date on which such award was granted or issued; (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such award is vested and exercisable as of the date hereof; and (F) the date on which such award expires, if applicable. All common units subject to issuance under the Astro Partners LTIP, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized and validly issued, free and clear of all Liens, and will be fully paid (to the extent required by such agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act ).
4.3    Power and Authority.
(a)    The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Voting Agreements and, subject to the Required Company Vote and the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, to consummate the Merger Transactions. Subject to the Required Company Vote, this Agreement and the Merger Transactions have been duly and validly authorized by all necessary corporate action by the Company. This Agreement and the Voting Agreements have been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company (assuming the due execution and delivery of this Agreement by, or on behalf of, the Other Parties and the due execution and delivery of the Voting Agreements by the other parties thereto), enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”)).
(b)    The Company Board (upon the Independent Director Committee Recommendation) has, by resolutions duly adopted by the requisite vote of each of the Independent Director Committee (the “Independent Director Committee Recommendation”) and the Company Board (the “Company Board Approval”) and not subsequently rescinded or modified in any way, (i) determined and declared that this Agreement and the Merger Transactions are advisable, fair to, and in the best interest of, the Company and the Disinterested Stockholders, (ii) approved this Agreement, the consummation of the Merger Transactions, and the Voting Agreements (to which the Company is a party), and (iii) directed that this Agreement and the Merger Transactions be submitted to the

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Company Stockholders for approval at a meeting of the Company Stockholders (the “Company Stockholders Meeting”) and recommended that the Company Stockholders approve this Agreement and the Merger Transactions (the “Company Recommendation”).
(c)    The affirmative vote of the holders of the majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock that shall be required by Law or the Company Certificate or Company Bylaws to adopt this Agreement and to consummate the Merger Transactions. The Company has agreed with the Buyer Parties to subject the approval of this Agreement and the consummation of the Merger Transactions to the Disinterested Stockholder Approval (such approval, together with the vote referenced in the preceding sentence, the “Required Company Vote”).
4.4    No Violations or Defaults. Except as set forth in Section 4.4 of the Company Disclosure Letter and subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 4.5 and Article VIII are obtained and assuming the consents, waivers and approvals specified in Section 7.1 are obtained, the execution, delivery and performance of this Agreement and the Voting Agreements and the consummation of the Merger Transactions by the Company do not and will not (a) except as would not reasonably be expected to have a material impact on the Company and its Subsidiaries, taken as a whole, or as set forth in Section 4.4 of the Company Disclosure Letter, (i) violate, conflict with, or result in a breach of any provision of, or require any consent, waiver or approval or result in a default or loss or reduction of any rights (or give rise to any right of termination, cancellation, modification or acceleration, or trigger any requirement or option for additional consideration, or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or loss or reduction of any rights or give rise to any such right) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is subject or bound, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or by which any of their respective assets are bound or (iii) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, (b) constitute a breach or violation of, or a default under, the Company Certificate or the Company Bylaws or other similar governing documents of any of the Company’s Subsidiaries or (c) cause the Merger Transactions to be subject to Takeover Laws.
4.5    Consents and Approvals. No consents, approvals or authorizations of, or filings or registrations with, or notifications to, any Governmental Authority are necessary in connection with (a) the execution and delivery by the Company of this Agreement or the Voting Agreements or (b) the consummation by the Company of the Merger Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus in a definitive form relating to the matters to be submitted to the Company Stockholders at the Company Stockholders Meeting and to the Parent Stockholders at the Parent Stockholders Meeting and of a registration statement on Form S-4 in which the Joint Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the New Common Stock to be issued as Merger Consideration (such registration statement and any amendments or supplements thereto, the “Registration Statement”), and the declaration of effectiveness by the SEC of the Registration Statement, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of New Common Stock pursuant to this

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Agreement, (v) any notices or filings under the HSR Act, or any notices, filings or approvals under any other applicable competition, merger control, antitrust or similar Law or regulation, and (vi) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not reasonably be expected to have a Material Adverse Effect with respect to the Company or its Subsidiaries.
4.6    Financial Reports and SEC Documents; Internal Controls.
(a)    Since January 1, 2015, all reports, including the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8‑K, forms, schedules, statements, exhibits and other documents required to be filed or furnished by the Company and Astro Partners, with or to the SEC have been or will be timely filed or furnished. The Company SEC Documents, as of their respective filing dates, (i) complied in all material respects as to form with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.6(a) of the Company Disclosure Letter, no Subsidiary of the Company or Astro Partners (other than Astro Partners itself) is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the Company SEC Documents. To the Company’s Knowledge, no enforcement action has been initiated against the Company or Astro Partners relating to disclosures contained or omitted from any Company SEC Document.
(b)    The historical financial statements of the Company and Astro Partners and their consolidated Subsidiaries contained in or incorporated by reference into any Company SEC Document (including the related notes and schedules thereto) (i) comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and (ii) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved (“GAAP”) and fairly present in all material respects the consolidated financial position, results of operations, stockholders’ equity and cash flows, as the case may be, of the Company or entities to which they relate as of the dates or for the periods to which such financial statements relate, in each case in accordance with GAAP, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. All of the Company’s Subsidiaries are consolidated for accounting purposes.
(c)    The Company and its Subsidiaries make and keep books, records, and accounts and have devised and maintain a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. The Company and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company and its Subsidiaries in the reports that the Company files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of

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the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a‑15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Except as set forth in Section 4.6(c) of the Company Disclosure Letter, to the Knowledge of the Company, there is no applicable accounting rule, consensus or pronouncement that has been adopted by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force or any similar body as of, but is not in effect as of, the date of this Agreement that, if implemented, would reasonably be expected to have a Material Adverse Effect with respect to the Company.
(d)    Except as set forth in Section 4.6(d) of the Company Disclosure Letter, since December 31, 2015 through the date of this Agreement, to the Knowledge of the Company, (i) none of the Company, any of its Subsidiaries or any director, officer, or auditor of the Company or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.
(e)    The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and neither the Company nor its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.
4.7    Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Company Balance Sheet Date”), and in the financial statements (or notes thereto) included in subsequent Company SEC Documents filed by the Company or Astro Partners prior to the date of this Agreement, neither the Company nor any of its consolidated Subsidiaries had at the Company Balance Sheet Date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP) of any nature, except (i) liabilities, obligations or contingencies that (1) are accrued or reserved against in the financial statements of the Company included in the Company SEC Documents filed prior to the date of this Agreement, or reflected in the notes thereto, (2) were incurred since the Company Balance Sheet Date in the ordinary course of business which would not reasonably be expected to have a Material Adverse Effect with respect to the Company or (3) relate to this Agreement, the Merger Transactions or the proposal of the Buyer Parties with respect to the Merger or (ii) liabilities, obligations or contingencies that (1) would not reasonably be expected to have a Material Adverse Effect with respect to the Company or (2) have been discharged or paid in full prior to the date of this Agreement.

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4.8    Absence of Certain Changes. Since the Company Balance Sheet Date, (a) there has not been a Material Adverse Effect with respect to the Company (including its Subsidiaries), (a) through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business in all material respects consistent with past practice, except for the negotiation, execution, delivery and performance of this Agreement and except as set forth in Section 4.8(c) of the Company Disclosure Letter, since (a) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without the consent of Parent, would constitute a breach of clause (f), (g), (h), (i), (j), (k), (m), (o), (q), or (x) of Section 6.1.
4.9    Compliance with Law; Legal Proceedings. Except as set forth in Section 4.9 of the Company Disclosure Letter, the Company and each of its Subsidiaries is and has been since January 1, 2014 in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.9 of the Company Disclosure Letter, since January 1, 2014, neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.9 of the Company Disclosure Letter, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Authority with respect to the Company or any of its Subsidiaries or Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity before any Governmental Authority, and there are no writs, injunctions, orders, judgments or decrees of any Governmental Authority against the Company or any of its Subsidiaries, in each case except for those that do not or would not reasonably be expected to have a Material Adverse Effect with respect to the Company.
4.10    Permits. The Company and each of its Subsidiaries are in possession of all Permits (excluding Environmental Permits) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (“Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have a Material Adverse Effect with respect to the Company. All of the Company Permits are issued in the correct entity’s name. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect with respect to the Company. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.10 of the Company Disclosure Letter, the Company and its Subsidiaries are not, and since December 31, 2014, have not been, in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not reasonably be expected to have a Material Adverse Effect with respect to the Company. As of the date of this Agreement, to the Knowledge of the Company, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

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4.11    Material Contracts.
(a)    Section 4.11(a) of the Company Disclosure Letter lists as of the date of this Agreement, and the Company has made available to the Buyer Parties copies that are true, correct and complete in all material respects of, all contracts, agreements, commitments, arrangements, licenses (including with respect to Intellectual Property Rights), leases (including with respect to personal property, but excluding real property leases) and other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective personal properties or assets is bound (but which, for the avoidance of doubt, shall not include Company Benefit Plans) that:
(i)    would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;
(ii)    contain covenants that materially limit the ability of the Company or any of its Subsidiaries to compete in any business or with any Person or in any geographic area, or to sell, supply or distribute any of the Company’s services or products (including any non-compete, exclusivity, or “most-favored-nation” provisions) or which, following the consummation of the Merger, could materially restrict or purport to restrict such ability of the Surviving Entities or HoldCo;
(iii)    provide for or govern the formation, creation, operation, management or control of any strategic partnership or joint venture of the Company and its Subsidiaries;
(iv)    along with other similar licenses or other grant of Company Intellectual Property, agreements, contain a license or other grant of rights to use Intellectual Property Rights that by its terms calls for more than $500,000 collectively in royalties for such license or rights to use such Intellectual Property Rights to or from the Company or its Subsidiaries (including covenants not to sue and patent cross-licenses) excluding with respect to licenses or rights granted to the Company or its Subsidiaries, licenses for commercially available software or “open source software” or under a similar licensing or distribution model;
(v)    involve the joint development of products or technology with a third party with products or technology requiring an investment by the Company in excess of $500,000;
(vi)    other than solely among wholly owned Subsidiaries of the Company, relate to (A) Indebtedness having an outstanding principal amount in excess of $5,000,000 or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case, in connection with which the aggregate actual contingent obligations of the Company and its Subsidiaries under such contract are greater than $5,000,000;
(vii)    were entered into after December 30, 2016, or have not yet been consummated, and involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interests of another Person;
(viii)    by their terms call for aggregate payments by the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries under such contract of more than $1,000,000 in any one (1) year (including by means of royalty payments) other than contracts

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made in the ordinary course of business consistent with past practice and other than any Company Benefit Plan;
(ix)    are with respect to any acquisition by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has (A) any continuing indemnification obligations or (B) any “earn-out” or other contingent payment obligations, in each case, greater than $1,000,000; or
(x)    are entered into between any present or former director or executive officer of the Company (or any of their Affiliates), on the one hand, and the Company or a Subsidiary of the Company, on the other hand, and that by their terms call for in excess of $100,000 in potential future payments, other than (A) for purposes of employee benefits or relocation and (B) items which would not arise to a related party transaction under Item 404 of Regulation S-K of the Exchange Act.
Each contract of the type described in clauses (i) through (x) of this Section 4.11(a) is referred to herein as a “Company Material Contract.”
(b)    To the extent not available in any report, statement, form, schedule, exhibit or other document filed or furnished by the Company or any of its Subsidiaries with the SEC, the Company has delivered or made available to Parent a true, correct and complete copy of each written Company Material Contract (as amended to date), subject to the confidentiality obligations therein to the extent that (i) such confidentiality obligations are described in Section 4.11(a) of the Company Disclosure Letter and (ii) Company has unsuccessfully used its commercially reasonable efforts to obtain a waiver of such confidentiality obligations from the counterparty, listed in Section 4.11(a) of the Company Disclosure Letter. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company: (i) each Company Material Contract is valid and binding on the Company or the Subsidiary of the Company that is a party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent that they have previously expired in accordance with their terms; (ii) the Company, its Subsidiaries and, to the Knowledge of the Company, each other party thereto, have performed and complied with all obligations required to be performed or complied with by them under each Company Material Contract; and (iii) there is no default under any Company Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto.
4.12    Tax Matters. Except as set forth in Section 4.12 of the Company Disclosure Letter:
(a)    All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries, have been duly and timely filed (taking into account any extensions of time within which to file).
(b)    All Tax Returns filed by the Company or any of its Subsidiaries are true, correct and complete in all material respects.
(c)    All Taxes shown to be due on such Tax Returns and all other material Taxes, if any, required to be paid by the Company or its Subsidiaries for all periods ending through the date of

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this Agreement have been paid or adequate reserves have been established on the balance sheet of the Company and its consolidated Subsidiaries included in the Company SEC Documents.
(d)    There are no material Liens with respect to Taxes, other than Permitted Liens, on any asset of Company or any of its Subsidiaries.
(e)    There is no material claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed or threatened in writing with respect to any Taxes or Tax Returns of or with respect to the Company or any of its Subsidiaries.
(f)    No material (i) audit or examination or (ii) refund litigation with respect to any Tax Return or Taxes of the Company or any of its Subsidiaries is pending. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns.
(g)    Neither the Company nor any of its Subsidiaries (i) is a party to any Tax allocation, Tax sharing, Tax indemnity or similar agreement (excluding commercial and debt agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) or (ii) is under an obligation under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as transferee or successor, such that, in each of clauses (i) and (ii), the Company or any of its Subsidiaries is, on or after the date of this Agreement, liable for any amount of Taxes of another Person (other than the Company or any of its Subsidiaries).
(h)    Each of the Company’s Subsidiaries is currently either (i) properly classified as a partnership for U.S. federal income Tax purposes or (ii) properly disregarded as an entity separate from its respective owner for U.S. federal income Tax purposes pursuant to Treasury Regulation Section 301.7701-3(b).
(i)    Each of the Company’s Subsidiaries that is classified as a partnership for U.S. federal income Tax purposes has in effect a valid election under Section 754 of the Code.
(j)    Astro Partners is properly classified as a partnership for U.S. federal income Tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code and has been properly treated as such since its formation.
(k)    The Company and each of its Subsidiaries have withheld from their employees (and timely paid to the appropriate Governmental Authority) proper and accurate amounts for all periods through the date of this Agreement in compliance with all Tax withholding provisions of applicable Tax Laws (including income, social security, and employment Tax withholding for all types of compensation).
(l)    The Company and each of its Subsidiaries have withheld (and timely paid to the appropriate Governmental Authority) proper and accurate amounts for all periods through the date of this Agreement in compliance with all Tax withholding provisions of applicable Tax Laws other than provisions of employee withholding (including withholding of Tax on dividends, interest, and royalties and similar income earned by nonresident aliens and foreign corporations and withholding of Tax on United States real property interests).

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(m)    None of the Company or its Subsidiaries has “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(n)    The Company is not aware of any fact or circumstance that would reasonably be expected to prevent (i) the Parent Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the Mergers, taken together, from qualifying as an exchange within the meaning of Section 351 of the Code.
(o)    No disallowance of a deduction under Section 162(m) or Section 280G of the Code, or imposition of an excise tax under Section 4999 of the Code, for any amount paid or payable by the Company or any of its Subsidiaries as employee compensation, whether under any contract, plan, program or arrangement, understanding or otherwise, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, either as a result of the Merger or otherwise.
(p)    Section 4.12(p) of the Company Disclosure Letter sets forth (i) the amount on December 30, 2016 (and determined based on information available as of the date of this Agreement) of net operating losses, capital losses and alternative minimum tax credits and other credits of the consolidated group of which the Company is the common parent for U.S. federal income Tax purposes, (ii) dates of expiration of such items and (iii) any limitations on such items. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has undergone an ownership change (within the meaning of Section 382(g)(1) of the Code).
4.13    Employee Benefits.
(a)    Section 4.13(a) of the Company Disclosure Letter contains a true, correct and complete list identifying each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (whether or not subject to ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA) and any other plan, program, agreement, arrangement, policy, practice, contract, fund or commitment providing for pension, severance or retention benefits, profit-sharing, fees, bonuses, retention, stock ownership, stock options, stock appreciation, stock purchase or other stock-related benefits, incentive or deferred compensation, vacation benefits, life or other insurance (including any self-insured arrangements), health or medical benefits, dental benefits, employee assistance programs, salary continuation, unemployment benefits, disability or sick leave benefits, workers’ compensation benefits, relocation, post-employment or retirement benefits (including compensation, pension, health, medical and life insurance benefits) or other form of benefits which is or has been maintained, administered, participated in or contributed to by the Company or any entity (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 414 of the Code and of ERISA Section 4001 (a “Company ERISA Affiliate”) and covers any employee, former employee or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material liability; provided, however, that Company Benefit Plans shall not include any “multiemployer plan” (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”). Prior to the date of this Agreement, the Company has provided or made available to Parent true, correct and complete copies of each of the following, as applicable, with respect to each Company Benefit Plan: (i) the plan document or agreement; (ii) a written description if such plan is not set forth in a written document; (iii) each trust, insurance, annuity or other funding contract or agreement related thereto,

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if any; (iv) the most recent (A) Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial or other valuation reports and (D) summary plan description; (v) the most recent determination or opinion letter, if any, received from the Internal Revenue Service; (vi) any material written communications to or from any Governmental Authority; (vii) the most recent non-discrimination tests performed under the Code; and (viii) copies of material notices, letters and other correspondence from the Internal Revenue Service, U.S. Department of Labor, Pension Benefit Guaranty Corporation, SEC or other Governmental Authority.
(b)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, with respect to each Company Benefit Plan, (i) all payments due from the Company or any of its Subsidiaries to date have been timely made or accrued in accordance with GAAP, (ii) each such Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and to the Knowledge of the Company, no event or circumstance exists or has occurred that has or is likely to adversely affect the qualified status of such Company Benefit Plan and with respect to any such Company Benefit Plan that has been terminated prior to the execution of this Agreement, the applicable sponsor of the plan received a favorable determination letter from the Internal Revenue Service with respect to its termination, (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened with respect to such Company Benefit Plan or against the assets of such Company Benefit Plan and (iv) it has been operated and administered in compliance with its terms and with all applicable Laws, including ERISA and the Code (including Section 409A of the Code), and all applicable orders, in each case, in all material respects.
(c)    Except (i) as set forth in Section 4.13(c) of the Company Disclosure Letter and (ii) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, as to any Company Benefit Plan that is subject to Title IV of ERISA, (i) there has been no event or condition which presents the risk of a plan termination, (ii) the plan has not failed to meet any minimum funding standards, whether waived or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code, (iii) no “reportable event” within the meaning of Section 4043 of ERISA has occurred, (iv) no notice of intent to terminate the plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate the plan, (vi) no liability to the PBGC has been incurred and (vii) the assets of the plan equal or exceed the actuarial present value of the benefit liabilities based on reasonable actuarial assumptions and the asset valuation principles established by the PBGC.
(d)    At no time during the six (6) years immediately preceding the date of this Agreement has the Company, any of its Subsidiaries or any Company ERISA Affiliate had any obligation to contribute to or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Multiemployer Plan and the Company, its Subsidiaries and each Company ERISA Affiliate has no liability with respect to any outstanding claims for withdrawal liability that were previously assessed by any Multiemployer Plan. Except as set forth in Section 4.13(d) of the Company Disclosure Letter, no Company Benefit Plan is (i) a “defined benefit plan” (as defined in Section 414 of the Code), (ii) a “multiple employer” plan (as defined in Section 4063 or 4064 of ERISA or Section 413 of the Code) (in each case under clause (i) or (ii) whether or not subject to ERISA) or (iii) subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. Except as set forth in

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Section 4.13(d) of the Company Disclosure Letter, with respect to each Company Benefit Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA) (whether or not subject to ERISA), neither the Company, nor any of its Subsidiaries, nor any Company ERISA Affiliate has any material liability with respect to an obligation to provide welfare benefits, including death or medical benefits (whether or not insured), with respect to any Person beyond such Person’s retirement or other termination of service, other than coverage mandated by Section 4980B of the Code, by state Law (or other Law) or company-paid or subsidized healthcare coverage required by any employment, severance or similar plan or arrangement, or disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise.
(e)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to result in a material liability with respect to the Company and its Subsidiaries taken as a whole, to the Knowledge of the Company, no Company Benefit Plan is under audit or is the subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Authority (and, without regard to the Knowledge of the Company, the Company has not received written notice of any such audit or investigation) nor, to the Knowledge of the Company, is any such audit or investigation threatened or anticipated with respect to any Company Benefit Plan.
(f)    Except as specifically contemplated in this Agreement, with respect to each current employee, director or independent contractor of the Company or any of its Subsidiaries, the consummation of the Merger Transactions will not, either alone or upon the occurrence of any additional or subsequent events, whether contingent or otherwise: (i) result in any payment or benefit becoming due or payable to, or required to be provided to, or materially increase any amounts or benefits otherwise payable or due to, any such Person, except to the extent such payment or benefit is provided pursuant to the Company’s severance plans or employment agreements as in effect on the date of this Agreement (which has been provided pursuant to Section 4.13(a)), or the forgiveness of any indebtedness of such Person, (ii) result in the acceleration of the time of payment, vesting or funding of any compensation or benefits payable to any such Person, (iii) give rise to any additional service or benefit credits under, or result in any breach of or default under, any Company Benefit Plan, (iv) trigger any other material obligation to any such Person, (iv) limit or restrict the right to amend, terminate or transfer the asset of any Company Benefit Plan on or following the Astro Effective Time or (v) result in any amount failing to be deductible by reason of Section 280G of the Code. There is no contract, agreement, arrangement or policy to which the Company or any Company ERISA Affiliate is a party or by which it is bound to compensate any employee of the Company or its Subsidiaries for excise Taxes paid pursuant to Section 4999 of the Code.
(g)    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disseminated in writing any legally binding intent or commitment to create or implement any additional employee benefit plan that would be a Company Benefit Plan if in existence on the date of this Agreement, or to amend, modify or terminate any Company Benefit Plan, in each case that would result in the incurrence of a material liability by the Company and its Subsidiaries taken as a whole. Each Company Benefit Plan can be amended or terminated after the Closing in accordance with its terms without material liabilities to Parent, the Company or any of their Affiliates.
(h)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, neither the Company, nor any of its Subsidiaries nor any Company ERISA Affiliate has unfunded liabilities with respect to any Company Benefit Plan that is a “pension plan” (within the meaning of Section 3(2) of ERISA)

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that covers current or former non-U.S. employees of the Company or any of its Subsidiaries that, if required to be immediately funded, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.
(i)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, neither the Company, nor any of its Subsidiaries, nor any Company ERISA Affiliate, nor any of the Company Benefit Plans, nor any trust created thereunder, nor, to the Knowledge of the Company, any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which the Company, any of its Subsidiaries or any of the Company Benefit Plans that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.
(j)    With respect to any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, that is not a Company Benefit Plan, but that is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within the six-year period preceding the Astro Effective Time by any Company ERISA Affiliate, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the PBGC has been incurred by a Company ERISA Affiliate, which liability has not been satisfied, (iii) no violation of funding requirements under Section 302 of ERISA has been incurred, and (iv) all contributions (including installments) required by Section 302 of ERISA have been timely made.
4.14    Labor Matters.
(a)    Except as set forth in Section 4.14(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is a party to the terms of any collective bargaining agreement or other agreement with any labor union or representative of its employees, and no such agreements are being negotiated. Except as set forth in Section 4.14(a) of the Company Disclosure Letter, no grievance or other legal action arising out of any collective bargaining agreement with the Company or any Subsidiary of the Company exists or is, to the Knowledge of the Company, threatened except as would not reasonably be expected to have a Material Adverse Effect with respect to the Company.
(b)    As of the date of this Agreement there is not pending, and at no time during the past three (3) years have there been, any labor disputes existing or, to the Knowledge of the Company, threatened involving strikes, work stoppages, slowdowns, picketing or any other interference with work or production, or any other concerted action by employees except as would not reasonably be expected to have a Material Adverse Effect with respect to the Company.
(c)    Except as set forth in Section 4.14(c) of the Company Disclosure Letter, as of the date of this Agreement, no current officer of the Company who is named in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the heading “Executive Officers of Registrant” has given written notice to the Company of his or her intent to terminate employment with the Company.
(d)    Except as has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company: (i) the Company and each of its Subsidiaries (1) is and for the past three (3) years has been in compliance with all applicable Laws relating to employment

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and employment practices and those Laws relating to terms and conditions of employment, wages and hours, occupational safety and health and workers’ compensation and (2) has no charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the Knowledge of the Company, threatened against it before any Governmental Authority, and (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability with respect to any misclassification of any person as an independent contractor rather than as an “employee.”
(e)    Except as would not result in any material liability to the Company and its Subsidiaries taken as a whole, in the six months prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (ii) a “mass layoff” (as defined in the WARN Act, or any similar Law) affecting any site of employment or facility of the Company or any of its Subsidiaries.
4.15    Environmental Matters. Except (i) as set forth in Section 4.15 of the Company Disclosure Letter and (ii) as has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company:
(a)    The Company and each of its Subsidiaries and their respective properties, assets and operations are and, since January 1, 2014, have been in compliance with Environmental Laws.
(b)    The Company and each of its Subsidiaries are in possession of all Environmental Permits necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as they are now being conducted (“Company Environmental Permits”). All of the Company Environmental Permits are issued in the correct entity’s name. All Company Environmental Permits are in full force and effect. No suspension or cancellation of any of the Company Environmental Permits is pending or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries are not, and since December 31, 2014 have not been, in violation or breach of, or default under, any Company Environmental Permit. As of the date of this Agreement, to the Knowledge of the Company, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Environmental Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Company Environmental Permit (in each case, with or without notice or lapse of time or both).
(c)    There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company or any of its Subsidiaries or, to the Knowledge of the Company, otherwise adversely affecting any of their respective properties, assets or operations under any Environmental Laws that, in each case, has not been fully resolved.
(d)    There has been no Release of any Hazardous Material by the Company or any of its Subsidiaries that would reasonably be expected to result in any investigatory, remedial or corrective action obligation on the part of the Company or any of its Subsidiaries under Environmental Laws.
(e)    Neither the Company nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Law with respect to any

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investigatory, remedial or corrective activity as a result of any Release of Hazardous Materials at any real property offsite the properties of the Company or any of its Subsidiaries where the Company or such Subsidiary transported or disposed or arranged for the transport or disposal of any Hazardous Materials and, to the Knowledge of the Company, there are no circumstances that would reasonably be likely to result in the receipt of such notice.
(f)    Neither the Company nor any of its Subsidiaries has entered into, or to the Knowledge of the Company is otherwise subject to, any agreements, consents, orders, decrees or judgments pursuant to Environmental Law that, to the Knowledge of the Company, prevent or limit the current or future use or operation of their properties.
(g)    To the Knowledge of the Company, there has been no exposure of any person or property to any Hazardous Material in connection with the operations of the Company and its Subsidiaries that would reasonably be expected to form the basis of a claim for damages or compensation against the Company or its Subsidiaries.
(h)    The Company has made available to Parent complete and accurate copies of all internal and external environmental assessments, reports, audits, studies and other similar documents addressing liabilities or obligations under Environmental Law with respect to the Company and its Subsidiaries’ properties, assets and operations that are in the possession or control of the Company or its Subsidiaries.
(i)    This Agreement and the Merger Transactions will not result in (i) the termination or revocation of, or a right of termination or cancellation under, any Company Environmental Permit or (ii) any liabilities for site investigation or cleanup, or require the prior consent of any Person, pursuant to Environmental Laws, including so-called “transaction-triggered” or “responsible property transfer” requirements.
(j)    Notwithstanding any other provision of this Article IV to the contrary, this Section 4.15 contains the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to matters arising under Environmental Laws; provided, however, the provisions of this Section 4.15(j) shall not qualify, limit, diminish or impair the representations and warranties set forth in Sections 4.4, 4.5 , 4.6, 4.7 or 4.8 with respect to matters arising under Environmental Laws.
4.16    Real Property.
(a)    Section 4.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned or ground leased as of the date of this Agreement by the Company or any of its Subsidiaries (the “Company Owned Real Property”), including the address and primary use of such property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, the Company or one of its Subsidiaries has good, marketable and valid title to each of the Company Owned Real Properties, free and clear of all Liens other than Permitted Liens. Except as set forth in Section 4.16(a) of the Company Disclosure Letter, there are no purchase options, rights of first refusal or similar purchase rights outstanding with respect to any of the Company Owned Real Property, except for such options or rights the exercise of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Neither the Company nor any of its Subsidiaries has received written notice of any pending condemnation and, to the Knowledge of the Company, there is no condemnation threatened,

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with respect to any of the Company Owned Real Property, except for such condemnations, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Section 4.16(a) of the Company Disclosure Letter and as would not reasonably be expected to have a Material Adverse Effect with respect to the Company, (i) each lease or sublease pursuant to which the Company or any of its Subsidiaries leases or subleases all or a portion of any Company Owned Real Property to a third party as of the date of this Agreement is valid, binding and in full force and effect, (ii) all rent and other sums and charges payable by the lessee or sublessee thereunder are current and (iii) no termination event or condition or uncured default on the part of the lessee or sublessee thereunder exists.
(b)    Section 4.16(b) of the Company Disclosure Letter sets forth a list that is true, correct and complete of all leases, subleases and other agreements relating to material assets of the Company or any of its Subsidiaries as of the date of this Agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (a “Company Real Property Lease”). Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect with respect to the Company, each Company Real Property Lease is valid, binding and in full force and effect, and all rent and other sums and charges payable by the Company or any of its Subsidiaries as tenants thereunder are current. Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect with respect to the Company, no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, its Subsidiary or, to the Knowledge of the Company, the landlord thereunder exists under any Company Real Property Lease. Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect with respect to the Company, the Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it pursuant to a Company Real Property Lease, free and clear of all Liens, other than Permitted Liens. Except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect with respect to the Company, neither the Company nor any of its Subsidiaries has received written notice of any pending condemnation and, to the Knowledge of the Company, there is no condemnation threatened in writing, with respect to any property leased pursuant to any of the Company Real Property Leases.
4.17    Intellectual Property.
(a)    Section 4.17(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Company Registered Intellectual Property. There are no proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which the Company or any of its Subsidiaries is or was a party, that are still pending or have been raised in the past six (6) years, and in which claims are or were raised relating to the validity, enforceability, scope, ownership or Infringement of any of the Company Registered Intellectual Property, except for such proceedings or actions which, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company. To the Knowledge of the Company, each item of Company Registered Intellectual Property is subsisting, valid and enforceable, and is in good standing with the relevant Governmental Authority, including with respect to the payment of maintenance and other fees, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company and except

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to the extent a court or tribunal has made a contrary determination as set forth in Section 4.17(a) of the Company Disclosure Letter.
(b)    Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, the Company or a Subsidiary thereof is the sole owner of each item of Company Registered Intellectual Property and, to the Knowledge of the Company, the owner of each other item of Company Intellectual Property, in each case free and clear of any Liens other than Permitted Liens and, immediately following the Mergers, the Company and its Subsidiaries will have the same rights thereto as they had prior to the Mergers, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company. In the past three (3) years, neither the Company nor any of its Subsidiaries has transferred ownership of or granted any exclusive license (or agreed to any restrictions that have substantially the same effect thereof) with respect to the use, transfer or licensing of, any Company Intellectual Property, except for such transfer, grant or agreement that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company.
(c)    To the Knowledge of the Company, the Company and its Subsidiaries own or have a valid right to use all Intellectual Property Rights that are used in or necessary for the conduct of the business of the Company and its Subsidiaries and, immediately following the Mergers, the Company and its Subsidiaries will have the same rights thereto as they had prior to the Mergers, in each case, except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.
(d)    To the Knowledge of the Company, neither the operation of the business of the Company and its Subsidiaries as currently conducted or as it has been conducted for the past six (6) years by the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, do any Company Products, Infringe any Intellectual Property Rights of any Person, and no previously asserted written claims of Infringement against the Company or any of its Subsidiaries remain outstanding or unresolved, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company.
(e)    To the Knowledge of the Company, neither this Agreement nor the Merger Transactions, including the assignment to HoldCo by operation of Law or otherwise of any contracts to which the Company or any of its Subsidiaries is a party, will cause any of the following: (i) HoldCo or any of its Affiliates to grant or to be obligated to grant to any third party (1) any covenant not to sue with respect to, or (2) any right to or with respect to, any material Intellectual Property Rights owned by, or licensed to, the Company or any of its Subsidiaries immediately prior to the Closing, (ii) HoldCo or any of its Affiliates to be bound by, or subject to, any non-compete with respect to the operation or scope of their respective businesses, or (iii) HoldCo, any of its Affiliates or the Company or any of its Subsidiaries to be obligated to pay any material royalties or other material fees or consideration with respect to Intellectual Property Rights of any third party in excess of those payable by the Company or its Subsidiaries in the absence of this Agreement or the Merger Transactions.
4.18    Anti-Corruption.
(a)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, none of the Company,

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any Subsidiary of the Company or any director, officer or, to the Knowledge of the Company, any Affiliate, agent, distributor, employee, or other Person acting on behalf of the Company or its Subsidiaries is aware of or has, directly or indirectly, taken any action that would cause the Company or any of its Subsidiaries to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other anticorruption or anti-bribery Laws applicable to the Company, any of its Subsidiaries or any of its Affiliates (collectively with the FCPA, the “Anti-Corruption Laws”).
(b)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, none of the Company, any Subsidiary of the Company or any director, officer or, to the Knowledge of the Company, any Affiliate, agent, distributor, employee, or other Person acting on behalf of the Company or its Subsidiaries is aware of or has taken any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to a Government Official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a Government Official and used for the purpose of: (A) influencing any act or decision of a Government Official or other Person, including a decision to fail to perform official functions, (B) inducing any Government Official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any Government Official to use influence with any Governmental Authority in order to effect any act or decision of such Governmental Authority, in order to assist the Company, any Subsidiary of the Company or any Affiliate of the Company in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anticorruption Laws.
(c)    As of the date of this Agreement, to the Knowledge of the Company, (i) there is no investigation of or request for information from the Company or any of its Subsidiaries by any Governmental Authority regarding the Anticorruption Laws, and (ii) there is no other audit, review, inspection, survey, examination, allegation, investigation or inquiry by any Governmental Authority regarding the Company or any of its Subsidiaries’ actual or possible violation of the Anticorruption Laws.
(d)    No Legal Proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries or Affiliates, or any of their respective officers, directors, agents, distributors, employees, or other Persons acting on their behalf, with respect to any applicable Anticorruption Laws is pending or, to the Knowledge of the Company, threatened. Since January 1, 2014, no civil or criminal penalties have been imposed on the Company or any of its Subsidiaries or Affiliates with respect to violations of any applicable Anticorruption Law, except as have already been disclosed in the Company SEC Documents, nor have any disclosures been submitted to any Governmental Authority with respect to violations of Anticorruption Laws.
(e)    The Company and each of its Subsidiaries has established and implemented reasonable internal controls and procedures intended to ensure compliance with the Anticorruption Laws.
(f)    Except as would not constitute a Material Adverse Effect with respect to the Company, the operations of the Company and its Subsidiaries are and have been, since January 1, 2014, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related

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or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Legal Proceeding by or before any Governmental Authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
(g)    The Company and its Affiliates have complied with all applicable statutory and regulatory requirements relating to export controls and trade sanctions, including, in each case to the extent applicable, the Export Administration Regulations (15 C.F.R. Parts 730 et seq.), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), section 999 of the Code, the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), the International Emergency Economic Powers Act (50 U.S.C. §§1701–1706), the Foreign Narcotics Kingpin Designation Act (21 U.S.C. 1901-1908, 8 U.S.C. 1182), and the regulations, rules, and executive orders administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) and any similar rules or regulations of the European Union or other jurisdiction, except as would not constitute a Material Adverse Effect with respect to the Company. Except as would not constitute a Material Adverse Effect with respect to the Company, none of the Company, its directors or officers or, to the Knowledge of the Company, none of its Affiliates, shareholders, or employees has, directly or indirectly, engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods, or services to or for the benefit of, provided any payments or material assistance to, or otherwise engaged in or facilitated any transactions with a Prohibited Person. For the purposes of this Agreement, “Prohibited Person” means (i) any individual or entity that has been determined by competent authority to be the subject of a prohibition on such conduct in any law, regulation, rule, or executive order administered by OFAC; (ii) the government, including any political subdivision, agency or instrumentality thereof, of any country against which the United States maintains comprehensive economic sanctions or embargoes; (iii) any individual or entity that acts on behalf of or is owned or controlled by the government of a country against which the United States maintains comprehensive economic sanctions or embargoes; (iv) any individual or entity that has been identified on the OFAC Specially Designated Nationals and Blocked Persons List (Appendix A to 31 C.F.R. Ch. V), as amended from time to time, or 50% or more of which is owned, directly or indirectly, by any such individual or entity; or (v) any individual or entity that has been designated on any similar list or order published by the U.S. government.
(h)    Since January 1, 2014, no civil or criminal penalties have been imposed on the Company or, to the Knowledge of the Company, any of the Affiliates of the Company with respect to violations of applicable Laws relating to export control or trade sanctions, nor have any voluntary disclosures relating to export control and trade sanctions issues been submitted to any Governmental Authority. To the Knowledge of the Company, the Company and its Affiliates have not been since January 1, 2014 and are not now under any administrative, civil or criminal investigation or indictment involving alleged violations of any applicable Laws relating to export controls or trade sanctions, except as would not constitute a Material Adverse Effect with respect to the Company. No Governmental Authority has notified the Company or, to the Knowledge of the Company, any of the Affiliates of the Company in writing since January 1, 2014 of any actual or alleged violation or breach of any applicable Laws relating to export controls or trade sanctions, except as would not constitute a Material Adverse Effect with respect to the Company. To the Knowledge of the Company, none of the Company or its Affiliates has, since January 1, 2014, undergone or is undergoing any internal or external audit, review, inspection, investigation, survey or examination of records relating to the Company’s or any of its Affiliates’ export activity the result of which would constitute a Material Adverse Effect with respect to the Company.

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4.19    Insurance. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company, the Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by Persons conducting business similar to that of the Company and which is adequate (in terms of amount and losses and risks covered) for the operation of its business and ownership of its assets and properties, or as is required under the terms of any contract or agreement. With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid, and (ii) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, in each case, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, material alteration in coverage, or material premium increase with respect to, any such policies, except for such claims, threatened terminations, material alterations and material premium increases which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the Company.
4.20    No Brokers. No action has been taken by or on behalf of the Company that would give rise to any valid claim against any Party for a brokerage commission, finder’s fee or other like payment with respect to the Merger Transactions, excluding fees to be paid to J.P. Morgan Securities, Inc.
4.21    Customers and Suppliers. Except as set forth in Section 4.21 of the Company Disclosure Letter, since January 1, 2014 through the date of this Agreement: (a) no customer or supplier of the Company or any of its Subsidiaries has canceled or otherwise terminated its relationship with the Company or any of its Subsidiaries except as would not constitute a Material Adverse Effect with respect to the Company; (b) no customer or supplier of the Company or any of its Subsidiaries has threatened to cancel or otherwise terminate its relationship with the Company or any of its Subsidiaries or its usage of the services of the Company or any of its Subsidiaries, except as would not constitute a Material Adverse Effect with respect to the Company; and (c) the Company and its Subsidiaries have no direct or indirect ownership interest that is material to the Company and its Subsidiaries taken as a whole in any customer or supplier of the Company or any of its Subsidiaries.
4.22    Company Information. The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any other document filed with any other Governmental Authority in connection with the Merger Transactions, will not (i) in the case of the Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, and (ii) in the case of the Joint Proxy Statement/Prospectus, at the date it is first mailed to each of the Company’s and Parent’s stockholders or at the time of each of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to Parent or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

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4.23    Affiliate Transactions. As of the date of this Agreement, there are no transactions, contracts, arrangements, commitments or understandings between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s Affiliates (other than wholly owned Subsidiaries of the Company), on the other hand, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act which have not been so disclosed in the Company SEC Documents.
4.24    Company Fairness Opinion. Prior to the execution of this Agreement, the Independent Director Committee has received an opinion from J.P. Morgan Securities, LLC to the effect that, as of the date of such opinion and subject to certain assumptions, qualifications, limitations and other matters stated therein, the Merger Consideration is fair, from a financial point of view, to the Disinterested Stockholders.
4.25    State Takeover Laws. No approvals are required under Takeover Laws in connection with the performance by the Company of its obligations under this Agreement or the Voting Agreements.
4.26    Data Breaches. Except as set forth in Section 4.26 of the Company Disclosure Letter, neither the Company, nor any of its Subsidiaries has issued, and neither the Company nor any of its Subsidiaries has been notified by any Governmental Authority or otherwise has any Knowledge that it is required to issue, any notifications to data owners under any Law relating to the actual or suspected unauthorized access or acquisition of personally identifiable information, or protected health information as required by applicable Laws. Except as set forth in Section 4.26 of the Company Disclosure Letter, the Company has no Knowledge of any such actual or suspected unauthorized access or acquisition of such information that would require such notifications. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has been required by a Governmental Authority to undergo any investigation from any Governmental Authority with respect to privacy or data security of personally identifiable information or other protected data and, to the Knowledge of the Company, is not subject to any current investigation by any Governmental Authority (including as a result of any complaints from any individuals provided to such Governmental Authority) regarding the same. The Company is in material compliance with all applicable requirements under Law relating to personally identifiable information, other data protected by applicable Laws and data security. To the Company’s Knowledge, the Company has obtained the requisite consents from providers of personally identifiable information and protected health information.
ARTICLE V
BUYER PARTIES REPRESENTATIONS AND WARRANTIES
Except as disclosed in any report, statement, form, schedule or other document filed or furnished by Parent or any of its Subsidiaries with the SEC subsequent to December 31, 2015 (collectively, “Parent SEC Documents”) that is publicly available prior to the date of this Agreement (excluding any disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, including those in any risk factor section of such documents), the Buyer Parties hereby warrant and represent with respect to themselves and their respective Subsidiaries to the Company, as follows:
5.1    Organization, General Authority and Standing.
(a)    Each of the Buyer Parties is a corporation duly organized or formed, as applicable, validly existing and in good standing under the Laws of the State of Delaware. Each Buyer Party (i) has the requisite corporate power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted, (ii) is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has in effect all federal, state, local, and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets

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and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect with respect to Parent.
(b)    True, correct and complete copies of the Parent Certificate and the Parent Bylaws, each as in effect as of the date of this Agreement, have previously been made available to the Company.
(c)    Section 5.1(c) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each (i) Subsidiary of Parent and (ii) entity (other than the Subsidiaries of Parent) in which Parent or any Subsidiary of Parent owns any interest. Each Subsidiary of Parent (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite entity power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority, to be so qualified or to have such authorizations and permits in effect would not have a Material Adverse Effect with respect to the Buyer Parties.
5.2    Capitalization.
(a)    As of December 29, 2016, the authorized capital stock of Parent consists of (i) 110,000,000 shares of Parent Common Stock, of which, as of December 29, 2016, 61,954,934 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock of Parent, par value $0.01 per share (“Parent Preferred Stock”), of which, as of December 29, 2016, no shares were issued and outstanding. As of December 29, 2016, 5,195,791 shares of Parent Common Stock and no shares of Parent Preferred Stock were held in Parent’s treasury. In addition, as of December 29, 2016, there were outstanding Existing Parent Stock Options to purchase an aggregate of 51,496 shares of Parent Common Stock, Existing Parent Stock Appreciation Rights to purchase an aggregate of 2,512,887 shares of Parent Common Stock, and Existing Parent Restricted Stock Awards with respect to an aggregate of 881,813 shares of Parent Common Stock. Since December 30, 2016 and prior to the date of this Agreement, Parent has not issued any shares of Parent Common Stock or Parent Preferred Stock, has not granted any restricted stock, options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, or exchangeable securities, or entered into any other agreements or commitments of any character that might require it to issue any shares of Parent Common Stock or Parent Preferred Stock, or granted any other awards in respect of any shares of Parent Common Stock or Parent Preferred Stock and has not split, combined or reclassified any of its shares of capital stock, other than shares of Parent Common Stock or Parent Preferred Stock issuable upon exercise of the Existing Parent Stock Options, Existing Parent Restricted Stock Awards or Existing Parent Stock Appreciation Rights.
(b)    All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock (i) have been duly authorized and validly issued in accordance with applicable Laws and the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent Certificate”), (ii) are fully paid and non-assessable and (iii) are not subject to and were not issued in violation of any option, right of first refusal, preemptive right, subscription right or any similar right or any provision of applicable Law, the Parent Certificate, the Third Amended and Restated Bylaws of Parent (the “Parent Bylaws”) or any contract to which Parent is a party or by which it is otherwise bound. At the time of issuance, all such shares that may be issued upon the exercise or

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vesting of, or pursuant to, Existing Parent Stock Options, Existing Parent Restricted Stock Awards or Existing Parent Stock Appreciation Rights (i) will be duly authorized and validly issued in accordance with applicable Laws and the Parent Certificate, (ii) will be fully paid and nonassessable and (iii) will not be subject to or issued in violation of (A) any option, right of first refusal, preemptive right, subscription right or any similar right or (B) any provision of applicable Law, the Parent Certificate, the Parent Bylaws or any contract to which Parent is a party or by which it is otherwise bound. The shares of New Common Stock to be issued in accordance with this Agreement have been duly authorized and, when issued, will be fully paid and non-assessable and will not be subject to or issued in violation of (i) any option, right of first refusal, preemptive right, subscription right or any similar right or (ii) any provision of applicable Law, the HoldCo Certificate, the HoldCo Bylaws or any contract to which HoldCo or Parent is a party or by which it is otherwise bound.
(c)    As of the date of this Agreement, except as set forth in Section 5.2(a) and in Section 5.2(c) of the Parent Disclosure Letter, (i) there are no shares of capital stock, partnership interests, limited liability company interests or other equity securities of Parent issued or authorized and reserved for issuance and (ii) except for equity securities owned by Parent in Subsidiaries of Parent, there are no outstanding shares of restricted stock or Rights, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement.
(d)    Except as set forth in Sections 5.1(c) and 5.2(d) of the Parent Disclosure Letter, Parent does not own beneficially, directly or indirectly, any capital stock or other equity ownership interests of any Person or any interest in a partnership or joint venture of any kind.
(e)    All of the issued and outstanding capital stock of each of Astro Merger Sub and Parent Merger Sub is owned directly by HoldCo. Each of Astro Merger Sub and Parent Merger Sub has outstanding no Rights, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement. Each of HoldCo, Astro Merger Sub and Parent Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Astro Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the Merger Transactions.
(f)    As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which Parent Stockholders may vote is issued or outstanding.
5.3    Power and Authority.
(a)    Each of the Buyer Parties has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Voting Agreements and, subject to securing the Required Parent Vote and the filing of the Certificates of Merger with the Secretary of State of the State of Delaware, to consummate the Merger Transactions. Subject to securing the Required Parent Vote, this Agreement, the Voting Agreements and the Merger Transactions have been duly and validly authorized by all necessary corporate action by the Buyer Parties. This Agreement and the Voting Agreements have been duly and validly executed and delivered by each Buyer Party and constitutes a valid and binding agreement of each Buyer Party (assuming the due execution and delivery of this Agreement and the Voting Agreements by, or on behalf of, the Other Parties and the due execution and delivery of the Voting Agreements by the other parties thereto), enforceable against each such Buyer Party in accordance with its terms except as such enforceability may be limited by Creditors’ Rights. The Parent Board has, by resolutions duly adopted by the

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requisite vote of the Parent Board (the “Parent Board Approval”) and not subsequently rescinded or modified in any way, unanimously (i) determined and declared that this Agreement and the Merger Transactions are advisable, fair to, and in the best interest of, the Parent and the Parent Stockholders, (ii) approved this Agreement, the transactions contemplated thereby, and the Voting Agreements (to which it is a party), (iii) recommended that the Parent Stockholders vote in favor of the issuance by HoldCo of the New Common Stock as Merger Consideration (the “Share Issuance,” and the recommendation the “Parent Recommendation”) and has directed that the Share Issuance be submitted to the Parent Stockholders for adoption at a duly held meeting of the Parent Stockholders for such purpose (the “Parent Stockholders Meeting”).
(b)    The affirmative vote of a majority of the votes cast at the Parent Stockholder Meeting on Parent’s proposal, to be set forth in the Joint Proxy Statement/Prospectus, with respect to the Share Issuance consisting of (i) New Common Stock that upon issuance will have voting power in excess of twenty percent (20%) of the voting power of Parent Common Stock outstanding before the Share Issuance or (ii) a number of shares of New Common Stock that upon issuance will be in excess of twenty percent (20%) of the number of shares of Parent Common stock outstanding before the Share Issuance, in either case in accordance the shareholder approval requirement set forth in Section 312.03 of the NYSE Listed Company Manual (the “Required Parent Vote”), is the only vote required of the holders of any class or series of Parent’s capital stock that shall be necessary to approve the Share Issuance.
5.4    No Violations or Defaults. Except as set forth in Section 5.4 of the Parent Disclosure Letter and subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities laws and with the NYSE, assuming the other consents and approvals contemplated by Section 5.5 and Article VIII are obtained and assuming the consents, waivers and approvals specified in Section 7.1 are obtained, the execution, delivery and performance of this Agreement and the Voting Agreements and the consummation of the Merger Transactions by the Buyer Parties do not and will not (a) except as would not reasonably be expected to have a Material Adverse Effect with respect to Parent, (i) violate, conflict with, or result in a breach of any provision of, or require any consent, waiver or approval or result in a default or loss or reduction of any rights (or give rise to any right of termination, cancellation, modification or acceleration, or trigger any requirement or option for additional consideration, or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or loss or reduction of any rights or give rise to any such right) under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets is subject or bound, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Buyer Parties or any of their respective Subsidiaries or by which any of their respective assets are bound or (iii) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any asset of the Buyer Parties or any of their respective Subsidiaries, (b) constitute a breach or violation of, or a default under, the organizational documents or other similar governing documents of any Buyer Party or (c) cause the Merger Transactions to be subject to Takeover Laws.
5.5    Consents and Approvals. Except as set forth in Section 5.5 of the Parent Disclosure Letter, no consents, approvals or authorizations of, or filings or registrations with, or notifications to, any Governmental Authority are necessary in connection with (a) the execution and delivery by the Buyer Parties of this Agreement or the Voting Agreements or (b) the consummation by the Buyer Parties of the Merger Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement, and the declaration of effectiveness by the SEC of the Registration Statement, (ii) the

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filing of the Certificates of Merger with the Secretary of State of the State of Delaware, (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of New Common Stock pursuant to this Agreement, (v) any notices or filings under the HSR Act, or any notices, filings or approvals under any other applicable competition, merger control, antitrust or similar Law or regulation, and (vi) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not reasonably be expected to have a Material Adverse Effect with respect to Parent.
5.6    Financial Reports and SEC Documents; Internal Controls.
(a)    Since January 1, 2015, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, forms, schedules, statements, exhibits and other documents required to be filed or furnished by Parent and Parent Logistics Partners, with or to the SEC have been or will be timely filed or furnished. The Parent SEC Documents, as of their respective filing dates, (i) complied in all material respects as to form with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent or Parent Logistics Partners (other than Parent Logistics Partners itself) is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the Parent SEC Documents. To Parent’s Knowledge, no enforcement action has been initiated against Parent or Parent Logistics Partners relating to disclosures contained or omitted from any Parent SEC Document.
(b)    The historical financial statements of Parent and its consolidated Subsidiaries contained in or incorporated by reference into any Parent SEC Document (including the related notes and schedules thereto) (i) comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and (ii) have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position, results of operations, stockholders’ equity and cash flows, as the case may be, of Parent or entities to which they relate as of the dates or for the periods to which such financial statements relate, in each case in accordance with GAAP, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. All of Parent’s Subsidiaries are consolidated for accounting purposes.
(c)    Parent and its Subsidiaries make and keep books, records, and accounts and have devised and maintain a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. Parent and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent and its Subsidiaries in the reports that Parent files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the

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certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. To the Knowledge of Parent, there is no applicable accounting rule, consensus or pronouncement that has been adopted by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force or any similar body as of, but is not in effect as of, the date of this Agreement that, if implemented, would reasonably be expected to have a Material Adverse Effect with respect to Parent.
(d)    Since December 31, 2015 through the date of this Agreement, to the Knowledge of Parent, (i) none of Parent, any of its Subsidiaries or any director, officer, or auditor of Parent or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.
(e)    The principal executive officer and principal financial officer of Parent have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct in all material respects, and neither Parent nor its officers have received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.
5.7    Absence of Undisclosed Liabilities. Except as disclosed in the audited financial statements (or notes thereto) included in Parent’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Parent Balance Sheet Date”), and in the financial statements (or notes thereto) included in subsequent Parent SEC Documents filed by Parent prior to the date of this Agreement, neither Parent nor any of its consolidated Subsidiaries had at the Parent Balance Sheet Date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP) of any nature, except (i) liabilities, obligations or contingencies that (1) are accrued or reserved against in the financial statements of Parent included in the Parent SEC Documents filed prior to the date of this Agreement, or reflected in the notes thereto, (2) were incurred since the Parent Balance Sheet Date in the ordinary course of business which would not reasonably be expected to have a Material Adverse Effect with respect to Parent or (3) relate to this Agreement, the Merger Transactions or the proposal of the Buyer Parties with respect to the Merger or (ii) liabilities, obligations or contingencies that (1) would not reasonably be expected to have a Material Adverse Effect with respect to Parent or (2) have been discharged or paid in full prior to the date of this Agreement.
5.8    Absence of Certain Changes. Since the Parent Balance Sheet Date, (a) there has not been a Material Adverse Effect with respect to Parent, (b) through the date of this Agreement, Parent and its

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Subsidiaries have conducted their respective businesses only in the ordinary course of business in all material respects consistent with past practice, except for the negotiation, execution, delivery and performance of this Agreement and (c) Parent has not taken any action that, if taken after the date of this Agreement without the consent of the Company, would constitute a breach of Section 6.2(g).
5.9    Compliance with Law; Legal Proceedings. Parent and each of its Subsidiaries is and has been since January 1, 2014 in compliance with and is not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect with respect to Parent. Since January 1, 2014, neither Parent nor any of its Subsidiaries has received any written notice or, to the Knowledge of Parent, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have a Material Adverse Effect with respect to Parent. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened by any Governmental Authority with respect to Parent or any of its Subsidiaries or Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties, at law or in equity before any Governmental Authority, and there are no writs, injunctions, orders, judgments or decrees of any Governmental Authority against Parent or any of its Subsidiaries, in each case except for those that do not or would not reasonably be expected to have, a Material Adverse Effect with respect to Parent.
5.10    Permits. Parent and each of its Subsidiaries are in possession of all Permits (excluding Environmental Permits) necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of the Parent Permits would not reasonably be expected to have a Material Adverse Effect with respect to Parent. All of the Parent Permits are issued in the correct entity’s name. All of the Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect with respect to Parent. No suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, except where such suspension or cancellation would not reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent and its Subsidiaries are not, and since December 31, 2014, have not been, in violation or breach of, or default under, any Parent Permit, except where such violation, breach or default would not reasonably be expected to have a Material Adverse Effect with respect to Parent. As of the date of this Agreement, to the Knowledge of Parent, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Parent Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not reasonably be expected to have a Material Adverse Effect with respect to Parent.
5.11    Tax Matters. Except as set forth in Section 5.11 of the Parent Disclosure Letter:
(a)    All material Tax Returns required to be filed by or with respect to Parent or any of its Subsidiaries, have been duly and timely filed (taking into account any extensions of time within which to file).
(b)    All Tax Returns filed by Parent or any of its Subsidiaries are true, correct and complete in all material respects.
(c)    All Taxes shown to be due on such Tax Returns and all other material Taxes, if any, required to be paid by Parent or its Subsidiaries for all periods ending through the date of this

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Agreement have been paid or adequate reserves have been established on the balance sheet of Parent and its consolidated Subsidiaries included in the Parent SEC Documents.
(d)    There are no material Liens with respect to Taxes, other than Permitted Liens, on any asset of Parent or any of its Subsidiaries.
(e)    There is no material claim against Parent or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed or threatened with respect to any Taxes or Tax Returns of or with respect to Parent or any of its Subsidiaries.
(f)    No material (i) audit or examination or (ii) refund litigation with respect to any Tax Return of Parent or any of its Subsidiaries is pending. As of the date of this Agreement, neither Parent nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns.
(g)    Neither Parent nor any of its Subsidiaries (i) is a party to any Tax allocation, Tax sharing, Tax indemnity agreement or similar agreement (excluding commercial and debt agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) or (ii) is under an obligation under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as transferee or successor, such that, in each of clauses (i) and (ii), Parent or any of its Subsidiaries is, on or after the date of this Agreement, liable for any amount of Taxes of another Person (other than Parent or any of its Subsidiaries).
(h)    Parent Logistics Partners is properly classified as a partnership for U.S. federal income Tax purposes, and not as an association or a publicly traded partnership taxable as a corporation under Section 7704 of the Code and has been properly treated as such since its formation.
(i)    None of Parent or its Subsidiaries has “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(j)    Parent is not aware of any fact or circumstance that would reasonably be expected to prevent (i) the Parent Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the Mergers, taken together, from qualifying as an exchange within the meaning of Section 351 of the Code.
5.12    Environmental Matters. Except as has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent:
(a)    Parent and each of its Subsidiaries and their respective properties, assets and operations is and, since January 1, 2014 have been in compliance with Environmental Laws.
(b)    Parent and each of its Subsidiaries are in possession of all Environmental Permits necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (“Parent Environmental Permits”). All of the Parent Environmental Permits are issued in the correct entity’s name. All Parent Environmental Permits are in full force and effect. No suspension or cancellation of any of the Parent Environmental Permits is pending or, to the Knowledge of Parent, threatened. Parent and its Subsidiaries are not, and since December 31, 2014 have not been, in violation or breach of, or default under, any Parent Environmental Permit. As of the date of this Agreement, to the Knowledge of

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Parent, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Environmental Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Parent Environmental Permit (in each case, with or without notice or lapse of time or both).
(c)    There are no pending or, to the Knowledge of Parent, threatened Legal Proceedings against Parent or any of its Subsidiaries or, to the Knowledge of Parent, otherwise adversely affecting any of their respective properties, assets or operations under any Environmental Laws that, in each case, has not been fully resolved.
(d)    There has been no Release of any Hazardous Material by Parent or any of its Subsidiaries from the properties of Parent or any of its Subsidiaries that would reasonably be expected to result in any investigatory, remedial or corrective action obligation on the part of Parent or any of its Subsidiaries under Environmental Laws.
(e)    Neither Parent nor any of its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Law with respect to any investigatory, remedial or corrective activity as a result of any Release of Hazardous Materials at any real property offsite the properties of Parent or any of its Subsidiaries where Parent or such Subsidiary transported or disposed or arranged for the transport or disposal of any Hazardous Materials and, to the Knowledge of Parent, there are no circumstances that would reasonably be likely to result in the receipt of such notice.
(f)    Neither Parent nor any of its Subsidiaries entered into, or to the Knowledge of Parent is otherwise subject to, any agreements, consents, orders, decrees or judgments pursuant to Environmental Law that to the Knowledge of Parent, prevent or limit the current or future use or operation of their properties.
(g)    To the Knowledge of Parent, there has been no exposure of any person or property to any Hazardous Material in connection with the operations of Parent and its Subsidiaries that would reasonably be expected to form the basis of a claim for damages or compensation against Parent or its Subsidiaries.
(h)    Parent has made available to the Company complete and accurate copies of all internal and external environmental assessments, reports, audits, studies and other similar documents addressing liabilities or obligations under Environmental Law with respect to Parent and its Subsidiaries’ properties, assets and operations that are in the possession or control of Parent or its Subsidiaries.
(i)    Notwithstanding any other provision of this Article V to the contrary, Section 5.11 contains the sole and exclusive representations and warranties of Parent and its Subsidiaries with respect to matters arising under Environmental Laws; provided, however, the provisions of this Section 5.12(i) shall not qualify, limit, diminish or impair the representations and warranties set forth in Sections 5.4, 5.5, 5.6, 5.7 or 5.8 with respect to matters arising under Environmental Laws.
5.13    Intellectual Property.
(a)    Section 5.13(a) of the Parent Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Parent Registered Intellectual Property. There are no

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proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which Parent or any of its Subsidiaries is or was a party, that are still pending or have been raised in the past six (6) years, and in which claims are or were raised relating to the validity, enforceability, scope, ownership or Infringement of any of the Parent Registered Intellectual Property, except for such proceedings or actions which, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect with respect to Parent. To the Knowledge of Parent, each item of Parent Registered Intellectual Property is subsisting, valid and enforceable, and is in good standing with the relevant Governmental Authority, including with respect to the payment of maintenance and other fees, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent and except to the extent a court or tribunal has made a contrary determination as set forth in Section 5.13(a) of the Parent Disclosure Letter.
(b)    Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent, Parent or a Subsidiary thereof is the sole owner of each item of Parent Registered Intellectual Property and, to the Knowledge of Parent, the owner of each other item of Parent Intellectual Property, in each case free and clear of any Liens other than Permitted Liens and, immediately following the Mergers, Parent and its Subsidiaries will have the same rights thereto as they had prior to the Mergers, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to Parent. In the past three (3) years, neither Parent nor any of its Subsidiaries has transferred ownership of or granted any exclusive license (or agreed to any restrictions that have substantially the same effect thereof) with respect to the use, transfer or licensing of, any Parent Intellectual Property, except for such transfer, grant or agreement that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent.
(c)    To the Knowledge of Parent, Parent and its Subsidiaries own or have a valid right to use all Intellectual Property Rights that are used in the conduct of the business of Parent and its Subsidiaries and, immediately following the Mergers, Parent and its Subsidiaries will have the same rights thereto as they had prior to the Mergers, in each case, except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Parent.
(d)    To the Knowledge of Parent, neither the operation of the business of Parent and its Subsidiaries as currently conducted or as it has been conducted for the past six (6) years by Parent or any of its Subsidiaries, nor, to the Knowledge of Parent, do any Parent Products, Infringe any Intellectual Property Rights of any Person, and no previously asserted written claims of Infringement against Parent or any of its Subsidiaries remain outstanding or unresolved, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent.
5.14    Anticorruption.
(a)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent, none of Parent, any Subsidiary of Parent or any director, officer or, to the Knowledge of Parent, any Affiliate, agent, distributor, employee, or other Person acting on behalf of Parent is aware of or has, directly or indirectly, taken

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any action that would cause Parent or any of its Subsidiaries to be in violation of the FCPA, or any other Anticorruption Laws.
(b)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent, none of Parent, any Subsidiary of Parent or any director, officer or, to the Knowledge of Parent, any Affiliate, agent, distributor, employee, or other Person acting on behalf of Parent or its Subsidiaries is aware of or has taken any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to a Government Official or any other Person while knowing or having a reasonable belief that all or some portion of it would be given to a Government Official and used for the purpose of: (A) influencing any act or decision of a Government Official or other Person, including a decision to fail to perform official functions, (B) inducing any Government Official or other Person to do or omit to do any act in violation of the lawful duty of such official, (C) securing any improper advantage, or (D) inducing any Government Official to use influence with any Governmental Authority in order to effect any act or decision of such Governmental Authority, in order to assist Parent, any Subsidiary of Parent or any Affiliate of Parent in obtaining or retaining business with, or directing business to, any Person, in each case, in violation of any applicable Anticorruption Laws.
(c)    As of the date of this Agreement, to the Knowledge of Parent, (i) there is no investigation of or request for information from Parent or any of its Subsidiaries by any Governmental Authority regarding the Anticorruption Laws, and (ii) there is no other audit, review, inspection, survey, examination, allegation, investigation or inquiry by any Governmental Authority regarding Parent or any of its Subsidiaries’ actual or possible violation of the Anticorruption Laws.
(d)    No Legal Proceeding by or before any Governmental Authority involving Parent or any of its Subsidiaries or Affiliates, or any of their respective directors, officers, employees, or agents, or anyone acting on behalf of Parent or its Subsidiaries, with respect to any applicable Anticorruption Laws is pending or, to the Knowledge of Parent, threatened. Since January 1, 2014, no civil or criminal penalties have been imposed on Parent or any of its Subsidiaries or Affiliates with respect to violations of any applicable Anticorruption Law, except as have already been disclosed in the Parent SEC Documents, nor have any disclosures been submitted to any Governmental Authority with respect to violations of Anticorruption Laws.
(e)    Parent and each of its Subsidiaries has established and implemented reasonable internal controls and procedures intended to ensure compliance with the Anticorruption Laws.
(f)    Except as would not constitute a Material Adverse Effect with respect to Parent, the operations of Parent and its Subsidiaries are and have been, since January 1, 2014, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no Legal Proceeding by or before any Governmental Authority or any arbitrator involving Parent or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.
(g)    Parent and its Affiliates have complied with all applicable statutory and regulatory requirements relating to export controls and trade sanctions, including, in each case to the extent applicable, the Export Administration Regulations (15 C.F.R. Parts 730 et seq.), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), section 999 of the Code, the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), the International Emergency Economic Powers Act (50

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U.S.C. §§1701–1706), the Foreign Narcotics Kingpin Designation Act (21 U.S.C. 1901-1908, 8 U.S.C. 1182), and the regulations, rules, and executive orders administered by OFAC and any similar rules or regulations of the European Union or other jurisdiction, except as would not constitute a Material Adverse Effect with respect to Parent. Except as would not constitute a Material Adverse Effect with respect to Parent, none of Parent, its directors or officers, or to the Knowledge of Parent, none of its Affiliates, shareholders, or employees has, directly or indirectly, engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods, or services to or for the benefit of, provided any payments or material assistance to, or otherwise engaged in or facilitated any transactions with a Prohibited Person.
(h)    Since January 1, 2014, no civil or criminal penalties have been imposed on Parent or, to the Knowledge of Parent, the Affiliates of Parent with respect to violations of applicable Laws relating to export control or trade sanctions, nor have any voluntary disclosures relating to export control and trade sanctions issues been submitted to any Governmental Authority. To the Knowledge of Parent, Parent and its Affiliates have not been since January 1, 2014 and are not now under any administrative, civil or criminal investigation or indictment involving alleged violations of any applicable Laws relating to export controls or trade sanctions, except as would not constitute a Material Adverse Effect with respect to Parent. No Governmental Authority has notified Parent or, to the Knowledge of the Parent, the Affiliates of Parent, in writing since January 1, 2014 of any actual or alleged violation or breach of any applicable Laws relating to export controls or trade sanctions, except as would not constitute a Material Adverse Effect with respect to Parent. To the Knowledge of Parent, none of Parent or its Affiliates has, since January 1, 2014, undergone or is undergoing any internal or external audit, review, inspection, investigation, survey or examination of records relating to Parent’s or any of its Affiliates’ export activity the results of which would constitute a Material Adverse Effect with respect to Parent.
5.15    Insurance. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent, Parent and its Subsidiaries have all material policies of insurance covering Parent, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by Persons conducting business similar to that of Parent and which is adequate (in terms of amount and losses and risks covered) for the operation of its business and ownership of its assets and properties, or as is required under the terms of any contract or agreement. With respect to each such insurance policy, (i) the policy is in full force and effect and all premiums due thereon have been paid, and (ii) neither Parent nor any of its Subsidiaries is in breach or default, and neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, in each case, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, material alteration in coverage, or material premium increase with respect to, any such policies, except for such claims, threatened terminations, material alterations and material premium increases which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to Parent.
5.16    No Brokers. No action has been taken by Parent that would give rise to any valid claim against any Party for a brokerage commission, finder’s fee or other like payment with respect to the Merger Transactions, excluding fees to be paid to Tudor Pickering Holt & Co.

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5.17     Parent Information. The information relating to Parent and its Subsidiaries that is provided by Parent or its representatives for inclusion in the Joint Proxy Statement/Prospectus and Registration Statement, or in any other document filed with any other Governmental Authority in connection with the Merger Transactions, will not (i) in the case of the Registration Statement, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, and (ii) in the case of the Joint Proxy Statement/Prospectus, at the date it is first mailed to each of the Company’s and Parent’s stockholders or at the time of each of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.
5.18    Affiliate Transactions. As of the date of this Agreement, there are no transactions, contracts, arrangements, commitments or understandings between Parent or any of its Subsidiaries, on the one hand, and any of Parent’s Affiliates (other than wholly owned Subsidiaries of Parent), on the other hand, that would be required to be disclosed by Parent under Item 404 of Regulation S-K under the Securities Act.
5.19    Ownership of Company Capital Stock. As of the date of this Agreement, Parent owns 33,691,292 shares of Company Common Stock, which represent all capital stock in the Company held by any Buyer Party or any of its respective Subsidiaries.
5.20    State Takeover Laws. No approvals are required under Takeover Laws in connection with the performance by the Buyer Parties of their obligations under this Agreement or the Voting Agreements.
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER
6.1    Conduct of Business of the Company and its Subsidiaries. Except (i) as expressly permitted or required by this Agreement, (ii) required by applicable Law, (iii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), or (iv) as set forth in Section 6.1 of the Company Disclosure Letter, during the period from the date of this Agreement to the Astro Effective Time, the Company will conduct and will cause each of its Subsidiaries, including Astro Partners (to the extent not in conflict with the agreement of limited partnership of Astro Partners in effect as of the date of this Agreement), to conduct its business and operations according to its ordinary and usual course of business consistent with past practice and the Company will use and will cause each of its Subsidiaries, including Astro Partners (to the extent not in conflict with the agreement of limited partnership of Astro Partners in effect as of the date of this Agreement), to use commercially reasonable efforts to preserve intact its business organization, maintain its rights, franchises and permits, keep available the services of its current directors and officers and employees who are integral to the operation of their businesses as presently conducted and preserve the goodwill of and maintain satisfactory relationships with those Persons, including customers, suppliers and distributors, having significant business relationships with the Company or any of its Subsidiaries. Except (u) as required by any collective bargaining agreement or obligation or other contract with a labor union in effect as of the date of this Agreement, (v) as expressly permitted or required by this Agreement, (w) as required by applicable Law, (x) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as set forth in the corresponding subsection in Section 6.1 of the Company Disclosure Letter or (z) for intercompany transactions between the Company’s Subsidiaries or the Company and its Subsidiaries, during the period from the date of this Agreement to the

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Astro Effective Time, the Company shall not, and shall cause each of its respective Subsidiaries, including Astro Partners (to the extent not in conflict with the agreement of limited partnership of Astro Partners in effect as of the date of this Agreement), not to:
(a)    (i) issue, grant, sell or otherwise permit to become outstanding, or authorize the creation of, or approve any rights plan with respect to, any additional equity securities (including any Company Preferred Stock) (other than shares of Company Common Stock issuable upon the vesting or settlement of Existing Company Restricted Stock Awards outstanding on the date of this Agreement or granted in accordance with the terms of this Agreement or upon the conversion of the Company Convertible Securities, in each case in accordance with the terms thereof) or any additional Rights or (ii) enter into any agreement with respect to the foregoing, except, in each case, as required pursuant to the terms and conditions of, and within authorization limits in, any Company Benefit Plan as in effect on the date of this Agreement;
(b)    issue any additional equity interests that are subject to new grants of restricted stock, phantom stock, stock options, distribution equivalent rights, stock appreciation rights or similar equity-based employee Rights, other than pursuant to the terms of any Company Equity Plan or the Astro Partners LTIP in the ordinary course of business consistent with past practice;
(c)    purchase, redeem or otherwise acquire, directly or indirectly, or amend the terms of, any equity interests or Rights of the Company or its Subsidiaries, other than the issuance of any Company Common Stock upon the settlement of any grants made under any Company Equity Plan or the Astro Partners LTIP that are outstanding on the date of this Agreement in accordance with the terms as of the date of this Agreement of those grants;
(d)    declare, set aside, make or pay dividends or distributions (whether in cash, stock or property) on any shares of its equity securities, other than cash dividends (i) paid to the Company or one of its Subsidiaries by a Subsidiary of the Company with regard to its capital stock or other equity interests and other than any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, (ii) of the Company on a quarterly basis until the Closing Date up to $0.15 per share of Company Common Stock outstanding or (iii) of Astro Partners in the ordinary course and consistent with past practice;
(e)    amend the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or other similar governing documents) of any Subsidiary of the Company, in each case as in effect on the date of this Agreement, other than for amendments that solely effect ministerial changes to such documents;
(f)    (i) sell, lease, license or dispose any portion of its assets, business or properties other than (A) in the ordinary course of business or (B) any such transaction (or series of related transactions) not to exceed $10,000,000, (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than (A) in the ordinary course of business consistent with past practice or (B) any such transaction (or series of related transactions) not to exceed $10,000,000, (iii) merge, consolidate or enter into any other business combination transaction or agreement with any Person or (iv) convert from a corporation or limited liability company, as the case may be, to any other business entity;
(g)    other than in the ordinary course of business, enter into any Company Material Contract;

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(h)    other than in the ordinary course of business, modify, amend, renew or extend, in any material respect, terminate or assign, or waive or assign any rights under, any Company Material Contract;
(i)    incur any material capital expenditure or any obligations, liabilities or indebtedness in respect thereof, including any additions to amounts carried under operating leases utilized in lieu of capital spending, except for (i) capital expenditures contained in the capital expenditure budget for the Company’s 2017 fiscal year approved by the Company Board during meetings which occurred on December 14, 2016 and December 15, 2016, (ii) any capital expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise, (iii) any capital expenditures that the Company reasonably determines are necessary to maintain the safety and integrity of any asset or property in response to any unanticipated and subsequently discovered events, occurrences or developments or (iv) any capital expenditures which are unanimously approved by the Company Board;
(j)    commence, initiate, waive, release, assign, settle or compromise any claim, action or proceeding, including any state or federal regulatory proceeding, seeking damages or injunction or other equitable relief, that (i) involves an amount in excess of $5,000,000 (excluding any amounts that are covered by any insurance policies of the Company or its Subsidiaries, as applicable), (ii) is material to the Company and its Subsidiaries, taken as a whole, or (iii) is a claim, action or proceeding relating to the Merger Transactions or this Agreement;
(k)    pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued or unaccrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (i) to the extent of the amounts disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date of this Agreement, or (ii) in the ordinary course of business consistent with past practice and not in violation of this Section 6.1;
(l)    take or omit to take any action that would cause any material Company Intellectual Property, including with respect to any registrations or applications for registration, to lapse, be abandoned or canceled, or fall into the public domain, other than actions or omissions in the ordinary course of business consistent with past practice and not otherwise in violation of this Section 6.1.
(m)    implement or adopt any material change in its (i) accounting principles, practices or methods, other than as may be required by GAAP or other applicable regulatory authorities, or (ii) timing of collection of accounts receivable or payment of accounts payable;
(n)    fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as has been customarily maintained;
(o)    (i) change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for U.S. federal income Tax purposes from those employed in the preparation of its U.S. federal income Tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law;

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(p)    except as set forth in Section 7.14(c), (i) adopt, enter into, terminate or amend, or increase or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under, any Company Benefit Plan, (ii) grant any severance, termination, change in control, retention or similar pay or compensation or benefit to any current or former director, employee, independent contractor or consultant of the Company or any of its Subsidiaries or modifications thereto or increases therein, other than severance payments in the ordinary course of business consistent with past practice, or (iii) establish, adopt, enter into, amend or terminate any plan, policy, program, fund, contract, arrangement or agreement for the benefit of any current or former directors or officers of the Company or any of its Subsidiaries or any of their beneficiaries;
(q)    except in each case as required to comply with any applicable Law or except as required to comply with any Company Benefit Plan, as in effect as of the date of this Agreement, or the terms of this Agreement, (A) with respect to any current or former director, employee, independent contractor or consultant of the Company or any Subsidiary (except for store-level employees involved in the retail business), grant any such individual any increase in compensation, bonus or other benefits, or grant any type of compensation or benefits to any such individual not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any such individual, other than increases in compensation or benefits or the payment of bonuses in the ordinary course of business consistent with past practice, or (B) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Plan or awards made thereunder) to any current or former director, employee, independent contractor or consultant of the Company or any Subsidiary, except (i) as required to comply with any applicable Law or any Company Benefit Plan in effect as of the date of this Agreement or (ii) in the ordinary course of business consistent with past practice;
(r)    forgive any loans to employees, officers or directors or any of their respective Affiliates;
(s)    enter into any contract with any officer, director or Affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), including any contract pursuant to which the Company has an obligation to indemnify such officer, director, Affiliate or family member;
(t)    (i) terminate the employment of any officer or employee with the title of vice president or above, except as a direct result of such officer’s or employee’s (A) willful failure to perform the duties or responsibilities of his employment, (B) engaging in serious misconduct, or (C) being convicted of or entering a plea of guilty to any crime, or (ii) undertake (A) any material reduction in force, or (B) without prior consultation with Parent, any reduction in force that is subject to WARN Act, in each case, in respect of the employees of the Company or its Subsidiaries;
(u)    except as required pursuant to the terms and conditions of any Company Benefit Plan, in each case, as in effect on the date of this Agreement, (i) enter into any material collective bargaining agreement or other material works council or labor union agreement, or (ii) without first using commercially reasonable efforts to disclose to Parent, in reasonable detail, the bargaining strategy of the Company or any Subsidiary of the Company, as applicable, amend or renew any

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collective bargaining agreement or other works council or labor union agreement in effect as of the date of this Agreement or entered into pursuant to the foregoing clause (i);
(v)    (i) incur, create, assume, guarantee, endorse or otherwise become liable or responsible for any Indebtedness other than (A) Indebtedness for borrowed money (and any associated Liens) approved by the Company Board provided that such Indebtedness does not include any Rights in respect of shares of Company Common Stock or Company Preferred Stock, (B) advances pursuant to and permitted under the Company Revolving Credit Agreement (directly, contingently or otherwise) or (C) guarantees or sureties for the benefit of any Subsidiary or (ii) create any Lien on its assets or property or the assets or property of its Subsidiaries to secure Indebtedness existing as of the date of this Agreement or for any other purpose (other than Liens permitted under clause (i)(A) of this Section 6.1(v)).
(w)    make any loans, advances or capital contributions to, or investments in, any other Person (other than any Subsidiary), except in each case pursuant to Company Material Contracts in existence on the date of this Agreement, in accordance with their terms as in effect on the date of this Agreement;
(x)    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;
(y)    knowingly take any action that is intended or is reasonably likely to result in (i) inaccuracy of a representation and warranty set forth in this Agreement that would allow for a termination of this Agreement, (ii) any of the conditions set forth in Section 8.3 not being satisfied, (iii) any material delay or prevention of the consummation of the Merger Transactions or (iv) a material violation of any provision of this Agreement;
(z)    convene any regular or special meeting (or any adjournment or postponement thereof) of the stockholders of the Company other than the Company Stockholders Meeting, except as required by applicable Law or the NYSE or as required by the Company Certificate and Company Bylaws;
(aa)    except in connection with actions permitted by Section 7.6, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to the Company with respect to a Company Acquisition Proposal or otherwise, including the restrictions on “business combinations” set forth in Section 203 of the DGCL, except for the Buyer Parties or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement; or
(bb)    authorize, resolve, agree or commit to do anything prohibited by clauses (a) through (aa) of this Section 6.1.
6.2    Conduct of Business of Parent and its Subsidiaries. Except for actions (i) as expressly permitted or required by this Agreement, (ii) required by applicable Law, (iii) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iv) set forth on the corresponding subsection on Section 6.2 of the Parent Disclosure Letter or (v) for intercompany transactions between Parent’s Subsidiaries or Parent and its Subsidiaries, during the period from the date of this Agreement to the Parent Effective Time, Parent will conduct and will cause its Subsidiaries, including Parent Logistics Partners (to the extent not in conflict with the agreement of limited partnership of Parent Logistics Partners in effect as of the date of this Agreement), to conduct their respective businesses and

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operations according to their ordinary and usual course of business consistent with past practice and Parent will use and will cause each of its Subsidiaries, including Parent Logistics Partners (to the extent not in conflict with the agreement of limited partnership of Parent Logistics Partners in effect as of the date of this Agreement), to use commercially reasonable efforts to preserve intact its business organization, maintain its rights, franchises and permits, keep available the services of its current directors and officers and employees who are integral to the operation of their businesses as presently conducted and preserve the goodwill of and maintain satisfactory relationships with those Persons, including customers, suppliers and distributors, having significant business relationships with the Company or any of its Subsidiaries. Except (u) as required by any collective bargaining agreement or other contract with a labor union in effect as of the date of this Agreement, (v) as expressly permitted or required by this Agreement, (w) as required by applicable Law, (x) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as set forth in the corresponding subsection on Section 6.2 of the Parent Disclosure Letter or (z) for intercompany transactions between Parent’s Subsidiaries or Parent and its Subsidiaries, during the period from the date of this Agreement to the Parent Effective Time, Parent shall not, and shall cause each of its respective Subsidiaries, including Parent Logistics Partners (to the extent not in conflict with the agreement of limited partnership of Parent Logistics Partners in effect as of the date of this Agreement), not to:
(a)    conduct its business and the business of its Subsidiaries other than in the ordinary course except as would not reasonably be expected to have a Material Adverse Effect with respect to Parent;
(b)    (i) issue, grant, sell or otherwise permit to become outstanding, or authorize the creation of any additional equity securities other than (A) shares of Parent Common Stock issuable upon exercise of the Existing Parent Stock Options, upon the vesting or settlement of Existing Parent Restricted Stock Awards or Existing Parent Stock Appreciation Right outstanding on the date of this Agreement or granted in accordance with the terms of this Agreement in each case in accordance with the terms thereof or (B) in the ordinary course; (ii) issue, grant, sell or otherwise permit to become outstanding, or authorize the creation of any additional Rights outside the ordinary course; or (iii) enter into any agreement with respect to the foregoing, except, in each case, as required pursuant to the terms and conditions of, and within authorization limits in, any Parent Benefit Plan as in effect on the date of this Agreement;
(c)    purchase, redeem or otherwise acquire, directly or indirectly, or amend the terms of, any equity interests of Parent or its Subsidiaries, other than (i) the issuance of any Parent Common Stock upon the settlement of any grants made under any Parent Equity Plan or the Parent Logistics Partners LTIP that are outstanding on the date of this Agreement in accordance with the terms of such grants as of the date of this Agreement or (ii) redemptions of Parent Common Stock in an amount not to exceed $150 million pursuant to Parent’s stock buy-back plan which has been authorized by the Parent Board prior to the date of this Agreement;
(d)    merge, consolidate or enter into any other business combination transaction or agreement with any Person or make any acquisition or disposition that would prevent or materially delay the consummation of the Merger Transactions;
(e)    make or declare dividends or distributions (i) to the holders of Parent Common Stock that are special or extraordinary dividends or distributions other than such dividends or distributions as are consistent with past practice made pursuant to applicable approvals of the Parent Board or (ii) to the holders of any other stock of or interests in Parent, other than dividends or

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distributions which constitute regular quarterly dividends to such Parent Stockholders consistent with past practice;
(f)    amend the Parent Certificate or the Parent Bylaws or the certificate of incorporation or bylaws (or other similar governing documents) of any Subsidiary of Parent, in each case as in effect on the date of this Agreement, other than for amendments that solely effect ministerial changes to such documents;
(g)    with respect to Parent and any material Subsidiaries, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation of such Person;
(h)    knowingly take any action that is intended or is reasonably likely to result in (i) any inaccuracy of a representation and warranty set forth in this Agreement that would allow for a termination of this Agreement, (ii) any of the conditions set forth in Section 8.2 not being satisfied, (iii) any material delay or prevention of the consummation of the Merger Transactions or (iv) a material violation of any provision of this Agreement; or
(i)    authorize, resolve, agree or commit to do anything prohibited by clauses (a) through (h) of this Section 6.2.
ARTICLE VII
COVENANTS
7.1    Reasonable Best Efforts; Third Party Approvals.
(a)    Subject to the terms and conditions of this Agreement, each Party shall cooperate with the Other Parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts in good faith (subject to, and in accordance with, applicable Laws) to take, or cause to be taken, all actions, and to do, or cause to be done, and assist and cooperate with the Other Parties in doing, all things necessary, proper, desirable or advisable, so as to permit and enable prompt consummation of the Merger Transactions, including (i) using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the Merger Transactions, (ii) using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the Merger Transactions or seeking material damages with respect thereto and (iii) using reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all Governmental Authorities and third parties necessary to consummate the Merger Transactions, to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated as promptly as practicable, and (iv) using reasonable best efforts to obtain the consents and waivers listed in Section 9.1(c)(v) of the Company Disclosure Letter prior to the Consent Deadline and, in the case of Parent, using reasonable best efforts to enter into guarantees necessary in connection with obtaining the consents and waivers referenced in this clause (iv) to replace guarantees of the Company outstanding as of the date of this Agreement.
(b)    Subject to the other terms and conditions herein provided and without limiting the foregoing, each of the Buyer Parties and the Company shall (and shall cause their respective Subsidiaries to):

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(i)    consult with the Other Parties with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Merger Transactions, and each Party will keep the Other Parties apprised of the status of material matters relating to completion of the Merger Transactions;
(ii)    If it becomes reasonably likely that the Closing will not occur prior to March 21, 2017, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and advisable (or on a date that is mutually agreed to by the Parties) and to supply as promptly as practicable and advisable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and, subject to Section 7.1(d), use reasonable best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 7.1 necessary to obtain expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Outside Date);
(iii)    unless otherwise prohibited by applicable Law, promptly notify the Other Parties of any communication concerning this Agreement or the Merger Transactions to that Party from any Governmental Authority and consult with and permit the Other Party to review in advance any proposed communication concerning this Agreement or any of the Merger Transactions to any Governmental Authority;
(iv)    unless otherwise prohibited by applicable Law, upon request, promptly furnish the Other Parties with all information concerning itself, its Subsidiaries, directors, officers, stockholders and unitholders and such other matters as may be reasonably necessary or advisable in connection with any required filing, notice or application made by or on behalf of such Other Party or any of such Other Party’s Subsidiaries to any Governmental Authority in connection with the Merger Transactions; and
(v)    unless otherwise prohibited by applicable Law, promptly furnish to the Other Parties copies of all correspondence, filings and communications between it and its Affiliates and any Governmental Authority with respect to the Merger Transactions.
(c)    Notwithstanding anything in this Agreement to the contrary, Parent shall have the unilateral right to direct the antitrust defense of the Merger Transactions in any investigation or litigation by, or negotiations with, any Governmental Authority or other person relating to the Merger Transactions or regulatory filings under applicable Antitrust Law. The Company shall not make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Authority with respect to any proposed settlement, consent decree, commitment or remedy, or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with Parent. The Company shall use reasonable best efforts to provide full and effective support of Parent in all material respects in all such investigations, litigation, negotiations and discussions to the extent requested by Parent.
(d)    Without limiting the foregoing, the Buyer Parties and the Company shall take all such action as may be necessary to resolve such objections, if any, that the Antitrust Division of the United States Department of Justice, the Federal Trade Commission or state antitrust enforcement

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authorities may assert under Antitrust Laws with respect to the Merger Transactions, and to avoid or eliminate, and minimize the impact of, each and every impediment under Antitrust Laws that may be asserted by any Governmental Authority with respect to the Merger Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Outside Date); provided, however, that nothing contained in this Agreement requires Parent or the Company or their respective Subsidiaries to take, or cause to be taken, or agree to take, any action with respect to any of the assets, businesses or product lines of the Company or any of its Subsidiaries (“Company Assets”), or of Parent, HoldCo or any of their Subsidiaries (including the Surviving Entities) (“Parent Assets”), or any combination thereof, if such action (whether taken with respect to Company Assets or Parent Assets), individually or in the aggregate, would result in the divestiture, sale, hold separate, license or limitation of the conduct on business that, individually or taken together, would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole or Parent and its Subsidiaries, taken as a whole.
7.2    Stockholder Approvals.
(a)    Stockholder Meetings
(i)    Company Stockholder Meeting. Subject to the terms and conditions of this Agreement, the Company shall, as promptly as practicable after the Registration Statement is declared effective, (i) take, in accordance with applicable Law, applicable stock exchange rules, the Company Certificate and the Company Bylaws, all action necessary to establish a record date for, duly call, give notice of, convene and (ii) hold the Company Stockholders Meeting to consider and vote solely upon the approval of this Agreement and the Merger Transactions, the advisory “say on golden parachute compensation” vote required by Rule 14a-21(c) under the Exchange Act in connection therewith and any other matters required under applicable Law to be considered at the Company Stockholders Meeting, and to adjourn the Company Stockholders Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the other proposals (including with respect to the Disinterested Stockholder Approval). Subject to the Registration Statement having been declared effective, such Company Stockholders Meeting shall in any event be no later than sixty (60) days after (i) the tenth (10th) day after the preliminary Joint Proxy Statement/Prospectus therefor has been filed with the SEC if by such date the SEC has not informed the Company that it intends to review the Joint Proxy Statement/Prospectus or (ii) if the SEC has, by the tenth (10th) day after the preliminary Joint Proxy Statement/Prospectus therefor has been filed with the SEC, informed the Company that it intends to review the Joint Proxy Statement/Prospectus, the date on which the SEC confirms that it has no further comments on the Joint Proxy Statement/Prospectus. The Company may postpone or adjourn the Company Stockholders Meeting solely (i) with the consent of Parent; (ii) (A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of shares to approve this Agreement and the Merger Transactions (including with respect to the Disinterested Stockholder Approval), whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Independent Director Committee or the Company Board (which, in any event, shall require the prior affirmative recommendation of the Independent Director Committee) has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting; provided, that the Company may not postpone or

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adjourn the Company Stockholders Meeting more than a total of two times pursuant to clause (ii)(A) or clause (ii)(B) of this Section 7.2(a)(i). Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Law, adjourn the Company Stockholders Meeting to a date specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares for the approval of this Agreement and the Merger Transactions; provided, that the Company shall not be required to adjourn the Company Stockholders Meeting more than two (2) times pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding fifteen (15) Business Days. Subject to Section 7.2(b)(i) or (ii), the Company Recommendation and the Independent Director Committee Recommendation shall be made and shall be included in the Joint Proxy Statement/Prospectus, and the Company shall take all reasonable lawful action to solicit and obtain the Required Company Vote (including the Disinterested Stockholder Approval). Except as provided in Section 7.2(b)(i) or (ii), neither the Independent Director Committee nor the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) shall (w) take any action, make any statement or give any direction to cause directly or indirectly the failure to include the Company Recommendation or the Independent Director Committee Recommendation in the Joint Proxy Statement/Prospectus, (x) withhold, withdraw, amend, modify or qualify, or publicly propose to withhold, withdraw, amend, modify or qualify, in any manner adverse to Parent, the Company Recommendation, the Independent Director Committee Recommendation or the Company Board Approval, (y) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Company Acquisition Proposal or (z) make any public statement regarding any Company Acquisition Proposal or tender or exchange offer that fails to include a reaffirmation of the Company Recommendation and the Independent Director Committee Recommendation (other than a “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act in connection with a tender offer or exchange offer provided such statement includes a reaffirmation of the Company Recommendation) (any action described in this sentence being referred to as a “Company Change in Recommendation”).
(ii)    Parent Stockholder Meeting. Subject to the terms and conditions of this Agreement, Parent shall, as promptly as practicable after the Registration Statement is declared effective, (i) take, in accordance with applicable Law, applicable stock exchange rules, the Parent Certificate and the Parent Bylaws, all action necessary to establish a record date for, duly call, give notice of, convene and (ii) hold the Parent Stockholders Meeting to consider and vote solely upon the approval of the Share Issuance and any other matters required under applicable Law to be considered at the Parent Stockholders Meeting, and to adjourn the Parent Stockholders Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the other proposals. Subject to the Registration Statement having been declared effective, such Parent Stockholders Meeting shall in any event be no later than sixty (60) days after (i) the tenth (10th) day after the preliminary Joint Proxy Statement/Prospectus therefor has been filed with the SEC if by such date the SEC has not informed Parent that it intends to review the Joint Proxy Statement/Prospectus or (ii) if the SEC has, by the tenth (10th) day after the preliminary Joint Proxy Statement/Prospectus therefor has been filed with the SEC, informed Parent that it intends to review the Joint Proxy Statement/Prospectus, the date on which the SEC confirms that it has no further comments on the Joint Proxy Statement/Prospectus. Parent may postpone or adjourn the Parent Stockholders Meeting solely (i) with the consent of the Company; (ii)

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(A) due to the absence of a quorum or (B) if Parent has not received proxies representing a sufficient number of shares to approve the Share Issuance, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Parent Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Stockholders Meeting; provided, that Parent may not postpone or adjourn the Parent Stockholders Meeting more than a total of two (2) times pursuant to clause (ii)(A) or clause (ii)(B) of this Section 7.2(a)(ii). Notwithstanding the foregoing, Parent shall, at the request of the Company, to the extent permitted by Law, adjourn the Parent Stockholders Meeting to a date specified by the Company for the absence of a quorum or if Parent has not received proxies representing a sufficient number of shares for the approval of the Share Issuance; provided, that Parent shall not be required to adjourn the Parent Stockholders Meeting more than two times pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding fifteen (15) Business Days. Subject to Section 7.2(b)(i), the Parent Recommendation shall be made and shall be included in the Joint Proxy Statement/Prospectus, and Parent shall take all reasonable lawful action to solicit and obtain the Required Parent Vote. Except as provided in Section 7.2(b)(i), the Parent Board shall not (w) take any action, make any statement or give any direction to cause directly or indirectly the failure to include the Parent Recommendation in the Joint Proxy Statement/Prospectus, (x) withhold, withdraw, amend, modify or qualify, or publicly propose to withhold, withdraw, amend, modify or qualify, in any manner adverse to the Company, the Parent Recommendation or the Parent Board Approval (y) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Parent Acquisition Proposal or (z) make any public statement regarding any Parent Acquisition Proposal or tender or exchange offer that fails to include a reaffirmation of the Parent Recommendation (other than a “stop, look and listen” communication by the Parent Board pursuant to Rule 14d-9(f) of the Exchange Act in connection with a tender offer or exchange offer provided such statement includes a reaffirmation of the Parent Recommendation) (any action described in this sentence being referred to as a “Parent Change in Recommendation”).
(iii)    Parent and the Company shall cooperate to schedule and convene the Parent Stockholders Meeting and the Company Stockholders Meeting on the same date and to establish the same record date for both the Parent Stockholders Meeting and the Company Stockholders Meeting. Each of Parent’s and the Company’s obligations pursuant to this Section 7.2(a) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to the Company or to Parent of any Company Acquisition Proposal or Parent Acquisition Proposal, respectively or (B) the occurrence of a Company Change in Recommendation or a Parent Change in Recommendation.
(b)    Permitted Changes in Recommendation.
(i)    Notwithstanding Section 7.2(a), at any time prior to obtaining the Required Company Vote (in the case of the Company) or the Required Parent Vote (in the case of Parent), either the Independent Director Committee or the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) (in the case of the Company) or the Parent Board (in the case of Parent) may, in response to a bona fide unsolicited written Company Acquisition Proposal or Parent

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Acquisition Proposal, respectively, that did not result from a breach of Section 7.6(b), make a Company Change in Recommendation or a Parent Change in Recommendation, as applicable, if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that (i) failure to make a Company Change in Recommendation or Parent Change in Recommendation, as applicable, would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company Stockholders or Parent Stockholders, as applicable, under applicable Law and (ii) such Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, constitutes or would reasonably be expected to lead to or result in a Company Superior Proposal or a Parent Superior Proposal, as applicable; provided, however, that neither the Independent Director Committee nor the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) (in the case of the Company) or the Parent Board (in the case of Parent) shall be entitled to exercise its right to make a Company Change in Recommendation or a Parent Change of Recommendation, as applicable, pursuant to this sentence unless (A) such Party has provided to the Other Party three (3) Business Days’ prior written notice (such notice, a “Notice of Proposed Recommendation Change”) advising the Other Party that the Company Board or the Independent Director Committee, as applicable (in the case of the Company) or the Parent Board (in the case of Parent), intends to take such action, specifying the reasons therefor in reasonable detail, including that the Company Board or the Independent Director Committee, as applicable (in the case of the Company) or the Parent Board (in the case of Parent), has determined that the Company Acquisition Proposal or the Parent Acquisition Proposal is a Company Superior Proposal or a Parent Superior Proposal, as applicable, and specifying the terms and conditions of such Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, and the identity of the Person making such Company Acquisition Proposal or Parent Acquisition Proposal, as applicable (including whether approval of the equity owners of such Person is required) (it being understood that any material amendment to the terms of any such Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, shall require a new Notice of Proposed Recommendation Change and an additional three (3) Business Day period), (B) such Party has provided to the Other Party all materials and information delivered or made available to the Person or “group” (as such term is used in Section 13(d) of the Exchange Act) of Persons making such determined Company Superior Proposal or Parent Acquisition Proposal (to the extent not previously provided to the Other Party), (C) such Party, the Company Board or the Independent Director Committee, as applicable (in the case of the Company) or the Parent Board (in the case of Parent), has negotiated, and has caused its respective Representatives to negotiate, in good faith with the Other Party during such notice period to enable the Other Party to revise the terms of this Agreement such that it would obviate the need for making the Company Change in Recommendation or the Parent Change in Recommendation, and (D) following the end of such notice period, the Independent Director Committee or the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) (in the case of the Company), or the Parent Board (in the case of Parent), shall have considered in good faith any changes to this Agreement proposed by the Other Party and shall have determined (after consultation with its outside legal counsel and financial advisors) that the failure to make a Company Change in Recommendation or Parent Change in Recommendation, as applicable, would continue to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company Stockholders or Parent Stockholders, as applicable, under applicable Law and that the Company Acquisition Proposal or the Parent Acquisition Proposal, as applicable, continues to be a Company Superior Proposal or a Parent Superior

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Proposal, as applicable, even if the revisions proposed by the Other Party were to be given effect. Any Company Change in Recommendation or Parent Change in Recommendation shall not invalidate the approval of this Agreement or any other approval of the Company Board or the Independent Director Committee or the Parent Board, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the Merger Transactions.
(ii)    Notwithstanding Section 7.2(a)(i), at any time prior to obtaining the Required Company Vote, either the Independent Director Committee or the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) may make a Company Change in Recommendation if it has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to make a Company Change in Recommendation would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company Stockholders under applicable Law; provided, however, that neither the Company Board nor the Independent Director Committee shall be entitled to exercise its right to make a Company Change in Recommendation pursuant to this sentence unless (i) the Company has provided to Parent a Notice of Proposed Recommendation Change advising Parent that the Independent Director Committee or the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) intends to take such action, specifying the reasons therefor in reasonable detail, (ii) the Company, the Company Board and the Independent Director Committee, as applicable, has negotiated, and has caused its respective Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to revise the terms of this Agreement such that it would obviate the need for making the Company Change in Recommendation, and (iii) following the end of such notice period, the Company Board or the Independent Director Committee, as applicable, shall have considered in good faith any changes to this Agreement proposed by Parent and shall have determined (after consultation with its outside legal counsel and financial advisors) that the failure to make a Company Change in Recommendation would continue to be inconsistent with the directors’ exercise of their fiduciary obligations to the Company Stockholders under applicable Law even if such revisions proposed by Parent were to be given effect. Any Company Change in Recommendation shall not invalidate the approval of this Agreement or any other approval of the Company Board or the Independent Director Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the Merger Transactions.
(c)    Nothing contained in this Agreement shall prevent the Company, the Company Board or the Independent Director Committee from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to Company Stockholders) or from making any legally required disclosure to the Company Stockholders.
7.3    Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus.
(a)    As soon as practicable following the date of this Agreement, the Company and Parent shall jointly prepare and cause to be filed with the SEC a proxy statement (as amended or supplemented from time to time, the “Joint Proxy Statement/Prospectus”) with respect to the Parent Stockholders Meeting and the Company Stockholders Meeting. As soon as practicable following

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the date of this Agreement, Parent shall prepare (with the Company’s reasonable cooperation) and cause to be filed with the SEC the Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Parent agrees to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof and to keep the Registration Statement effective for so long as necessary to consummate the Merger Transactions. The Buyer Parties also agree to use commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Merger Transactions (other than qualifying to do business in any jurisdiction in which it is not so qualified or filing a general consent to service of process). Each of Parent and the Company agrees to furnish to the Other Party all information concerning Parent and its Subsidiaries or the Company and its Subsidiaries, as applicable, and the officers, directors, stockholders and equity holders of Parent and the Company and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the Registration Statement (or any amendment or supplement thereto) will be made by Parent or the Company and no filing or mailing of the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) will made by Parent or the Company, in each case, without providing the Other Party a reasonable opportunity to review and comment thereon.
(b)    Each of the Company and Parent agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the holders of Parent Common Stock and Company Common Stock and at the time of the Company Stockholders Meeting and Parent Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company and Buyer Parties further agrees that, if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement or the Joint Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not false or misleading, it will promptly inform the Other Parties thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement or the Joint Proxy Statement/Prospectus, and, to the extent required under applicable Law, disseminate such amendment or supplement to the holders of Parent Common Stock and Company Common Stock; provided, however, that informing the Other Parties and filing and disseminating any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party to this Agreement or otherwise affect the remedies available to any Party under this Agreement. No amendment or supplement to the Registration Statement will be made by Parent, and no amendment or supplement to the Joint Proxy Statement/Prospectus will be made by Parent or the Company, in each case, without providing the Other Party a reasonable opportunity to review and comment thereon.
(c)    The Parties shall notify each other promptly upon receiving oral or written notice of the time when the Registration Statement has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order or the suspension of the qualification of the

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New Common Stock issuable in connection with the Merger Transactions for offering or sale in any jurisdiction.
(d)    The Parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement/Prospectus, the Registration Statement or the Merger Transactions and (ii) all orders of the SEC relating to the Registration Statement.
(e)    Each of the Company and Parent agrees to use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company Stockholders and the Parent Stockholders as soon as practicable after the Registration Statement is declared effective by the SEC under the Securities Act.
7.4    Press Releases; Schedule 13D Amendment. The Parties shall issue a joint press release with respect to the execution of this Agreement and the Mergers, which press release shall be reasonably satisfactory to Parent and the Company. In addition, Parent shall file an amendment to its existing Schedule 13D in respect of the Company Common Stock, reporting the execution of this Agreement and the Mergers and such other matters as required therein in accordance with applicable Law. Prior to a Company Change in Recommendation, if any, neither the Company nor Parent shall, without the prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) of (a) the Company, in the case of Parent, and (b) Parent, in the case of the Company, issue any press release or written statement for general circulation relating to the Merger Transactions, except as otherwise required by applicable Law or the rules of the NYSE, in which case it will consult with the Other Parties before issuing any such press release or written statement.
7.5    Access; Information.
(a)    Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each Party shall, and shall cause its Subsidiaries to, afford the Other Parties and their respective Representatives access, during normal business hours throughout the period prior to the Astro Effective Time, to all of its properties, books, contracts, commitments, personnel and historical records as reasonably requested and, during such period, it shall and shall cause its Subsidiaries to, furnish promptly to such Person and its Representatives a copy of each material report, schedule and other document filed by it during such period pursuant to the requirements of federal or state securities Law (other than reports or documents that Parent or the Company or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable Law). Notwithstanding the foregoing, neither the Company nor Parent nor any of their respective Subsidiaries shall be required to (i) allow invasive sampling or testing of their respective properties or improvements thereon as a part of or in connection with any environmental investigation or review including with respect to the presence, Release or threatened Release of, or exposure to, any Hazardous Materials; or (ii) provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement.
(b)    The Buyer Parties and the Company, respectively, will not use any information obtained pursuant to this Section 7.5 (to which it was not entitled under Law or any agreement other

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than this Agreement) for any purpose unrelated (i) to the consummation of the Merger Transactions or (ii) the matters contemplated by Section 7.2 in accordance with the terms thereof, and will hold all information and documents obtained pursuant to this Section 7.5 in confidence. No investigation by either Party of the business and affairs of the Other Parties shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any Party’s obligation to consummate the Merger Transactions.
7.6    Acquisition Proposals; No Solicitation.
(a)    Each of the Company and Parent shall, and each shall cause its Subsidiaries, and each shall use commercially reasonable efforts to cause its and their respective Representatives, to (i) immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any Person that may be ongoing with respect to, or that would reasonably be expected to lead to, a Company Acquisition Proposal or a Parent Acquisition Proposal and (ii) immediately instruct such Person (and any of such Person’s Representatives) to promptly return or destroy all confidential information concerning the Company and its Subsidiaries (in the case of the Company) or Parent and its Subsidiaries (in the case of Parent).
(b)    Each of the Company and Parent shall not, and each shall cause its Subsidiaries, and each shall use commercially reasonable efforts to cause its and their respective Representatives, not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate (including by way of furnishing information) any inquiries regarding, or the making or submission of any proposal or offer that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal or a Parent Acquisition Proposal, as applicable, (ii) conduct, continue or renew or engage or participate in any discussions or negotiations regarding any Company Acquisition Proposal or a Parent Acquisition Proposal, as applicable, (iii) furnish to any Person that is reasonably likely to be considering or seeking to make an Acquisition Proposal (other than the Buyer Parties or any Representatives of the Buyer Parties, in the case of the Company, and other than the Company or any Representatives of the Company, in the case of Parent) any non-public information or data relating to the Company or any of its Subsidiaries (in the case of the Company) or relating to Parent or any of its Subsidiaries (in the case of Parent) or afford any such Person access to the business, properties, assets, or, except as required by Law or the Company Bylaws or Parent Bylaws, as applicable, books or records of the Company or Parent, as applicable, or any of its Subsidiaries or (iv) enter into, or authorize the Company or any of its Subsidiaries (in the case of the Company) or Parent or any of its Subsidiaries (in the case of Parent) to enter into, any letter of intent, memorandum of understanding, agreement or understanding (whether written or oral, binding or nonbinding) of any kind providing for, or deliberately intended to facilitate a Company Acquisition Proposal or a Parent Acquisition Proposal, as applicable (other than a Confidentiality Agreement entered into in accordance with this Section 7.6(b)).
(c)    Notwithstanding Section 7.6(b), at any time prior to obtaining the Required Company Vote or the Required Parent Vote, the Independent Director Committee or the Company Board (which in any event shall require the prior affirmative recommendation of the Independent Director Committee) (in the case of the Company) or the Parent Board (in the case of Parent) may take the actions described in clauses (ii) and (iii) of Section 7.6(b) with respect to any Person that makes a bona fide unsolicited written Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, after the date of this Agreement that did not result from a breach of Section 7.6(b) (a “Receiving Party”), if (A) the Company Board (in the case of the Company), or the Parent Board (in the case of Parent), after consultation with its outside legal counsel and financial advisors,

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determines in good faith that such Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, constitutes or is reasonably likely to result in a Company Superior Proposal or Parent Superior Proposal, as applicable, and at the time of taking such actions, such Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, continues to constitute or remains reasonably likely to result in a Company Superior Proposal or Parent Superior Proposal, as applicable, and that the failure to take such action would be inconsistent with its fiduciary duties under the Company Bylaws or applicable Law, and (B) prior to furnishing any such non-public information to such Receiving Party, the Company or Parent, as applicable, receives from such Receiving Party an executed Confidentiality Agreement. Each of the Company and Parent shall as promptly as practicable (in all events within 24 hours) provide to the Other Party a copy of such Confidentiality Agreement and shall provide to the Other Party any non-public information with respect to the Party and its Subsidiaries that was not previously provided or made available to the Other Party prior to or substantially concurrent with providing or making available such non-public information to such other Person. Each of the Company and Parent shall, as promptly as practicable (and in any event within 24 hours), advise the Other Party in writing of any request for non-public information or any Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, received from any Person or “group,” including the identity of such Person or “group,” or any inquiry or request for discussions or negotiations with respect to any Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, and the material terms of such request, Company Acquisition Proposal or Parent Acquisition Proposal, or inquiry, as well as the identity of the Person or “group” making such request, proposal or inquiry. Each of the Company and Parent shall, as promptly as practicable (and in all events within 24 hours), provide to the Other Party copies of any written materials received by such Party or any of its Subsidiaries or Representatives in connection with any of the foregoing and the identity of the Person or “group” making any such request, Company Acquisition Proposal or Parent Acquisition Proposal, or inquiry.
(d)    The Company and Parent each shall keep the Other Party fully informed of the status of any material developments regarding or material changes in any Company Acquisition Proposal or Parent Acquisition Proposal on a reasonably current basis (and in all events within 24 hours of such material development or change). Each of the Company and Parent agrees that it and their Subsidiaries will not enter into any Confidentiality Agreement or any other agreement with any Person that prohibits the Company or Parent or any of their Subsidiaries from providing any information to the Other Party in accordance with Section 7.5 or this Section 7.6. Each of the Company and Parent will use commercially reasonable efforts to enforce (and shall not amend or waive any material terms of) any such agreement at the request of or on behalf of the Other Party.
7.7    Takeover Laws. Neither the Company nor the Buyer Parties shall take any action that would cause the Merger Transactions to be subject to requirements imposed by any Takeover Laws, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Takeover Laws of any state that purport to apply to this Agreement or the Merger Transactions.
7.8    New Common Stock Reserve and Listing. Parent shall cause HoldCo to (i) reserve the New Common Stock, from its authorized and unissued common stock, for issuance in connection with the Mergers and (ii) use its commercially reasonable efforts to cause the shares of New Common Stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Parent Effective Time.

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7.9    Indemnification; Directors’ and Officers’ Insurance.
(a)    Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any of the organizational and governing documents of the Company and its Subsidiaries or under indemnification agreements between the Indemnified Persons and the Company and its Subsidiaries, in each case, as in effect as of the date of this Agreement, from and after the Astro Effective Time, HoldCo and the Astro Surviving Entity, jointly and severally, will, to the fullest extent authorized or permitted by applicable Law: (i) indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the Astro Effective Time, an officer or director of the Company or any of its Subsidiaries and also with respect to any such Person, in such Person’s capacity as a director or officer serving at the request of or on behalf of the Company or any of its Subsidiaries and together with such Person’s heirs, executors or administrators (collectively, the “Indemnified Persons”) in connection with any Claim or Legal Proceeding and any losses, claims, damages, liabilities, costs, Indemnification Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within fifteen (15) days after any request for advancement, advance to each of the Indemnified Persons (provided the Indemnified Person provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Indemnified Person is not entitled to indemnification hereunder), any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim or Legal Proceeding in advance of the final disposition of such Claim or Legal Proceeding, including payment on behalf of or advancement to the Indemnified Person of any Indemnification Expenses incurred by such Indemnified Person in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of HoldCo and the Astro Surviving Entity pursuant to this Section 7.9(a) extend to acts or omissions occurring at or before the Astro Effective Time and any Claim or Legal Proceeding relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger Transactions and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim or Legal Proceeding relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Person who has ceased to be a director or officer of the Company or any of its Subsidiaries after the date of this Agreement. As used in this Section 7.9: (x) the term “Claim” means any threatened, asserted, pending or completed action or proceeding, whether instituted by any Party hereto, any Governmental Authority or any other Person, that any Indemnified Person in good faith reasonably believes would be likely to result in the institution of any Legal Proceeding, arising out of or pertaining to matters that relate to such Indemnified Person’s duties or service as a director, officer, employee, member, trustee or other fiduciary of the Company or of any of its Subsidiaries or as a trustee of (or in a similar capacity with) any compensation and benefit plan of any thereof; (y) the term “Indemnification Expenses” means documented out of pocket attorneys’ fees and expenses and all other reasonable and documented out of pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is sought pursuant to this Section 7.9(a), including any Legal Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Person. Neither HoldCo nor the Astro Surviving Entity will settle, compromise or consent to the entry of any judgment

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in any actual or threatened Claim or Legal Proceeding in respect of which indemnification has been or reasonably could be sought by such Indemnified Person hereunder without the prior consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed).
(b)    Without limiting the foregoing, HoldCo shall cause the Astro Surviving Entity to agree that all rights to indemnification existing in favor of the Indemnified Persons as provided in the organizational and governing documents (and any successor organizational and governing documents) of the Company and its Subsidiaries or under indemnification agreements between the Indemnified Persons and the Company and its Subsidiaries, in each case, as in effect as of the date of this Agreement with respect to matters occurring prior to the Astro Effective Time (the “Indemnification Obligations”) shall survive the Merger and shall continue in full force and effect as obligations of the Astro Surviving Entity for a period of not less than six (6) years after the Astro Effective Time unless otherwise required by Law; provided, that all rights to indemnification in respect of any claim asserted or made during such period shall continue until the final disposition of such claim.
(c)    For a period of six (6) years from the Astro Effective Time, the organizational and governing documents of the Company and its Subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth as of the date of this Agreement in the organizational and governing documents of the Company and its Subsidiaries or under existing indemnification agreements between the Indemnified Persons and the Company and its Subsidiaries, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Astro Effective Time in any manner that would affect materially and adversely the rights thereunder of individuals who, at or prior to the Astro Effective Time, were Indemnified Persons, unless such modification is required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Claim or Legal Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; provided, further, that all rights to indemnification in respect of any Legal Proceeding pending or asserted or any Claim made within such period continue until the disposition of such Legal Proceeding or resolution of such Claim.
(d)    For a period of six (6) years from the Astro Effective Time, HoldCo or the Astro Surviving Entity shall maintain in full effect the current directors’ and officers’ liability and fiduciary liability insurance policies covering the Indemnified Persons (but may substitute therefore other policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Person so long as that substitution (i) does not result in gaps or lapses in coverage) with respect to claims arising from facts or events that existed or occurred prior to or at the Astro Effective Time (including in connection with this Agreement or the Merger Transactions) and (ii) is from an insurance carrier, to the extent available, with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance; provided, that in no event shall HoldCo or the Astro Surviving Entity be required to expend an amount pursuant to this Section 7.9(c) in excess of 300% of the current annual premium paid by the Company for its existing coverage in the aggregate and if such comparable coverage cannot be obtained by paying an aggregate premium equal to or below 300% of the current annual premium, the Astro Surviving Entity shall only be required to maintain as much coverage as can be maintained by paying an aggregate premium equal to 300% of such amount. If HoldCo or the Astro Surviving Entity elects, then HoldCo or the Astro Surviving Entity

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may, on or prior to the Astro Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Astro Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacities as such.
(e)    This Section 7.9 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable by each Indemnified Person (notwithstanding that such Persons are not parties to this Agreement) and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to Law, contract or otherwise.
(f)    HoldCo will cause the Astro Surviving Entity to perform all of the obligations of the Astro Surviving Entity under this Section 7.9.
(g)    If HoldCo or the Astro Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of HoldCo or the Astro Surviving Entity, as the case may be, shall assume the applicable obligations set forth in this Section 7.9.
7.10    Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of (a) any fact, event or circumstance known to it that (i) would reasonably be expected, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) could cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) (i) any change in its financial condition or business that results in, or would reasonably be expected to result in, a Material Adverse Effect with respect to it or (ii) any Legal Proceedings or governmental complaints, investigations or hearings, to the extent such Legal Proceedings, complaints, investigations, or hearings relate to this Agreement or the Merger Transactions or result in a Material Adverse Effect with respect to it; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.
7.11    Rule 16b-3. Prior to the Parent Effective Time, each of Parent and the Company shall use commercially reasonable efforts to cause any dispositions of Company Common Stock or Parent Common Stock (including derivative securities with respect to Company Common Stock or Parent Common Stock) resulting from the Merger Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as applicable, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such efforts to include all steps required to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.
7.12    Dividend Record Dates. The Company shall coordinate with Parent to designate the record dates and payment dates for the Company’s quarterly dividends to coincide with the record dates and payment dates for Parent’s quarterly dividends, it being the intention of the Parties that holders of Parent Common Stock and Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their Parent Common Stock and Company Common Stock.

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7.13    Conversion of Equity Awards.
(a)    At the Astro Effective Time, each Existing Company Restricted Stock Award that is outstanding under any Company Equity Plan immediately before the Astro Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HoldCo and converted into a restricted stock award denominated in shares of New Common Stock (each, a “Converted Company Restricted Stock Award”). Each Converted Company Restricted Stock Award shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Existing Company Restricted Stock Award immediately before the Astro Effective Time (including vesting conditions, accumulated dividends and other dividend rights), except that each Converted Company Restricted Stock Award shall cover that number of shares of New Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Company Common Stock underlying such Existing Company Restricted Stock Award and (B) the Exchange Ratio.
(b)    At the Parent Effective Time, each Existing Parent Restricted Stock Award that is outstanding under any Parent Equity Plan immediately before the Parent Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HoldCo and converted into a restricted stock award denominated in shares of New Common Stock (each, a “Converted Parent Restricted Stock Award”). Each Converted Parent Restricted Stock Award shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Existing Parent Restricted Stock Award immediately before the Parent Effective Time (including vesting conditions, accumulated dividends and other dividend rights), and each Converted Parent Restricted Stock Award shall cover that number of shares of New Common Stock equal to the number of shares of Parent Common Stock underlying such Existing Parent Restricted Stock Award.
(c)    At the Parent Effective Time, each Existing Parent Stock Option that is outstanding under any Parent Equity Plan immediately before the Parent Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HoldCo and converted into an option to purchase shares of New Common Stock (each, a “Converted Option”). Each Converted Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Existing Parent Stock Option immediately before the Parent Effective Time (including expiration date, vesting conditions and exercise provisions), and each Converted Option shall be exercisable for that number of shares of New Common Stock equal to the number of shares of Parent Common Stock subject to the Existing Parent Stock Option immediately before the Parent Effective Time; provided, however, that the exercise price and the number of shares of New Common Stock purchasable under each Converted Option shall be determined in a manner consistent with the requirements of Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder (including Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, further, that in the case of any Existing Parent Stock Option to which Section 422 of the Code applies, the exercise price and the number of shares of New Common Stock purchasable under such Converted Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.
(d)    At the Parent Effective Time, each Existing Parent Stock Appreciation Right that is outstanding under any Parent Equity Plan immediately before the Parent Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by HoldCo and converted into an appreciation right to purchase

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shares of New Common Stock (each, a “Converted SAR”). Each Converted SAR shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Existing Parent Stock Appreciation Right immediately before the Parent Effective Time (including expiration date, vesting conditions and exercise provisions), and each Converted SAR shall be exercisable for that number of shares of New Common Stock equal to the number of shares of Parent Common Stock subject to the Existing Parent Stock Appreciation Right immediately before the Parent Effective Time; provided, however, that the exercise price and the number of shares of New Common Stock purchasable under each Converted SAR shall be determined in a manner consistent with the requirements of Sections 409A and 424 of the Code and the applicable Treasury Regulations promulgated thereunder (including Treasury Regulation Section 1.409A-1(b)(5)(v)(D)).
7.14    Employee Matters.
(a)    From and after the Astro Effective Time, HoldCo and the Surviving Entities shall (i) recognize the applicable union(s) designated in Section 4.14(a) of the Company Disclosure Letter as the exclusive representative of the applicable bargaining unit referenced on such Schedule; (ii) continue to honor all Company Benefit Plans (including by adopting or otherwise continuing to honor all collective bargaining agreements and other contracts between the Company or any of its Subsidiaries and any labor union or other representative of employees) and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Astro Effective Time, including continuing to provide medical benefits under a HoldCo Plan (as defined below) to any Company retiree who is receiving medical benefits from the Company immediately prior to the date of this Agreement that are substantially similar to the benefits being received immediately prior to the Astro Effective Time; (iii) fully vest any Company Pension Plan participant in such participant’s pension benefit upon the occurrence of an Involuntary Termination that occurs within the earlier of one hundred eighty (180) days after the Closing Date or December 31, 2017; and (iv) cause any employee benefit plans and compensation arrangements established, maintained or contributed to by HoldCo, Parent or any of their Affiliates (including the Company and its Subsidiaries) that cover any of the Continuing Employees following the Closing (collectively, the “HoldCo Plans”) to (except to the extent prohibited by any collective bargaining agreement or obligation): (x) recognize the pre‑Closing service of participating Continuing Employees with the Company and its Subsidiaries for purposes of vesting and eligibility to participate (but not for purposes of benefit accrual), except to the extent such service credit would result in a duplication of benefits for the same period, (y) with respect to any HoldCo Plan that provides medical benefits, waive any pre‑existing condition limitations for participating Continuing Employees, and (z) provide credit to each participating Continuing Employee for amounts paid by such Continuing Employee prior to the Closing during the year in which the Closing occurs under any analogous Company Benefit Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms of such HoldCo Plan; provided, that nothing herein shall limit the right of the Company, HoldCo or the Surviving Entities to amend or terminate such plans, arrangements and agreements in accordance with their terms.
(b)    Unless prohibited by any collective bargaining agreement or obligation, HoldCo shall cause the Company and its Subsidiaries to credit under any applicable HoldCo Plans each Continuing Employee with all vacation and personal holiday time that such Continuing Employee has accrued pursuant to Company Benefit Plans but has not used as of the Closing; provided, that any such credited accruals may be used only during the calendar year in which the Closing occurs.

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(c)    As soon as practicable after the date of this Agreement, the Company shall amend each applicable Company Benefit Plan providing retiree medical benefits to provide that no individual who is not eligible for retiree medical benefits under such Company Benefit Plan immediately prior to the date of this Agreement will be eligible to receive retiree medical benefits under such Company Benefit Plan on or after the date of this Agreement.
(d)    Without limiting the generality of Section 7.14(a), the Company acknowledges and agrees that all provisions contained in this Agreement with respect to the Continuing Employees are included for the sole benefit of the Company, HoldCo and the Surviving Entities, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any employees, former employees, employee representatives, any participant in any Company Benefit Plan or other benefit plan or arrangement, or any dependent or beneficiary thereof, or (ii) to continued employment with the Company, HoldCo, the Surviving Entities, or any of their respective Subsidiaries.
(e)    Nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Company Benefit Plan or other employee benefit plan or arrangement, or shall limit the right of HoldCo, the Surviving Entities, the Company or any of their Subsidiaries, to amend, terminate or otherwise modify any such Company Benefit Plan or other employee benefit plan or arrangement following the Closing in accordance with its terms. In the event that (i) a party other than HoldCo, the Company or any of their Subsidiaries makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any Company Benefit Plan or other employee benefit plan or arrangement, and (ii) such provision is deemed in any judicial proceeding to be an amendment to such Company Benefit Plan or other employee benefit plan or arrangement even though not explicitly designated as such in this Agreement then such provision, to the extent covered by such deemed amendment, shall lapse retroactively and shall have no amendatory effect.
7.15    Cooperation with Financing. From and after the date of this Agreement, the Company shall, and shall cause each of its Subsidiaries and use commercially reasonable efforts to cause its and their Representatives (including their auditors) to, use its and their commercially reasonable efforts to provide all cooperation (including providing reasonably available financial and other information regarding the Company and its Subsidiaries for use in marketing and offering documents and to enable HoldCo to prepare pro forma financial statements) as reasonably requested by HoldCo to assist HoldCo in the arrangement, refinancing or repayment of any bank debt financing or any capital markets debt financing or any solicitation of any consent or waiver required under any agreement relating to indebtedness, in each case, in connection with the Mergers and the Merger Transactions, and any other amounts required to be paid in connection with the consummation of the Mergers and the solicitation of any consents or waivers. HoldCo shall indemnify and hold harmless the Company and its respective Subsidiaries from and against any and all losses or damages actually suffered or incurred by them directly in connection with their assistance or activities in connection with the arrangement of any such bank debt financing or any capital markets debt financing.
7.16    Treatment of Company Convertible Notes. Within the time periods required by the terms of the Company Convertible Notes Indenture, the Company shall take all actions required therein, to the extent such actions are within the Company’s control, to be performed by it or its Subsidiaries prior to the Astro Effective Time as a result of the execution and delivery of, and the performance by the Company of its obligations pursuant to, this Agreement, the Mergers, and the other Merger Transactions, including the giving of any notices that may be required prior to the Astro Effective Time and the delivery to the trustee or other applicable Person of any documents or instruments, certificates or opinions of counsel to such trustee

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or other applicable Person, in each case in connection with such transactions or otherwise required pursuant to any agreement governing the terms of the Company Convertible Notes; provided, that the Company shall deliver a copy of any such notice or other document, instrument, certificate or opinion of counsel to Parent at least five (5) Business Days prior to delivering or entering into such notice or other document, instrument, certificate or opinion of counsel in accordance with the terms of the Company Convertible Notes Indenture. Without limiting the generality of the foregoing, prior to the Astro Effective Time, the Company agrees to cooperate with Parent by (i) executing and delivering at the Astro Effective Time, a supplemental indenture to the Company Convertible Notes Indenture and related officer’s certificate and opinion of counsel, in each case in form and substance reasonably acceptable to Parent, and (ii) using commercially reasonable efforts to cause the trustee under the Company Convertible Notes Indenture to execute at the Astro Effective Time such supplemental indenture.
7.17    Securityholder Litigation. The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense or settlement of any litigation against the Company or its directors relating to the Merger Transactions, and no settlement shall be agreed to without Parent’s prior written consent.
7.18    Tax Matters.
(a)    For U.S. federal income Tax purposes (and, where applicable, state and local income Tax purposes), the Parties intend that (i) the Parent Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the Mergers, taken together, qualify as an exchange within the meaning of Section 351 of the Code, and (iii) this Agreement be, and is hereby adopted, as a “plan of reorganization” within the meaning of Sections 354, 361, and 368 of the Code and the Treasury Regulations promulgated thereunder.
(b)    Parent and the Company shall each use commercially reasonable efforts to (i) cause (A) the Parent Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (B) the Mergers, taken together, to qualify as an exchange within the meaning of Section 351 of the Code, and (ii) obtain the Tax opinions set forth in Section 8.2(c) and Section 8.3(c). Provided that Parent and the Company shall have received the opinions of counsel referred to in Section 8.2(c) and Section 8.3(c), (i) the Parties shall treat (A) the Parent Merger as a “reorganization” within the meaning of Section 368(a) of the Code, and (B) the Mergers, taken together, as an exchange within the meaning of Section 351 of the Code, and (ii) no Party shall take any position U.S. federal income Tax purposes (and, where applicable, state and local income Tax purposes) inconsistent therewith, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
(c)    Officers of Parent, the Company, HoldCo, Parent Merger Sub, and Astro Merger Sub shall execute and deliver to Vinson & Elkins LLP, tax counsel for the Company, and Norton Rose Fulbright US LLP, tax counsel for Parent, certificates in the form agreed to by the Parties at such time or times as may reasonably be requested by such firms, in connection with such tax counsels’ delivery of the opinions pursuant to Section 8.2(c) and Section 8.3(c). Each of Parent, the Company, HoldCo, Parent Merger Sub, and Astro Merger Sub shall use commercially reasonable efforts (i) not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the certificates described in this Section 7.18 and (ii) to cause each tax counsel to issue its opinion pursuant to Section 8.2(c) and Section 8.3(c), as applicable.

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(d)    Neither Parent nor the Company will take (or fail to take) any action which action (or failure to act) would reasonably be expected to cause (i) the Parent Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) the Mergers, taken together, to fail to qualify as an exchange within the meaning of Section 351 of the Code.
(e)    Between the date of this Agreement and the Closing Date, the Company shall prepare all Tax Returns for any Tax period which are required to be filed on or before the Closing Date (taking extensions into account) using accounting methods, principles and positions consistent with those used for prior Tax periods, unless a change is required by applicable Law or regulation. All such Tax Returns shall be timely filed and all related Taxes paid on or before the Closing Date.
7.19    NYSE Delisting and Termination of Exchange Act Registration. Each of the Parties agrees to take, or cause to be taken, all actions reasonably necessary prior to the Astro Effective Time to cause the Company’s securities to be delisted from the NYSE and for the termination of the Company’s registration and reporting obligations under the Exchange Act as soon as reasonably practicable following the Astro Effective Time.
7.20    Control of Operations. Without limiting any Party’s rights or obligations under this Agreement (including pursuant to Sections 6.1 and 6.2), the Parties understand and agree that (a) nothing contained in this Agreement will give any Party, directly or indirectly, the right to control, direct or influence any Other Party’s operations prior to the Astro Effective Time and (b) prior to the Astro Effective Time, each Party will exercise, consistent with the terms and conditions of this Agreement (including Sections 6.1 and 6.2), complete control and supervision over its operations.
7.21    Director Appointment.
(a)    Within thirty (30) days after the Closing Date, Parent and HoldCo shall take all actions necessary to cause the board of directors of HoldCo to be increased in size by one seat and to appoint an individual (“HoldCo Nominee”) to such newly created position as designated by the Independent Director Committee prior to the Closing Date (provided that HoldCo Nominee satisfies the Parent Director Qualifications) to hold office in accordance with the HoldCo Certificate and HoldCo Bylaws. HoldCo shall use commercially reasonable efforts to cause HoldCo Nominee to be re-nominated by the nominating committee of HoldCo and stand for election at the 2017 (to the extent applicable) and the 2018 annual meetings of the stockholders of HoldCo so long as HoldCo Nominee continues to meet the Parent Director Qualifications. In the event HoldCo Nominee resigns, dies or otherwise is unable to perform his duties as a director of HoldCo, then HoldCo shall no longer be obligated to maintain HoldCo Nominee on the board of directors of HoldCo or the seat on the board held by HoldCo Nominee.
(b)    Within thirty (30) days after the Closing Date, Parent and HoldCo shall cause all actions to be taken to (i) cause the board of directors of the general partner of Parent Logistics Partners to be increased in size by one seat and to appoint an individual (the “Logistics Partners Nominee”) to such newly created position as designated by the Independent Director Committee prior to the Closing Date (provided that Logistics Partners Nominee satisfies the Parent Director Qualifications) to hold office in accordance with the limited liability company agreement of the general partner of Parent Logistics Partners. HoldCo shall use commercially reasonable efforts to cause Logistics Partners Nominee to be re-elected to the board of directors of the general partner of Parent Logistics Partners for terms to be no less than two (2) years after the Closing Date so long as Logistics Partners Nominee continues to meet the Parent Director Qualifications. In the event

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Logistics Partners Nominee resigns, dies or otherwise is unable to perform his duties as a director, then HoldCo shall no longer be obligated to maintain Logistics Partners Nominee on the board of directors of the board of directors of the general partner of Parent Logistics Partners or the seat on such board held by Logistics Partners Nominee.
ARTICLE VIII
CONDITIONS TO CONSUMMATION OF THE MERGERS
8.1    Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each of the Parties to effect the Mergers shall be subject to the satisfaction or, to the extent permitted by applicable Law, the waiver on or prior to the Parent Effective Time of the following conditions:
(a)    Stockholder Approval. Each of the Required Company Vote and the Required Parent Vote shall have been obtained; provided, that no Party may waive the requirement to obtain the Disinterested Stockholder Approval.
(b)    Regulatory Approval. (i) Any waiting period applicable to the Merger Transactions under the HSR Act shall have been terminated or shall have expired and (ii) all applicable waiting and other time periods under Antitrust Laws, other than the HSR Act, shall have expired, lapsed or been terminated (as appropriate) and all regulatory clearances shall have been obtained.
(c)    Governmental Approvals. All filings required to be made prior to the Parent Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Parent Effective Time from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Merger Transactions by the Parties or their respective Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations could not be reasonably likely to result in a Material Adverse Effect with respect to Parent or the Company; provided, however, that, prior to invoking this condition, the invoking Party shall have complied fully with its obligations under Section 7.1.
(d)    NYSE Listing. The New Common Stock to be issued in connection with the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.
(e)    Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose may be pending or threatened by the SEC.
(f)    No Injunction. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the Merger Transactions, and no Legal Proceeding by any Governmental Authority with respect to the Mergers or the other Merger Transactions shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Mergers or such other Merger Transaction or to impose any material restrictions or requirements thereon or on the Buyer Parties or the Company with respect thereto; provided, however, that, prior to any Party making a claim that this condition has not been satisfied, such Party shall have complied fully with its obligations under Section 7.1.

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8.2    Conditions to Obligations of Buyer Parties. The obligations of the Buyer Parties to effect the Mergers are further subject to the satisfaction or, to the extent permitted by applicable Law, the waiver by Parent on or prior to the Closing Date of each of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of the Company set forth in Sections 4.2(d), 4.2(e), 4.8(a) and 4.25 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 4.2 (other than Section 4.2(d) and 4.2(e)) shall be true and correct, other than any inaccuracies that are de minimis in the context of a transaction of this magnitude, as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (iii) the representations and warranties of the Company set forth in Sections 4.1(a), 4.3(a), 4.3(b) and 4.22, shall be true and correct (without giving effect to any limitation as to materiality or, “Material Adverse Effect” set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (iv) the representations and warranties of the Company set forth in this Agreement other than those representations and warranties specifically identified in clauses (i), (ii) and (iii) of this Section 8.2(a) shall be true and correct (without giving effect to any limitation as to materiality or, “Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Company.
(b)    Performance of Obligations of the Company. Each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Parent Effective Time shall have been duly performed and complied with in all material respects.
(c)    Tax Opinion. Parent shall have received the opinion of Norton Rose Fulbright US LLP, counsel to Parent (or other nationally recognized tax counsel reasonably satisfactory to Parent, which the Parties agree shall include Vinson & Elkins LLP for purposes of this Section 8.2(c)), in form and substance reasonably satisfactory to Parent, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, the Company, HoldCo, Parent Merger Sub, and Astro Merger Sub, all of which are consistent with the state of facts existing as of the Parent Effective Time, to the effect that (i) the Parent Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the receipt by the holders of shares Parent Common Stock of New Common Stock in exchange for Parent Common Stock pursuant to the Parent Merger, taken together with the receipt by the holders of shares of Company Common Stock of New Common Stock in exchange for Company Common Stock pursuant to the Astro Merger, will qualify for U.S. federal income tax purposes as an exchange within the meaning of Section 351 of the Code. In rendering the opinion described in this Section 8.2(c), Norton Rose Fulbright US LLP shall have

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received and may rely upon the certificates and representations referred to in Section 7.18(c) and this Section 8.2(c).
(d)    Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the Chief Executive Officer or another senior executive officer of the Company certifying to the effect that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied.
8.3    Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are further subject to the satisfaction or, to the extent permitted by applicable Law, the waiver by the Company on or prior to the Closing Date of each of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of the Buyer Parties set forth in Sections 5.8(a) and 5.20 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (ii) the representations and warranties of the Buyer Parties set forth in Section 5.2 shall be true and correct, other than any inaccuracies that are de minimis in the context of a transaction of this magnitude, as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (iii) the representations and warranties of the Buyer Parties set forth in Sections 5.1(a), 5.1(b), 5.3(a), 5.3(b) and 5.17 shall be true and correct (without giving effect to any limitation as to materiality or, “Material Adverse Effect” set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (i) the representations and warranties of the Buyer Parties set forth in this Agreement other than those representations and warranties specifically identified in clauses (i), (ii) and (iii) of this Section 8.3(a) shall be true and correct (without giving effect to any limitation as to materiality or, “Material Adverse Effect” set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect with respect to the Buyer Parties.
(b)    Performance of Obligations of the Buyer Parties. Each and all of the agreements and covenants of the Buyer Parties to be performed and complied with pursuant to this Agreement on or prior to the Parent Effective Time shall have been duly performed and complied with in all material respects.
(c)    Tax Opinion. The Company shall have received the opinion of Vinson & Elkins LLP, counsel to the Company (or other nationally recognized tax counsel reasonably satisfactory to Parent, which the Parties agree shall include Norton Rose Fulbright US LLP for purposes of this Section 8.3(c)), in form and substance reasonably satisfactory to the Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and the certificates obtained from officers of Parent, the Company, HoldCo, Parent Merger Sub, and Astro Merger Sub, all of which are consistent with the state of facts existing as of the Astro Effective

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Time, to the effect that the receipt by the holders of shares of Company Common Stock of New Common Stock in exchange for Company Common Stock pursuant to the Astro Merger, taken together with the receipt by the holders of shares of Parent Common Stock of New Common Stock in exchange for Parent Common Stock pursuant to the Parent Merger, will qualify for U.S. federal income tax purposes as an exchange within the meaning of Section 351 of the Code. In rendering the opinion described in this Section 8.3(c), Vinson & Elkins LLP shall have received and may rely upon the certificates and representations referred to in Sections 7.18(c) and this Section 8.3(c).
(d)    Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the Chief Executive Officer or another senior executive officer of the Buyer Parties certifying to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.
ARTICLE IX
TERMINATION
9.1    Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Mergers may be abandoned at any time prior to the Parent Effective Time whether before or after the Required Company Vote or the Required Parent Vote has been obtained:
(a)    by the mutual consent of Parent and the Company;
(b)    by either Parent or the Company, upon written notice to the other, if:
(i)    the Mergers have not been consummated by October 2, 2017, subject to extension by the mutual agreement of the Company and Parent (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Mergers to have been consummated on or before such Outside Date;
(ii)    any Governmental Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers or making the Mergers illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable, provided that the terminating Party is not then in material breach of Section 7.1;
(iii)    the Required Company Vote shall not have been obtained upon a vote taken at the Company Stockholders Meeting (including adjournments or postponements thereof) permitted by Section 7.2(a)(i); provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b)(iii) if the failure to obtain such Required Company Vote is primarily caused by any action or failure to act of the Company that constitutes a breach of this Agreement; or
(iv)    the Required Parent Vote shall not have been obtained upon a vote taken at the Parent Stockholder Meeting (including adjournments or postponements thereof) permitted by Section 7.2(a)(ii); provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b)(iv) if the failure to obtain such

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Required Parent Vote is primarily caused by any action or failure to act of Parent that constitutes a breach of this Agreement.
(c)    by Parent, upon written notice to the Company, if:
(i)    the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.2(a) or 8.2(b), and (ii) is incapable of being satisfied or cured by the Company prior to the Outside Date or, if capable of being satisfied or cured, is not satisfied or cured by the Company within the earlier of (x) thirty (30) days following receipt of written notice from Parent of such breach or failure to perform and (y) the fifth (5th) Business Day prior to the Outside Date (such breach being a “Company Terminable Breach”); provided, that Parent is not then in Parent Terminable Breach of any representation, warranty, covenant or other agreement by Parent contained in this Agreement;
(ii)    a Company Change in Recommendation has occurred and the Required Company Vote shall not have been obtained at the time of such termination;
(iii)    the Company shall have breached or failed to perform in any material respect any of its obligations under Section 7.6;
(iv)    at any time prior to obtaining the Required Parent Vote if the Parent Board shall have approved, and Parent shall concurrently enter into, a definitive agreement providing for the implementation of a Parent Superior Proposal; provided, that Parent shall have complied with its obligations under Section 7.6 and shall have paid (or shall concurrently pay) the fee due under Section 9.2(c); or
(v)    the Company has not obtained the consents or waivers listed in Section 9.1(c)(v) of the Company Disclosure Letter prior to the Consent Deadline, provided that Parent provides written notice to the Company of termination pursuant to this subsection on or before the fifth (5th) Business Day following the Consent Deadline.
(d)    by the Company, upon written notice to Parent, if:
(i)     Any of the Buyer Parties shall have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.3(a) or 8.3(b), and (ii) is incapable of being satisfied or cured by any of the Buyer Parties prior to the Outside Date or, if capable of being satisfied or cured, is not satisfied or cured by any of the Buyer Parties within the earlier of (x) thirty (30) days following receipt of written notice from the Company of such breach or failure to perform and (y) the fifth (5th) Business Day prior to the Outside Date (such breach being a “Parent Terminable Breach”); provided, that the Company is not then in Company Terminable Breach of any representation, warranty, covenant or other agreement by the Company contained in this Agreement;
(ii)    a Parent Change in Recommendation has occurred and the Required Parent Vote shall not have been obtained at the time of such termination;

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(iii)    Parent shall have breached or failed to perform in any material respect any of its obligations under Section 7.6; or
(iv)    at any time prior to obtaining the Required Company Vote if the Company Board shall have approved, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Company Superior Proposal; provided, that the Company shall have complied with its obligations under Section 7.6 and shall have paid (or shall concurrently pay) the fee due under Section 9.2(b).
9.2    Fees and Expenses.
(a)    Whether or not the Mergers are consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the Merger Transactions shall be paid by the Party incurring such expenses, except that any expenses to be paid in connection with any additional filings under the Antitrust Laws shall be paid by Parent;
(b)    The Company shall pay to Parent or its designee the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, as follows:
(i)    if (A) this Agreement is terminated pursuant to (1) Section 9.1(b)(i) prior to the Company Stockholders Meeting and the conditions in Section 8.1(b) and Section 8.1(f) (with respect to orders, decrees and injunctions under the Antitrust Laws) shall have been satisfied, (2) Section 9.1(b)(iii) (relating to the failure to obtain the Required Company Vote), or (3) Section 9.1(c)(i) (relating to the failure of the Company’s representations or compliance with covenants); (B) following the date of this Agreement and prior to the termination of this Agreement, a proposal for a Company Qualifying Acquisition Transaction shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make such a proposal, in the case of a termination under Section 9.1(b)(iii), and such proposal or announcement of an intention to make such proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Company Stockholders Meeting; and (C) within twelve (12) months following the termination of this Agreement, the Company enters into an agreement providing for, or consummates, a Company Qualifying Acquisition Transaction (as defined below), then the Company shall pay or cause to be paid the Company Termination Fee to Parent upon the consummation of a Company Qualifying Acquisition Transaction;
(ii)    if this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii), then the Company shall pay or cause to be paid the Company Termination Fee to Parent promptly, and in any event not more than two (2) Business Days following such termination; or
(iii)    if this Agreement is terminated by the Company pursuant to Section 9.1(d)(iv), then concurrently with (and as a condition to) such termination, the Company shall pay or cause to be paid the Company Termination Fee to Parent.
(iv)    As used herein, “Company Qualifying Acquisition Transaction” means any Acquisition Proposal involving (A) 50% or more of the non- “cash or cash equivalent” assets of the Company and its Subsidiaries, taken as a whole; or (B) acquisition by any

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person (other than Parent or any of its Subsidiaries or Affiliates) of 50% or more of the outstanding shares of Company Common Stock.
(c)    Parent shall pay to the Company or its designee the Reverse Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, as follows:
(i)    if (A) this Agreement is terminated pursuant to (1) Section 9.1(b)(i) prior to the Parent Stockholders Meeting and the conditions in Section 8.2(b) and Section 8.1(f) (with respect to orders, decrees and injunctions under the Antitrust Laws) shall have been satisfied, (2) Section 9.1(b)(iv) (relating to the failure to obtain the Required Parent Vote), or (3) Section 9.1(d)(i) (relating to the failure of the Buyer Parties’ representations or compliance with covenants); (B) following the date of this Agreement and prior to the termination of this Agreement, a proposal for a Parent Qualifying Acquisition Transaction shall have been made to Parent or shall have been made directly to the stockholders of Parent generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make such a proposal, in the case of a termination under Section 9.1(b)(iv), and such proposal or announcement of an intention to make such proposal shall not have been publicly withdrawn at least ten (10) Business Days prior to the Parent Stockholders Meeting; and (C) within twelve (12) months following the termination of this Agreement, Parent enters into an agreement providing for, or consummates, a Parent Qualifying Acquisition Transaction, then Parent shall pay or cause to be paid the Reverse Termination Fee to the Company upon the consummation of a Parent Qualifying Acquisition Transaction;
(ii)    if this Agreement is terminated by the Company pursuant to Section 9.1(d)(ii), then Parent shall pay or cause to be paid the Reverse Termination Fee to the Company promptly, and in any event not more than two (2) Business Days following such termination; or
(iii)    if this Agreement is terminated by Parent pursuant to Section 9.1(c)(iv), then concurrently with (and as a condition to) such termination, Parent shall pay or cause to be paid the Reverse Termination Fee to the Company.
(iv)    As used herein, “Parent Qualifying Acquisition Transaction” means any Acquisition Proposal involving (A) 50% or more of the non- “cash or cash equivalent” assets of Parent and its Subsidiaries, taken as a whole; or (B) acquisition by any person (other than the Company or any of its Subsidiaries or Affiliates) of 50% or more of the outstanding shares of Parent Common Stock.
(d)    Each of the Parties acknowledges that the provisions of this Section 9.1 are an integral part of the transactions contemplated hereby and that, without these agreements, the other Party or Other Parties would not enter into this Agreement. The Parties agree that in the event that the Company pays the Company Termination Fee to Parent or Parent pays the Reverse Termination Fee to the Company, no Party to this Agreement shall have further liability to any Other Party of any kind in respect of this Agreement and the transactions contemplated hereby.
9.3    Effect of Termination. If this Agreement is terminated in accordance with Section 9.1, this Agreement shall forthwith become null and void and, except as set forth in Section 9.2, there shall be no liability or obligation on the part of the Buyer Parties, the Company or their respective Affiliates or

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Representatives; provided, that (i) Sections 4.20, 5.16, 7.5(b), 9.2 and this Section 9.3 and Article X will survive termination hereof and (ii) except as provided in Section 9.2(d), no Party shall be relieved from any liabilities or damages (which the Parties acknowledge and agree may include, in addition to reimbursement of expenses and out-of-pocket costs, and to the extent proven, other damages suffered by any Other Party calculated based on loss suffered by any such Other Party’s stockholders (taking into consideration all relevant matters and equitable considerations), which shall be deemed in such event to be damages of any such Other Party and not of any such Other Party’s stockholders themselves and may only be pursued by such Other Party through actions expressly approved by (i) its board of directors, in the case of the Buyer Parties or (ii) the Independent Director Committee, in the case of the Company) as a result of any willful and material breach by any Party of any of such Party’s representations, warranties, covenants or other agreements set forth in this Agreement. For purposes of this Section 9.3, “willful and material breach” shall mean a material breach that is a consequence of an act or a failure to take such act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) would cause a material breach of this Agreement.
ARTICLE X
MISCELLANEOUS
10.1    Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder to any Party shall be in writing (including telecopy) and shall be deemed to have been duly given if personally delivered, faxed (with confirmation of receipt), mailed by registered or certified mail (return receipt requested) or delivered via electronic mail (with confirmation of receipt) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties hereto.
If to a Buyer Party, to:

Mark Cox, EVP
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Mark.Cox@delekus.com
Fax: 615.224.1185
with a copy (which shall not constitute notice) at the same physical address to:

General Counsel
Amber.Ervin@delekus.com
Fax: 615.224.6362
and a copy (which shall not constitute notice) to:
Daniel L. Mark, Esq.
Norton Rose Fulbright US LLP
1301 McKinney
Houston, TX 77010-3095
daniel.mark@nortonrosefulbright.com
Fax: 713.651.5246

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If to the Company, to:

James Ranspot
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251
James.Ranspot@alonusa.com
Fax: 972-367-3724
and with a copy (which shall not constitute notice) to:
Gillian Hobson
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002
GHobson@velaw.com
Fax: 713.615.5794
and

David Wiessman
Chairman of the Special Committee of the Board of Directors
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251
David.Wiessman@alonusa.com
Fax: 972-367-3724
and with a copy (which shall not constitute notice) to:
Jay Tabor
Gibson Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1100
Dallas, TX 7520
JTabor@gibsondunn.com
Fax: 214.571.2980
Notices shall be deemed to have been received (a) on the date of receipt if (i) delivered by hand or overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax or electronic mail (to such number or email address specified above or another number or address as such Person may subsequently designate by notice given hereunder) if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during recipient’s normal business hours or (b) on the date three (3) Business Days after dispatch by certified or registered mail.
10.2    Waiver; Amendment. Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (i) waived in writing by the Party benefited by the provision, or (ii) amended, modified or supplemented at any time, whether before or after the Required Company Vote is obtained, by an agreement in writing between the Parties; provided, however, that, after the Required

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Company Vote is obtained, no amendment or supplement shall be made to the nature or amount of the Merger Consideration or that adversely affects the rights of the Company Stockholders hereunder without the approval of the Company Stockholders except as permitted by Law; and provided, further, in addition to any other approvals required by the Parties’ constituent documents or under this Agreement, the foregoing waivers, amendments, supplements or modifications in clauses (i) and (ii) are approved by the Independent Director Committee. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval, consent or agreement of the Company is required pursuant to this Agreement (including any determination to exercise or refrain from exercising any rights under Article IX or to enforce the terms of this Agreement (including Section 10.10), such determination, decision, approval, consent or agreement must be authorized by the Independent Director Committee, and such action shall not require approval of the holders of Company Common Stock. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
10.3    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.
10.4    Governing Law. This Agreement and all claims based on any matter arising out of or in connection with this Agreement or the Merger Transactions shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
10.5    Confidentiality. Each of the Parties shall, and shall use commercially reasonable efforts to cause its Representatives to, maintain the confidentiality of all information provided in connection herewith to the extent required by, and subject to the limitations of, Section 7.5(b).
10.6    Entire Understanding; No Third-Party Beneficiaries. This Agreement (including the documents referred to or listed herein), the Voting Agreements and the Transaction Confidentiality Agreement constitutes the entire agreement between and among the Parties pertaining to the subject matter hereof and the Merger Transactions and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein and in the Transaction Confidentiality Agreement. Except as contemplated by Section 7.9, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
10.7    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted

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by applicable Law in an acceptable manner to the end that the Merger Transactions are fulfilled to the fullest extent possible.
10.8    Jurisdiction. The Parties agree that to the fullest extent permitted by Law, any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Voting Agreements or the Merger Transactions shall be brought in the Delaware Court of Chancery, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding brought in such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Process in any such Legal Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that to the fullest extent permitted by law, service of process on such Party as provided in Section 10.1 shall be deemed effective service of process on such Party for matters between the Parties.
10.9    Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE VOTING AGREEMENTS OR THE MERGER TRANSACTIONS.
10.10    Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Mergers and the other transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Court of Chancery of the State of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.
10.11    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any Party shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the Merger Transactions.
10.12    Interpretation.
(a)    When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words

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“hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. If a word or phrase is defined, its other grammatical forms have a corresponding meaning. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. A defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined. The term “cost” includes expense and the term “expense” includes cost. All references to a specific time of day in this Agreement shall be based upon Central Standard Time or Central Daylight Savings Time, as applicable, on the date in question. The word “or” will have the inclusive meaning represented by the phrase “and/or” unless the context requires otherwise. Time periods within or following which any payment is to be made or an act is to be done shall be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.
(b)    The Parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
10.13    Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the Parties that by their terms apply, or are to performed in whole or in part, after the Astro Effective Time shall survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the Parties in Sections 7.5(b), 9.2, 9.3 and Article X and the Transaction Confidentiality Agreement shall survive such termination.

(Signature Pages Follow)

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Annex A

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first referred to above.
COMPANY:
ALON USA ENERGY, INC.
By: /s/ James Ranspot
Name: James Ranspot
Title: SVP, General Counsel & Secretary
PARENT:
DELEK US HOLDINGS, INC.
By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO
By: /s/Frederec Green
Name: Frederec Green
Title: EVP & COO
HOLDCO:
DELEK HOLDCO, INC.
By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO
By: /s/Frederec Green
Name: Frederec Green
Title: EVP & COO

Annex A

PARENT MERGER SUB:
DIONE MERGECO, INC.
By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO
By: /s/Frederec Green
Name: Frederec Green
Title: EVP & COO
ASTRO MERGER SUB:
ASTRO MERGECO, INC.
By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO
By: /s/Frederec Green
Name: Frederec Green
Title: EVP & COO

Annex B-1

Execution Version

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER
This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2017 (this “Amendment”), is entered into by and among Delek US Holdings, Inc., a Delaware corporation (“Parent”), Delek Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”) and Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub” and, together with HoldCo and Parent Merger Sub, the “HoldCo Parties”), and Alon USA Energy, Inc., a Delaware corporation (the “Company”). Each of the HoldCo Parties and Parent may be referred to herein individually as a “Buyer Party” and collectively as the “Buyer Parties.” Each of HoldCo, Parent, the Company, Parent Merger Sub and Astro Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated January 2, 2017 (the “Merger Agreement”);
WHEREAS, the Required Company Vote (as such term is defined in the Merger Agreement) has not yet been obtained, and the Parties desire to amend the Merger Agreement pursuant to Section 10.2 of the Merger Agreement and make such other related agreements as are described in this Amendment;
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:
ARTICLE I
AMENDMENTS
1.1    Timing of HoldCo Certificate and HoldCo Bylaw Amendments. The final sentence of Section 2.1(a)(i) of the Merger Agreement is hereby amended to read as follows:

“Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, HoldCo shall amend the HoldCo Certificate and the HoldCo Bylaws, as applicable, prior to or simultaneously with the Parent Merger to change HoldCo’s name, to be effective prior to or as of the Parent Effective Time, to “Delek US Holdings, Inc.” ”
1.2    Parent Surviving Entity. The initial sentence of Section 2.2(a) of the Merger Agreement is hereby amended to read as follows:

“At the Parent Effective Time, the certificate of incorporation of Parent as in effect immediately prior to the Parent Effective Time shall be amended (i) to meet the requirements of Section 251(g)(7)(i)(A) of the DGCL and (ii) to reduce the total number of shares of stock

Annex B-1

of all classes of stock which the corporation shall have the authority to issue to 1,001 shares, consisting of 1,000 shares of common stock, par value $0.01 per share, and one share of preferred stock, par value $0.01 per share and, as so amended, shall be the certificate of incorporation of the Parent Surviving Entity until thereafter amended as permitted by applicable law.”
1.3    HSR Refiling Deadline. The date “March 21, 2017” in Section 7.1(b)(ii) of the Merger Agreement is hereby amended to read “May 2, 2017”.

1.4    Law Firm. Sections 7.18(c), Section 8.2(c), and Section 8.3(c) of the Merger Agreement are hereby amended to replace all references to “Norton Rose Fulbright US LLP” with “Baker Botts L.L.P.”

1.5    Notice Address. The notice address for the second copy of notices in Section 10.1 of the Merger Agreement referencing Daniel L. Mark, Esq. is hereby amended to read:

“Daniel L. Mark, Esq.
Baker Botts L.L.P.
910 Louisiana
Houston, TX 77002
dan.mark@bakerbotts.com
Fax: 713.229.7723”

ARTICLE II
MISCELLANEOUS

2.1    Definitions. Unless the context otherwise requires, the capitalized terms used in this Amendment shall have the meanings set forth in the Merger Agreement.

2.2    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

2.3    References. Each reference to this “Agreement” or other similar terms in the Merger Agreement or in any related document shall, unless the context otherwise requires, mean the Merger Agreement as amended by this Amendment.

2.4    Construction. This Amendment shall be governed by all of the provisions of the Merger Agreement, including those relating to construction, enforcement, notices, governing law and others set forth in Article X thereof, which shall be deemed to have been set forth herein, mutatis mutandis, unless the context otherwise requires.

2.5    Ratification. The Merger Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed. Except as expressly modified by this Amendment, all other terms and conditions of the Merger Agreement shall remain in full force and effect.
(Signature Pages Follow)

Annex B-1

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first referred to above.
COMPANY:
ALON USA ENERGY, INC.
By:/s/ James Ranspot
Name: James Ranspot
Title: SVP, GC and Secretary

PARENT:
DELEK US HOLDINGS, INC.
By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

HOLDCO:
DELEK HOLDCO, INC.

By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

[Signature Page to Amendment to Merger Agreement]

Annex B-1

PARENT MERGER SUB:
DIONE MERGECO, INC.
By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

ASTRO MERGER SUB:
ASTRO MERGECO, INC.
By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

[Signature Page to Amendment to Merger Agreement]

Annex B-2

SECOND AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER
This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of April 21, 2017 (this “Amendment”), is entered into by and among Delek US Holdings, Inc., a Delaware corporation (“Parent”), Delek Holdco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”), and Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub” and, together with HoldCo and Parent Merger Sub, the “HoldCo Parties”), and Alon USA Energy, Inc., a Delaware corporation (the “Company”). Each of the HoldCo Parties and Parent may be referred to herein individually as a “Buyer Party” and collectively as the “Buyer Parties.” Each of HoldCo, Parent, the Company, Parent Merger Sub and Astro Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated January 2, 2017 as amended by the First Amendment to Agreement and Plan of Merger dated February 27, 2017 (the “Merger Agreement”);
WHEREAS, the Required Company Vote (as such term is defined in the Merger Agreement) has not yet been obtained, and the Parties desire to amend the Merger Agreement pursuant to Section 10.2 of the Merger Agreement and make such other related agreements as are described in this Amendment;
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:
ARTICLE I
AMENDMENTS

1.1    Excluded Company Common Stock Definition. The following sentence is hereby added to Section 1.1 of the Merger Agreement after the definition of “Exchange Ratio”:

““Excluded Company Common Stock” shall have the meaning set forth in Section 3.1(b)(i).”
1.2    Astro Merger. Section 3.1(b)(i) of the Merger Agreement is hereby deleted and replaced in its entirety as follows:

“Company Common Stock. Subject to Sections 3.4(e) and 3.5, each share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Astro Effective Time (other than (x) Company Common Stock owned by Parent and its Subsidiaries, which shall remain outstanding (“Excluded Company Common Stock”), and (y) the Company Common Stock held in the treasury of the Company, which shall be canceled without any consideration being exchanged therefor) shall, subject to Section 3.5, be converted at the Astro Effective Time into the right to receive and be exchangeable for 0.504

Annex B-2

(the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of New Common Stock (the “Astro Merger Consideration,” and together with the Parent Merger Consideration, the “Merger Consideration”). As of the Astro Effective Time, all such shares of Company Common Stock (other than Excluded Company Common Stock) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter only represent the right to receive the Astro Merger Consideration, any dividends or other distributions payable pursuant to Section 3.4(c) and any cash in lieu of fractional shares of New Common Stock payable pursuant to Section 3.4(e), in each case to be issued or paid in accordance with such sections, without interest. For the avoidance of doubt, the Excluded Company Common Stock, including any fractional shares thereof, shall remain outstanding and shall not be cancelled.”
1.3    Rights as Stockholders; Share Transfers. Section 3.2 of the Merger Agreement is hereby deleted and replaced in its entirety as follows:

“Rights as Stockholders; Share Transfers. At the Parent Effective Time and Astro Effective Time, respectively, each share of Parent Common Stock and Company Common Stock (other than Excluded Company Common Stock), respectively, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each Parent Stockholder and Company Stockholder holding a certificate representing Parent Common Stock or Company Common Stock (other than Excluded Company Common Stock), as applicable (a “Certificate”), and each Parent Stockholder or Company Stockholder holding non-certificated Parent Common Stock or Company Common Stock (other than Excluded Company Common Stock) represented by book-entry, as applicable (“Book‑Entry Shares”), shall cease to be a Parent Stockholder or Company Stockholder, as applicable, and cease to have any rights with respect thereto, except the right to receive (a) the Merger Consideration, (b) and any cash to be paid in lieu of any fractional shares of New Common Stock in accordance with Section 3.4(e), and (c) any cash amounts payable in accordance with Section 3.4(c) following such stockholder’s compliance with Section 3.4(b) or Section 3.4(h), in each case, to be issued or paid, without interest, in consideration therefor in accordance with Section 3.4. For the avoidance of doubt, the certificates representing Excluded Company Common Stock shall remain outstanding and shall not be cancelled.”
1.4    Closing of Stock Transfer Books. The initial sentence of Section 3.3 of the Merger Agreement is hereby deleted and replaced in its entirety as follows:

“At the Parent Effective Time and Astro Effective Time, respectively, the stock transfer books of each of Parent and the Company, respectively, shall be closed and no transfer of Parent Common Stock or Company Common Stock (other than Excluded Company Common Stock), as applicable, shall thereafter be made.”
1.5    Exchange Agent. Section 3.4(a) of the Merger Agreement is hereby deleted and replaced in its entirety as follows:

“Exchange Agent. Prior to the Parent Effective Time, Parent shall appoint a Person (such as, but not limited to, a commercial bank or trust company) reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging the shares of Company Common Stock (other than Excluded Company Common Stock) and Parent Common Stock for shares of New Common Stock and cash in lieu of fractional shares of New Common Stock as required by this Article III (the “Exchange Agent”). At the Parent Effective Time, HoldCo shall cause Astro Merger Sub and Parent Merger Sub to deposit with the Exchange Agent for the benefit of the holders of the applicable shares of Company Common Stock (other than Excluded Company Common Stock) and Parent Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, shares of New Common Stock. HoldCo agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to make payments for any dividends pursuant to Section 3.4(c) and payments in lieu of any fractional shares of New

Annex B-2

Common Stock pursuant to Section 3.4(e), in each case without interest. Any cash (including for any fractional shares of New Common Stock in accordance with Section 3.4(e) and any dividends with respect to New Common Stock in accordance with Section 3.4(c)) and shares of New Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid for the shares of Company Common Stock (other than Excluded Company Common Stock) or Parent Common Stock, as applicable, pursuant to this Agreement. Except as contemplated by Sections 3.4(c) and 3.4(e), the Exchange Fund shall not be used for any other purpose.”
1.6    Exchange Procedures. Section 3.4(b) of the Merger Agreement is hereby deleted and replaced in its entirety as follows:

“Exchange Procedures. Promptly after the Astro Effective Time, HoldCo shall instruct the Exchange Agent to mail to each record holder of shares of Parent Common Stock as of the Parent Effective Time and Company Common Stock as of the Astro Effective Time (in each case, other than holders of Existing Company Restricted Stock Awards, Existing Parent Restricted Stock Awards, Existing Parent Stock Options and Excluded Company Common Stock (i) a letter of transmittal (which shall specify that, in respect of certificated shares of Company Common Stock (other than Excluded Company Common Stock) or Parent Common Stock, as applicable, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in customary form and agreed to by Parent and the Company prior to the Parent Effective Time) (the “Letter of Transmittal”) and (ii) instructions (which shall be in customary form and agreed to by Parent and the Company prior to the Parent Effective Time) for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon proper surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Shares) as may be required pursuant to such instructions, each holder who held shares of Company Common Stock (other than Excluded Company Common Stock) or Parent Common Stock, as applicable, immediately prior to the Parent Effective Time or Astro Effective Time, respectively, (other than holders of Existing Company Restricted Stock Awards, Existing Parent Restricted Stock Awards, and Existing Parent Stock Options and Excluded Company Common Stock) shall be entitled to receive in exchange therefor, (A) shares of New Common Stock which shall be in uncertificated book-entry form and which shall represent, in the aggregate, the number of shares of New Common Stock that such holder has the right to receive pursuant to this Article III (after taking into account all shares of Company Common Stock or Parent Common Stock, as applicable, then held by such holder) or as applicable (B) a check or electronic transfer to the account of such holder in an amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article III (after taking into account all shares of Company Common Stock or Parent Common Stock, as applicable, then held by such holder), consisting of any cash payable in lieu of any fractional shares of New Common Stock pursuant to Section 3.4(e) and any dividends pursuant to Section 3.4(c). No interest shall be paid or accrued on any Merger Consideration, any cash payment in lieu of fractional shares of New Common Stock, or any dividend payable pursuant to Section 3.4(c). In the event of a transfer of ownership of shares of Company Common Stock (other than Excluded Company Common Stock) or Parent Common Stock that has not been registered in the transfer records of the Company or Parent, as applicable, the Merger Consideration payable in respect of such shares may be paid to a transferee, if the Certificate representing such shares or evidence of ownership of the Book-Entry Shares is presented to the Exchange Agent, and, in the case of both certificated and book-entry shares of Company Common Stock (other than Excluded Company Common Stock) or Parent Common Stock, as applicable, accompanied by all documents reasonably required to evidence and effect such transfer, and the Person requesting such exchange shall pay to the Exchange Agent in advance

Annex B-2

any transfer or other Taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such shares of Company Common Stock or Parent Common Stock, as applicable, or shall establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable. Until such required documentation has been delivered and Certificates, if any, or Book-Entry Shares have been surrendered, as contemplated by this Section 3.4, each Certificate or Book-Entry Shares shall be deemed at any time after the Parent Effective Time or Astro Effective Time, as applicable, to represent only the right to receive upon such delivery and surrender the Merger Consideration payable in respect of shares of Company Common Stock (other than Excluded Company Common Stock) or Parent Common Stock, as applicable, any cash amounts payable in lieu of fractional shares of New Common Stock and any dividends pursuant to Section 3.4(c).”
1.7    Fractional New Common Stock. The initial sentence of Section 3.4(e) of the Merger Agreement is hereby deleted and replaced in its entirety as follows:

“No certificates or scrip representing fractional shares of New Common Stock or book-entry credit of the same shall be issued or delivered in exchange for Company Common Stock converted in the Astro Merger, and such fractional interests of Company Common Stock will not entitle the owner thereof to vote or to have any rights as a holder of any share of New Common Stock.”

ARTICLE II
MISCELLANEOUS

2.1    Definitions. Unless the context otherwise requires, the capitalized terms used in this Amendment shall have the meanings set forth in the Merger Agreement.

2.2    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

2.3    References. Each reference to this “Agreement” or other similar terms in the Merger Agreement or in any related document shall, unless the context otherwise requires, mean the Merger Agreement as amended by this Amendment.

2.4    Construction. This Amendment shall be governed by all of the provisions of the Merger Agreement, including those relating to construction, enforcement, notices, governing law and others set forth in Article X thereof, which shall be deemed to have been set forth herein, mutatis mutandis, unless the context otherwise requires.

2.5    Ratification. The Merger Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed. Except as expressly modified by this Amendment, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

(Signature Pages Follow)

Annex B-2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first referred to above.
COMPANY:
ALON USA ENERGY, INC.
By: /s/ Shai Even
Name: Shai Even
Title:SVP & CFO
PARENT:
DELEK US HOLDINGS, INC.
By: /s/ Frederec Green
Name: Frederec Green
Title: EVP/COO
By: /s/ Mark Smith
Name: Mark Smith
Title: EVP
HOLDCO:
DELEK HOLDCO, INC.
By: /s/ Frederec Green
Name: Frederec Green
Title: EVP/COO
By: /s/ Mark Smith
Name: Mark Smith
Title: EVP

Annex B-2

PARENT MERGER SUB:
DIONE MERGECO, INC.
By: /s/ Frederec Green
Name: Frederec Green
Title: EVP/COO
By: /s/ Mark Smith
Name: Mark Smith
Title: EVP
ASTRO MERGER SUB:
ASTRO MERGECO, INC.
By: /s/ Frederec Green
Name: Frederec Green
Title: EVP/COO
By: /s/ Mark Smith
Name: Mark Smith
Title: EVP

Annex C

VOTING, IRREVOCABLE PROXY AND SUPPORT AGREEMENT
This Voting, Irrevocable Proxy and Support Agreement (this “Agreement”), dated as of January 2, 2017, is by and between Delek US Holdings, Inc., a Delaware corporation (“Parent”) and Alon USA Energy, Inc., a Delaware corporation (the “Company” and, collectively with Parent, the “Parties” and each, a “Party”).
WHEREAS, Parent owns 33,691,292 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), representing approximately 47% of the outstanding Company Common Stock;
WHEREAS, concurrently with the execution of this Agreement, Parent, Delek Holdco Inc., a Delaware corporation and wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”), Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for the consummation of certain mergers (the “Mergers”) pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that Parent execute and deliver this Agreement;
WHEREAS, in order to induce the Company to enter into the Merger Agreement, Parent is willing to make certain representations, warranties, covenants and agreements with respect to the 33,691,292 shares of Company Common Stock beneficially owned by Parent (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, collectively the “Shares”); and
WHEREAS, Parent has pledged the Company Common Stock under that certain Amended and Restated Pledge and Security Agreement (Term Loan) (the “Pledge Agreement”) dated May 14, 2015 in favor of Fifth Third Bank, as Lead Collateral Agent for the Secured Creditors (each as defined therein) (in such capacity, “Collateral Agent”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Definitions.

1

Annex C

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.
2.    Representations of Parent.
Parent represents and warrants to the Company that:
(a)    (i) Parent is the sole record and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of and has good title to all of the Original Shares free and clear of all Liens (except as set forth in this Agreement, the Pledge Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act), and (ii) except pursuant hereto and the Pledge Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b)    Subject to the Pledge Agreement, Parent has, and will have at the time of the Company Stockholders Meeting with respect to the matters covered by Section 3(a), the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, the Original Shares, and none of the Original Shares is subject to any agreement, arrangement or restriction with respect to the Original Shares that would prevent or delay Parent’s ability to perform its obligations hereunder. Other than the Pledge Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating Parent to Transfer (as defined in Section 5) or cause to be Transferred, any of the Original Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Original Shares.
(c)    Parent does not beneficially own any shares of Company Common Stock other than the Original Shares.
(d)    Subject to the Pledge Agreement, Parent has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Parent’s obligations hereunder (including the irrevocable proxy described in Section 3(b)). This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.
(e)    Subject to obtaining any consents required under the Pledge Agreement, none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Parent or to Parent’s property or assets. There is no (i) action, proceeding or investigation pending or threatened against Parent or any of its Affiliates; or (ii) outstanding writ, injunction, order, judgment or decree of any Governmental Authority to which Parent or any of its Affiliates are subject or bound, in each case, that could

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prevent, materially delay, hinder or impair the exercise by the Company of its rights under this Agreement or the performance by Parent of its obligations under this Agreement.
(f)    Except as provided in the Pledge Agreement and the transactions contemplated thereby, Stockholder has not taken any action that would or would reasonably be expected to (i) constitute or result in a breach hereof; (ii) make any representation or warranty of Stockholder set forth in this Section 2 untrue or incorrect; or (iii) have the effect of preventing or disabling Stockholder from performing any of its obligations under this Agreement.
3.    Agreement to Vote Shares; Irrevocable Proxy.
(a)    Subject to obtaining any consent required under the Pledge Agreement, Parent agrees during the term of this Agreement to vote the Shares at the Company Stockholders Meeting in favor of (1) the Mergers and the Merger Agreement and any other transactions or matters contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum.
(b)    Subject to obtaining any required consent pursuant to the Pledge Agreement, Parent hereby appoints the Company and any designee of the Company, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the obligations and duties of Parent under this Agreement. Parent shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation this proxy. This proxy and power of attorney granted by Parent are irrevocable during the term of this Agreement, shall be and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Parent with respect to the Shares. The power of attorney granted by Parent herein is a durable power of attorney and shall survive the dissolution or bankruptcy of Parent. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. The Company may terminate this proxy with respect to Parent at any time at its sole election by written notice provided to Parent. The Parties acknowledge and agree that neither the Company, nor any of its Affiliates or any designees of the Company, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to Parent or any of its Affiliates, in connection with or as a result of the exercise of the powers granted to Parent by this Section 3(b).
4.    No Voting Trusts or Other Arrangement.
Parent agrees that Parent will not, and will not permit any entity under Parent’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.

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5.    Transfer and Encumbrance.
Subject to the Pledge Agreement, Parent agrees that during the term of this Agreement, Parent will not, directly or indirectly, (i) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Parent’s voting or economic interest therein, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Shares in respect of any matter addressed by this Agreement, (iii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iv) enter into any Contract with respect to the Transfer of any Shares, or (v) take any other action, that would restrict, limit or interfere with the performance of the Company’s obligations hereunder. Subject to the Collateral Agent exercising any rights or remedies under the Pledge Agreement, any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void.
6.    Additional Shares.
Parent agrees that all shares of Company Common Stock that Parent purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
7.    Termination.
This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) a Company Change in Recommendation or a Parent Change in Recommendation made in accordance with Section 7.2(b) of the Merger Agreement and (iii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 7 shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of Section 7, Section 10 and Section 11 shall survive any termination of this Agreement.
8.    Reserved.
9.    Entire Agreement.
This Agreement, together with the Merger Agreement, supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties. No waiver of any provisions hereof by either

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Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
10.    Notices.
All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a portable document format (“PDF”) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10):
If to Parent, to:
Mark Cox, EVP
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
with a copy (which shall not constitute notice) at the same physical address to:

General Counsel
Amber.Ervin@DelekUS.com
and a copy (which shall not constitute notice) to:

Daniel L. Mark, Esq.
Norton Rose Fulbright US LLP
1301 McKinney
Houston, TX 77010-3095
If to Company, to:
James Ranspot
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251
and with a copy (which shall not constitute notice) to:

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Gillian A. Hobson, Esq.
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002

and
David Wiessman
Chairman of the Special Committee of the Board of Directors
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251

and with a copy (which shall not constitute notice) to:
Jay Tabor
Gibson Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1100
Dallas, TX 7520

11.    Miscellaneous.

(a)    This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
(b)    Each of the Parties agrees that to the fullest extent permitted by Law, any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger Transactions shall be brought in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, or, if such division does not have jurisdiction or the Legal Proceeding is not assigned to such division, the Delaware Superior Court, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding brought in such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Process in any such Legal Proceeding may be served on any Party

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anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that to the fullest extent permitted by law, service of process on such Party as provided in Section 10 shall be deemed effective service of process on such Party for matters between the Parties.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER TRANSACTIONS. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR THE MERGER TRANSACTIONS, AS APPLICABLE, AND THAT SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(d)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Merger Transactions are fulfilled to the fullest extent possible.
(e)    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
(f)    Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
(h)    The obligations of Parent set forth in this Agreement shall not be effective or binding upon Parent until after such time as the Merger Agreement is executed and delivered by the Company, Parent and, HoldCo, Parent Merger Sub, Astro Merger Sub and the Parties agree that there is not

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and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.
(i)    No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment contrary to the provisions of this Section 11(i) shall be null and void.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

DELEK US HOLDINGS, INC.
By: /s/ Assaf Ginzburg Name: Assaf Ginzburg Title: EVP & CFO

By: /s/ Frederec Green Name: Frederec Green Title: EVP & COO

ALON USA ENERGY, INC.
By: /s/ James Ranspot Name: James Ranspot Title: SVP, GC & Secretary

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VOTING, IRREVOCABLE PROXY AND SUPPORT AGREEMENT
This Voting, Irrevocable Proxy and Support Agreement (this “Agreement”), dated as of January 2, 2017, is by and between the undersigned stockholders (collectively referred to herein as “Stockholder”) and Delek US Holdings, Inc., a Delaware corporation (“Parent” and, collectively with Stockholder, the “Parties” and each, a “Party”).
WHEREAS, Stockholder is a stockholder of Alon USA Energy, Inc., a Delaware corporation (the “Company”);
WHEREAS, concurrently with the execution of this Agreement, Parent, Delek Holdco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”), Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for the consummation of certain mergers (the “Mergers”) pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, Stockholder has been provided with a copy of the Merger Agreement in the form to be executed by the parties thereto;
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and
WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) beneficially owned by Stockholder and set forth on Exhibit A hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, collectively the “Shares”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

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2.    Representations of Stockholder.
Stockholder represents and warrants to Parent that:
(a)    (i) Stockholder is the record and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of and has good title to all of the Original Shares free and clear of all Liens (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act), and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b)    Stockholder has, and will have at the time of the Company Stockholders Meeting with respect to the matters covered by Section 3(a), the right to vote and direct the vote of, and to dispose of and direct the disposition of, the Original Shares, and none of the Original Shares is subject to any agreement, arrangement or restriction with respect to the Original Shares that would prevent or delay Stockholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating Stockholder to Transfer (as defined in Section 5) or cause to be Transferred, any of the Original Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Original Shares.
(c)    Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock as set forth on Exhibit A hereto.
(d)    Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the irrevocable proxy described in Section 3(b)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.
(e)    None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets. There is no (i) action, proceeding or investigation pending or threatened against Stockholder or any of its controlled Affiliates; or (ii) outstanding writ, injunction, order, judgment or decree of any Governmental Authority to which Stockholder or any of its controlled Affiliates are subject or bound, in each case, that could prevent, materially delay, hinder or impair the exercise by Parent of its rights under this Agreement or the performance by Stockholder of its obligations under this Agreement.

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(f)    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement unless Stockholder’s spouse has also executed this Agreement as Stockholder (in which case the term “Stockholder” shall refer to both spouses). Stockholder has not taken any action that would or would reasonably be expected to (i) constitute or result in a breach hereof; (ii) make any representation or warranty of Stockholder set forth in this Section 2 untrue or incorrect; or (iii) have the effect of preventing or disabling Stockholder from performing any of its obligations under this Agreement.
3.    Agreement to Vote Shares; Irrevocable Proxy.
(a)    Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of any Shares to vote: (i) at the Company Stockholders Meeting in favor of (1) the Mergers and the Merger Agreement and any other transactions or matters contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum, (ii) in favor of any other matter necessary to consummate the transactions contemplated by the Merger Agreement, in each case at every meeting (or in connection with any action by written consent) of the Company Stockholders at which such matters are considered and at every adjournment or postponement thereof, and (iii) against (1) any Company Acquisition Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, frustrate, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of Parent’s, the Company’s, HoldCo’s, Parent Merger Sub’s or Astro Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Certificate or Company Bylaws).
(b)    Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the obligations and duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation this proxy. This proxy and power of attorney granted by Stockholder are irrevocable during the term of this Agreement, shall be and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is

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a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder. The Parties acknowledge and agree that neither Parent, nor any of its Affiliates or any designees of Parent, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to Stockholder or any of its Affiliates, in connection with or as a result of the exercise of the powers granted to Parent by this Section 3(b).
4.    No Voting Trusts or Other Arrangement.
Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.
5.    Transfer and Encumbrance.
Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, (i) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Shares in respect of any matter addressed by this Agreement, (iii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iv) enter into any Contract with respect to the Transfer of any Shares~~;~~, or (v) take any other action, that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

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6.    Additional Shares.
Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
7.    Termination.
This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) a Company Change in Recommendation made in accordance with Section 7.2(b) of the Merger Agreement and (iii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 7 shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of Section 7, Section 11 and Section 12 shall survive any termination of this Agreement.
8.    No Agreement as Director or Officer.
Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in such Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising such Stockholder’s fiduciary duties as an officer or director to the Company and its stockholders.
9.    Specific Performance.
Each Party acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

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10.    Entire Agreement.
This Agreement supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
11.    Notices.
All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a portable document format (“PDF”) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11):
If to Parent, to:
Mark Cox, EVP
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
with a copy (which shall not constitute notice) at the same physical address to:

General Counsel
Amber.Ervin@DelekUS.com
and a copy (which shall not constitute notice) to:

Daniel L. Mark, Esq.
Norton Rose Fulbright US LLP
1301 McKinney
Houston, TX 77010-3095

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If to Stockholder, to the address or facsimile number set forth for Stockholder on Exhibit A hereof.
with a copy (which shall not constitute notice) to:

Gillian A. Hobson, Esq.
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002
12.    Miscellaneous.
(a)    This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
(b)    Each of the Parties agrees that to the fullest extent permitted by Law, any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger Transactions shall be brought in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, or, if such division does not have jurisdiction or the Legal Proceeding is not assigned to such division, the Delaware Superior Court, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding brought in such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Process in any such Legal Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that to the fullest extent permitted by law, service of process on such Party as provided in Section 11 shall be deemed effective service of process on such Party for matters between the Parties.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER TRANSACTIONS. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO

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TRIAL BY JURY IN ANY LEGAL PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR THE MERGER TRANSACTIONS, AS APPLICABLE, AND THAT SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(d)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Merger Transactions are fulfilled to the fullest extent possible.
(e)    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
(f)    Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
(h)    The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by Parent, HoldCo, Parent Merger Sub, Astro Merger Sub, and the Company, and the Parties agree that there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.
(i)    No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

DELEK US HOLDINGS, INC.
By: /s/ Assaf Ginzburg Name: Assaf Ginzburg Title: EVP & CFO
By: /s/ Frederec Green Name: Frederec Green Title: EVP & COO

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STOCKHOLDER
By: /s/ David Wiessman Name: David Wiessman

D.B.W. Holdings (2005) Ltd.
By: /s/ David Wiessman Name: David Wiessman

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Exhibit A – Shares of Company Common Stock Beneficially Owned
David Wiessman: 175,100 shares of Company Common Stock.
D.B.W. Holdings (2005) Ltd.: 2,335,441 shares of Company Common Stock.
Notice Address of Stockholder:
c/o Alon USA Energy, Inc,
12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
972-367-3724

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VOTING, IRREVOCABLE PROXY AND SUPPORT AGREEMENT
This Voting, Irrevocable Proxy and Support Agreement (this “Agreement”), dated as of January 2, 2017, is by and between the undersigned stockholder (“Stockholder”) and Delek US Holdings, Inc., a Delaware corporation (“Parent” and, collectively with Stockholder, the “Parties” and each, a “Party”).
WHEREAS, Stockholder is a stockholder of Alon USA Energy, Inc., a Delaware corporation (the “Company”);
WHEREAS, concurrently with the execution of this Agreement, Parent, Delek Holdco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”), Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the  Merger Agreement”), providing for the consummation of certain mergers (the “Mergers”) pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, Stockholder has been provided with a copy of the Merger Agreement in the form to be executed by the parties thereto;
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and
WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) beneficially owned by Stockholder and set forth on Exhibit A hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, collectively the “Shares”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.
2.    Representations of Stockholder.

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Stockholder represents and warrants to Parent that:
(a)    (i) Stockholder is the record and beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of and has good title to all of the Original Shares free and clear of all Liens (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act), and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.
(b)    Stockholder has, and will have at the time of the Company Stockholders Meeting with respect to the matters covered by Section 3(a), the right to vote and direct the vote of, and to dispose of and direct the disposition of, the Original Shares, and none of the Original Shares is subject to any agreement, arrangement or restriction with respect to the Original Shares that would prevent or delay Stockholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating Stockholder to Transfer (as defined in Section 5) or cause to be Transferred, any of the Original Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Original Shares.
(c)    Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock as set forth on Exhibit A hereto.
(d)    Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the irrevocable proxy described in Section 3(b)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.
(e)    None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets. There is no (i) action, proceeding or investigation pending or threatened against Stockholder or any of its controlled Affiliates; or (ii) outstanding writ, injunction, order, judgment or decree of any Governmental Authority to which Stockholder or any of its controlled Affiliates are subject or bound, in each case, that could prevent, materially delay, hinder or impair the exercise by Parent of its rights under this Agreement or the performance by Stockholder of its obligations under this Agreement.
(f)    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection

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with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement unless Stockholder’s spouse has also executed this Agreement as Stockholder (in which case the term “Stockholder” shall refer to both spouses). Stockholder has not taken any action that would or would reasonably be expected to (i) constitute or result in a breach hereof; (ii) make any representation or warranty of Stockholder set forth in this Section 2 untrue or incorrect; or (iii) have the effect of preventing or disabling Stockholder from performing any of its obligations under this Agreement.
3.    Agreement to Vote Shares; Irrevocable Proxy.
(a)    Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of any Shares to vote: (i) at the Company Stockholders Meeting in favor of (1) the Mergers and the Merger Agreement and any other transactions or matters contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum, (ii) in favor of any other matter necessary to consummate the transactions contemplated by the Merger Agreement, in each case at every meeting (or in connection with any action by written consent) of the Company Stockholders at which such matters are considered and at every adjournment or postponement thereof, and (iii) against (1) any Company Acquisition Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, frustrate, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of Parent’s, the Company’s, HoldCo’s, Parent Merger Sub’s or Astro Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Certificate or Company Bylaws).
(b)    Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the obligations and duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this Agreement, including without limitation this proxy. This proxy and power of attorney granted by Stockholder are irrevocable during the term of this Agreement, shall be and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the

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termination of this Agreement. Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder. The Parties acknowledge and agree that neither Parent, nor any of its Affiliates or any designees of Parent, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to Stockholder or any of its Affiliates, in connection with or as a result of the exercise of the powers granted to Parent by this Section 3(b).
4.    No Voting Trusts or Other Arrangement.
Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.
5.    Transfer and Encumbrance.
Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, (i) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Shares in respect of any matter addressed by this Agreement, (iii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iv) enter into any Contract with respect to the Transfer of any Shares~~;~~, or (v) take any other action, that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

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6.    Additional Shares.
Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
7.    Termination.
This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) a Company Change in Recommendation made in accordance with Section 7.2(b) of the Merger Agreement and (iii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 7 shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of Section 7, Section 11 and Section 12 shall survive any termination of this Agreement.
8.    No Agreement as Director or Officer.
Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in such Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising such Stockholder’s fiduciary duties as an officer or director to the Company and its stockholders.
9.    Specific Performance.
Each Party acknowledges that it will be impossible to measure in money the damage to the other Party if a Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.

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10.    Entire Agreement.
This Agreement supersedes all prior agreements, written or oral, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
11.    Notices.
All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a portable document format (“PDF”) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11):
If to Parent, to:
Mark Cox, EVP
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
with a copy (which shall not constitute notice) at the same physical address to:

General Counsel
Amber.Ervin@DelekUS.com
and a copy (which shall not constitute notice) to:

Daniel L. Mark, Esq.
Norton Rose Fulbright US LLP
1301 McKinney
Houston, TX 77010-3095

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If to Stockholder, to the address or facsimile number set forth for Stockholder on Exhibit A hereof.
with a copy (which shall not constitute notice) to:

Gillian A. Hobson, Esq.
Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, TX 77002
12.    Miscellaneous.
(a)    This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.
(b)    Each of the Parties agrees that to the fullest extent permitted by Law, any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Merger Transactions shall be brought in the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, or, if such division does not have jurisdiction or the Legal Proceeding is not assigned to such division, the Delaware Superior Court, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware), and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Legal Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Legal Proceeding in any such court or that any such Legal Proceeding brought in such court has been brought in an inconvenient forum, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court. Process in any such Legal Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that to the fullest extent permitted by law, service of process on such Party as provided in Section 11 shall be deemed effective service of process on such Party for matters between the Parties.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MERGER TRANSACTIONS. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO

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TRIAL BY JURY IN ANY LEGAL PROCEEDING WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT OR THE MERGER TRANSACTIONS, AS APPLICABLE, AND THAT SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(d)    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Merger Transactions are fulfilled to the fullest extent possible.
(e)    This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
(f)    Each Party shall execute and deliver such additional documents and instruments and take such further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
(h)    The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by Parent, HoldCo, Parent Merger Sub, Astro Merger Sub, and the Company, and the Parties agree that there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.
(i)    No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

DELEK US HOLDINGS, INC.
By: /s/ Assaf Ginzburg Name: Assaf Ginzburg Title: EVP & CFO
By: /s/ Frederec Green Name: Frederec Green Title: EVP & COO

STOCKHOLDER
By: /s/ Jeff Morris Name: Jeff Morris

By: /s/ Karen Morris Name: Karen Morris

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Exhibit A – Shares of Company Common Stock Beneficially Owned
The Stockholder owns 1,669,347 shares of Company Common Stock and may be deemed to beneficially own an additional 232,694 shares of Company Common Stock issuable upon exchange of shares of Alon Assets, Inc.
Notice Address of Stockholder:
c/o Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
972-367-3724

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Annex F

January 2, 2017

The Independent Director Committee
Alon USA Energy, Inc.
12700 Park Central Dr., Suite 1600
Dallas, TX 75251

Members of the Independent Director Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Alon USA Energy, Inc. (the “Company”) of the Exchange Ratio (as defined below) in the proposed Transaction (as defined below). Pursuant to the Agreement and Plan of Merger, dated as of January 2, 2017 (the “Agreement”), among the Company, Delek US Holdings, Inc. (the “Acquiror”), Delek Holdco, Inc., a wholly owned subsidiary of the Acquiror (“New Holdco”), Dione Mergeco, Inc., a wholly owned subsidiary of New Holdco (“Parent Merger Sub”), and Astro Mergeco, Inc., a wholly owned subsidiary of New Holdco (“Astro Merger Sub”) (i) Parent Merger Sub will merge with and into the Acquiror with the Acquiror continuing as the surviving entity and a wholly owned subsidiary of New Holdco (the “Parent Merger”), and each outstanding share of Acquiror’s common stock, par value $0.01 per share (the “Acquiror Common Stock”), other than shares of Acquiror Common Stock held in treasury, will be converted into the right to receive one share of New Holdco’s common stock, par value $0.01 per share (the “New Holdco Common Stock”), and (ii) immediately following the effective time of the Parent Merger, Astro Merger Sub will merge with and into the Company with the Company continuing as the surviving entity and a wholly owned subsidiary of New Holdco (the “Astro Merger”, and together with the Parent Merger, the “Transaction”), and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its subsidiaries, will be converted into the right to receive 0.504 shares (the “Exchange Ratio”) of New Holdco Common Stock.

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Company and the Acquiror relating to their respective businesses, which were approved and provided to us by the independent director committee of the board of directors of the Company (the “Independent Director Committee”), as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

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In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror, New Holdco, Parent Merger Sub and Astro Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock, the Acquiror Common Stock or the New Holdco Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In addition, we and our

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affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Independent Director Committee (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

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Annex G

December 29, 2016

Board of Directors of
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 32027

Dear Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Delek US Holdings, Inc. (“Parent”) of the Astro Merger Consideration (as defined below) to be paid pursuant to the Agreement and Plan of Merger (the “Agreement”), to be entered into by and among Parent, a newly incorporated wholly owned subsidiary of Parent (“HoldCo”), a newly incorporated wholly owned subsidiary of HoldCo (“Parent Merger Sub”), a second newly incorporated wholly owned subsidiary of HoldCo (“Alon Merger Sub”, and together with Parent Merger Sub, the “Merger Subs”), and Alon USA Energy, Inc. (the “Company”). The Agreement provides, among other things, that Parent shall cause Parent Merger Sub to merge with and into Parent (the “Parent Merger”), pursuant to which Parent will be the surviving corporation, and in connection therewith each issued and outstanding share of Parent Common Stock (other than Parent Common Stock held in the treasury of Parent) will be converted into the right to receive one share of common stock, par value $0.01 per share, of HoldCo (the “HoldCo Common Stock”). Following completion of the Parent Merger, the Agreement provides that Alon Merger Sub will merge with and into the Company (the “Merger”) pursuant to which the Company will be the surviving corporation, and each issued and outstanding share of Company Common Stock (other than Company Common Stock owned by Parent and its Subsidiaries, all of which shall remain outstanding, and other than Company Common Stock owned by Holdco or any Subsidiary of Holdco (other than Parent and its Subsidiaries) or the Company or held in the treasury of the Company, all of which shall be canceled without any consideration) will be converted into the right to receive 0.504 shares of HoldCo Common Stock (the “Astro Merger Consideration”). The transactions contemplated by the Agreement are referred to herein as the “Transactions.” Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

Tudor, Pickering, Holt & Co. Securities, Inc. (“TPH”) and its affiliates, including Perella Weinberg Partners, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. TPH and its affiliates also engage in securities trading and brokerage, private equity activities, investment management activities, equity research and other financial services, and in the ordinary course of these activities, TPH and its affiliates may from time to time acquire, hold or sell, for their own accounts and for the accounts of their customers, (i) equity, debt and other securities (including derivative securities) and financial instruments (including bank loans and other obligations) of Parent, any of the other Parties and any of their respective affiliates and (ii) any currency or commodity that may be material to the Parties or otherwise involved in the Transactions and the other matters contemplated by the Agreement. In addition, TPH and its affiliates and certain of its and their employees, including members of the team performing services in connection with the Transactions, as well as certain private equity funds and investment management funds associated or affiliated with TPH in which they may have financial interests, may from time to time acquire, hold or make direct or indirect investments in or otherwise finance a wide variety of companies, including the Parties, other potential purchasers or Transaction participants or their respective affiliates. We have acted as financial advisor to Parent in connection with the Transactions. We expect to receive fees for our services, the principal portion of which is contingent upon the consummation of the Transaction, and Parent has agreed to reimburse our expenses and indemnify us and certain related parties against certain liabilities arising out of our engagement. We have previously and we may in the future provide investment banking or other

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Tudor, Pickering, Holt & Co. Securities, Inc. | Tudor, Pickering, Holt & Co. Advisors, LLC | Members FINRA/SIPC
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financial services to the Company or any of the other Parties or their respective stockholders, affiliates or portfolio companies in the future. In connection with such investment banking or other financial services, we may receive compensation.

In connection with this opinion, we have reviewed, among other things, (i) the financial terms of the draft of the Agreement dated December 28, 2016; (ii) annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2015; (iii) annual reports to stockholders and Annual Reports on Form 10-K of Parent for the five years ended December 31, 2015; (iv) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, Parent, Delek Logistics Partners, LP and Alon USA Partners, LP; (v) certain other communications from the Company and Parent to their respective stockholders; (vi) certain internal financial information and forecasts for the Company prepared by management of the Company and adjusted by management of Parent and for Parent prepared by the management of Parent (the “Forecasts”); (vii) certain publicly available research analyst reports with respect to the future financial performance of the Company and Parent; and (viii) certain cost savings and operating synergies projected by the management of Parent to result from the Transactions (the “Synergies”). The Forecasts and Synergies reflect certain assumptions regarding the oil and gas industry and future commodity prices and associated crack spreads that are subject to significant uncertainty and volatility and that, if different than assumed, could have a material impact on our analysis and this opinion. We also have held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition and future prospects of their respective entities. In addition, we have reviewed the reported price and trading activity for Company Common Stock and Parent Common Stock, compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas refining, logistics and retail industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by or for us, or publicly available. In that regard, we have assumed with your consent that the Forecasts and Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Parent and the Company, that they provide a reasonable basis upon which to evaluate the Transaction and that such Forecasts and Synergies will be realized in the amounts and time periods contemplated thereby. We express no view or opinion with respect to any such Forecast or Synergies or the assumptions on which they are based and we have further assumed, among other things, that (i) HoldCo has not had, and will not have at closing, any historical operations or liabilities in any way material to our analysis and (ii) that each share of HoldCo Common Stock will have a value equal to the value of one share of Parent Common Stock. We have also assumed with your consent that (i) the executed Agreement (together with any exhibits and schedules thereto) will not differ in any respect material to our analyses or opinion from the draft version we have examined, referenced above, (ii) the representations and warranties of all Parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (iii) each Party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such Party, (iv) all conditions to the consummation of the Transactions will be satisfied without amendment or waiver thereof, (v) the Transactions will have the tax consequences described in discussions with, and materials furnished to us by, management of Parent and reflected in the Forecasts, (vi) the Transactions will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto and (vii) all governmental, regulatory or other consents or approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company, Parent, HoldCo, the Merger Subs, the holders of HoldCo Common Stock, Parent Common Stock or Company Common Stock or the expected benefits of the Transactions in any way meaningful to our analysis. We have also assumed that there have been no material changes in the business, operations, financial condition and prospects of Parent, HoldCo or the Company or any of their affiliates since the date of the most recent financial statements and other information provided to us. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries or Parent or

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Tudor, Pickering, Holt & Co. Securities, Inc. | Tudor, Pickering, Holt & Co. Advisors, LLC | Members FINRA/SIPC
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any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address any legal, regulatory, tax or accounting matters.

Our opinion does not address the underlying business decision of Parent to engage in the Transactions, or the relative merits of the Transactions as compared to any other alternative transaction that might be available to Parent. This opinion addresses only the fairness from a financial point of view, as of the date hereof, to Parent of the payment of the Astro Merger Consideration pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transactions, including, without limitation, the fairness of the Transactions to, or any consideration paid or received in connection therewith by, creditors or other constituencies of the Company, Parent or HoldCo; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Parent, or any class of such persons, in connection with the Transactions, whether relative to the Astro Merger Consideration pursuant to the Agreement or otherwise. We are not expressing any opinion as to the price at which the shares of HoldCo Common Stock, Parent Common Stock or Company Common Stock will trade at any time. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no obligation to update, revise or reaffirm our opinion and expressly disclaim any responsibility to do so based on circumstances, developments or events occurring or of which we become aware after the date hereof. Our engagement is on behalf of the Board of Directors of Parent and not on behalf of any holder of Parent Common Stock or HoldCo Common Stock or any other person. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Parent in connection with its consideration of the Transactions, and such opinion does not constitute a recommendation as to how the Board of Directors, Parent, the Company or its Board of Directors or any committee thereof, any holder of interests in Parent, HoldCo or the Company or any other person should act or vote with respect to such Transactions or any other matter. The issuance of this opinion has been reviewed and approved by TPH’s fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Astro Merger Consideration to be paid pursuant to the Agreement is fair, from a financial point of view, to Parent.

Very truly yours,

Tudor, Pickering, Holt & Co. Securities, Inc.

By:     /s/Robert Wheeler
Name:     Robert Wheeler
Title:     Managing Director

Heritage Plaza | 1111 Bagby, Suite 5100 | Houston, Texas 77002 | www.TudorPickeringHolt.com
Tudor, Pickering, Holt & Co. Securities, Inc. | Tudor, Pickering, Holt & Co. Advisors, LLC | Members FINRA/SIPC
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ALON USA ENERGY, INC. ATTN: STACEY MORRIS 12700 PARK CENTRAL DRIVE SUITE 1600 DALLAS, TX 75251

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 27, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 27, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain
1.        To adopt the Agreement and Plan of Merger, dated as of January 2, 2017 as such agreement may be amended from time to time (the “Merger Agreement”), among Alon USA Energy, Inc. (“Alon”), Delek US Holdings, Inc. (“Delek”), Delek Holdco, Inc., a wholly owned subsidiary of Delek (“Holdco”), Dione Mergeco, Inc., a wholly owned subsidiary of Holdco, and Astro Mergeco, Inc., a wholly owned subsidiary of Holdco (the “Alon Merger Proposal”).

				☐	☐	☐
2.        To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Alon’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement.
				☐	☐	☐
3.        To approve the adjournment of the Alon special meeting, if necessary or appropriate in the judgment of the Alon board of directors, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Alon Merger Proposal.
				☐	☐	☐

For address change, mark here. (see reverse for instructions)	☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

ALON USA ENERGY, INC.
Special Meeting of Stockholders
June 28, 2017 3:00 PM (Local Time)
This proxy is solicited on Behalf of the Board of Directors
The undersigned hereby appoints Ezra Uzi Yemin and Alan Moret (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Alon USA Energy, Inc. (“Alon”) the undersigned is entitled to vote at the Special Meeting of Stockholders of Alon to be held at 12712 Park Central Drive, Conference Room 1, Dallas, Texas 75251 on June 28, 2017 at 3:00 p.m., (Local Time), and all adjournments thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the Named Proxies. If no direction is made, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

Address change: ___________________________________________________________________

__________________________________________________________________________________
(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side